Exhibit 4.1


                         POOLING AND SERVICING AGREEMENT


                                   Relating to

                   AMRESCO RESIDENTIAL SECURITIES CORPORATION
                           MORTGAGE LOAN TRUST 1998-3

                                      Among

                   AMRESCO RESIDENTIAL SECURITIES CORPORATION,
                                  as Depositor,

                   AMRESCO RESIDENTIAL CAPITAL MARKETS, INC.,
                as Seller, Master Servicer and Special Servicer,

                    AMRESCO RESIDENTIAL MORTGAGE CORPORATION,
                                  as Servicer,

                     FEDERAL HOME LOAN MORTGAGE CORPORATION,
                                  as Guarantor

                                       and

                  NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION,
                                   as Trustee


                          Dated as of September 1, 1998


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                                    CONTENTS

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CONVEYANCE........................................................................................................1

ARTICLE I

         DEFINITIONS; RULES OF CONSTRUCTION.......................................................................2
         Section 1.01      Definitions............................................................................2
         Section 1.02      Use of Words and Phrases..............................................................37
         Section 1.03      Captions; Table of Contents...........................................................37
         Section 1.04      Opinions..............................................................................37
         Section 1.05      Consent of the Guarantor..............................................................38

ARTICLE II

         ESTABLISHMENT AND ORGANIZATION OF THE TRUST.............................................................39
         Section 2.01      Establishment of the Trust............................................................39
         Section 2.02      Office................................................................................39
         Section 2.03      Purposes and Powers...................................................................39
         Section 2.04      Appointment of the Trustee; Declaration of Trust......................................39
         Section 2.05      Expenses of the Trust.................................................................39
         Section 2.06      Ownership of the Trust................................................................39
         Section 2.07      Reserved..............................................................................39
         Section 2.08      Miscellaneous REMIC Provisions........................................................39

ARTICLE III

         REPRESENTATIONS, WARRANTIES AND COVENANTS
         OF THE DEPOSITOR, THE SERVICERS, THE MASTER SERVICER
         AND THE SELLER; COVENANT OF SELLER TO CONVEY MORTGAGE LOANS.............................................42
         Section 3.01      Representations and Warranties of the Depositor.......................................42
         Section 3.02      Representations and Warranties of the Servicer, the Special Servicer and the
                           Master Servicer.......................................................................43
         Section 3.03      Representations and Warranties of the Seller..........................................47
         Section 3.04      Representations and Warranties Relating to the Mortgage Loans; Covenants
                           of Seller to Take Certain Actions with Respect to the Mortgage Loans In Certain
                           Situations............................................................................49
         Section 3.05      Conveyance of the Mortgage Loans and Qualified Replacement Mortgages..................55
         Section 3.06      Acceptance by Trustee; Certain Substitutions of Mortgage Loans; Certification by
                           Trustee...............................................................................57

ARTICLE IV

         ISSUANCE AND SALE OF CERTIFICATES.......................................................................59
         Section 4.01      Issuance of Certificates..............................................................59
         Section 4.02      Sale of Certificates..................................................................59

ARTICLE V

         CERTIFICATES AND TRANSFER OF INTERESTS..................................................................60
         Section 5.01      Terms.................................................................................60
         Section 5.02      Forms.................................................................................60
         Section 5.03      Execution, Authentication and Delivery................................................60
         Section 5.04      Registration and Transfer of Certificates.............................................60
         Section 5.05      Mutilated, Destroyed, Lost or Stolen Certificates.....................................63
         Section 5.06      Persons Deemed Owners.................................................................63
         Section 5.07      Cancellation..........................................................................63
         Section 5.08      Limitation on Transfer of Ownership Rights............................................63
         Section 5.09      Assignment of Rights..................................................................64

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ARTICLE VI

         COVENANTS...............................................................................................65
         Section 6.01      Distributions.........................................................................65
         Section 6.02      Money for Distributions to be Held in Trust; Withholding..............................65
         Section 6.03      Protection of Trust Estate............................................................66
         Section 6.04      Performance of Obligations............................................................66
         Section 6.05      Negative Covenants....................................................................66
         Section 6.06      No Other Powers.......................................................................67
         Section 6.07      Limitation of Suits...................................................................67
         Section 6.08      Unconditional Rights of Owners to Receive Distributions...............................67
         Section 6.09      Rights and Remedies Cumulative........................................................67
         Section 6.10      Delay or Omission Not Waiver..........................................................68
         Section 6.11      Control by Owners.....................................................................68
         Section 6.12      Access to Owners of Certificates' Names and Addresses.................................68
         Section 6.13      Year 2000.............................................................................68

ARTICLE VII

         ACCOUNTS, DISBURSEMENTS AND RELEASES....................................................................69
         Section 7.01      Collection of Money...................................................................69
         Section 7.02      Establishment of Accounts.............................................................69
         Section 7.03      Flow of Funds.........................................................................69
         Section 7.04      The Guarantee.........................................................................76
         Section 7.05      Investment of Accounts................................................................76
         Section 7.06      The Trustee Remittance Report.........................................................76
         Section 7.07      Eligible Investments..................................................................77
         Section 7.08      Accounting and Directions by Trustee..................................................78
         Section 7.09      Reports by Trustee....................................................................79
         Section 7.10      Additional Reports by Trustee.........................................................81
         Section 7.11      Special Servicing Fee Reserve Fund....................................................81
         Section 7.12      Pledge of Special Servicing Fee Reserve Fund..........................................81
         Section 7.13      Payments From Special Servicing Fee Reserve Fund......................................82

ARTICLE VIII

         SERVICING AND ADMINISTRATION
         OF MORTGAGE LOANS.......................................................................................83
         Section 8.01      Servicer and Subservicers.............................................................83
         Section 8.02      Collection of Certain Mortgage Loan Payments..........................................84
         Section 8.03      Subservicing Agreements...............................................................84
         Section 8.04      Successor Subservicer.................................................................85
         Section 8.05      Liability of Servicer and Special Servicer............................................85
         Section 8.06      No Contractual Relationship Between Subservicer and the Trustee or the Owners.........85
         Section 8.07      Assumption or Termination of Subservicing Agreement by Trustee........................85
         Section 8.08      Principal and Interest Accounts; Escrow Accounts......................................85
         Section 8.09      Delinquency Advances and Servicing Advances...........................................87
         Section 8.10      Compensating Interest; Purchase of Mortgage Loans.....................................88
         Section 8.11      Maintenance of Insurance..............................................................88
         Section 8.12      Due-on-Sale Clauses; Assumption and Substitution Agreements...........................89
         Section 8.13      Realization Upon Defaulted Mortgage Loans.............................................89
         Section 8.14      Trustee and Custodian to Cooperate; Release of Files..................................91
         Section 8.15      Servicing Compensation................................................................92
         Section 8.16      Annual Statement as to Compliance.....................................................93
         Section 8.17      Annual Independent Certified Public Accountants' Reports..............................93
         Section 8.18      Access to Certain Documentation and Information Regarding the Mortgage Loans..........93

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         Section 8.19      Assignment of Agreement...............................................................94
         Section 8.20      Events of Servicing Termination.......................................................94
         Section 8.21      Resignation of the Servicer or the Special Servicer and Appointment of Successor......95
         Section 8.22      Waiver of Past Events of Servicing Termination........................................98
         Section 8.23      Assumption or Termination of Subservicing Agreement By the Trustee....................98
         Section 8.24      Powers and Duties of the Trustee as Successor Servicer or Successor
                           Special Servicer......................................................................98
         Section 8.25      Liability of the Servicer or the Special Servicer.....................................99
         Section 8.26      Inspections by Trustee and Seller; Errors and Omissions Insurance.....................99
         Section 8.27      Merger, Conversion, Consolidation or Succession to Business of Servicer
                           or the Special Servicer...............................................................99
         Section 8.28      Notices of Material Events...........................................................100
         Section 8.29      Servicer's Monthly Servicing Report; Aggregate Monthly Servicing Report;
                           Reconciliation; Cooperation Procedures...............................................100
         Section 8.30      Indemnification by the Servicer and the Special Servicer.............................102
         Section 8.31      Servicing Standard...................................................................102
         Section 8.32      No Solicitation......................................................................102
         Section 8.33      Powers and Duties of the Master Servicer.............................................103
         Section 8.34      Liability of the Master Servicer.....................................................103
         Section 8.35      Master Servicer Not to Resign........................................................104
         Section 8.36      Indemnification by Master Servicer...................................................104
         Section 8.37      Appointment of Special Servicer......................................................104
         Section 8.38      Transfer of Servicing Between Servicer and Special Servicer..........................104

ARTICLE IX

         TERMINATION OF TRUST...................................................................................105
         Section 9.01      Termination of Trust.................................................................105
         Section 9.02      Auction Termination; Servicer Termination............................................105
         Section 9.03      Termination Upon Loss of REMIC Status................................................107
         Section 9.04      Disposition of Proceeds..............................................................107

ARTICLE X

         THE TRUSTEE............................................................................................108
         Section 10.01     Certain Duties and Responsibilities..................................................108
         Section 10.02     Removal of Trustee for Cause.........................................................109
         Section 10.03     Certain Rights of the Trustee........................................................110
         Section 10.04     Not Responsible for Recitals or Issuance of Certificates.............................111
         Section 10.05     May Hold Certificates................................................................111
         Section 10.06     Money Held in Trust..................................................................111
         Section 10.07     Compensation and Reimbursement; No Lien for Fees.....................................111
         Section 10.08     Corporate Trustee Required; Eligibility..............................................112
         Section 10.09     Resignation and Removal; Appointment of Successor....................................112
         Section 10.10     Acceptance of Appointment by Successor Trustee.......................................113
         Section 10.11     Merger, Conversion, Consolidation or Succession to Business of the Trustee...........113
         Section 10.12     Reporting; Withholding...............................................................113
         Section 10.13     Liability of the Trustee.............................................................114
         Section 10.14     Appointment of Co-Trustee or Separate Trustee........................................114
         Section 10.15     Appointment of Custodians............................................................115
         Section 10.16     No Solicitation......................................................................115

ARTICLE XI

         MISCELLANEOUS..........................................................................................116
         Section 11.01     Compliance Certificates and Opinions.................................................116
         Section 11.02     Form of Documents Delivered to the Trustee...........................................116

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         Section 11.03     Acts of Owners.......................................................................117
         Section 11.04     Notices, etc. to Trustee.............................................................117
         Section 11.05     Notices and Reports to Owners; Waiver of Notices.....................................117
         Section 11.06     Rules by Trustee.....................................................................118
         Section 11.07     Successors and Assigns...............................................................118
         Section 11.08     Severability.........................................................................118
         Section 11.09     Benefits of Agreement................................................................118
         Section 11.10     Legal Holidays.......................................................................118
         Section 11.11     Governing Law; Submission to Jurisdiction............................................118
         Section 11.12     Counterparts.........................................................................119
         Section 11.13     Usury................................................................................119
         Section 11.14     Amendment............................................................................119
         Section 11.15     Paying Agent; Appointment and Acceptance of Duties...................................120
         Section 11.16     REMIC Status.........................................................................120
         Section 11.17     Additional Limitation on Action and Imposition of Tax................................121
         Section 11.18     Appointment of Tax Matters Person....................................................122
         Section 11.19     Attorneys' Fees......................................................................122
         Section 11.20     Notices..............................................................................122

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SCHEDULE I-A               SCHEDULE OF GROUP I MORTGAGE LOANS
SCHEDULE I-B               SCHEDULE OF GROUP II MORTGAGE LOANS
EXHIBIT A                  FORM OF CLASS A, M-1, M-2 and B CERTIFICATES
EXHIBIT B-1                FORM OF CLASS C-IO CERTIFICATE
EXHIBIT B-2                FORM OF CLASS D CERTIFICATE
EXHIBIT B-3                FORM OF CLASS R CERTIFICATE
EXHIBIT B-4                FORM OF CLASS S CERTIFICATE
EXHIBIT C                  RESERVED
EXHIBIT D                  FORM OF CERTIFICATE RE:  MORTGAGE LOANS PREPAID
                           IN FULL AFTER CUT-OFF DATE
EXHIBIT E                  FORM OF CUSTODIAN'S RECEIPT
EXHIBIT F                  FORM OF POOL CERTIFICATION
EXHIBIT G                  FORM OF DELIVERY ORDER
EXHIBIT H                  FORM OF SERVICER'S TRUST RECEIPT
EXHIBIT I                  FORM OF CLASS R TAX MATTERS TRANSFER CERTIFICATE
EXHIBIT J                  FORM OF NOTICE
EXHIBIT K                  FORM OF LIQUIDATION REPORT
EXHIBIT L                  FORM OF CUSTODIAL AGREEMENT
EXHIBIT M                  AUCTION SALE BID PROCEDURES
EXHIBIT N                  RESERVED
EXHIBIT O                  REPRESENTATIONS AND WARRANTIES RELATING TO GROUP I

                                        v

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         POOLING AND SERVICING AGREEMENT, relating to AMRESCO RESIDENTIAL
SECURITIES CORPORATION MORTGAGE LOAN TRUST 1998-3, dated as of September 1, 1998, by and among AMRESCO RESIDENTIAL SECURITIES CORPORATION, a Delaware corporation, in its capacity as Depositor (the "Depositor"), AMRESCO RESIDENTIAL CAPITAL MARKETS, INC., a Delaware corporation, in its capacities as the Seller (in such capacity, the "Seller"), the Master Servicer (in such capacity, the "Master Servicer"), and the Special Servicer (in such capacity, the "Special Servicer"), FEDERAL HOME LOAN MORTGAGE CORPORATION, as Guarantor (the "Guarantor"), AMRESCO RESIDENTIAL MORTGAGE CORPORATION, as the Servicer (the "Servicer") and NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, a national banking association, in its capacity as the Trustee (the "Trustee").

         WHEREAS, the Depositor wishes to establish a trust and two subtrusts and provide for the allocation and sale of the beneficial interests therein and the maintenance and distribution of the Trust Estate;

         WHEREAS, the Servicer has agreed to service a portion of the Mortgage Loans which constitute the principal assets of the Trust Estate, the Special Servicer has agreed to service the Specially Serviced Mortgage Loans and the Master Servicer has agreed to supervise the activities of the Servicer and the Special Servicer;

         WHEREAS, all things necessary to make the Certificates, when executed by the Depositor and authenticated by the Trustee valid instruments, and to make this Agreement a valid agreement, in accordance with their and its terms, have been done;

         WHEREAS, the Guarantor has agreed to provide its Guarantee to the Owners of the Guaranteed Certificates;

         WHEREAS, Norwest Bank Minnesota, National Association is willing to serve in the capacity of the Trustee hereunder;

         NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the Depositor, the Seller, the Servicer, the Master Servicer, the Special Servicer, the Guarantor and the Trustee hereby agree as follows:

                                   CONVEYANCE

         To provide for the distribution of the principal of and/or interest on the Certificates in accordance with their terms, all of the sums distributable under this Agreement with respect to the Certificates and the performance of the covenants contained in this Agreement, the Seller hereby bargains, sells, conveys, assigns, and transfers to the Depositor and the Depositor hereby bargains, sells, conveys, assigns and transfers to the Trustee, in trust, without recourse and for the exclusive benefit of the Owners of the Certificates, all of their respective right, title and interest in and to any and all benefits accruing to them from (a) the Mortgage Loans (other than any principal and interest payments due thereon on or prior to the Cut-Off Date) listed in Schedules I-A and I-B to this Agreement which the Seller is causing to be delivered to the Depositor and the Depositor is causing to be delivered to the Custodian, on behalf of the Trustee (and all substitutions therefor as provided by Section 3.03, 3.04, 3.05 and 3.06), together with the related Mortgage Loan documents and the Seller's and the Depositor's interest in any Property which secured a Mortgage Loan but which has been acquired by foreclosure or deed in lieu of foreclosure, and all payments thereon and proceeds of the conversion, voluntary or involuntary, of the foregoing; (b) such amounts as may be held by the Trustee in any Account (other than the Principal and Interest Accounts) together with investment earnings on such amounts and such amounts as may be held in the name of the Trustee in the Principal and Interest Account, if any, exclusive of investment earnings thereon (except as otherwise provided herein), whether in the form of cash, instruments, securities or other properties (including any Eligible Investments held by the Trustee, the Servicer and the Special Servicer), (c) the Guarantee; and, (d) proceeds of all the foregoing (including, but not by way of limitation, all proceeds of any mortgage insurance, hazard insurance and title insurance policy relating to the Mortgage Loans, cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables which at any time constitute all or part of or are included in the proceeds of any of the foregoing) to pay the Certificates as specified herein ((a)-(d) above shall be collectively referred to herein as the "Trust Estate").

         The Trustee acknowledges such sale, accepts the Trust hereunder in accordance with the provisions hereof and agrees to perform the duties herein to the best of its ability.


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                                    ARTICLE I

                       DEFINITIONS; RULES OF CONSTRUCTION

         Section 1.01  Definitions.

         For all purposes of this Agreement, the following terms shall have the meanings set forth below, unless the context clearly indicates otherwise:

         "Account": Any account established in accordance with Section 7.02,
7.11 or 8.08 hereof.

         "Accrual Period": With respect to the Group I Certificates (and the Class A-8 Certificates) and any Payment Date, the calendar month immediately preceding the month in which the Payment Date occurs; a "calendar month" shall be deemed to be 30 days. With respect to the Group II Certificates (other than the Class A-8 Certificates) and any Payment Date, the period commencing on the preceding Payment Date (or on the Closing Date in the case of the first Payment
Date) and ending on the day immediately preceding the current Payment Date. All calculations of interest on the Group I Certificates (and the Class A-8 Certificates) will be made on the basis of a 360-day year assumed to consist of twelve 30-day months and calculations of interest on the Group II Certificates (other than the Class A-8 Certificates) will be made on the basis of the actual number of days elapsed in the related Accrual Period and a year of 360 days.

         "Advisor":  As defined in Section 9.02(a) hereof.

         "Aggregate Certificate Principal Balance": As of any date of determination thereof, the sum of the then outstanding Certificate Principal Balance of the Class A Certificates, the Mezzanine Certificates and the Class B Certificates.

         "Aggregate Monthly Servicing Report": The monthly servicing report prepared by the Master Servicer pursuant to Section 8.29(g), which report is based on the information provided in the Servicer's Monthly Servicing Reports.

         "Aggregate Servicing Fee Rate":  0.50% per annum.

         "Agreement": This Pooling and Servicing Agreement, as it may be amended from time to time, including the Exhibits and Schedules hereto.

         "Applied Realized Loss Amount": The Group I Applied Realized Loss Amount or the Group II Applied Realized Loss Amount, as applicable.

         "Appraised Value": The appraised value of any Property based upon the appraisal or other valuation made at the time of the origination of the related Mortgage Loan, or, in the case of a Mortgage Loan which is a purchase money mortgage, the sales price of the Property at such time of origination, if such sales price is less than such appraised value.

         "Auction Sale Bid Date": The first Monthly Remittance Date on which the aggregate outstanding Loan Balance of the Mortgage Loans has declined to less than 10% of the Original Aggregate Loan Balance.

         "Authorized Officer": With respect to any Person, any officer of such Person who is authorized to act for such Person in matters relating to this Agreement, and whose action is binding upon, such Person; with respect to the Depositor, the Seller, the Servicer, the Special Servicer, the Master Servicer and the Guarantor initially including those individuals whose names appear on the lists of Authorized Officers delivered at the Closing; with respect to the Trustee, any Vice President, Assistant Vice President, Trust Officer or any Officer of the Trustee located at the Corporate Trust Office.

         "Balloon Loan": A Mortgage Loan with respect to which the principal balance by its original terms does not fully amortize at final maturity.

         "Balloon Payment": The final payment of principal due with respect to a Balloon Loan.


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         "Business Day": Any day other than (i) a Saturday or a Sunday, (ii) a day on which (x) banking institutions in the States of California, Minnesota or Maryland, or (y) any depository holding certificates issued by Freddie Mac and backed by the Guaranteed Certificates are required or authorized by law or executive order to be closed or (iii) a day on which the offices of the federal government located in the District of Columbia generally or the offices of Freddie Mac are closed for business.

         "Certificate": Any one of the Class A Certificates, the Mezzanine Certificates, the Class B-1 Certificates, the Class C-IO Certificates, the Class D Certificates, the Class S Certificates or the Class R Certificates, each representing the interests and the rights described in this Agreement.

         "Certificate Account": The certificate account established in accordance with Section 7.02(a) hereof and maintained at the Corporate Trust Office; provided that the funds in such account shall not be commingled with other funds held by the Trustee.

         "Certificate Principal Balance": As of the Startup Day as to each of the following Classes of Certificates, the Certificate Principal Balances thereof, as follows:

             Class A-1 Certificates       -       $81,000,000
             Class A-2 Certificates       -        60,000,000
             Class A-3 Certificates       -        27,000,000
             Class A-4 Certificates       -        59,000,000
             Class A-5 Certificates       -        21,289,000
             Class A-6 Certificates       -        27,300,000
             Class A-7 Certificates       -       429,657,000
             Class A-8 Certificates       -       143,000,000
             Class M-1A Certificates      -        55,650,000
             Class M-2A Certificates      -        48,470,000
             Class B-1A Certificates      -        41,290,000
             Class B-1F Certificates      -         6,344,000

         The Class C-IO Certificates, the Class D Certificates, the Class R Certificates and the Class S Certificates have been issued without Certificate Principal Balance.

         "Class A Certificate": Any one of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5 Certificates, Class A-6 Certificates, Class A-7 Certificates and Class A-8 Certificates.

         "Class A Certificate Principal Balance": As of any time of determination, the Certificate Principal Balance as of the Startup Day of all Class A Certificates less any amounts actually distributed on such Class A Certificates with respect to the Class A Principal Distribution Amount pursuant to Section 7.03(f) and 7.03(g) hereof with respect to principal thereon on all prior Payment Dates plus any Preference Amount previously distributed with respect to principal.

         "Class A Distribution Amount": The sum of the Class A-1 Distribution Amount, the Class A-2 Distribution Amount, the Class A-3 Distribution Amount, the Class A-4 Distribution Amount, the Class A-5 Distribution Amount, the Class A-6 Distribution Amount, the Class A-7 Distribution Amount and the Class A-8 Distribution Amount.

         "Class A-1 Certificate": Any one of the Certificates designated on the face thereof as a Class A-1 Certificate, substantially in the form annexed hereto as Exhibit A, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein and each evidencing an interest designated as a "regular interest" in the Upper-Tier REMIC created hereunder for purposes of the REMIC Provisions.

         "Class A-1 Certificate Principal Balance": As of any time of determination, the Certificate Principal Balance as of the Startup Day of all Class A-1 Certificates less any amounts actually distributed to the Owners of the Class A-1 Certificates pursuant to Section 7.03(f) hereof on all prior Payment Dates plus any Preference Amount previously distributed to the Owners of the Class A-1 Certificates with respect to principal.

         "Class A-1 Certificate Termination Date": The Payment Date on which the Class A-1 Certificate Principal Balance is reduced to zero.

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         "Class A-1 Current Interest": With respect to any Payment Date, the amount of interest accrued on the Class A-1 Certificate Principal Balance immediately prior to such Payment Date during the related Accrual Period at the Class A-1 Pass-Through Rate plus the Preference Amount owed to the Owners of the Class A-1 Certificates as it relates to interest previously paid on the Class A-1 Certificates.

         "Class A-1 Distribution Amount": With respect to any Payment Date, the sum of (x) the Class A-1 Current Interest, (y) the Class A-1 Interest Carry Forward Amount and (z) the Group I Class A Principal Distribution Amount payable to the Owners of the Class A-1 Certificates pursuant to Section 7.03(f) hereof.

         "Class A-1 Interest Carry Forward Amount": With respect to any Payment Date, the sum of (x) the amount, if any, by which (i) the sum of (A) the Class A-1 Current Interest as of the immediately preceding Payment Date and (B) any unpaid Class A-1 Interest Carry Forward Amount from all previous Payment Dates exceeds (ii) the amount of the actual distribution with respect to interest made to the Owners of the Class A-1 Certificates on such immediately preceding Payment Date and (y) 30 days' interest on such amount at the Class A-1 Pass-Through Rate.

         "Class A-1 Pass-Through Rate": The lesser of (x) 6.21% per annum and
(y) the Group I Net Weighted Average Coupon Rate minus 0.11% per annum.

         "Class A-2 Certificate": Any one of the Certificates designated on the face thereof as a Class A-2 Certificate, substantially in the form annexed hereto as Exhibit A, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein and each evidencing an interest designated as a "regular interest" in the Upper-Tier REMIC created hereunder for purposes of the REMIC Provisions.

         "Class A-2 Certificate Principal Balance": As of any time of determination, the Certificate Principal Balance as of the Startup Day of all Class A-2 Certificates less any amounts actually distributed to the Owners of the Class A-2 Certificates pursuant to Section 7.03(f) hereof on all prior Payment Dates plus any Preference Amount previously distributed to the Owners of the Class A-2 Certificates with respect to principal.

         "Class A-2 Certificate Termination Date": The Payment Date on which the Class A-2 Certificate Principal Balance is reduced to zero.

         "Class A-2 Current Interest": With respect to any Payment Date, the amount of interest accrued on the Class A-2 Certificate Principal Balance immediately prior to such Payment Date during the related Accrual Period at the Class A-2 Pass-Through Rate plus the Preference Amount owed to the Owners of the Class A-2 Certificates as it relates to interest previously paid on the Class A-2 Certificates.

         "Class A-2 Distribution Amount": With respect to any Payment Date, the sum of (x) the Class A-2 Current Interest, (y) the Class A-2 Interest Carry Forward Amount and (z) the Group I Class A Principal Distribution Amount payable to the Owners of Class A-2 Certificates pursuant to Section 7.03(f) hereof.

         "Class A-2 Interest Carry Forward Amount": With respect to any Payment Date, the sum of (x) the amount, if any, by which (i) the sum of (A) the Class A-2 Current Interest as of the immediately preceding Payment Date and (B) any unpaid Class A-2 Interest Carry Forward Amount from all previous Payment Dates exceeds (ii) the amount of the actual distribution with respect to interest made to the Owners of the Class A-2 Certificates on such immediately preceding Payment Date and (y) 30 days' interest on such amount at the Class A-2 Pass-Through Rate.

         "Class A-2 Pass-Through Rate": The lesser of (x) 5.70% per annum and
(y) the Group I Net Weighted Average Coupon Rate minus 0.11% per annum.

         "Class A-3 Certificate": Any one of the Certificates designated on the face thereof as a Class A-3 Certificate, substantially in the form annexed hereto as Exhibit A, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein and each evidencing an interest designated as a "regular interest" in the Upper-Tier REMIC created hereunder for purposes of the REMIC Provisions.

         "Class A-3 Certificate Principal Balance": As of any time of determination, the Certificate Principal Balance as of the Startup Day of all Class A-3 Certificates less any amounts actually distributed to the Owners of the Class A-3

Certificates pursuant to Section 7.03(f) hereof on all prior Payment Dates plus any Preference Amount previously distributed to the Owners of the Class A-3 Certificates with respect to principal.

         "Class A-3 Certificate Termination Date": The Payment Date on which the Class A-3 Certificate Principal Balance is reduced to zero.

         "Class A-3 Current Interest": With respect to any Payment Date, the amount of interest accrued on the Class A-3 Certificate Principal Balance immediately prior to such Payment Date during the related Accrual Period at the Class A-3 Pass-Through Rate plus the Preference Amount owed to the Owners of the Class A-3 Certificates as it relates to interest previously paid on the Class A-3 Certificates.

         "Class A-3 Distribution Amount": With respect to any Payment Date, the sum of (x) the Class A-3 Current Interest, (y) the Class A-3 Interest Carry Forward Amount and (z) the Group I Class A Principal Distribution Amount payable to the Owners of the Class A-3 Certificates pursuant to Section 7.03(f) hereof.

         "Class A-3 Interest Carry Forward Amount": With respect to any Payment Date, the sum of (x) the amount, if any, by which (i) the sum of (A) the Class A-3 Current Interest as of the immediately preceding Payment Date and (B) any unpaid Class A-3 Interest Carry Forward Amount from all previous Payment Dates exceeds (ii) the amount of the actual distribution with respect to interest made to the Owners of the Class A-3 Certificates on such immediately preceding Payment Date and (y) 30 days' interest on such amount at the Class A-3 Pass-Through Rate.

         "Class A-3 Pass-Through Rate": The lesser of (x) 5.90% per annum and
(y) the Group I Net Weighted Average Coupon Rate minus 0.11% per annum.

         "Class A-4 Certificate": Any one of the Certificates designated on the face thereof as a Class A-4 Certificate, substantially in the form annexed hereto as Exhibit A, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein and each evidencing an interest designated as a "regular interest" in the Upper-Tier REMIC created hereunder for purposes of the REMIC Provisions.

         "Class A-4 Certificate Principal Balance": As of any time of determination, the Certificate Principal Balance as of the Startup Day of all Class A-4 Certificates less any amounts actually distributed to the Owners of the Class A-4 Certificates pursuant to Section 7.03(f) hereof on all prior Payment Dates plus any Preference Amount previously distributed to the Owners of the Class A-4 Certificates with respect to principal.

         "Class A-4 Certificate Termination Date": The Payment Date on which the Class A-4 Certificate Principal Balance is reduced to zero.

         "Class A-4 Current Interest": With respect to any Payment Date, the amount of interest accrued on the Class A-4 Certificate Principal Balance immediately prior to such Payment Date during the related Accrual Period at the Class A-4 Pass-Through Rate plus the Preference Amount owed to the Owners of the Class A-4 Certificates as it relates to interest previously paid on the Class A-4 Certificates.

          "Class A-4 Distribution Amount": With respect to any Payment Date, the sum of (x) the Class A-4 Current Interest, (y) the Class A-4 Interest Carry Forward Amount and (z) the Group I Class A Principal Distribution Amount payable to the Owners of the Class A-4 Certificates pursuant to Section 7.03(f) hereof.

         "Class A-4 Interest Carry Forward Amount": With respect to any Payment Date, the sum of (x) the amount, if any, by which (i) the sum of (A) the Class A-4 Current Interest as of the immediately preceding Payment Date and (B) any unpaid Class A-4 Interest Carry Forward Amount from all previous Payment Dates exceeds (ii) the amount of the actual distribution with respect to interest made to the Owners of the Class A-4 Certificates on such immediately preceding Payment Date and (y) 30 days' interest on such amount at the Class A-4 Pass-Through Rate.

         "Class A-4 Pass-Through Rate": The lesser of (x) 6.07% per annum and
(y) the Group I Net Weighted Average Coupon Rate minus 0.11% per annum.

         "Class A-5 Certificate": Any one of the Certificates designated on the face thereof as a Class A-5 Certificate, substantially in the form annexed hereto as Exhibit A, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein and each evidencing an interest designated as a "regular interest" in the Upper-Tier REMIC created hereunder for purposes of the REMIC Provisions.

         "Class A-5 Certificate Principal Balance": As of any time of determination, the Certificate Principal Balance as of the Startup Day of all Class A-5 Certificates less any amounts actually distributed to the Owners of the Class A-5 Certificates pursuant to Section 7.03(f) hereof thereon on all prior Payment Dates plus any Preference Amount previously distributed to the Owners of Class A-5 Certificates with respect to principal.

         "Class A-5 Certificate Termination Date": The Payment Date on which the Class A-5 Certificate Principal Balance is reduced to zero.

         "Class A-5 Current Interest": With respect to any Payment Date, the amount of interest accrued on the Class A-5 Certificate Principal Balance immediately prior to such Payment Date during the related Accrual Period at the Class A-5 Pass-Through Rate plus the Preference Amount owed to the Owners of the Class A-5 Certificates as it relates to interest previously paid on the Class A-5 Certificates.

         "Class A-5 Distribution Amount": With respect to any Payment Date, the sum of (x) the Class A-5 Current Interest, (y) the Class A-5 Interest Carry Forward Amount and (z) the Group I Class A Principal Distribution Amount payable to the Owners of the Class A-5 Certificates pursuant to Section 7.03(f) hereof.

         "Class A-5 Interest Carry Forward Amount": With respect to any Payment Date, the sum of (x) the amount, if any, by which (i) the sum of (A) the Class A-5 Current Interest as of the immediately preceding Payment Date and (B) any unpaid Class A-5 Interest Carry Forward Amount from all previous Payment Dates exceeds (ii) the amount of the actual distribution with respect to interest made to the Owners of the Class A-5 Certificates on such immediately preceding Payment Date and (y) 30 days' interest on such amount at the Class A-5 Pass-Through Rate.

         "Class A-5 Pass-Through Rate": On any Payment Date (i) on or prior to the Step Up Date, the lesser of (x) 6.40% per annum and (y) the Group I Net Weighted Average Coupon Rate minus 0.11% per annum and (ii) after the Step Up Date, the lesser of (x) 7.15% and (y) the Group I Net Weighted Average Coupon Rate minus 0.11% per annum.

         "Class A-6 Certificate": Any one of the Certificates designated on the face thereof as a Class A-6 Certificate, substantially in the form annexed hereto as Exhibit A, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein and each evidencing an interest designated as a "regular interest" in the Upper-Tier REMIC created hereunder for purposes of the REMIC Provisions.

         "Class A-6 Certificate Principal Balance": As of any time of determination, the Certificate Principal Balance as of the Startup Day of all Class A-6 Certificates less any amounts actually distributed to the Owners of the Class A-6 Certificates pursuant to Section 7.03(f) hereof on all prior Payment Dates plus any Preference Amount previously distributed to the Owners of the Class A-6 Certificates with respect to principal.

         "Class A-6 Certificate Termination Date": The Payment Date on which the Class A-6 Certificate Principal Balance is reduced to zero.

         "Class A-6 Current Interest": With respect to any Payment Date, the amount of interest accrued on the Class A-6 Certificate Principal Balance immediately prior to such Payment Date during the related Accrual Period at the Class A-6 Pass-Through Rate plus the Preference Amount owed to the Owners of the Class A-6 Certificates as it relates to interest previously paid on the Class A-6 Certificates.

         "Class A-6 Distribution Amount": With respect to any Payment Date, the sum of (w) the Class A-6 Current Interest, (x) the Class A-6 Interest Carry Forward Amount, (y) the Class A-6 Lockout Distribution Amount payable to the Owners of the Class A-6 Certificates pursuant to Section 7.03(f) and (z) without duplication, the Group I Class A Principal Distribution Amount payable to the Owners of the Class A-6 Certificates pursuant to Section 7.03(f) hereof.

         "Class A-6 Interest Carry Forward Amount": With respect to any Payment Date, the sum of (x) the amount, if any, by which (i) the sum of (A) the Class A-6 Current Interest as of the immediately preceding Payment Date and (B) any unpaid Class A-6 Interest Carry Forward Amount from all previous Payment Dates exceeds (ii) the amount of the actual distribution with respect to interest made to the Owners of the Class A-6 Certificates on such immediately preceding Payment Date and (y) 30 days' interest on such amount at the Class A-6 Pass-Through Rate.

         "Class A-6 Lockout Distribution Amount": For any Payment Date, the product of (i) the applicable Class A-6 Lockout Percentage for such Payment Date and (ii) the Class A-6 Lockout Pro Rata Distribution Amount for such Payment Date.

         "Class A-6 Lockout Percentage": For each Payment Date, the percentage set forth below:


                                                      Class A-6
         Payment Dates                            Lockout Percentage
         -------------                            ------------------
         October 1998 - September 2001                     0%
         October 2001 - September 2003                    45%
         October 2003 - September 2004                    80%
         October 2004 - September 2005                   100%
         October 2005 and thereafter                     300%

         "Class A-6 Lockout Pro Rata Distribution Amount": For any Payment Date, an amount equal to the product of (x) a fraction, the numerator of which is the Class A-6 Certificate Principal Balance immediately prior to such Payment Date and the denominator of which is the aggregate Certificate Principal Balance of the Class A Certificates relating to Group I immediately prior to such Payment Date and (y) the Group I Class A Principal Distribution Amount for such Payment Date.

         "Class A-6 Pass-Through Rate": On any Payment Date (i) on or prior to the Step Up Date, the lesser of (x) 5.95% per annum and (y) the Group I Net Weighted Average Coupon Rate minus 0.11% per annum and (ii) after the Step Up Date, the lesser of (x) 6.70% per annum and (y) the Group I Net Weighted Average Coupon Rate minus 0.11% per annum.

         "Class A-7 Certificate": Any one of the Certificates designated on the face thereof as a Class A-7 Certificate, substantially in the form annexed hereto as Exhibit A, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein and each evidencing an interest designated as a "regular interest" in the Upper-Tier REMIC created hereunder for purposed of the REMIC provisions.

         "Class A-7 Certificate Principal Balance": As of any time of determination, the Certificate Principal Balance as of the Startup Day of all Class A-7 Certificates less any amounts actually distributed to the Owners of the Class A-7 Certificate pursuant to Section 7.03(g) hereof on all prior Payment Dates plus any Preference Amount previously distributed to the Owners of the Class A-7 Certificates with respect to principal.

         "Class A-7 Certificate Termination Date": The Payment Date on which the Class A-7 Certificate Principal Balance is reduced to zero.

         "Class A-7 Current Interest": With respect to any Payment Date, the amount of interest accrued on the Class A-7 Certificate Principal Balance immediately prior to such Payment Date during the related Accrual Period at the Class A-7 Pass-Through Rate plus the Preference Amount owed to the Owners of the Class A-7 Certificates as it relates to interest previously paid on the Class A-7 Certificates.

         "Class A-7 Distribution Amount": With respect to any Payment Date, the sum of (x) the Class A-7 Current Interest, (y) the Class A-7 Interest Carry Forward Amount and (z) the portion of the Group II Class A Principal Distribution Amount payable to the Owners of the Class A-7 Certificates pursuant to Section 7.03(g) hereof.

         "Class A-7 Interest Carry Forward Amount": With respect to any Payment Date, the sum of (x) the amount, if any, by which (i) the sum of (A) the Class A-7 Current Interest as of the immediately preceding Payment Date and (B) any unpaid Class A-7 Interest Carry Forward Amount from all previous Payment Dates exceeds (ii) the amount of the actual distribution with respect to interest made to the Owners of the Class A-7 Certificates on such immediately preceding Payment Date and (y) interest accrued on such amount during the related Accrual Period at the Class A-7 Pass-Through Rate.

         "Class A-7 Pass-Through Rate": With respect to the Payment Date in October 1998, 5.62672% per annum. Thereafter, on any Payment Date (i) on or prior to the Step Up Date, the lesser of (x) One-Month LIBOR plus 0.24% per annum and (y) the Group II Available Funds Cap Rate for such Payment Date and
(ii) after the Step Up Date, the lesser of (x) One-Month LIBOR plus 0.48% per annum and (y) the Group II Available Funds Cap Rate for such Payment Date.

         "Class A-8 Certificate": Any one of the Certificates designated on the face thereof as a Class A-8 Certificate, substantially in the form annexed hereto as Exhibit A, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein and each evidencing an interest designated as a "regular interest" in the Upper-Tier REMIC created hereunder for purposed of the REMIC provisions.

         "Class A-8 Certificate Principal Balance": As of any time of determination, the Certificate Principal Balance as of the Startup Day of all Class A-8 Certificates less any amounts actually distributed to the Owners of the Class A-8 Certificates pursuant to Section 7.03(g) hereof on all prior Payment Dates plus any Preference Amount previously distributed to the Owners of the Class A-8 Certificates with respect to principal.

         "Class A-8 Certificate Termination Date": The Payment Date on which the Class A-8 Certificate Principal Balance is reduced to zero.

         "Class A-8 Current Interest": With respect to any Payment Date, the amount of interest accrued on the Class A-8 Certificate Principal Balance immediately prior to such Payment Date during the related Accrual Period at the Class A-8 Pass-Through Rate plus the Preference Amount owed to the Owners of the Class A-8 Certificates as it relates to interest previously paid on the Class A-8 Certificates.

         "Class A-8 Distribution Amount": With respect to any Payment Date, the sum of (w) the Class A-8 Current Interest, (x) the Class A-8 Interest Carry Forward Amount, (y) the Class A-8 Lockout Distribution Amount payable to the Owners of the Class A-8 Certificates pursuant to Section 7.03(g) and (z) without duplication, the portion of the Group II Class A Principal Distribution Amount payable to the Owners of the Class A-8 Certificates pursuant to Section 7.03(g) hereof.

         "Class A-8 Interest Carry Forward Amount": With respect to any Payment Date, the sum of (x) the amount, if any, by which (i) the sum of (A) the Class A-8 Current Interest as of the immediately preceding Payment Date and (B) any unpaid Class A-8 Interest Carry Forward Amount from all previous Payment Dates exceeds (ii) the amount of the actual distribution with respect to interest made to the Owners of the Class A-8 Certificates on such immediately preceding Payment Date and (y) 30 days' interest on such amount at the Class A-8 Pass-Through Rate.

         "Class A-8 Lockout Distribution Amount": For any Payment Date, (i) prior to October 2003 the product of (x) the applicable Class A-8 Lockout Percentage for such Payment Date and (y) the Class A-8 Lockout Pro Rata Distribution Amount for such Payment Date and (ii) on or after the Payment Date in October 2003, the Group II Class A Principal Distribution Amount.

         "Class A-8 Lockout Percentage": For each Payment Date, the percentage set forth below:


                                                        Class A-8
         Payment Dates                              Lockout Percentage
         -------------                              ------------------
         October 1998 - June 2000                            0%
         July 2000 - September 2003                        500%
         October 2003 - and thereafter                     100%

         "Class A-8 Lockout Pro Rata Distribution Amount": For any Payment Date,
(i) prior to October 2003 an amount equal to the product of (x) a fraction, the numerator of which is the Class A-8 Certificate Principal Balance immediately prior to such Payment Date and the denominator of which is the aggregate Certificate Principal Balance of the Class A Certificates relating to Group II immediately prior to such Payment Date and (y) the Group II Class A Principal Distribution Amount for such Payment Date and (ii) on or after the Payment Date in October 2003, the Group II Class A Principal Distribution Amount.

         "Class A-8 Pass-Through Rate": On any Payment Date (i) on or prior to the Step Up Date, the lesser of (x) 5.94% per annum and (y) the Group II Available Funds Cap Rate and (ii) after the Step Up Date, the lesser of (x) 6.69% per annum and (y) the Group II Available Funds Cap Rate.

         "Class B-1 Certificate": Any one of the Class B-1F Certificates or the Class B-1A Certificates.

         "Class B-1A Applied Realized Loss Amount": As to any Payment Date, the lesser of (x) the Class B-1A Certificate Principal Balance (after taking into account the distribution of the Group II Principal Distribution Amount on such Payment Date, but prior to the application of the Class B-1A Applied Realized Loss Amount, if any, on such Payment Date) and (y) the Group II Applied Realized Loss Amount as of such Payment Date.

         "Class B-1A Certificate": Any one of the Certificates designated on the face thereof as a Class B-1A Certificate, substantially in the form annexed hereto as Exhibit A, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein and each evidencing an interest designated as a "regular interest" in the Upper-Tier REMIC created hereunder for purposes of the REMIC Provisions.

         "Class B-1A Certificate Principal Balance": As of any time of determination, the Certificate Principal Balance as of the Startup Day of all Class B-1A Certificates less the sum of (x) any amounts actually distributed to the Owners of the Class B-1A Certificates pursuant to Section 7.03(g) hereof on all prior Payment Dates, (y) the aggregate, cumulative amount of the Class B-1A Applied Realized Loss Amounts on all prior Payment Dates and (z) any Preference Amount previously distributed to the Owners of the Class B-1A Certificates with respect to principal.

         "Class B-1A Certificate Termination Date": The Payment Date on which the Class B-1A Certificate Principal Balance is reduced to zero.

         "Class B-1A Current Interest": With respect to any Payment Date, the amount of interest accrued on the Class B-1A Certificate Principal Balance immediately prior to such Payment Date during the related Accrual Period at the Class B-1A Pass-Through Rate plus the Preference Amount owed to the Owners of the Class B-1A Certificates as it relates to interest previously paid on the Class B-1A Certificates.

         "Class B-1A Distribution Amount": With respect to any Payment Date, the sum of (w) the Class B-1A Current Interest, (x) the Class B-1A Principal Distribution Amount, if any, (y) the Class B-1A Interest Carry Forward Amount, if any, and (z) the Class B-1A Realized Loss Amortization Amount, if any.

         "Class B-1A Interest Carry Forward Amount": With respect to any Payment Date, the sum of (x) the amount, if any, by which (i) the sum of (A) the Class B-1A Current Interest as of the immediately preceding Payment Date and (B) any unpaid Class B-1A Interest Carry Forward Amount from all previous Payment Dates exceeds (ii) the amount of the actual distribution with respect to interest made to the Owners of the Class B-1A Certificates on such immediately preceding Payment Date and (y) interest accrued on such amount during the related Accrual Period at the Class B-1A Pass-Through Rate.

         "Class B-1A Pass-Through Rate": With respect to the Payment Date in October 1998, 7.13672% per annum. Thereafter, on any Payment Date (i) on or prior to the Step Up Date, the lesser of (x) One-Month LIBOR plus 1.75% per annum and (y) the Group II Available Funds Cap Rate for such Payment Date and
(ii) after the Step Up Date, the lesser of (x) One-Month LIBOR plus 2.625% per annum and (y) the Group II Available Funds Cap Rate.

         "Class B-1A Principal Distribution Amount": As of any Payment Date on or after the Group II Stepdown Date and as long as a Group II Trigger Event is not in effect, the excess of (x) the aggregate Certificate Principal Balance of the Group II Certificates (after taking into account the payment of the Group II Class A Principal Distribution Amount, the Class M-1A Principal Distribution Amount and the Class M-2A Principal Distribution Amount on such Payment Date) over (y) the lesser of (A) the product of (i) 95.00% and (ii) the outstanding aggregate Loan Balance of the Mortgage Loans in Group II as of the last day of the related Remittance Period and (B) the aggregate outstanding Loan Balance of the Mortgage Loans in Group II as of the last day of the related Remittance Period minus $3,590,335.

         "Class B-1A Realized Loss Amortization Amount": As of any Payment Date, the lesser of (x) the Unpaid Realized Loss Amount relating to the Class B-1A Certificates as of such Payment Date and (y) the excess of (i) the Group II Monthly Excess Cashflow Amount over (ii) the sum of the Group II Extra Principal Distribution Amount, the

Class M-1A Realized Loss Amortization Amount, the Class M-2A Realized Loss Amortization Amount, the Class M-1A Interest Carry Forward Amount, the Class M-2A Interest Carry Forward Amount and the Class B-1A Interest Carry Forward Amount, in each case for such Payment Date.

         "Class B-1F Applied Realized Loss Amount": As to any Payment Date, the lesser of (x) the Class B-1F Certificate Principal Balance (after taking into account the distribution of the Group I Principal Distribution Amount on such Payment Date, but prior to the application of the Class B-1F Applied Realized Loss Amount, if any, on such Payment Date) and (y) the Group I Applied Realized Loss Amount as of such Payment Date.

         "Class B-1F Certificate": Any one of the Certificates designated on the face thereof as a Class B-1F Certificate, substantially in the form annexed hereto as Exhibit A, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein and each evidencing an interest designated as a "regular interest" in the Upper-Tier REMIC created hereunder for purposes of the REMIC Provisions.

         "Class B-1F Certificate Principal Balance": As of any time of determination, the Certificate Principal Balance as of the Startup Day of all Class B-1F Certificates less the sum of (x) any amounts actually distributed to the Owners of the Class B-1F Certificates pursuant to Section 7.03(f) hereof on all prior Payment Dates, (y) the aggregate, cumulative amount of the Class B-1F Applied Realized Loss Amounts on all prior Payment Dates and (z) any Preference Amount previously distributed to the Owners of the Class B-1F Certificates with respect to principal.

         "Class B-1F Certificate Termination Date": The Payment Date on which the Class B-1F Certificate Principal Balance is reduced to zero.

         "Class B-1F Current Interest": With respect to any Payment Date, the amount of interest accrued on the Class B-1F Certificate Principal Balance immediately prior to such Payment Date during the related Accrual Period at the Class B-1F Pass-Through Rate plus the Preference Amount owed to the Owners of the Class B-1F Certificates as it relates to interest previously paid on the Class B-1F Certificates.

         "Class B-1F Distribution Amount": With respect to any Payment Date, the sum of (w) the Class B-1F Current Interest, (x) the Class B-1F Principal Distribution Amount, if any, (y) the Class B-1F Interest Carry Forward Amount, if any, and (z) the Class B-1F Realized Loss Amortization Amount, if any.

         "Class B-1F Interest Carry Forward Amount": With respect to any Payment Date, the sum of (x) the amount, if any, by which (i) the sum of (A) the Class B-1F Current Interest as of the immediately preceding Payment Date and (B) any unpaid Class B-1F Interest Carry Forward Amount from all previous Payment Dates exceeds (ii) the amount of the actual distribution with respect to interest made to the Owners of the Class B-1F Certificates on such immediately preceding Payment Date and (y) 30 days' interest on such amount at the Class B-1F Pass-Through Rate.

         "Class B-1F Pass-Through Rate": On any Payment Date, the lesser of (x) 8.29% per annum and (y) the Group I Net Weighted Average Coupon Rate.

         "Class B-1F Principal Distribution Amount": As of any Payment Date on or after the Group I Stepdown Date and as long as a Group I Trigger Event is not in effect, the excess of (x) the aggregate Certificate Principal Balance of the Group I Certificates (after taking into account the payment of the Group I Class A Principal Distribution Amount on such Payment Date) over (y) the lesser of (A) the product of (i) 96.00% and (ii) the outstanding aggregate Loan Balance of the Mortgage Loans in Group I as of the last day of the related Remittance Period and (B) the aggregate outstanding Loan Balance of the Mortgage Loans in Group I as of the last day of the related Remittance Period minus $1,409,682.

         "Class B-1F Realized Loss Amortization Amount": As of any Payment Date, the lesser of (x) the Unpaid Realized Loss Amount relating to the Class B-1F Certificates as of such Payment Date and (y) the excess of (i) the Group I Monthly Excess Cashflow Amount over (ii) the sum of the Group I Extra Principal Distribution Amount and the Class B-1F Interest Carry Forward Amount, in each case for such Payment Date.

         "Class C-AIO Certificate": Any one of the Certificates designated on the face thereof as a Class C-AIO Certificate, substantially in the form annexed hereto as Exhibit B-1, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein and each evidencing an interest designated as a "regular interest" in the Upper-Tier REMIC created hereunder for purposes of the REMIC Provisions.

         "Class C-AIO Certificate Termination Date": The earlier of the Payment Date in September 2000 and the Class M-2A Certificate Termination Date.

         "Class C-AIO Current Interest": With respect to any Payment Date, the amount of interest accrued on the Class C-AIO Notional Principal Amount immediately prior to such Payment Date during the related Accrual Period at the Class C-AIO Pass-Through Rate plus the Preference Amount owed to the Owners of the Class C-AIO Certificates as it relates to interest previously paid on the Class C-AIO Certificates.

         "Class C-AIO Distribution Amount": With respect to any payment date, the sum of (x) the Class C-AIO Current Interest and (y) the Class C-AIO Interest Carry Forward Amount, if any.

         "Class C-AIO Interest Carry Forward Amount": With respect to any Payment Date the amount, if any, by which (i) the sum of (A) the Class C-AIO Current Interest as of the immediately preceding Payment Date and (B) any unpaid Class C-AIO Interest Carry Forward Amount from all previous payment dates exceeds (ii) the amount of the actual distribution made to Owners of the Class C-AIO Certificates on such immediately preceding Payment Date.

         "Class C-AIO Notional Principal Amount": Until the Payment Date occurring in September 2000, the sum of (x) the Lower-Tier Balance of the Lower-Tier Interest M-1A and (y) the Lower-Tier Balance of the Lower-Tier Interest M-2A and thereafter, zero.

         "Class C-AIO Pass-Through Rate": On any Payment Date, 3.00% per annum.

         "Class C-FIO Certificate": Any one of the Certificates designated on the face thereof as a Class C-FIO Certificate, substantially in the form annexed hereto as Exhibit B-1, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein and each evidencing an interest designated as a "regular interest" in the Upper-Tier REMIC created hereunder for purposes of the REMIC Provisions.

         "Class C-FIO Certificate Termination Date": The earlier of the Payment Date in September 2000 and the Class A-6 Certificate Termination Date.

         "Class C-FIO Current Interest": With respect to any Payment Date, the amount of interest accrued on the Class C-FIO Notional Principal Amount immediately prior to such Payment Date during the related Accrual Period at the Class C-FIO Pass-Through Rate plus the Preference Amount owed to the Owners of the Class C-FIO Certificates as it relates to interest previously paid on the Class C-FIO Certificates.

         "Class C-FIO Distribution Amount": With respect to any Payment Date, the sum of (x) the Class C-FIO Current Interest and (y) the Class C-FIO Carry Forward Amount, if any.

         "Class C-FIO Interest Carry Forward Amount": With respect to any Payment Date the amount, if any, by which (i) the sum of (A) the Class C-FIO Current Interest as of the immediately preceding Payment Date and (B) any unpaid Class C-FIO Interest Carry Forward Amount from all previous Payment Dates exceeds (ii) the amount of the actual distribution with respect to interest made to the Owners of the Class C-FIO Certificates on such immediately preceding Payment Date.

         "Class C-FIO Notional Principal Amount": Until the Payment Date occurring in September 2000, the Lower- Tier Balance of the Lower-Tier Interest A-6 and thereafter, zero.

         "Class C-FIO Pass-Through Rate": On any Payment Date, 7.50% per annum.

         "Class C-IO Certificate": Any one of the Class C-AIO Certificates or Class C-FIO Certificates.

         "Class D Carry Forward Amount": With respect to any Payment Date the amount, if any, by which (x) the Class D Distribution Amount as of the immediately preceding Payment Date exceeds (y) the amount of the actual distribution made to Owners of the Class D Certificates on such immediately preceding Payment Date.

         "Class D Certificate": Any one of the Certificates designated on the face thereof as a Class D Certificate, substantially in the form annexed hereto as Exhibit B-2, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein and each evidencing an interest designated as a "regular interest" in the Upper-Tier REMIC created hereunder for purposes of the REMIC Provisions.

         "Class D Distribution Amount": (A) With respect to any Payment Date prior to October 2000, one-twelfth the sum of:

                  (1) the product of (x) the Group I Net Weighted Average Coupon Rate minus the Group I Net Weighted Average Coupon Rate times (y) the Lower-Tier Balance of the Lower-Tier Interest A-1 immediately preceding such Payment Date; and

                  (2) the product of (x) the Group I Net Weighted Average Coupon Rate minus the Group I Net Weighted Average Coupon Rate times (y) the Lower-Tier Balance of the Lower-Tier Interest A-2 immediately preceding such Payment Date; and

                  (3) the product of (x) the Group I Net Weighted Average Coupon Rate minus the Group I Net Weighted Average Coupon Rate times (y) the Lower-Tier Balance of the Lower-Tier Interest A-3 immediately preceding such Payment Date; and

                  (4) the product of (x) the Group I Net Weighted Average Coupon Rate minus the Group I Net Weighted Average Coupon Rate times (y) the Lower-Tier Balance of the Lower-Tier Interest A-4 immediately preceding such Payment Date; and

                  (5) the product of (x) the Group I Net Weighted Average Coupon Rate minus the Group I Net Weighted Average Coupon Rate times (y) the Lower-Tier Balance of the Lower-Tier Interest A-5 immediately preceding such Payment Date; and

                  (6) the product of (x) the Group I Net Weighted Average Coupon Rate minus the Group I Net Weighted Average Coupon Rate times (y) the Lower-Tier Balance of the Lower-Tier Interest A-6 immediately preceding such Payment Date; and

                  (7) the product of (x) the Group II Net Weighted Average Coupon Rate minus the Group II Net Weighted Average Coupon Rate times
         (y) the Lower-Tier Balance of the Lower-Tier Interest A-7 immediately preceding such Payment Date; and

                  (8) the product of (x) the Group II Net Weighted Average Coupon Rate minus the Group II Net Weighted Average Coupon Rate times
         (y) the Lower-Tier Balance of the Lower-Tier Interest A-8 immediately preceding such Payment Date; and

                  (9) the product of (x) the Group II Net Weighted Average Coupon Rate minus the Group II Net Weighted Average Coupon Rate times
         (y) the Lower-Tier Balance of the Lower-Tier Interest M-1A immediately preceding such Payment Date; and

                  (10) the product of (x) the Group II Net Weighted Average Coupon Rate minus the Group II Net Weighted Average Coupon Rate times
         (y) the Lower-Tier Balance of the Lower-Tier Interest M-2A immediately preceding such Payment Date; and

                  (11) the product of (x) the Group II Net Weighted Average Coupon Rate minus the Group II Net Weighted Average Coupon Rate times
         (y) the Lower-Tier Balance of the Lower-Tier Interest B-1A immediately preceding such Payment Date; and

                  (12) the product of (x) the Group I Net Weighted Average Coupon Rate minus the Group I Net Weighted Average Coupon Rate times
         (y) the Lower-Tier Balance of the Lower-Tier Interest B-1F immediately preceding such Payment Date; and

         (B) With respect to any Payment Date beginning in October 2000, the sum of:

                  (1) the product of (x) the Group I Net Weighted Average Coupon Rate minus 8.29% per annum times (y) the Lower-Tier Balance of the Lower-Tier Interest A-1 immediately preceding such Payment Date; and

                  (2) the product of (x) the Group I Net Weighted Average Coupon Rate minus 8.29% per annum times (y) the Lower-Tier Balance of the Lower-Tier Interest A-2 immediately preceding such Payment Date; and

                  (3) the product of (x) the Group I Net Weighted Average Coupon Rate minus 8.29% per annum times (y) the Lower-Tier Balance of the Lower-Tier Interest A-3 immediately preceding such Payment Date; and

                  (4) the product of (x) the Group I Net Weighted Average Coupon Rate minus 8.29% per annum times (y) the Lower-Tier Balance of the Lower-Tier Interest A-4 immediately preceding such Payment Date; and

                  (5) the product of (x) the Group I Net Weighted Average Coupon Rate minus 8.29% per annum times (y) the Lower-Tier Balance of the Lower-Tier Interest A-5 immediately preceding such Payment Date; and

                  (6) the product of (x) the Group I Net Weighted Average Coupon Rate minus 8.29% per annum times (y) the Lower-Tier Balance of the Lower-Tier Interest A-6 immediately preceding such Payment Date; and

                  (7) the product of (x) the Group II Net Weighted Average Coupon Rate minus the Class B- 1A Pass-Through Rate times (y) the Lower-Tier Balance of the Lower-Tier Interest A-7 immediately preceding such Payment Date; and

                  (8) the product of (x) the Group II Net Weighted Average Coupon Rate minus the Class B- 1A Pass-Through Rate times (y) the Lower-Tier Balance of the Lower-Tier Interest A-8 immediately preceding such Payment Date; and

                  (9) the product of (x) the Group II Net Weighted Average Coupon Rate minus the Class B- 1A Pass-Through Rate times (y) the Lower-Tier Balance of the Lower-Tier Interest M-1A immediately preceding such Payment Date; and

                  (10) the product of (x) the Group II Net Weighted Average Coupon Rate minus the Class B- 1A Pass-Through Rate times (y) the Lower-Tier Balance of the Lower-Tier Interest M-2A immediately preceding such Payment Date; and

                  (11) the product of (x) the Group II Net Weighted Average Coupon Rate minus the Class B- 1A Pass-Through Rate times (y) the Lower-Tier Balance of the Lower-Tier Interest B-1A immediately preceding such Payment Date; and

                  (12) the product of (x) the Group I Net Weighted Average Coupon Rate minus 8.29% per annum times (y) the Lower-Tier Balance of the Lower-Tier Interest B-1F immediately preceding such Payment Date; and

                  (13) the Class D Carry Forward Amount, if any.

         "Class M-1A Applied Realized Loss Amount": As to any Payment Date, the lesser of (x) the Class M-1A Certificate Principal Balance (after taking into account the distribution of the Group II Principal Distribution Amount on such Payment Date, but prior to the application of the Class M-1A Applied Realized Loss Amount, if any, on such Payment Date) and (y) the excess of (i) the Group II Applied Realized Loss Amount as of such Payment Date over (ii) the sum of the Class M-2A Applied Realized Loss Amount and the Class B-1A Applied Realized Loss Amount, in each case as of such Payment Date.

         "Class M-1A Certificate": Any one of the Certificates designated on the face thereof as a Class M-1A Certificate, substantially in the form annexed hereto as Exhibit A, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein and each evidencing an interest designated as a "regular interest" in the Upper-Tier REMIC created hereunder for purposes of the REMIC Provisions.

         "Class M-1A Certificate Principal Balance": As of any time of determination, the Certificate Principal Balance as of the Startup Day of all Class M-1A Certificates less the sum of (x) any amounts distributed to the Owners of the Class M-1A Certificates pursuant to Section 7.03(g) hereof on all prior Payment Dates, (y) the aggregate, cumulative amount of Class M-1A Applied Realized Loss Amounts on all prior Payment Dates and (z) any Preference Amount previously distributed to the Owners of the Class M-1A Certificates with respect to principal.

         "Class M-1A Certificate Termination Date": The Payment Date on which the Class M-1A Certificate Principal Balance is reduced to zero.

         "Class M-1A Current Interest": With respect to any Payment Date, the amount of interest accrued on the Class M-1A Certificate Principal Balance immediately prior to such Payment Date during the related Accrual Period at the Class M-1A Pass-Through Rate plus the Preference Amount owed to the Owners of the Class M-1A Certificates as it relates to interest previously paid on the Class M-1A Certificates.

         "Class M-1A Distribution Amount": With respect to any Payment Date, the sum of (w) the Class M-1A Current Interest, (x) the Class M-1A Principal Distribution Amount, if any, (y) the Class M-1A Interest Carry Forward Amount, if any, and (z) the Class M-1A Realized Loss Amortization Amount, if any.

         "Class M-1A Interest Carry Forward Amount": With respect to any Payment Date, the sum of (x) the amount, if any, by which (i) the sum of (A) the Class M-1A Current Interest as of the immediately preceding Payment Date and (B) any unpaid Class M-1A Interest Carry Forward Amount from all previous Payment Dates exceeds (ii) the amount of the actual distribution with respect to interest made to the Owners of the Class M-1A Certificates on such immediately preceding Payment Date and (y) interest accrued on such amount during the related Accrual Period at the Class M-1A Pass-Through Rate.

         "Class M-1A Pass-Through Rate": With respect to the Payment Date in October 1998, 5.80672% per annum. Thereafter, on any Payment Date (i) on or prior to the Step Up Date, the lesser of (x) One-Month LIBOR plus 0.42% per annum and (y) the Group II Available Funds Cap Rate for such Payment Date and
(ii) after the Step Up Date, the lesser of (x) One-Month LIBOR plus 0.63% per annum and (y) the Group II Available Funds Cap Rate.

         "Class M-1A Principal Distribution Amount": As of any Payment Date on or after the Group II Stepdown Date and as long as a Group II Trigger Event is not in effect, the excess of (x) the sum of (i) the Class A-7 Certificate Principal Balance and the Class A-8 Certificate Principal Balance (taking into account the payment of the Group II Class A Principal Distribution Amount on such Payment Date) and (ii) the Class M-1A Certificate Principal Balance immediately prior to such Payment Date over (y) the lesser of (A) the product of
(i) 69.99955% and (ii) the outstanding Loan Balance of the Mortgage Loans in Group II as of the last day of the related Remittance Period and (B) the aggregate outstanding Loan Balance of the Mortgage Loans in Group II as of the last day of the related Remittance Period minus $3,590,335.

         "Class M-1A Realized Loss Amortization Amount": As of any Payment Date, the lesser of (x) the Unpaid Realized Loss Amount relating to the Class M-1A Certificates as of such Payment Date and (y) the excess of (i) the Group II Monthly Excess Cashflow Amount over (ii) the sum of the Group II Extra Principal Distribution Amount and the Class M-1A Interest Carry Forward Amount, in each case for such Payment Date.

         "Class M-2A Applied Realized Loss Amount": As to any Payment Date, the lesser of (x) the Class M-2A Certificate Principal Balance (after taking into account the distribution of the Group II Principal Distribution Amount on such Payment Date, but prior to the application of the Class M-2A Applied Realized Loss Amount, if any, on such Payment Date) and (y) the excess of (i) the Group II Applied Realized Loss Amount as of such Payment Date over (ii) the Class B-1A Applied Realized Loss Amount as of such Payment Date.

         "Class M-2A Certificate": Any one of the Certificates designated on the face thereof as a Class M-2A Certificate, substantially in the form annexed hereto as Exhibit A, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein and each evidencing an interest designated as a "regular interest" in the Upper-Tier REMIC created hereunder for purposes of the REMIC Provisions.

         "Class M-2A Certificate Principal Balance": As of any time of determination, the Certificate Principal Balance as of the Startup Day of all Class M-2A Certificates less the sum of (x) any amounts actually distributed to the Owners of the Class M-2A Certificates, pursuant to Section 7.03(g) hereof on all prior Payment Dates, (y) the aggregate, cumulative amount of Class M-2A Applied Realized Loss Amounts on all prior Payment Dates, and (z) any Preference Amount previously distributed to the Owners of the Class M-2A Certificates with respect to principal.

         "Class M-2A Certificate Termination Date": The Payment Date on which the Class M-2A Certificate Principal Balance is reduced to zero.

         "Class M-2A Current Interest": With respect to any Payment Date, the amount of interest accrued on the Class M-2A Certificate Principal Balance immediately prior to such Payment Date during the related Accrual Period at the Class M-2A Pass-Through Rate plus the Preference Amount owed to the Owners of the Class M-2A Certificates as it relates to interest previously paid on the Class M-2A Certificates.

         "Class M-2A Distribution Amount": With respect to any Payment Date, the sum of (w) the Class M-2A Current Interest, (x) the Class M-2A Principal Distribution Amount, if any, (y) the Class M-2A Interest Carry Forward Amount, if any, and (z) the Class M-2A Realized Loss Amortization Amount, if any.

          "Class M-2A Interest Carry Forward Amount": With respect to any Payment Date, the sum of (x) the amount, if any, by which (i) the sum of (A) the Class M-2A Current Interest as of the immediately preceding Payment Date and (B) any unpaid Class M-2A Interest Carry Forward Amount from all previous Payment Dates exceeds (ii) the amount of the actual distribution with respect to interest made to the Owners of the Class M-2A Certificates on such immediately preceding Payment Date and (y) interest accrued on such amount during the related Accrual Period at the Class M-2A Pass-Through Rate.

         "Class M-2A Pass-Through Rate": With respect to the Payment Date in October 1998, 6.08672% per annum. Thereafter, on any Payment Date (i) on or prior to the Step Up Date, the lesser of (x) One-Month LIBOR plus 0.70% per annum and (y) the Group II Available Funds Cap Rate for such Payment Date and
(ii) after the Step Up Date, the lesser of (x) One-Month LIBOR plus 1.05% per annum and (y) the Group II Available Funds Cap Rate.

         "Class M-2A Principal Distribution Amount": As of any Payment Date on or after the Group II Stepdown Date and as long as a Group II Trigger Event is not in effect, the excess of (x) the sum of (i) the Class A-7 Certificate Principal Balance and the Class A-8 Certificate Principal Balance (after taking into account the payment of the Group II Class A Principal Distribution Amount on such Payment Date), (ii) the Class M-1A Certificate Principal Balance (after taking into account the payment of the Class M-1A Principal Distribution Amount on such Payment Date) and (iii) the Class M-2A Certificate Principal Balance immediately prior to such Payment Date over (y) the lesser of (A) the product of
(i) 83.49968% and (ii) the outstanding Loan Balance of the Mortgage Loans in Group II as of the last day of the related Remittance Period and (B) the aggregate outstanding Loan Balance of the Mortgage Loans in Group II as of the last day of the related Remittance Period minus $3,590,335.

         "Class M-2A Realized Loss Amortization Amount": As of any Payment Date, the lesser of (x) the Unpaid Realized Loss Amount relating to the Class M-2A Certificates as of such Payment Date and (y) the excess of (i) the Group II Monthly Excess Cashflow Amount over (ii) the sum of the Group II Extra Principal Distribution Amount, the Class M-1A Realized Loss Amortization Amount, the Class M-1A Interest Carry Forward Amount and the Class M-2A Interest Carry Forward Amount, in each case for such Payment Date.

         "Class R Certificate": Any one of the Certificates designated on the face thereof as a Class R Certificate, substantially in the form annexed hereto as Exhibit B-3, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein, and evidencing an interest designated as the "residual interest" in the Upper-Tier REMIC for the purposes of the REMIC Provisions.

         "Class S Certificate": Any one of the Certificates designated on the face thereof as a Class S Certificate, substantially in the form annexed hereto as Exhibit B-4, authenticated and delivered by the Trustee representing the right to distributions as set forth herein. The Class S Certificates are a "regular interest" in the Lowest-Tier REMIC for the purposes of the REMIC Provisions.

         "Class S Distribution Amount": With respect to any Payment Date, the sum of (a) the product of (x) the outstanding Loan Balance of each Mortgage Loan as of the first day of the related Remittance Period and (y) one-twelfth of the difference between (i) the Coupon Rate with respect to such Mortgage Loan less the Servicing Fee Rate for such Mortgage Loans and (ii) the Coupon Rate with respect to such Mortgage Loan less the Aggregate Servicing Fee Rate for such Mortgage Loan and (b) any unpaid Preference Amount, if any, for the Class S Certificates.

         "Closing":  As defined in Section 4.02 hereof.

         "Code":  The Internal Revenue Code of 1986, as amended.

         "Collection Period": The period beginning on the first day of the calendar month immediately preceding the month in which a Monthly Remittance Date occurs and ending on the last day of such immediately preceding calendar month; provided that in the case of the first Monthly Remittance Date, the Collection Period is the period from September 2, 1998 to September 30, 1998.

         "Combined Loan-to-Value Ratio": With respect to any Mortgage Loan is the ratio, expressed as a percentage, of (a) the sum of the Loan Balance of such Mortgage Loan and any outstanding loan balances of mortgage loans secured by the related Property senior to such Mortgage Loan, each determined at the time of origination, to (b) the lesser of the appraised value of the related Property and the purchase price of such Property, each determined at the time of origination.

         "Compensating Interest":  As defined in Section 8.10(a) hereof.

         "Corporate Trust Office": The principal corporate trust office of the Trustee at Norwest Bank Minnesota, National Association, Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479-1026, Attn.: AMRESCO 1998-3 or any other address that the Trustee advises the parties hereto is its principal corporate trust office.

         "Coupon Rate": The rate of interest borne by each Note from time to time.

         "Cram Down Loss": With respect to a Mortgage Loan, if a court of appropriate jurisdiction in an insolvency proceeding shall have issued an order reducing the Loan Balance or the Coupon Rate of such Mortgage Loan, the amount of such reduction. A "Cram Down Loss" shall be deemed to have occurred on the date of issuance of such order.

         "Cumulative Loss Percentage": As of any date of determination thereof, the Cumulative Realized Losses as a percentage of the Original Aggregate Loan Balance.

         "Cumulative Realized Losses": As of any date of determination, the aggregate amount of Realized Losses with respect to the Mortgage Loans since the Cut-Off Date.

         "Current Interest": With respect to any Payment Date, the sum of the Class A-1 Current Interest, the Class A-2 Current Interest, the Class A-3 Current Interest, the Class A-4 Current Interest, the Class A-5 Current Interest, the Class A-6 Current Interest, the Class A-7 Current Interest, the Class A-8 Current Interest, the Class M-1A Current Interest, the Class M-2A Current Interest, the Class B-1F Current Interest, the Class B-1A Current Interest, the Class C-AIO Current Interest, the Class C-FIO Current Interest, and the Class S Distribution Amount for such Payment Date.

         "Custodial Agreement": The Custodial Agreement dated as of September 1, 1998 among the Custodian, the Trustee, the Depositor, the Seller, the Master Servicer, the Special Servicer, the Guarantor and the Servicer.

         "Custodian": Bankers Trust Company of California, N.A., or any successor thereto.

         "Cut-Off Date": As of the close of business on September 1, 1998.

         "Deficiency Amount": On any Payment Date, the sum of the (a) Guaranteed Interest Distribution Amount and (b) the Guaranteed Principal Distribution Amount.

         "Delinquency Advance":  As defined in Section 8.09(a) hereof.

         "Delinquent": A Mortgage Loan is "Delinquent" if any payment due thereon is not made by the close of business on the corresponding day such payment is scheduled to be due. A Mortgage Loan is "30 days Delinquent" if such payment has not been received by the close of business on the corresponding day of the month immediately succeeding the month in which such payment was due, or, if there is no such corresponding day (e.g., as when a 30-day month follows a 31-day month in which a payment was due on the 31st day of such month) then on the last day of such immediately succeeding month. Similarly for "60 days Delinquent," "90 days Delinquent" and so on.

         "Delivery Order": The delivery order in the form set forth as Exhibit G hereto and delivered by the Seller to the Trustee on the Startup Day pursuant to
Section 4.01 hereof.

         "Depositor": AMRESCO Residential Securities Corporation, a Delaware corporation, or any successor thereto.

         "Depository": The Depository Trust Company, 55 Water Street, New York, New York 10004, and any successor Depository hereafter named.

         "Depository Certificates:" The Class A-7, Class A-8, Class M-1A, Class M-2A, Class B-1A and Class B-1F Certificates.

         "Designated Depository Institution": With respect to each Principal and Interest Account, a trust account maintained by Norwest Bank Minnesota, National Association, as long as it remains the Trustee, or by the trust department of a federal or state chartered depository institution acting in its fiduciary capacity, having combined capital and surplus of at least $50,000,000; provided, however, that if a Principal and Interest Account is not maintained with the Trustee, (i) such institution shall have a long-term debt rating of at least "A2" by Moody's and, if rated by Fitch at least "A" by Fitch and (ii) the Servicers shall provide the Trustee and the Owners with an Officer's Certificate identifying the location of the related Principal and Interest Account.

         "Direct Participant" or "DTC Participant": Any broker-dealer, bank or other financial institution for which the Depository holds Offered Certificates from time to time as a securities depository.

         "Disqualified Organization": The meaning set forth from time to time in the definition thereof at Section 860E(e)(5) of the Code (or any successor statute thereto) and applicable to the Trust.

         "Due Date": The day of the month on which each Scheduled Payment is due on a Mortgage Loan, exclusive of any grace period.

         "Eligible Investments": Those investments so designated pursuant to
Section 7.07 hereof.

         "Escrow Payment": The amounts constituting ground rents, taxes, assessments, water rates, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums, condominium charges, and any other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage or any other document.

         "Exempt Certificate":  The meaning set out in Section 5.08(b) hereof.

         "FannieMae": FannieMae, a federally-chartered and privately-owned corporation existing under the Federal National Mortgage Association Charter Act, as amended, or any successor thereof.

         "FDIC": The Federal Deposit Insurance Corporation, a corporate instrumentality of the United States, or any successor thereto.

         "File": The documents delivered to the Custodian, on behalf of the Trustee pursuant to Section 3.05(b) hereof pertaining to a particular Mortgage Loan and any additional documents required to be added to the File pursuant to this Agreement.

         "Final Determination": As defined in Section 9.03(a) hereof.

         "Final Scheduled Payment Date": For each Class of the Offered Certificates is as set out in Section 2.08(a).

         "First Mortgage": Mortgage Loans secured by a valid Mortgage which represents a first lien.

         "Fitch": Fitch IBCA, Inc., or any successor thereto.

         "Formula Certificates": With respect to any Payment Date, each Class of Group II Certificates that has a Formula Rate less than the Group II Weighted Average Coupon Rate.

         "Formula Rate": With respect to any Payment Date and a Class of Group II Certificates, the rate determined in accordance with clause (x) of the definition of "Pass-Through Rate" for such Class.

         "Freddie Mac": The Federal Home Loan Mortgage Corporation, a corporate instrumentality of the United States created pursuant to the Emergency Home Finance Act of 1970, as amended, or any successor thereof.

         "Group I": The pool of Mortgage Loans identified in the related Schedule of Mortgage Loans as having been assigned to Group I in Schedule I-A hereto, including any Qualified Replacement Mortgages delivered in replacement thereof.

         "Group I Applied Realized Loss Amount": As of any Payment Date, the excess of (x) the aggregate Certificate Principal Balance of the Group I Certificates on such Payment Date, after taking into account the distribution of the Group I Principal Distribution Amount on such Payment Date but prior to the application of the Group I Applied Realized Loss Amount, if any, on such Payment Date over (y) the aggregate outstanding Loan Balance of the Mortgage Loans in Group I as of the last day of the related Remittance Period.

         "Group I Certificates": The Guaranteed Certificates, the Class B-1F Certificates and the Class C-FIO Certificates.

         "Group I Class A Principal Distribution Amount": As of any Payment Date
(a) prior to the Group I Stepdown Date or on or after the Group I Stepdown Date if a Group I Trigger Event is in effect, 100% of the Group I Principal Distribution Amount or (b) on or after the Group I Stepdown Date and as to which a Group I Trigger Event is not in effect, the excess of (x) the aggregate Certificate Principal Balance of the Class A Certificates relating to Group I immediately prior to such Payment Date over (y) the lesser of (A) the product of
(i) 91.49964% and (ii) the outstanding Loan Balance of the Mortgage Loans in Group I as of the last day of the related Remittance Period and (B) the outstanding aggregate Loan Balance of the Mortgage Loans in Group I as of the last day of the related Remittance Period minus $1,409,682.

         "Group I Extra Principal Distribution Amount": As of any Payment Date, the lesser of (x) the Group I Monthly Excess Interest Amount for such Payment Date and (y) the Group I Overcollateralization Deficiency for such Payment Date.

         "Group I Interest Amount Available": As of any Payment Date, the Group I Interest Remittance Amount less (x) the Guarantee Fee, (y) the Guarantor Reimbursement Amount and (z) the portion of the Trustee Fee and the Master Servicer Fee related to Group I.

         "Group I Interest Remittance Amount": As of any Monthly Remittance Date, the sum, without duplication, of (i) all interest collected or required to be advanced with respect to the related Remittance Period with respect to the Mortgage Loans in Group I (less the Servicing Fee with respect to such Mortgage Loans), (ii) all Compensating Interest paid by the Servicers on such Monthly Remittance Date with respect to Mortgage Loans in Group I, (iii) the portion of the Substitution Amount relating to interest on the Mortgage Loans in Group I and (iv) all Net Liquidation Proceeds relating to interest not previously advanced with respect to the Mortgage Loans in Group I.

         "Group I Monthly Excess Cashflow Amount": For any Payment Date, the sum of (x) the Group I Monthly Excess Interest Amount and (y) the Group I Overcollateralization Release Amount for such Payment Date.

         "Group I Monthly Excess Interest Amount": With respect to any Payment Date, the excess, if any, of (i) the Group I Interest Amount Available for the related Remittance Period over (ii) the sum of (x) the Current Interest on the Group I Certificates on such Payment Date and (y) the Interest Carry Forward Amount with respect to the Class A Certificates related to Group I.

         "Group I Net Weighted Average Coupon Rate": With respect to any Payment Date, the weighted average of the Coupon Rates of the Mortgage Loans in Group I (weighted by the Loan Balances of the Mortgage Loans in Group I as of the first day of the related Remittance Period), less 0.52% per annum.

         "Group I Overcollateralization Amount": As of any Payment Date, the excess, if any, of (x) the Loan Balance of the Mortgage Loans in Group I as of the last day of the immediately preceding Remittance Period over (y) the Certificate Principal Balance of the Group I Certificates (after giving effect to all distributions of principal on such Group I Certificates for such Payment
Date).

         "Group I Overcollateralization Deficiency": As of any Payment Date, the excess, if any, of (x) the Group I Targeted Overcollateralization Amount for such Payment Date over (y) the Group I Overcollateralization Amount for such Payment Date, calculated for this purpose after taking into account the reduction on such Payment Date of the aggregate Certificate Principal Balance of the Group I Certificates resulting from the distribution of the Group I Principal Remittance Amount (but not the Group I Extra Principal Distribution Amount) on such Payment Date, but prior to taking into account any Group I Applied Realized Loss Amount on such Payment Date.

         "Group I Overcollateralization Release Amount": As of any Payment Date, the lesser of (x) the Group I Principal Remittance Amount for such Payment Date and (y) the excess, if any, of (i) the Group I Overcollateralization Amount for such Payment Date, assuming that 100% of the Group I Principal Remittance Amount is applied on such Payment Date to the payment of principal on the Group I Certificates and (ii) the Group I Targeted Overcollateralization Amount for such Payment Date, provided that if a Group I Subordinated Trigger Event is in effect, the Group I Overcollateralization Release Amount shall be zero.

         "Group I Principal Distribution Amount": As of any Payment Date, the sum of (i) the Group I Principal Remittance Amount (minus, for Payment Dates occurring on and after the Group I Stepdown Date and with respect to which a Trigger Event is not in effect, the Group I Overcollateralization Release Amount, if any) and (ii) the Group I Extra Principal Distribution Amount, if any.

         "Group I Principal Remittance Amount": As of any Monthly Remittance Date, the sum, without duplication, of (i) the scheduled principal collected or required to be advanced by the Servicers with respect to Mortgage Loans in Group I with respect to the related Remittance Period, (ii) all unscheduled principal collected during the related Collection Period, (iii) the Loan Balance of each Mortgage Loan in Group I that was purchased from the Trustee on or prior to such Monthly Remittance Date, to the extent such Loan Balance was actually deposited in the Principal and Interest Account, (iv) any Substitution Amounts relating to principal delivered to the Trust in connection with a substitution of a Mortgage Loan in Group I to the extent such Substitution Amounts were actually deposited in the Principal and Interest Account on or prior to such Monthly Remittance Date and (v) all Net Liquidation Proceeds actually collected by the Servicers with respect to the Mortgage Loans in Group I during the related Remittance Period (to the extent such Net Liquidation Proceeds related to principal).

         "Group I Senior Enhancement Percentage": For any Payment Date, the percentage obtained by dividing (x) the sum of (i) the Class B-1F Certificate Principal Balance and (ii) the Group I Overcollateralization Amount, in each case after taking into account the distribution of the Group I Principal Distribution Amount on such Payment Date, by (y) the Loan Balance of the Mortgage Loans in Group I as of the last day of the related Remittance Period.

         "Group I Senior Specified Enhancement Percentage": On any date of determination thereof means 8.5%.

         "Group I Stepdown Date": The later to occur of (x) the Payment Date in October 2001 and (y) the first Group I Payment Date on which the Group I Senior Enhancement Percentage (after taking into account distributions of principal with respect to Group I on such Payment Date but prior to any application of the Principal Distribution Amount to the Group I Certificates) is equal to or greater than the Group I Senior Specified Enhancement Percentage.

         "Group I Subordinated Trigger Event": A Group I Subordinated Trigger Event has occurred with respect to a Payment Date if both of the following tests are failed on such Payment Date:

         A Group I Cumulative Loss Test is failed with respect to a Payment Date if the amount of the Cumulative Loss Percentage with respect to Group I equals or exceeds the percentage set out for the corresponding Payment Date below:


         Payment Dates                        Cumulative Loss Percentage
         -------------                        --------------------------

         October 2000 - September 2001                   1.50%
         October 2001 - September 2002                   2.60%
         October 2002 - September 2003                   3.30%
         October 2003 - September 2006                   3.50%


         A Group I Delinquency Test is failed with respect to a Payment Date if the amount of 60+ Day Delinquent Loans, with respect to Group I as a percentage of the aggregate outstanding Loan Balance of Group I equals or exceeds the percentage set out for the corresponding Payment Date below:


         Payment Dates                        60+ Day Delinquent Percentage
         -------------                        -----------------------------

         October 2000 - September 2002                    4.00%
         October 2002 - September 2004                    5.50%
         October 2004 - September 2006                    8.00%

         "Group I Targeted Overcollateralization Amount": On any Payment Date
(x) prior to the Group I Stepdown Date, 2.0% of the aggregate Certificate Principal Balance of the Group I Certificates as of the Startup Day and (y) on or after the Group I Stepdown Date, the greater of (A) 4.0% of the aggregate outstanding Loan Balance of the Mortgage Loans in Group I as of the last day of the related Remittance Period and (B) $1,409,682.

         "Group I Trigger Event": A Group I Trigger Event has occurred with respect to a Payment Date if the percentage obtained by dividing (x) the principal amount of 60+ Day Delinquent Loans in Group I by (y) the aggregate outstanding Loan Balance of the Mortgage Loans in Group I as of the last day of the immediately preceding Remittance Period equals or exceeds 185% of the Group I Senior Enhancement Percentage as of the last day of the immediately preceding Remittance Period.

         "Group I Weighted Average Pass-Through Rate": As to any Payment Date, the weighted average of the Class A-1 Pass-Through Rate, the Class A-2 Pass-Through Rate, the Class A-3 Pass-Through Rate, the Class A-4 Pass-Through Rate, the Class A-5 Pass-Through Rate, the Class A-6 Pass-Through Rate and the Class B-1F Pass-Through Rate (such rate calculated for this purpose on the basis of 360-day year assumed to consist of twelve 30 day months) weighted by the respective Certificate Principal Balance of the related Class as of such Payment Date before taking into account any distributions to be made on such Payment Date.

         "Group II": The pool of Mortgage Loans identified in the related Schedule of Mortgage Loans as having been assigned to Group II in Schedule I-B hereto, including any Qualified Replacement Mortgages delivered in replacement thereof.

         "Group II Applied Realized Loss Amount": As of any Payment Date, the excess of (x) the aggregate Certificate Principal Balance of the Group II Certificates on such Payment Date, after taking into account the distribution of the Group II Principal Distribution Amount on such Payment Date but prior to the application of the Group II Applied Realized Loss Amount, if any, on such Payment Date over (y) the aggregate outstanding Loan Balance of the Mortgage Loans in Group II as of the last day of the related Remittance Period.

         "Group II Available Escalation Amount": With respect to any Payment Date, an amount (but not less than zero) equal to the sum of, with respect to each Class of Formula Certificates, the product of (i) a rate equal to the Group II Net Weighted Average Coupon Rate minus the Formula Rate for such Class and
(ii) the Certificate Principal Balance of such Class.

         "Group II Available Funds Cap Rate": With respect to Group II, on any Payment Date, a rate equal to the sum of (i) the Group II Net Weighted Average Coupon Rate and (ii) the percentage equivalent of a fraction, the numerator of which is the Group II Available Escalation Amount and the denominator of which is the sum of the Certificate Principal Balances for each Class of the Group II Capped Certificates.

         "Group II Available Funds Cap Shortfall Amortization Amount": As of any Payment Date, any amount distributed pursuant to Section 7.03(j)(2) on such Payment Date.

         "Group II Available Funds Cap Shortfall Amount": As of any Payment Date, the excess, if any, of (x) the excess, if any, of (a) the aggregate amount of interest due on the Group II Capped Certificates on all prior Payment Dates, calculated at the related Formula Rate applicable to each such Payment Date over
(b) the aggregate amount of interest due on the Group II Capped Certificates on all prior Payment Dates, calculated at the related Pass-Through Rates applicable to each such Payment Date over (y) all Group II Available Funds Cap Shortfall Amortization Amounts actually funded on all prior Payment Dates.

         "Group II Capped Certificates": With respect to any Payment Date, each Class of Group II Certificates that has a Formula Rate greater than the Group II Net Weighted Average Coupon Rate.

         "Group II Certificates": The Class A-7 Certificates, the Class A-8 Certificates, the Class M-1A Certificates, the Class M-2A Certificates, the Class B-1A Certificates and the Class C-AIO Certificates.

         "Group II Class A Principal Distribution Amount": As of any Payment Date (a) prior to the Group II Stepdown Date or on or after the Group II Stepdown Date if a Group II Trigger Event is in effect, 100% of the Group II Principal Distribution Amount or (b) on or after the Group II Stepdown Date and as to which a Group II Trigger Event is not in effect, the excess of (x) the aggregate Certificate Principal Balance of the Class A-7 Certificates and the Class A-8 Certificates immediately prior to such Payment Date over (y) the lesser of (A) the product of (i) 54.49960% and (ii) the outstanding Loan Balance of the Mortgage Loans in Group II as of the last day of the related Remittance Period and (B) the outstanding aggregate Loan Balance of the Mortgage Loans in Group II as of the last day of the related Remittance Period minus $3,590,335.

         "Group II Extra Principal Distribution Amount": As of any Payment Date, the lesser of (x) the Group II Monthly Excess Interest Amount for such Payment Date and (y) the Group II Overcollateralization Deficiency for such Payment Date.

         "Group II Interest Amount Available": As of any Payment Date, the Group II Interest Remittance Amount less the portion of the Trustee Fee and the Master Servicer Fee related to Group II.

         "Group II Interest Remittance Amount": As of any Monthly Remittance Date, the sum, without duplication, of (i) all interest collected or required to be advanced with respect to the related Remittance Period with respect to the Mortgage Loans in Group II (less the Servicing Fee with respect to such Mortgage Loans), (ii) all Compensating Interest paid by the Servicers on such Monthly Remittance Date with respect to Mortgage Loans in Group II, (iii) the portion of the Substitution Amount relating to interest on the Mortgage Loans in Group II and (iv) all Net Liquidation Proceeds relating to interest not previously advanced with respect to the Mortgage Loans in Group II.

         "Group II Monthly Excess Cashflow Amount": For any Payment Date, the sum of (x) the Group II Monthly Excess Interest Amount and (y) the Group II Overcollateralization Release Amount for such Payment Date.

         "Group II Monthly Excess Interest Amount": With respect to any Payment Date, the excess, if any, of (i) the Group II Interest Amount Available for the related Remittance Period over (ii) the sum of (x) the Current Interest on the Group II Certificates on such Payment Date, (y) the Class A-7 Interest Carry Forward Amount and (z) the Class A-8 Interest Carry Forward Amount.

         "Group II Net Weighted Average Coupon Rate": With respect to any Payment Date, the weighted average of the Coupon Rates of the Mortgage Loans in Group II (weighted by the Loan Balances of the Mortgage Loans in Group II as of the first day of the related Remittance Period), less 0.52% per annum.

         "Group II Overcollateralization Amount": As of any Payment Date, the excess, if any, of (x) the Loan Balance of the Mortgage Loans in Group II as of the last day of the immediately preceding Remittance Period over (y) the aggregate Certificate Principal Balance of the Group II Certificates (after giving effect to all distributions of principal on such Group II Certificates for such Payment Date).

         "Group II Overcollateralization Deficiency": As of any Payment Date, the excess, if any, of (x) the Group II Targeted Overcollateralization Amount for such Payment Date over (y) the Group II Overcollateralization Amount for such Payment Date, calculated for this purpose after taking into account the reduction on such Payment Date of the aggregate Certificate Principal Balance of the Group II Certificates resulting from the distribution of the Group II Principal Remittance Amount (but not the Group II Extra Principal Distribution Amount) on such Payment Date, but prior to taking into account any Group II Applied Realized Loss Amount on such Payment Date.

         "Group II Overcollateralization Release Amount": As of any Payment Date, the lesser of (x) the Group II Principal Remittance Amount for such Payment Date and (y) the excess, if any, of (i) the Group II Overcollateralization Amount for such Payment Date, assuming that 100% of the Group II Principal Remittance Amount is applied on such Payment Date to the payment of principal on the Group II Certificates over (ii) the Group II Targeted

Overcollateralization Amount for such Payment Date; provided, that if a Group II Subordinated Trigger Event is in effect, the Group II Overcollateralization Release Amount shall be zero.

         "Group II Post Stepdown Amount": The lesser of (x) the Group II Principal Distribution Amount and (y) the Group II Class A Principal Distribution Amount.


         "Group II Principal Distribution Amount": As of any Payment Date, the sum of (i) the Group II Principal Remittance Amount (minus, for Payment Dates occurring on and after the Group II Stepdown Date and with respect to which a Trigger Event is not in effect, the Group II Overcollateralization Release Amount, if any) and (ii) the Group II Extra Principal Distribution Amount, if any.

         "Group II Principal Remittance Amount": As of any Monthly Remittance Date, the sum, without duplication, of (i) the scheduled principal collected or required to be advanced by the Servicers with respect to Mortgage Loans in Group II with respect to the related Remittance Period, (ii) all unscheduled principal collected during the related Collection Period, (iii) the Loan Balance of each Mortgage Loan in Group II that was purchased from the Trustee on or prior to such Monthly Remittance Date, to the extent such Loan Balance was actually deposited in the Principal and Interest Account, (iv) any Substitution Amounts relating to principal delivered to the Trust in connection with a substitution of a Mortgage Loan in Group II to the extent such Substitution Amounts were actually deposited in the Principal and Interest Account on or prior to such Monthly Remittance Date and (v) all Net Liquidation Proceeds actually collected by the Servicers with respect to the Mortgage Loans in Group II during the related Remittance Period (to the extent such Net Liquidation Proceeds related to principal).

         "Group II Senior Enhancement Percentage": For any Payment Date, the percentage obtained by dividing (x) the sum of (i) the aggregate Certificate Principal Balance of the Subordinate Certificates relating to Group II and (ii) the Group II Overcollateralization Amount, in each case after taking into account the distribution of the Group II Principal Distribution Amount on such Payment Date by (y) the Loan Balance of the Mortgage Loans in Group II as of the last day of the related Remittance Period.

         "Group II Senior Specified Enhancement Percentage": On any date of determination thereof means 45.50%.

         "Group II Stepdown Date": The later to occur of (x) the Payment Date in October 2001 and (y) the first Group II Payment Date on which the Group II Senior Enhancement Percentage (after taking into account distributions of principal with respect to Group II on such Payment Date) is equal to or greater than the Group II Senior Specified Enhancement Percentage.

         "Group II Subordinated Trigger Event": A Group II Subordinated Trigger Event has occurred with respect to a Payment Date if both of the following tests are failed on such Payment Date:

         A Group II Cumulative Loss Test is failed with respect to a Payment Date if the Cumulative Loss Percentage with respect to Group II equals or exceeds the percentage set out for the corresponding Payment Date below:


         Payment Dates                             Cumulative Loss Percentage
         -------------                             --------------------------

         October 2000 - September 2001                        2.10%
         October 2001 - September 2002                        3.50%
         October 2002 - September 2003                        4.40%
         October 2003 - September 2004                        4.80%
         October 2004 - September 2005                        5.20%
         October 2005 - September 2006                        5.60%

         A Group II Delinquency Test is failed with respect to a Payment Date if the amount of 60+ Day Delinquent Loans, with respect to Group II as a percentage of the aggregate outstanding Loan Balance of Group II equals or exceeds the percentage set out for the corresponding Payment Date below:

         Payment Dates                         60+ Day Delinquency Percentage
         -------------                         ------------------------------

         October 2000 - September 2002                      4.00%
         October 2002 - September 2004                      5.50%
         October 2004 - September 2006                      8.00%

         "Group II Targeted Overcollateralization Amount": On any Payment Date
(x) prior to the Group II Stepdown Date, 2.50% of the aggregate Certificate Principal Balance of the Group II Certificates as of the Startup Day and (y) on or after the Group II Stepdown Date, the greater of (A) 5.00% of the aggregate outstanding Loan Balance of the Mortgage Loans in Group II as of the last day of the related Remittance Period and (B) $3,590,335.

         "Group II Trigger Event": A Group II Trigger Event has occurred with respect to a Payment Date if the percentage obtained by dividing (x) the principal amount of 60+ Day Delinquent Loans in Group II by (y) the aggregate outstanding Loan Balance of the Mortgage Loans in Group II as of the last day of the immediately preceding Remittance Period equals or exceeds 40% of the Group II Senior Enhancement Percentage.

         "Group II Weighted Average Pass-Through Rate": As to any Payment Date, the weighted average of the Class A-7 Pass-Through Rate, the Class A-8 Pass-Through Rate, the Class M-1A Pass-Through Rate, the Class M-2A Pass-Through Rate, and the Class B-1A Pass-Through Rate weighted by the respective Certificate Principal Balance of the related Class as of such Payment Date before taking into account any distributions to be made on such Payment Date.

         "Guarantee": The Guarantee of the Guarantor set forth in Section 7.04, relating to the Guaranteed Certificates.

         "Guarantee Fee": As to any Payment Date, the fee payable to the Guarantor in respect of its services as Guarantor that accrues at the Guarantee Fee Rate on a balance equal to the aggregate Certificate Principal Balance of the Guaranteed Certificates prior to distributions of principal, if any, on the Guaranteed Certificates on such Payment Date.

         "Guarantee Fee Rate": The per annum rate set forth in a side letter of the Guarantor, addressed to the Trustee, the Depositor, the Seller and the Master Servicer.

         "Guaranteed Certificates": The Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class A-5 Certificates and the Class A-6 Certificates.

         "Guaranteed Interest Distribution Amount": The amount, if any, by which the Class A Current Interest payable to the Guaranteed Certificates exceeds the Group I Interest Amount Available remaining in the Certificate Account after payments pursuant to Section 7.03(c)(iii) of this Agreement.

         "Guaranteed Principal Distribution Amount": The amount, if any, by which the aggregate Certificate Principal Balance of the Guaranteed Certificates exceeds the sum of the aggregate Loan Balance of the Mortgage Loans in Group I at the end of the related Remittance Period (after giving effect to all amounts distributable and allocable to principal on the Guaranteed Certificates on such Payment Date).

         "Guarantor": Freddie Mac, or its successor in interest.

         "Guarantor Payment": Any payment made by the Guarantor in respect of a Deficiency Amount.

         "Guarantor Reimbursement Amount": With respect to any Payment Date, the sum of all amounts paid by the Guarantor in respect of Deficiency Amounts on all prior Payment Dates to the extent not previously reimbursed, with interest thereon at a rate equal to the weighted average of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-6 Pass-Through Rates (to the extent such Classes are Outstanding).

         "Highest Lawful Rate": As defined in Section 11.13.

         "Incentive Fee": The "incentive fee" provided in the Special Servicing Agreement; provided, that in the event that the initial Special Servicer is removed pursuant to Section 8.20 or resigns pursuant to Section 8.21, the Incentive

Fee will be that fee agreed upon by the successor Special Servicer, the Guarantor and the Trustee; provided, further that in the event the Special Servicer is replaced pursuant to Section 8.37, the incentive fee will be as specified in Section 8.37.

         "Indirect Participant": Any financial institution for whom any Direct Participant holds an interest in an Offered Certificate.

         "Information Circular": The AMRESCO Residential Securities Corporation Mortgage Loan Trust 1998-3 Information Circular dated September 15, 1998 relating to the Guaranteed Certificates.

         "Insurance Policy": Any hazard, flood, title or primary mortgage insurance policy relating to a Mortgage Loan, provided that any amount remitted under Section 8.11 hereof shall be considered a payment under an Insurance Policy.

         "Interest Rate Adjustment Date": With respect to an adjustable rate Mortgage Loan, the date on which the Coupon Rate is adjusted with respect to such Mortgage Loan. The first Interest Rate Adjustment Date for each adjustable rate Mortgage Loan is the date set forth on the Schedule of Mortgage Loans.

         "Interest Remittance Amount": The sum of the Group I Interest Remittance Amount and the Group II Interest Remittance Amount.

         "Liquidated Loan": As defined in Section 8.13(b) hereof.

         "Liquidation Expenses": Expenses, not to exceed Liquidation Proceeds, which are incurred by the Servicer or the Special Servicer in connection with the liquidation of any defaulted Mortgage Loan, such expenses, including, without limitation, legal fees and expenses, and any unreimbursed Servicing Advances expended by the Servicer or the Special Servicer pursuant to Section 8.09(b) with respect to the related Mortgage Loan, provided, that such fees and expenses are not to include any Special Servicing Fee or Incentive Fee.

         "Liquidation Proceeds": With respect to any Liquidated Loan, any amounts (including the proceeds of any Insurance Policy) recovered by a Servicer in connection with such Liquidated Loan, whether through trustee's sale, foreclosure sale or otherwise.

         "Loan Balance": With respect to each Mortgage Loan and as of any date of determination, the outstanding principal balance thereof on the Cut-Off Date, less the sum of (i) any principal payments relating to such Mortgage Loan (whether received from the related Mortgagor or advanced by the related Servicer) included in previous Monthly Remittance Amounts, and (ii) any Cram Down Losses relating to such Mortgage Loan; provided, however, that the Loan Balance for any Mortgage Loan that has become a Liquidated Loan shall be zero as of the first day of the Remittance Period following the Remittance Period in which such Mortgage Loan becomes a Liquidated Loan, and at all times thereafter.

         "Loan Purchase Price": With respect to any Mortgage Loan purchased from the Trust on a Monthly Remittance Date pursuant to Section 3.03, 3.04, 3.05, 3.06(b), 8.10(b) or 8.13(a) hereof, an amount equal to the Loan Balance of such Mortgage Loan as of the date of purchase (assuming that the related Delinquency Advance has already been remitted), plus one month's interest on the Loan Balance thereof as of the beginning of the related Remittance Period computed at the then applicable Coupon Rate, together with (without duplication) the aggregate amounts of (i) all unreimbursed Delinquency Advances and Servicing Advances theretofore made with respect to such Mortgage Loan, (ii) the interest portion of any Delinquency Advances which the related Servicer has theretofore failed to remit with respect to such Mortgage Loan as required by this Agreement and (iii) all reimbursed Delinquency Advances to the extent that reimbursement is not made from the Mortgagor or from Liquidation Proceeds from the respective Mortgage Loan.

         "Loan-to-Value Ratio": As of any particular date, the percentage obtained by dividing the Appraised Value into the original principal balance of the Note.

         "London Business Day": Any day on which banks are open for dealing in foreign currency and exchange in London and New York City.

         "Lower-Tier A-1 Monthly Interest": With respect to any Payment Date, the amount of interest accrued on the Lower-Tier Balance of the Lower-Tier Interest A-1 immediately prior to such Payment Date during the related Accrual Period at the Lower-Tier A-1 Pass-Through Rate.

         "Lower-Tier A-1 Pass-Through Rate": For any Payment Date, the Group I Net Weighted Average Coupon Rate.

         "Lower-Tier A-2 Monthly Interest": With respect to any Payment Date, the amount of interest accrued on the Lower-Tier Balance of the Lower-Tier Interest A-2 immediately prior to such Payment Date during the related Accrual Period at the Lower-Tier A-2 Pass-Through Rate.

         "Lower-Tier A-2 Pass-Through Rate": For any Payment Date, the Group I Net Weighted Average Coupon Rate.

         "Lower-Tier A-3 Monthly Interest": With respect to any Payment Date, the amount of interest accrued on the Lower-Tier Balance of the Lower-Tier Interest A-3 immediately prior to such Payment Date during the related Accrual Period at the Lower-Tier A-3 Pass-Through Rate.

         "Lower-Tier A-3 Pass-Through Rate": For any Payment Date, the Group I Net Weighted Average Coupon Rate.

         "Lower-Tier A-4 Monthly Interest": With respect to any Payment Date, the amount of interest accrued on the Lower-Tier Balance of the Lower-Tier Interest A-4 immediately prior to such Payment Date during the related Accrual Period at the Lower-Tier A-4 Pass-Through Rate.

         "Lower-Tier A-4 Pass-Through Rate": For any Payment Date, the Group I Net Weighted Average Coupon Rate.

         "Lower-Tier A-5 Monthly Interest": With respect to any Payment Date, the amount of interest accrued on the Lower-Tier Balance of the Lower-Tier Interest A-5 immediately prior to such Payment Date during the related Accrual Period at the Lower-Tier A-5 Pass-Through Rate.

         "Lower-Tier A-5 Pass-Through Rate": For any Payment Date, the Group I Net Weighted Average Coupon Rate.

         "Lower-Tier A-6 Monthly Interest": With respect to any Payment Date, the amount of interest accrued on the Lower-Tier Balance of the Lower-Tier Interest A-6 immediately prior to such Payment Date during the related Accrual Period at the Lower-Tier A-6 Pass-Through Rate.

         "Lower-Tier A-6 Pass-Through Rate": For any Payment Date, the Group I Net Weighted Average Coupon Rate.

         "Lower-Tier A-7 Monthly Interest": With respect to any Payment Date, the amount of interest accrued on the Lower-Tier Balance of the Lower-Tier Interest A-7 immediately prior to such Payment Date during the related Accrual Period at the Lower-Tier A-7 Pass-Through Rate.

         "Lower-Tier A-7 Pass-Through Rate": For any Payment Date, the Group II Net Weighted Average Coupon Rate.

         "Lower-Tier A-8 Monthly Interest": With respect to any Payment Date, the amount of interest accrued on the Lower-Tier Balance of the Lower-Tier Interest A-8 immediately prior to such Payment Date during the related Accrual Period at the Lower-Tier A-8 Pass-Through Rate.

         "Lower-Tier A-8 Pass-Through Rate": For any Payment Date, the Group II Net Weighted Average Coupon Rate.

         "Lower-Tier B-1A Monthly Interest": With respect to any Payment Date, the amount of interest accrued on the Lower-Tier Balance of the Lower-Tier Interest B-1A immediately prior to such Payment Date during the related Accrual Period of the Lower-Tier B-1A Pass-Through Rate.

         "Lower-Tier B-1A Pass-Through Rate": For any Payment Date, the Group II Net Weighted Average Coupon Rate.

         "Lower-Tier B-1F Monthly Interest": With respect to any Payment Date, the amount of interest accrued on the Lower-Tier Balance of the Lower-Tier Interest B-1F immediately prior to such Payment Date during the related Accrual Period at the Lower-Tier B-1F Pass-Through Rate.

         "Lower-Tier B-1F Pass-Through Rate": For any Payment Date, the Group I Net Weighted Average Coupon Rate.

         "Lower-Tier Balance": As to each Class of Lower-Tier Interests and any Payment Date, the Initial Lower-Tier Balance as set forth in Section 2.08(a) minus an amount equal to the aggregate amount distributed as principal to the corresponding Classes of the Offered Certificates on previous Payment Dates pursuant to Section 7.03(f) and (g).

         "Lower-Tier Group I Distribution Amount": With respect to any Payment Date, the sum of the Lower-Tier A-1 Monthly Interest, the Lower-Tier A-2 Monthly Interest, the Lower-Tier A-3 Monthly Interest, the Lower-Tier A-4 Monthly Interest, the Lower-Tier A-5 Monthly Interest, the Lower-Tier A-6 Monthly Interest, the Lower-Tier B-1F Monthly Interest, the Group I Class A Principal Distribution Amount and the Class B-1F Principal Distribution Amount. Such Group I Class A Principal Distribution Amount is allocated as follows: (a) to the Lower-Tier Interest A-6 an amount equal to the Class A-6 Lockout Distribution Amount and (b) as a distribution on the Lower-Tier Interest A-1 until the Lower-Tier Interest A-1 Termination Date, the Class A-1 Distribution Amount; as a distribution on the Lower-Tier Interest A-2 until the Lower-Tier Interest A-2 Termination Date, the Class A-2 Distribution Amount; as a distribution on the Lower-Tier Interest A-3 until the Lower-Tier Interest A-3 Termination Date, the Class A-3 Distribution Amount; as a distribution on the Lower-Tier Interest A-4 until the Lower-Tier Interest A-4 Termination Date, the Class A-4 Distribution Amount; as a distribution on the Lower-Tier Interest A-5 until the Lower-Tier Interest A-5 Termination Date, the Class A-5 Distribution Amount; and as a distribution on the Lower-Tier Interest A-6 until the Lower-Tier Interest A-6 Termination Date, the Class A-6 Distribution Amount.

         "Lower-Tier Group II Distribution Amount": With respect to any Payment Date, the sum of the Lower-Tier A-7 Monthly Interest, the Lower-Tier A-8 Monthly Interest, the Lower-Tier M-1A Monthly Interest, the Lower-Tier M-2A Monthly Interest, the Lower-Tier B-1A Monthly Interest, the Group II Class A Principal Distribution Amount, the Lower-Tier M-1A Principal Distribution Amount, the Class M-2A Principal Distribution Amount and the Class B- 1A Principal Distribution Amount. Such Group II Class A Principal Distribution Amount is allocated as follows: (a) to the Lower-Tier Interest A-8, an amount equal to the Class A-8 Lockout Distribution Amount and (b) as a distribution on the Lower-Tier Interest A-7 until the Lower-Tier Interest A-7 Termination Date, the Class A-7 Distribution Amount and as a distribution on the Lower-Tier Interest A-8 until the Lower-Tier Interest A-8 Termination Date, the Class A-8 Distribution Amount.

         "Lower-Tier Interest A-1": The interest of that name established pursuant to Section 2.08(a) hereof.

         "Lower-Tier Interest A-2": The interest of that name established pursuant to Section 2.08(a) hereof.

         "Lower-Tier Interest A-3": The interest of that name established pursuant to Section 2.08(a) hereof.

         "Lower-Tier Interest A-4": The interest of that name established pursuant to Section 2.08(a) hereof.

         "Lower-Tier Interest A-5": The interest of that name established pursuant to Section 2.08(a) hereof.

         "Lower-Tier Interest A-6": The interest of that name established pursuant to Section 2.08(a) hereof.

         "Lower-Tier Interest A-7": The interest of that name established pursuant to Section 2.08(a) hereof.

         "Lower-Tier Interest A-8": The interest of that name established pursuant to Section 2.08(a) hereof.

         "Lower-Tier Interest B-1A": The interest of that name established pursuant to Section 2.08(a) hereof.

         "Lower-Tier Interest B-1F": The interest of that name established pursuant to Section 2.08(a) hereof.

         "Lower-Tier Interest M-1A": The interest of that name established pursuant to Section 2.08(a) hereof.

         "Lower-Tier Interest M-2A": The interest of that name established pursuant to Section 2.08(a) hereof.

         "Lower-Tier Interest A-1 Termination Date": The Payment Date on which the Lower-Tier Balance of Lower-Tier Interest A-1 is reduced to zero through the distribution made in respect of Lower-Tier Interest A-1 on such Payment Date.

         "Lower-Tier Interest A-2 Termination Date": The Payment Date on which the Lower-Tier Balance of Lower-Tier Interest A-2 is reduced to zero through the distribution made in respect of Lower-Tier Interest A-2 on such Payment Date.

         "Lower-Tier Interest A-3 Termination Date": The Payment Date on which the Lower-Tier Balance of Lower-Tier Interest A-3 is reduced to zero through the distribution made in respect of Lower-Tier Interest A-3 on such Payment Date.

         "Lower-Tier Interest A-4 Termination Date": The Payment Date on which the Lower-Tier Balance of Lower-Tier Interest A-4 is reduced to zero through the distribution made in respect of Lower-Tier Interest A-4 on such Payment Date.

         "Lower-Tier Interest A-5 Termination Date": The Payment Date on which the Lower-Tier Balance of Lower-Tier Interest A-5 is reduced to zero through the distribution made in respect of Lower-Tier Interest A-5 on such Payment Date.

         "Lower-Tier Interest A-6 Termination Date": The Payment Date on which the Lower-Tier Balance of Lower-Tier Interest A-6 is reduced to zero through the distribution made in respect of Lower-Tier Interest A-6 on such Payment Date.

         "Lower-Tier Interest A-7 Termination Date": The Payment Date on which the Lower-Tier Balance of Lower-Tier Interest A-7 is reduced to zero through the distribution made in respect of Lower-Tier Interest A-7 on such Payment Date.

         "Lower-Tier Interest A-8 Termination Date": The Payment Date on which the Lower-Tier Balance of Lower-Tier Interest A-8 is reduced to zero through the distribution made in respect of Lower-Tier Interest A-8 on such Payment Date.

         "Lower-Tier Interest B-1A Termination Date": The Payment Date on which the Lower-Tier Balance of Lower-Tier Interest B-1A is reduced to zero through the distribution made in respect of Lower-Tier Interest B-1A on such Payment Date.

         "Lower-Tier Interest B-1F Termination Date": The Payment Date on which the Lower-Tier Balance of Lower-Tier Interest B-1F is reduced to zero through the distribution made in respect of Lower-Tier Interest B-1F on such Payment Date.

         "Lower-Tier Interest M-1A Termination Date": The Payment Date on which the Lower-Tier Balance of Lower-Tier Interest M-1A is reduced to zero through the distribution made in respect of Lower-Tier Interest M-1A on such Payment Date.

         "Lower-Tier Interest M-2A Termination Date": The Payment Date on which the Lower-Tier Balance of Lower-Tier Interest M-2A is reduced to zero through the distribution made in respect of Lower-Tier Interest M-2A on such Payment Date.

         "Lower-Tier M-1A Monthly Interest": With respect to any Payment Date, the amount of interest accrued on the Lower-Tier Balance of the Lower-Tier Interest M-1A immediately prior to such Payment Date during the related Accrual Period at the Lower-Tier M-1A Pass-Through Rate.

         "Lower-Tier M-1A Pass-Through Rate": For any Payment Date, the Group II Net Weighted Average Coupon Rate.

         "Lower-Tier M-2A Monthly Interest": With respect to any Payment Date, the amount of interest accrued on the Lower-Tier Balance of the Lower-Tier Interest M-2A immediately prior to such Payment Date during the related Accrual Period at the Lower-Tier M-2A Pass-Through Rate.

         "Lower-Tier M-2A Pass-Through Rate": For any Payment Date, the Group II Net Weighted Average Coupon Rate.

         "Lower-Tier Pass-Through Rate": As to each of the respective Lower-Tier Interests, the applicable "Lower-Tier Pass-Through Rate" set forth in Section
2.08 hereof.

         "Lower-Tier REMIC": The segregated pool of assets referred to as the Trust Estate other than the Upper-Tier Group I Distribution Account, the Upper-Tier Group II Distribution Account, the Guarantee and the Special Servicer Reserve Fund.

         "Lower-Tier REMIC Residual Class": With respect to the Lower-Tier REMIC, the interest therein designated as the "residual interest" therein for purposes of the REMIC Provisions. The Lower-Tier REMIC Residual Class shall be uncertificated, and shall be issuable only in Percentage Interests of 99.999% to the Seller and 0.001% to Norwest Bank Minnesota, National Association., as Tax Matters Person. Such interests shall be non-transferrable, except that Norwest Bank Minnesota, National Association may assign such interest to another person who accepts such assignment and the designation as Tax Matters Person pursuant to Section 11.18 hereof. The Lower-Tier REMIC Residual Class is entitled only to any amounts at any time held in the Certificate Account and not required to be paid to the Upper-Tier REMIC, which is expected to be zero at all times during the term of this Agreement.

         "Manufactured Home (Mobile Home)": A residential structure built on a steel undercarriage with necessary wheel assembly to be transported to a permanent or semi-permanent site (1) that is permanently affixed to a concrete foundation that assumes the characteristics commonly used for site-built housing in the area, (2) that has the wheels, axles and trailer hitches removed, (3) that is on a foundation with footings anchored in concrete and located below the frost line of the property or is permanently affixed to a concrete slab, (4) is built after June 15, 1976 and conforms to National Manufactured Home Construction and Safety Standards, (5) is at least a double-wide structure, (6) is legally classified and taxed as real property, and (7) has a title policy issued and is insured as a single family residence with all title insurance endorsements (including the merging and elimination of any vehicle or UCC licensing or title) and indemnities against any loss of the Manufactured Home determined not to be part of the real property.

         "Master Servicer": AMRESCO Residential Capital Markets, Inc., a Delaware corporation and any successor thereto.

         "Master Servicer Fee": An amount equal to the product of (x) the aggregate outstanding Loan Balance as of the last day of the related Collection Period and (y) the Master Servicer Fee Rate.

         "Master Servicer Fee Rate": 0.0175% per annum.

         "Mezzanine Certificates": Collectively, the Class M-1A Certificates and the Class M-2A Certificates.

         "Monthly Remittance Amount": The sum of the Interest Remittance Amount and the Principal Remittance Amount.

         "Monthly Remittance Date": The 20th day of each month or if such day is not a Business Day, the Business Day succeeding such day, commencing in October 1998.

         "Moody's": Moody's Investors Service Inc., or any successor thereto.

         "Mortgage": The mortgage, deed of trust or other instrument creating a first lien on an estate in fee simple interest in real property securing a Note.

         "Mortgage Loan Group" or "Group": Group I or Group II, as the case may be. References herein to the related Class of Offered Certificates, when used with respect to a Mortgage Loan Group, shall mean (A) in the case of Group I, the Group I Certificates and (B) in the case of Group II, the Group II Certificates.

         "Mortgage Loans": Such of the mortgage loans (including Specially Serviced Mortgage Loans) transferred and assigned to the Trust pursuant to
Section 3.05(a) hereof, together with any Qualified Replacement Mortgages substituted therefor in accordance with this Agreement, as from time to time are held as a part of the Trust Estate, the Mortgage Loans originally so held being identified in the Schedules of Mortgage Loans. The term "Mortgage Loan" includes any Mortgage Loan which is Delinquent, which relates to a foreclosure or which relates to a Property which is REO Property prior to such Property's disposition by the Trust. Any mortgage loan which, although intended by the parties hereto to have been, and which purportedly was, transferred and assigned to the Trust by the Depositor, in fact was not transferred and assigned to the Trust for any reason whatsoever, including, without limitation, the incorrectness of the statement in Section 3.04(a)(i) with respect to such mortgage loan, shall nevertheless be considered a "Mortgage Loan" for all purposes of this Agreement.

         "Mortgagor":  The obligor on a Note.

         "Net Liquidation Proceeds": As to any Liquidated Loan, Liquidation Proceeds net of Liquidation Expenses, unreimbursed Delinquency Advances, unreimbursed Servicing Advances and accrued Servicing Fees relating to such Mortgage Loan. In no event shall Net Liquidation Proceeds with respect to any Liquidated Loan be less than zero.

         "90+ Day Delinquent Loan": With respect to any date of determination thereof, all REO Properties and each Mortgage Loan, with respect to which any portion of a Scheduled Payment is, as of the last day of the related Collection Period, 90 days or more Delinquent (including any Mortgage Loans which have gone into foreclosure or have been discharged by reason of bankruptcy).

         "90+ Delinquency Percentage (Rolling Three Month)": With respect to any date of determination thereof, the average of the percentage equivalents of the fractions determined for each of the three immediately preceding Collection Periods the numerator of each of which is equal to the aggregate Loan Balance of 90+ Day Delinquent Loans as of the last day of the preceding Collection Period and the denominator of which is the aggregate Loan Balance of all of the Mortgage Loans as of the last day of the preceding Collection Period.

         "Note": The note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan.

         "Notional Principal Amount": With respect to a Class of the Class C-IO Certificates, the related Class C-FIO Notional Principal Amount or the Class C-AIO Notional Principal Amount.

         "Offered Certificates": Collectively, the Class A Certificates, the Mezzanine Certificates and the Class B-1 Certificates.

         "Officer's Certificate": A certificate signed by any Authorized Officer of any Person delivering such certificate and delivered to the Trustee.

         "One-Month LIBOR": With respect to any Accrual Period for the Group II Certificates, the rate determined by the Trustee on the related One-Month LIBOR Determination Date on the basis of the offered rate for one-month U.S. dollar deposits as such rate appears on Telerate Page 3750 as of 11:00 a.m. (London time) on such date; provided that if such rate does not appear on Telerate Page 3750, the rate for such date will be determined on the basis of the rates at which one-month U.S. dollar deposits are offered by the Reference Banks at approximately 11:00 a.m. (London time) on such date to prime banks in the London interbank market. In such event, the Trustee will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that date will be the arithmetic mean of the quotations (rounded upwards if necessary to the nearest whole multiple of 1/16%). If fewer than two quotations are provided as requested, the rate for that date will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Trustee, at approximately 11:00 a.m. (New York City time) on such date for one-month U.S. dollar loans to leading European banks.

         "One-Month LIBOR Determination Date": For the initial Accrual Period for the Group II Certificates (other than the Class A-8 Certificates), the second London Business Day prior to the Closing Date. With respect to any Accrual Period thereafter for the Group II Certificates (other than the Class A-8 Certificates), the second London Business Day preceding the commencement of such Accrual Period.

         "Operative Documents": Collectively, this Agreement and the
Certificates.

         "Opinion of Counsel": A written opinion of counsel, who may be counsel to the Depositor, the Seller, the Servicer, the Special Servicer, the Master Servicer or the Trustee, which counsel shall be reasonably acceptable to the Trustee and, if such opinion relates to Group I, the Guarantor. Any Opinion of Counsel that relates to tax matters must be an opinion of independent outside counsel.

         "Original Aggregate Loan Balance": The aggregate Loan Balance of all Mortgage Loans as of the Cut-Off Date, i.e., $999,995,160.46 (consisting of $281,933,047.53 relating to Group I and $718,062,112.93 relating to Group II).

         "Originator": Each of the companies from whom the Seller purchased the Mortgage Loans.

         "Outstanding": With respect to all Certificates of a Class, as of any date of determination, all such Certificates theretofore executed and delivered hereunder except:

                  (i) Certificates theretofore canceled by the Registrar or delivered to the Registrar for cancellation;

                  (ii) Certificates or portions thereof for which full and final payment of money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent in trust for the Owners of such Certificates;

                  (iii) Certificates in exchange for or in lieu of which other Certificates have been executed and delivered pursuant to this Agreement, unless proof satisfactory to the Trustee is presented that any such Certificates are held by a bona fide purchaser;

                  (iv) Certificates alleged to have been destroyed, lost or stolen for which replacement Certificates have been issued as provided for in Section 5.05 hereof; and

                  (v) Certificates as to which the Trustee has made the final distribution thereon, whether or not such Certificate is ever returned to the Trustee.

         "Overcollateralization Release Amount": For any Payment Date, the sum of the Group I Overcollateralization Release Amount and the Group II Overcollateralization Release Amount.

         "Owner": The Person in whose name a Certificate is registered in the Register, to the extent described in Section 5.06 hereof; provided that solely for the purposes of determining the exercise of any voting rights hereunder, if any Offered Certificates are beneficially owned by the Seller or any affiliate thereof, the Seller or such affiliate shall not be considered an Owner.

         "PAG": The Seller's "Performance Assumption Groupings" as described in the Prospectus Supplement and the Information Circular.

         "Paying Agent": Initially, the Trustee, and thereafter, the Trustee or any other Person that meets the eligibility standards for the Paying Agent specified in Section 11.15 hereof and is authorized by the Trustee and the Depositor to make payments on the Certificates on behalf of the Trustee.

         "Payment Date": Any date on which the Trustee is required to make distributions to the Owners, which shall be the 25th day of each month or if such day is not a Business Day, the next Business Day thereafter, commencing in the month following the month in which the Startup Day occurs.

         "Percentage Interest": With respect to an Offered Certificate or a Class C-IO Certificate, a fraction, expressed as a decimal, the numerator of which is the initial Certificate Principal Balance (or, in the case of the Class C-IO Certificates, the related Notional Principal Amount) represented by such Certificate and the denominator of which is the aggregate initial Certificate Principal Balance (or, in the case of the Class C-IO Certificates, the related Notional Principal Amount) represented by all the Certificates of the same Class. With respect to a Class S Certificate, a Class D Certificate or a Class R Certificate, the portion of the Class evidenced thereby, expressed as a percentage, as stated on the face of such Certificate, all of which shall total 100% with respect to the related Class.

         "Permitted Exceptions": The following: (a) the lien of current real property taxes and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to prudent mortgage lending institutions generally and specifically referred to in the lender's title insurance policy delivered to the related Originator of the Mortgage Loan and referred to or otherwise considered in the appraisal made for the related Originator of the Mortgage Loan; (c) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Property; and (d) a valid and current first lien for Second Mortgages.

         "Person": Any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         "Preference Amount": With respect to the Certificates, any amounts of Current Interest and principal included in previous distributions to the Owners of such Certificates which are recovered from such Owners as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code in accordance with a final, nonappealable order of a court having competent jurisdiction and which have not theretofore been repaid to such Owners.

         "Prepaid Installment": With respect to any Mortgage Loan, any installment of principal thereof and interest thereon received by the Servicer or the Special Servicer prior to the scheduled due date for such installment, intended by the Mortgagor as an early payment thereof and not as a Prepayment with respect to such Mortgage Loan.

         "Prepayment": Any payment of principal of a Mortgage Loan which is received by the Servicer in advance of the scheduled due date for the payment of such principal (other than the principal portion of any Prepaid Installment). Substitution Amounts, the portion of the purchase price of any Mortgage Loan purchased from the Trust pursuant to Section 3.03, 3.04, 3.05, 3.06(b) or 8.10(b) hereof representing principal and the proceeds of any Insurance Policy which are to be applied as a payment of principal on the related Mortgage Loan shall be deemed to be Prepayments for all purposes of this Agreement.

         "Preservation Expenses": Expenditures made by the Servicer or the Special Servicer in connection with a foreclosed Mortgage Loan prior to the liquidation thereof, including, without limitation, expenditures for real estate property taxes, hazard insurance premiums, property restoration or preservation.

         "Prime Rate": The prime rate of major United States banks as listed in The Wall Street Journal on the first Business Day of the month.

         "Principal and Interest Account": Each principal and interest account established by the Servicer and the Special Servicer pursuant to Section 8.08(a) hereof.

         "Principal Remittance Amount": As of any Monthly Remittance Date, the sum of the Group I Principal Remittance Amount and the Group II Principal Remittance Amount.

         "Prohibited Transaction": The meaning set forth from time to time in the definition thereof at Section 860F(a)(2) of the Code (or any successor statute thereto) and applicable to the Trust.

         "Property": The underlying property securing a Mortgage Loan.

         "Prospectus": The Prospectus dated September 5, 1997 constituting part of the Registration Statement.

         "Prospectus Supplement": The AMRESCO Residential Securities Corporation Mortgage Loan Trust 1998-3 Prospectus Supplement dated September 15, 1998 to the Prospectus.

         "Purchase Option Period": As defined in Section 9.03(a) hereof.

         "Qualified Liquidation": The meaning set forth from time to time in the definition thereof at Section 860F(a)(4) of the Code (or any successor statute thereto) and applicable to the Trust.

         "Qualified Mortgage": The meaning set forth from time to time in the definition thereof at Section 860G(a)(3) of the Code (or any successor statute thereto) and applicable to the Trust.

         "Qualified Replacement Mortgage": A Mortgage Loan substituted for another pursuant to Section 3.03, 3.04, 3.05 or 3.06(b) hereof, which (i) has a Coupon Rate not less than and not more than 1% greater than the Coupon Rate of the Mortgage Loan being replaced, (ii) is of the same property type (i.e., single family, condominium, PUD unit, etc.) or is a single family dwelling and the same occupancy status as the replaced Mortgage Loan or is a primary residence, (iii) shall mature no later than August 1, 2028, (iv) has a Loan-to-Value Ratio as of the Subsequent Cut-Off Date no higher than the Loan-to-Value Ratio of the replaced Mortgage Loan at such time, (v) shall be of the same or higher credit quality classification (determined in accordance with the PAGs) as the Mortgage Loan which such Qualified Replacement Mortgage replaces, (vi) has a Loan Balance as of the related Subsequent Cut-Off Date not greater than and not substantially less than the Loan Balance of the replaced Mortgage Loan as of such Subsequent Cut-Off Date, (vii) shall have a remaining term to stated maturity not greater than (and not more than six months less than) that of the Mortgage Loan being replaced; (viii) shall not provide for a Balloon Payment if the related Mortgage Loan did not provide for a Balloon Payment (and if such related Mortgage Loan provided for a Balloon Payment, such Qualified Replacement Mortgage shall have an original maturity of not less than the original maturity of such related Mortgage Loan), (ix) shall be a fixed rate Mortgage Loan if the Mortgage Loan being replaced is a fixed rate Mortgage Loan or an adjustable rate Mortgage Loan if the Mortgage Loan being replaced is an adjustable rate Mortgage Loan, (x) if such Mortgage Loan being replaced is in Group II, (a) has the index of the replaced Mortgage Loan, (b) has the same amount of time between rate adjustment dates as the replaced Mortgage Loan and
(c) has a margin no less than the replaced Mortgage Loan, (xi) satisfies the criteria set forth from time to time in the definition thereof at Section 860G(a)(4) of the Code (or any successor statute thereto) and applicable to the Trust and (xii) such Qualified Replacement Mortgage is acceptable to the Guarantor if the Mortgage Loan to be replaced is in Group I. In the event that one or more home equity loans are proposed to be substituted for one or more Mortgage Loans, the foregoing tests may be met on a weighted average (or similar) basis, except that the requirements of clause (xi) hereof must be satisfied as to each Qualified Replacement Mortgage.

         "Rating Agencies": Collectively, Moody's and Fitch or any successors thereto.

         "Realized Loss": As to any Liquidated Loan, the amount, if any, by which (x) the Loan Balance thereof plus any accrued and unpaid interest thereon as of the date of liquidation exceeds (y) Net Liquidation Proceeds realized thereon applied in reduction of such Loan Balance and accrued and unpaid interest. As to any Mortgage Loan as to which there has been a Cram Down Loss, the amount of such Cram Down Loss.

         "Record Date": With respect to the Group I Certificates and the Class A-8 Certificates and each Payment Date, the last day of the calendar month immediately preceding the calendar month in which such Payment Date occurs and with respect to the Group II Certificates other than the Class A-8 Certificates and each Payment Date, the day immediately preceding such Payment Date.

         "Reference Banks": Bankers Trust Company, Barclays Bank PLC and National Westminster Bank PLC, provided that if any of the foregoing banks are not suitable to serve as a Reference Bank, then any leading banks selected by the Trustee which are engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) not controlling, under the control of or under common control with the Seller or any affiliate thereof, (iii) whose quotations appear on Telerate Page 3750 on the relevant One-Month LIBOR Determination Date and (iv) which have been designated as such by the Trustee.

         "Register": The register maintained by the Registrar in accordance with
Section 5.04 hereof, in which the names of the Owners are set forth.

         "Registrar": The Trustee, acting in its capacity as Registrar appointed pursuant to Section 5.04 hereof, or any duly appointed and eligible successor thereto.

         "Registration Statement": The Registration Statement filed by the Depositor with the Securities and Exchange Commission (Registration Number 333-30759), including all amendments thereto and including the Prospectus Supplement relating to the Offered Certificates constituting a part thereof.

         "REMIC": A "real estate mortgage investment conduit" within the meaning of Section 860D of the Code.

         "REMIC Opinion": As defined in Section 3.03 hereof.

         "REMIC Provisions": Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Section 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations and revenue rulings promulgated thereunder, as the foregoing may be in effect from time to time.

         "Remittance Period": The period from and including the second day of the calendar month preceding the month in which a Monthly Remittance Date occurs to and including the first day of the calendar month in which a Monthly Remittance Date occurs.

         "REO Property": A Property acquired by the Special Servicer on behalf of the Trust through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan.

         "Reporting Date": The date on which the Master Servicer will provide the Aggregate Monthly Servicing Report to the Trustee, which day shall be the 20th day of each calendar month (or if such day is not a Business Day, the next succeeding Business Day).

         "Representation Letter": Letters to, or agreements with, the Depository to effectuate a book entry system with respect to the Offered Certificates registered in the Register under the nominee name of the Depository.

         "Retained Certificates": Collectively, the Class D Certificates and the Class R Certificates.

         "Schedule of Mortgage Loans": Each of the schedules of Mortgage Loans, segregated by Mortgage Loan Group, with respect to the Mortgage Loans listing each Mortgage Loan in the related Group to be conveyed on the Startup Day. Such Schedule of Mortgage Loans shall identify each Mortgage Loan by:

                  (i)      the loan number and name of the Mortgagor;
                  (ii) the street address, city, state and zip code of the Property;
                  (iii) (A) the original term to maturity and (B) if such Mortgage Loan is a Balloon Loan, the amortization term thereof;
                  (iv)     the original Loan Balance and the original Coupon
                           Rate;
                  (v)      the first payment date;
                  (vi) whether the Mortgage Loan is a Balloon Mortgage Loan or a Mortgage Loan the terms of which do not provide for a Balloon Payment;
                  (vii)    the type of Property;
                  (viii)   the Scheduled Payment in effect as of the Cut-Off
                           Date;
                  (ix)     the Loan Balance as of the Cut-Off Date;
                  (x)      the Coupon Rate as of the Cut-Off Date;
                  (xi)     the occupancy status;
                  (xii)    the purpose of the Mortgage Loan;
                  (xiii)   the collateral value of the Property;
                  (xiv)    the paid-through date of the Mortgage Loan;
                  (xv)     the net Coupon Rate for such Mortgage Loan; and
                  (xvi)    the documentation type.

         "Scheduled Payment": As of any date of calculation, with respect to a Mortgage Loan, the then stated scheduled monthly installment of principal and interest payable as it may have been reduced thereunder which, if timely paid, would result in the full amortization of principal over the term thereof (or, in the case of a "balloon" Note, the term to the nominal maturity date for amortization purposes, without regard to the actual maturity date).

         "Second Mortgage": Mortgage Loans secured by a valid mortgage which represents a second lien.

         "Securities Act": The Securities Act of 1933, as amended.

         "Seller": AMRESCO Residential Capital Markets, Inc., a Delaware corporation.

         "Servicer": AMRESCO Residential Mortgage Corporation, a Delaware corporation.

         "Servicer Affiliate": A Person (i) controlling, controlled by or under common control with the Servicer and (ii) which is qualified to service residential mortgage loans.

         "Servicer Clean Up Call Date": The first Monthly Remittance Date on which the aggregate outstanding Loan Balance of the Mortgage Loans has declined to less than 5% of the Original Aggregate Loan Balance.

         "Servicer Loss Test": The Servicer Loss Test for any period set out below is satisfied if the Cumulative Loss Percentage for such period does not exceed the percentage set out for such period below (provided, that for purposes of the calculation of the Servicer Loss Test, Realized Losses attributable solely to Cram Down Losses shall be excluded from the calculation of Cumulative Loss Percentage):


                                                             Cumulative Loss
                      Period                                    Percentage
                      ------                                 ---------------

         September 2, 1998 - September 1, 2000                    1.55%
         September 2, 2000 - September 1, 2001                    1.86%
         September 2, 2001 - September 1, 2002                    3.14%
         September 2, 2002 - September 1, 2003                    3.96%
         September 2, 2003 - September 1, 2004                    4.28%
         September 2, 2004 - September 1, 2005                    4.52%
         September 2, 2005 and thereafter                         4.76%

         "Servicer Termination Event": As defined in Section 8.20(a) hereof.

         "Servicer Termination Test": The Servicer Termination Test is satisfied for any date of determination thereof, if either (x) the 90+ Delinquency Percentage (Rolling Three Month) is less than the greater of (i) 50% of the weighted average of the Group I Senior Enhancement Percentage and the Group II Senior Enhancement Percentage (weighted based on the outstanding Loan Balance relating to Group I and Group II as of such date of determination) and (ii) 15% or (y) the Servicer Loss Test is satisfied.

         "Servicer's Monthly Servicing Report": Any report provided by the Servicer or the Special Servicer pursuant to Section 8.29(a) hereof.

         "Servicer's Trust Receipt": The Servicer's Trust Receipt, in the form set out as Exhibit H hereto.

         "Servicing Advance": As defined in Section 8.09(b) and Section 8.13(a) hereof.

         "Servicing Fee": With respect to any Mortgage Loan (other than the Specially Serviced Mortgage Loans), an amount retained by the Servicer as compensation for servicing and administration duties relating to such Mortgage Loan pursuant to Section 8.15 and with respect to any Specially Serviced Mortgage Loan, an amount retained by the Special Servicer as compensation for servicing and administration duties relating to such Specially Serviced Mortgage Loan pursuant to Section 8.15.

         "Servicing Fee Letter": The servicing fee letter between the Seller and the Servicer, setting forth the Servicing Fee Rate and other servicing compensation applicable to the Servicer.

         "Servicing Fee Rate": The rate per annum set forth in the Servicing Fee Letter.

         "Servicing Report Delivery Date": The date on which the Servicer and the Special Servicer will provide its respective Servicer's Monthly Servicing Report to the Master Servicer and the Seller, which day shall be the 7th day of each calendar month (or if such day is not a Business Day, the immediately preceding Business Day).

         "60+ Day Delinquent Loan": With respect to any date of determination thereof, all REO Properties and each Mortgage Loan, with respect to which any portion of a Scheduled Payment is, as of the last day of the related Collection Period, 60 days or more Delinquent (without giving effect to any grace period).

         "60+ Day Delinquency Percentage": As of any date of determination thereof, and as to the related Mortgage Loan Group, a fraction, expressed as a percentage, the numerator of which is the outstanding aggregate Loan Balance of 60+ Day Delinquent Loans with respect to such Mortgage Loan Group and the denominator of which is the outstanding aggregate Loan Balance of the Mortgage Loans in such Mortgage Loan Group.

         "Special Servicer": AMRESCO Residential Capital Markets, Inc., a Delaware corporation and any successor thereto.

         "Special Servicing Agreement": The Special Servicing Agreement, dated as of September 29, 1998, among the Trustee, the Seller, the Special Servicer and AMRESCO Residential Mortgage Corporation, as subservicer on behalf of the Special Servicer.

         "Special Servicing Fee": The "special servicing fee" provided in the Special Servicing Agreement; provided, that in the event that the initial Special Servicer is removed pursuant to Section 8.20 or resigns pursuant to
Section 8.21, the Special Servicing Fee will be that fee agreed to by the successor Special Servicer, the Guarantor and the Trustee; provided, further, that in the event the Special Servicer is replaced pursuant to Section 8.37, the special servicing fee will be as specified in Section 8.37.

         "Special Servicing Fee Reserve Fund Balance": From time to time, the amount on deposit in the Special Servicing Fee Reserve Fund.

         "Special Servicing Fee Reserve Fund": The reserve fund established pursuant to Section 7.11(b) hereof.

         "Special Servicing Fee Reserve Fund Property": As defined in Section 7.12(a) hereof.

         "Specially Serviced Mortgage Loan": Any Mortgage Loan that becomes a 60+ Day Delinquent Loan. Once a Mortgage Loan becomes a Specially Serviced Mortgage Loan, it shall remain a Specially Serviced Mortgage Loan notwithstanding its delinquency status.

         "Startup Day": September 29, 1998.

         "Step Up Date": Provided that the auction sale of the Mortgage Loans described in Section 9.02(a) has not occurred, the date that is 90 days after the Auction Sale Bid Date.

         "Subordinate Certificates": With respect to either Group, collectively, the Mezzanine Certificates, the Class B Certificates and the Class C-IO Certificates related to such Group and the portion of the Class D Certificates related to such Group.

         "Subordinated Trigger Event": A Group I Subordinated Trigger Event or a Group II Subordinated Trigger Event, as the case may be.

         "Subsequent Cut-Off Date": The close of business on the first day of the month in which a Qualified Replacement Mortgage is transferred and assigned to the Trust.

         "Subsequent Transfer Date": With respect to a Qualified Replacement Mortgage, the date upon which a conveyance of such Qualified Replacement Mortgage to the Trust is effective.

         "Subservicer": Any Person with whom a Servicer has entered into a subservicing agreement and who satisfies all requirements set forth in Section
8.03 hereof in respect of the qualification of a subservicer.

         "Subservicing Agreement": The written contract between a Servicer and any Subservicer relating to servicing and/or administration of certain Mortgage Loans as permitted by Section 8.03.

         "Substitution Amount": As defined in Section 3.03 hereof.

         "Tape": The meaning provided in Section 8.29(d) hereof.

         "Tax Matters Certificate": The Class R Certificate, representing a 0.001% Percentage Interest of such Class of Certificates, initially issued to Norwest Bank Minnesota, National Association as the initial Tax Matters Person.

         "Tax Matters Person": The Person appointed for the Trust pursuant to
Section 11.18 hereof to act as the Tax Matters Person under the Code.

         "Tax Matters Person Residual Interest": The 0.001% interest in the Class R Certificates, which shall be issued to and held by Norwest Bank Minnesota, National Association throughout the term hereof unless another Person shall accept an assignment of such interest and the designation of Tax Matters Person pursuant to Section 11.18 hereof.

         "Telerate Page 3750": The display designated as page "3750" on the Bridge Telerate Capital Markets Report (or such other page as may replace page 3750 on that report for the purpose of displaying London interbank offered rates of major banks).

         "Termination Notice": As defined in Section 9.03(a) hereof.

         "Termination Price": As defined in Section 9.02(b) hereof.

         "Trust": AMRESCO Residential Securities Corporation Mortgage Loan Trust 1998-3, the trust created under this Agreement.

         "Trust Estate": As defined in the conveyance clause under this Agreement.

         "Trustee": Norwest Bank Minnesota, National Association, a national banking association, not in its individual capacity but solely as Trustee under this Agreement, and any successor hereunder.

         "Trustee Fee": An amount equal to the product of (x) the aggregate outstanding Loan Balance as of the last day of the related Collection Period and
(y) the Trustee Fee Rate.

         "Trustee Fee Rate": 0.0025% per annum.

         "Trustee Remittance Report": With respect to each Payment Date, the report in a form mutually agreed upon by the Trustee and the Guarantor required pursuant to Section 7.06 of this Agreement.

         "Trustee Reporting Date": With respect to each Payment Date, 12:00 p.m. Eastern Standard Time on the fifth Business Day prior to such Payment Date.

         "Underwriters": Morgan Stanley & Co. Incorporated, AMRESCO Securities, Inc., Bear, Stearns & Co. Inc., Credit Suisse First Boston Corporation, Deutsche Bank Securities, Inc. and Prudential Securities Incorporated.

         "Unpaid Realized Loss Amount": For any Class of the Subordinate Certificates and as to any Payment Date, the excess of (x) the aggregate cumulative amount of related Applied Realized Loss Amounts with respect to such Class for all prior Payment Dates over (y) the aggregate, cumulative amount of related Realized Loss Amortization Amounts with respect to such Class for all prior Payment Dates.

         "Upper-Tier Group I Distribution Account": The Upper-Tier Group I Distribution Account established pursuant to Section 7.02(c) hereof.

         "Upper-Tier Group II Distribution Account": The Upper-Tier Group II Distribution Account established pursuant to Section 7.02(c) hereof.

         "Upper-Tier REMIC": The REMIC established pursuant to Section 2.08 hereof with respect to the Certificates. The assets of the Upper-Tier REMIC shall include the Upper-Tier Group I Distribution Account and the Upper-Tier Group II Distribution Account, the right to receive the distributions deposited therein with respect to each Lower-Tier Interest and the Guarantee.

         Section 1.02 Use of Words and Phrases.

         "Herein", "hereby", "hereunder", "hereof", "hereinbefore", "hereinafter" and other equivalent words refer to this Agreement as a whole and not solely to the particular section of this Agreement in which any such word is used. The definitions set forth in Section 1.01 hereof include both the singular and the plural. Whenever used in this Agreement, any pronoun shall be deemed to include both singular and plural and to cover all genders.

         Section 1.03 Captions; Table of Contents.

         The captions or headings in this Agreement and the Table of Contents are for convenience only and in no way define, limit or describe the scope and intent of any provisions of this Agreement.

         Section 1.04 Opinions.

         Each opinion with respect to the validity, binding nature and enforceability of documents or Certificates may be qualified to the extent that the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (whether considered in a proceeding or action in equity or at law) and may state that no opinion is expressed on the availability of the remedy of specific enforcement, injunctive relief or any other equitable remedy. Any opinion required to be furnished by any Person hereunder must be delivered by counsel upon whose opinion the addressee of such opinion may reasonably rely, and such opinion may state that it is given in reasonable reliance upon an opinion of another, a copy of which must be attached, concerning the laws of a foreign jurisdiction.


         Section 1.05 Consent of the Guarantor.

         Notwithstanding any provision to the contrary hereunder, in the event the Guarantor has any consent or approval right hereunder such right shall be terminated upon the payment in full of all Classes of the Guaranteed Certificates.

                                END OF ARTICLE I

                                   ARTICLE II

                   ESTABLISHMENT AND ORGANIZATION OF THE TRUST

         Section 2.01 Establishment of the Trust.

         The parties hereto do hereby create and establish, pursuant to the laws of the State of New York and this Agreement, the Trust, which, for convenience, shall be known as "AMRESCO Residential Securities Corporation Mortgage Loan Trust 1998-3".

         Section 2.02 Office.

         The office of the Trust shall be in care of the Trustee, addressed to the Corporate Trust Office or at such other address as the Trustee may designate by notice to the Depositor, the Seller, the Servicer, the Master Servicer, the Special Servicer, the Guarantor and the Owners.

         Section 2.03 Purposes and Powers.

         The purpose of the Trust is to engage in the following activities and only such activities: (i) the issuance of the Certificates and the acquiring, owning, holding and disposing of the Mortgage Loans and the Trust Estate in connection therewith; (ii) activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith, including the investment of moneys in accordance with this Agreement; and (iii) such other activities as may be required in connection with conservation of the Trust Estate and distributions to the Owners; provided, however, that nothing contained herein shall permit the Trustee to take any action which would adversely affect the status of either the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC.

         Section 2.04 Appointment of the Trustee; Declaration of Trust.

         The Depositor hereby appoints the Trustee as trustee of the Trust effective as of the Startup Day, to have all the rights, powers and duties set forth herein. The Trustee hereby acknowledges and accepts such appointment, represents and warrants its eligibility as of the Startup Day to serve as Trustee pursuant to Section 10.08 hereof and declares that it will hold the Trust Estate in trust upon and subject to the conditions set forth herein for the benefit of the Owners.

         Section 2.05 Expenses of the Trust.

         The expenses of the Trust, including (i) the Trustee Fee, if any, (ii) the Master Servicer Fee, (iii) the Guarantee Fee and (iv) any reasonable expenses of the Trustee that are "unanticipated expenses of the REMIC" within the meaning of Treasury Regulation Section 1.860G-1(b)(3), shall be paid pursuant to Section 7.03(c)(ii) and (d)(ii). The Seller shall pay directly the reasonable fees and expenses of counsel to the Trustee pursuant to a fee letter between the Seller and the Trustee. The reasonable fees and expenses of the Trustee's counsel in connection with the review and delivery of this Agreement and related documentation shall be paid by the Seller on the Startup Day.

         Section 2.06 Ownership of the Trust.

         On the Startup Day the ownership interests in the Trust shall be transferred as set forth in Section 4.02 hereof, such transfer to be evidenced by sale of the Certificates as described therein. Thereafter, transfer of any ownership interest shall be governed by Sections 5.04 and 5.08 hereof.

         Section 2.07 Reserved.

         Section 2.08 Miscellaneous REMIC Provisions.

         (a) The beneficial ownership interest in the Lower-Tier REMIC shall be evidenced by the interests having the characteristics and terms as follows, including for federal income tax purposes the month in which the Final Scheduled Payment Dates occur:


                                  Lower-Tier               Initial                Month and Year
                                 Pass-Through            Lower-Tier             of Final Scheduled
Class Designation                    Rate                  Balance                 Payment Dates
-----------------                ------------            ----------             ------------------
Lower-Tier Interest A-1               (1)               $81,000,000                October 2014
Lower-Tier Interest A-2               (1)                60,000,000                February 2022
Lower-Tier Interest A-3               (1)                27,000,000                 March 2024
Lower-Tier Interest A-4               (1)                59,000,000                  July 2027
Lower-Tier Interest A-5               (1)                21,289,000               September 2028
Lower-Tier Interest A-6               (1)                27,300,000               September 2028
Lower-Tier Interest A-7               (2)               429,657,000                  July 2028
Lower-Tier Interest A-8               (2)               143,000,000                 March 2015
Lower-Tier Interest M-1A              (2)                55,650,000               September 2028
Lower-Tier Interest M-2A              (2)                48,470,000               September 2028
Lower-Tier Interest B-1A              (2)                41,290,000               September 2028
Lower-Tier Interest B-1F              (1)                 6,344,000               September 2028
Class S Certificate                   (3)                     0                   September 2028
Lower-Tier REMIC Residual Class       (4)                    (4)                  September 2028

--------------------
(1) On any Payment Date, the Group I Net Weighted Average Coupon Rate.
(2) On any Payment Date, the Group II Net Weighted Average Coupon Rate.
(3) On any Payment Date, the rate described in clause (y) of the definition of Class S Distribution Amount.
(4) The Lower-Tier REMIC Residual Class is not issued with a Lower-Tier Balance or a Lower-Tier Pass-Through Rate.


         (b) The Lower-Tier Interests A-1, A-2, A-3, A-4, A-5, A-6, A-7, A-8, M-1A, M-2A, B-1F and B-1A Certificates shall be issued as non-certificated interests. The Lower-Tier REMIC Residual Class shall be issued from the Lower-Tier REMIC as a non-certificated interest.

         (c) The Depositor hereby designates Lower-Tier Interest A-1, Lower-Tier Interest A-2, Lower-Tier Interest A-3, Lower-Tier Interest A-4, Lower-Tier Interest A-5, Lower-Tier Interest A-6, Lower-Tier Interest A-7, Lower-Tier Interest A-8, Lower-Tier Interest M-1A, Lower-Tier Interest M-2A, Lower-Tier Interest B-1F, Lower-Tier Interest B-2A and the Class S Certificates as "regular interests" and the Lower-Tier REMIC Residual Class as the single class of "residual interests" in the Lower-Tier REMIC for purposes of the REMIC Provisions.

         (d) The Depositor hereby designates Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class M-1A, Class M-2A, Class B-1F, Class B-1A, Class C-FIO, Class C-AIO and Class D as "regular interests," and the Class R Certificates as the single class of "residual interests" in the Upper-Tier REMIC for purposes of the REMIC Provisions. The Depositor hereby designates the Lower-Tier Interest A-1, the Lower-Tier Interest A-2, the Lower-Tier Interest A-3, the Lower-Tier Interest A-4, the Lower-Tier Interest A-5, the Lower-Tier Interest A-6, the Lower-Tier Interest A-7, Lower-Tier Interest A-8, Lower-Tier Interest M-1A, Lower-Tier Interest M- 2A, Lower-Tier Interest B-1F, Lower-Tier Interest B-1A, the Upper-Tier Group I Distribution Account and the Upper-Tier Group II Distribution Account as the only assets of the Upper-Tier REMIC.

         (e) The Startup Day is hereby designated as the "startup day" of the Upper-Tier REMIC and the Lower-Tier REMIC within the meaning of Section 860G(a)(9) of the Code.

         (f) The Owner of the Tax Matters Person Residual Interest in the Upper-Tier REMIC and the Lower-Tier REMIC is hereby designated as "tax matters person" as defined in the REMIC Provisions with respect to each such REMIC.

         (g) The Trust and each REMIC included therein shall, for federal income tax purposes, maintain books on a calendar year basis and report income on an accrual basis.

         (h) The Trustee shall cause the Upper-Tier REMIC, the Lower-Tier REMIC each to elect to be treated as a REMIC under Section 860D of the Code. Any inconsistencies or ambiguities in this Agreement or in the administration of the Trust shall be resolved in a manner that preserves the validity of such election to be treated as a REMIC. The Trustee shall report all expenses of the Trust Estate to the Lower-Tier REMIC.

         (i) For all Federal tax law purposes amounts transferred by the Trustee to the Owners of the Class R Certificates shall be treated as distributions by the Upper-Tier REMIC; amounts, if any, distributed on the Lower-Tier REMIC Residual Class shall be treated as distributions by the Lower-Tier REMIC. It is expected that there shall not be any distributions to the Lower-Tier REMIC Residual Class.

         (j) The Trustee shall provide to the Internal Revenue Service and to the person described in Section 860(E)(e)(3) and (6) of the Code the information described in Treasury Regulation Section 1.860D-1(b)(5)(ii), or any successor regulation thereto with respect to the Lower-Tier REMIC and the Upper-Tier REMIC. Such information will be provided in the manner described in Treasury Regulation Section 1.860E-2(a)(5), or any successor regulation thereto.

         (k) For federal income tax purposes, the month in which Final Scheduled Payment Date for each Class of the Certificates is hereby set to be the Payment Date indicated below:

                                        Month and Year of
                                          Final Scheduled
                Class                      Payment Date
                -----                   -----------------
       Class A-1 Certificates              October 2014
       Class A-2 Certificates              February 2022
       Class A-3 Certificates               March 2024
       Class A-4 Certificates                July 2027
       Class A-5 Certificates             September 2028
       Class A-6 Certificates             September 2028
       Class A-7 Certificates                July 2028
       Class A-8 Certificates               March 2015
       Class M-1A Certificates            September 2028
       Class M-2A Certificates            September 2028
       Class B-1A Certificates            September 2028
       Class B-1F Certificates            September 2028
      Class C-FIO Certificates            September 2020
      Class C-AIO Certificates            September 2020
        Class D Certificates              September 2028
        Class R Certificates              September 2028


                                END OF ARTICLE II

                                   ARTICLE III

                    REPRESENTATIONS, WARRANTIES AND COVENANTS
              OF THE DEPOSITOR, THE SERVICERS, THE MASTER SERVICER
           AND THE SELLER; COVENANT OF SELLER TO CONVEY MORTGAGE LOANS

         Section 3.01 Representations and Warranties of the Depositor.

         The Depositor hereby represents, warrants and covenants to the Trustee, the Seller, the Servicer, the Special Servicer, the Master Servicer, the Guarantor and the Owners that as of the Startup Day:

         (a) The Depositor is a corporation duly organized, validly existing and in good standing under the laws governing its creation and existence and is in good standing as a foreign corporation in each jurisdiction in which the nature of its business, or the properties owned or leased by it make such qualification necessary. The Depositor has all requisite corporate power and authority to own and operate its properties, to carry out its business as presently conducted and as proposed to be conducted and to enter into and discharge its obligations under the Operative Documents to which it is a party.

         (b) The execution and delivery by the Depositor and its performance and compliance with the terms of the Operative Documents to which it is a party have been duly authorized by all necessary corporate action on the part of the Depositor and will not violate the Depositor's certificate of incorporation or bylaws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in a breach of, any material contract, agreement or other instrument to which the Depositor is a party or by which the Depositor is bound or violate any statute or any order, rule or regulation of any court, governmental agency or body or other tribunal having jurisdiction over the Depositor or any of its properties.

         (c) Each Operative Document to which the Depositor is a party, assuming due authorization, execution and delivery by the other parties hereto and thereto, constitutes a valid, legal and binding obligation of the Depositor, enforceable against it in accordance with the terms hereof and thereof, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity (whether considered in a proceeding or action in equity or at law).

         (d) The Depositor is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default would materially and adversely affect the condition (financial or other) or operations of the Depositor or its properties or the consequences of which would materially and adversely affect its performance hereunder and under the Operative Documents to which the Depositor is a party.

         (e) No litigation is pending with respect to which the Depositor has received service of process or, to the best of the Depositor's knowledge, threatened against the Depositor, which litigation might have consequences that would prohibit its entering into this Agreement or any other Operative Documents to which it is a party or that would materially and adversely affect the condition (financial or otherwise) or operations of the Depositor or its properties or might have consequences that would materially and adversely affect its performance hereunder and under the other Operative Documents to which the Depositor is a party.

         (f) No certificate of an officer, statement furnished in writing or report delivered, or to be delivered, pursuant to the terms hereof by the Depositor contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make the certificate, statement or report not misleading.

         (g) The statements contained in the Registration Statement and the Information Circular which describe the Depositor or matters or activities for which the Depositor is responsible in accordance with the Operative Documents or which are attributable to the Depositor therein are true and correct in all material respects, and the Registration Statement does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. The Registration Statement and the Information Circular do not contain any untrue statement of a material fact required to be stated therein or omit to state any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. There is no fact known to the Depositor that materially adversely affects or in the future may (so far as the Depositor can now reasonably foresee) materially adversely affect the Depositor or the Mortgage Loans or the ownership interests therein represented by the Certificates that has not been set forth in the Registration Statement and the Information Circular.

         (h) All actions, approvals, consents, waivers, exemptions, variances, franchises, orders, permits, authorizations, rights and licenses required to be taken, given or obtained, as the case may be, by or from any federal, state or other governmental authority or agency (other than any such actions, approvals, etc. under any state securities laws, real estate syndication or "Blue Sky" statutes, as to which the Depositor makes no such representation or warranty), that are necessary or advisable in connection with the acquisition by the Depositor of the Mortgage Loans, the conveyance by the Depositor of the Mortgage Loans, the purchase and sale of the Certificates and the execution, delivery and performance by the Depositor of the Operative Documents to which it is a party, have been duly taken, given or obtained, as the case may be, are in full force and effect on the date hereof, are not subject to any pending proceedings or appeals (administrative, judicial or otherwise) and either the time within which any appeal therefrom may be taken or review thereof may be obtained has expired or no review thereof may be obtained or appeal therefrom taken, and are adequate to authorize the consummation of the transactions contemplated by the Operative Documents on the part of the Depositor and the performance by the Depositor of its obligations under this Agreement and such of the other Operative Documents to which it is a party.

         (i) The transactions contemplated by the Operative Documents are in the ordinary course of business of the Depositor.

         (j) The Depositor is not insolvent, nor will it be made insolvent by the transfer of the Mortgage Loans, nor is the Depositor aware of any pending insolvency.

         (k) The transfer, assignment and conveyance of the Notes and the Mortgages by the Depositor hereunder are not subject to the bulk transfer laws or any similar statutory provisions in effect in any applicable jurisdiction.

         It is understood and agreed that the representations and warranties set forth in this Section 3.01 shall survive delivery of the respective Mortgage Loans to the Trustee.

         Section 3.02 Representations and Warranties of the Servicer, the
                      Special Servicer and the Master Servicer.

         (a) The Servicer hereby represents and warrants to the Trustee, the Depositor, the Seller, the Special Servicer, the Master Servicer, the Guarantor and the Owners, that as of the Startup Day:

                  (i) It is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, is in compliance with the laws of each state in which any Property is located to the extent necessary to enable it to perform its obligations hereunder and is in good standing as a foreign corporation in each jurisdiction in which the nature of its business, or the properties owned or leased by it make such qualification necessary. The Servicer has all requisite corporate power and authority to own and operate its properties, to carry out its business as presently conducted and as proposed to be conducted and to enter into and discharge its obligations under the Operative Documents to which it is a party.

                  (ii) The execution and delivery of the Operative Documents to which the Servicer is a party by the Servicer and its performance and compliance with the terms thereof have been duly authorized by all necessary corporate action on the part of the Servicer and will not violate the Servicer's articles or certificate of incorporation or bylaws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which the Servicer is a party or by which the Servicer is bound or violate any statute or any order, rule or regulation of any court, governmental agency or body or other tribunal having jurisdiction over the Servicer or any of its properties.

                  (iii) Each Operative Document to which the Servicer is a party, assuming due authorization, execution and delivery by the other parties thereto, constitutes a valid, legal and binding obligation of the Servicer, enforceable against it in accordance with the terms thereof, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity (whether considered in a proceeding or action in equity or at law).

                  (iv) The Servicer is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which would materially and adversely affect the condition (financial or otherwise) or operations of the Servicer or its properties or would materially and adversely affect its performance hereunder.

                  (v) No litigation is pending with respect to which the Servicer has received service of process or, to the best of the Servicer's knowledge, threatened against the Servicer which litigation would prohibit its entering into the Operative Documents to which the Servicer is a party or would materially and adversely affect the condition (financial or otherwise) or operations of the Servicer or its properties or would materially and adversely affect its performance hereunder and under the other Operative Documents to which the Servicer is a party.

                  (vi) No certificate of an officer, statement furnished in writing or report delivered pursuant to the terms hereof by the Servicer contains any untrue statement of a material fact or omits to state any material fact necessary to make the certificate, statement or report not misleading.

                  (vii) All actions, approvals, consents, waivers, exemptions, variances, franchises, orders, permits, authorizations, rights and licenses required to be taken, given or obtained, as the case may be, by or from any federal, state or other governmental authority or agency (other than any actions, approvals, etc. under any state securities laws, real estate syndication or "Blue Sky" statutes, as to which the Servicer makes no representation or warranty), that are necessary or advisable in connection with the execution, delivery and performance by the Servicer of the Operative Documents to which it is a party, have been duly taken, given or obtained, as the case may be, are in full force and effect on the date hereof, are not subject to any pending proceedings or appeals (administrative, judicial or otherwise) and either the time within which any appeal therefrom may be taken or review thereof may be obtained has expired or no review thereof may be obtained or appeal therefrom taken, and are adequate to authorize the consummation of the transactions contemplated by the Operative Documents on the part of the Servicer and the performance by the Servicer of its obligations under the Operative Documents to which it is a party.

                  (viii) The collection practices used by the Servicer with respect to the Mortgage Loans serviced by it have been, in all material respects, legal, proper, prudent and customary in the mortgage servicing business.

                  (ix) The transactions contemplated by this Agreement are in the ordinary course of business of the Servicer.

                  (x) The Servicer's computer and other systems used in servicing the Mortgage Loans will be modified and maintained to operate in a manner such that at all times, including on and after January 1, 2000, (a) the Servicer can service the Mortgage Loans in accordance with the terms of this Agreement and (b) the Servicer can operate its business in the same manner as it is operating on the date hereof.

                  (xi) The statements contained in the Registration Statement and the Information Circular which describe the Servicer or matters or activities for which the Servicer is responsible in accordance with the Operative Documents or which are attributable to the Servicer therein are true and correct in all material respects, and the Registration Statement and the Information Circular do not contain any untrue statements of a material fact with respect to the Servicer required to be stated therein or necessary to make the statements contained therein with respect to the Servicer, in light of the circumstances under which they were made, not misleading. The Registration Statement and the Information Circular do not contain any untrue statement of a material fact required to be stated therein or omit to state any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

         (b) The Master Servicer hereby represents and warrants to the Trustee, the Depositor, the Seller, the Servicer, the Guarantor and the Owners that as of the Startup Day:

                  (i) The Master Servicer is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, is in compliance with the laws of each state in which any Property is located to the extent necessary to enable it to perform its obligations hereunder and is in good standing as a foreign corporation in each jurisdiction in which the nature of its business, or the properties owned or leased by it make such qualification necessary. The Master Servicer has all requisite corporate power and authority to own and operate its properties, to carry out its business as presently conducted and as proposed to be conducted and to enter into and discharge its obligations under the Operative Documents to which it is a party.

                  (ii) The execution and delivery of the Operative Documents to which the Master Servicer is a party by the Master Servicer and its performance and compliance with the terms thereof have been duly authorized by all necessary corporate action on the part of the Master Servicer and will not violate the Master Servicer's articles or certificate of incorporation or bylaws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which the Master Servicer is a party or by which the Master Servicer is bound or violate any statute or any order, rule or regulation of any court, governmental agency or body or other tribunal having jurisdiction over the Master Servicer or any of its properties.

                  (iii) Each Operative Document to which the Master Servicer is a party, assuming due authorization, execution and delivery by the other parties thereto, constitutes a valid, legal and binding obligation of the Master Servicer, enforceable against it in accordance with the terms thereof, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity (whether considered in a proceeding or action in equity or at law).

                  (iv) The Master Servicer is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which would materially and adversely affect the condition (financial or otherwise) or operations of the Master Servicer or its properties or would materially and adversely affect its performance hereunder.

                  (v) No litigation is pending with respect to which the Master Servicer has received service of process or, to the best of the Master Servicer's knowledge, threatened against the Master Servicer which litigation would prohibit its entering into the Operative Documents to which the Master Servicer is a party or would materially and adversely affect the condition (financial or otherwise) or operations of the Master Servicer or its properties or would materially and adversely affect its performance hereunder and under the other Operative Documents to which the Master Servicer is a party.

                  (vi) No certificate of an officer, statement furnished in writing or report delivered pursuant to the terms hereof by the Master Servicer contains any untrue statement of a material fact or omits to state any material fact necessary to make the certificate, statement or report not misleading.

                  (vii) All actions, approvals, consents, waivers, exemptions, variances, franchises, orders, permits, authorizations, rights and licenses required to be taken, given or obtained, as the case may be, by or from any federal, state or other governmental authority or agency (other than any such actions, approvals, etc. under any state securities laws, real estate syndication or "Blue Sky" statutes, as to which the Master Servicer makes no such representation or warranty), that are necessary or advisable in connection with the execution, delivery and performance by the Master Servicer of the Operative Documents to which it is a party, have been duly taken, given or obtained, as the case may be, are in full force and effect on the date hereof, are not subject to any pending proceedings or appeals (administrative, judicial or otherwise) and either the time within which any appeal therefrom may be taken or review thereof may be obtained has expired or no review thereof may be obtained or appeal therefrom taken, and are adequate to authorize the consummation of the transactions contemplated by such Operative Documents on the part of the Master Servicer and the performance by the Master Servicer of its obligations under such Operative Documents to which it is a party.

                  (viii) The Master Servicer's computer and other systems used in servicing the Mortgage Loans will be modified and maintained to operate in a manner such that at all times, including on and after January 1, 2000, (a) the Master Servicer can service the Mortgage Loans in accordance with the terms of this Agreement and (b) the Master Servicer can operate its business in the same manner as it is operating on the date hereof.

                  (ix) The transactions contemplated by this Agreement are in the ordinary course of business of the Master Servicer.

                  (x) The statements contained in the Registration Statement and the Information Circular which describe the Master Servicer or matters or activities for which the Master Servicer is responsible in accordance with the Operative Documents or which are attributable to the Master Servicer therein are true and correct in all material respects, and the Registration Statement and the Information Circular do not contain any untrue statements of a material fact with respect to the Master Servicer required to be stated therein or necessary to make the statements contained therein with respect to the Master Servicer, in light of the circumstances under which they were made, not misleading. The Registration Statement and the Information Circular do not contain any untrue statement of a material fact required to be stated therein or omit to state any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

         (c) The Special Servicer hereby represents and warrants to the Trustee, the Depositor, the Seller, the Servicer, the Guarantor and the Owners that as of the Startup Day:

                  (i) The Special Servicer is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and is in good standing as a foreign corporation in each jurisdiction in which the nature of its business, or the properties owned or leased by it make such qualification necessary. The Special Servicer has all requisite corporate power and authority to own and operate its properties, to carry out its business as presently conducted and as proposed to be conducted and to enter into and discharge its obligations under the Operative Documents to which it is a party.

                  (ii) The execution and delivery of the Operative Documents to which the Special Servicer is a party by the Special Servicer and its performance and compliance with the terms thereof have been duly authorized by all necessary corporate action on the part of the Special Servicer and will not violate the Special Servicer's articles or certificate of incorporation or bylaws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which the Special Servicer is a party or by which the Special Servicer is bound or violate any statute or any order, rule or regulation of any court, governmental agency or body or other tribunal having jurisdiction over the Special Servicer or any of its properties.

                  (iii) Each Operative Document to which the Special Servicer is a party, assuming due authorization, execution and delivery by the other parties thereto, constitutes a valid, legal and binding obligation of the Special Servicer, enforceable against it in accordance with the terms thereof, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity (whether considered in a proceeding or action in equity or at law).

                  (iv) The Special Servicer is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which would materially and adversely affect the condition (financial or otherwise) or operations of the Special Servicer or its properties or would materially and adversely affect its performance hereunder.

                  (v) No litigation is pending with respect to which the Special Servicer has received service of process or, to the best of the Special Servicer's knowledge, threatened against the Special Servicer which litigation would prohibit its entering into the Operative Documents to which the Special Servicer is a party or would materially and adversely affect the condition (financial or otherwise) or operations of the Special Servicer or its properties or would materially and adversely affect its performance hereunder and under the other Operative Documents to which the Special Servicer is a party.

                  (vi) No certificate of an officer, statement furnished in writing or report delivered pursuant to the terms hereof by the Special Servicer contains any untrue statement of a material fact or omits to state any material fact necessary to make the certificate, statement or report not misleading.

                  (vii) The transactions contemplated by this Agreement are in the ordinary course of business of the Special Servicer.

                  (viii) The Special Servicer's computer and other systems used in servicing the Specially Serviced Mortgage Loans will be modified and maintained to operate in a manner such that at all times, including on and after January 1, 2000, (a) the Special Servicer can service the Specially Serviced Mortgage Loans in accordance with the terms of this Agreement and (b) the Special Servicer can operate its business in the same manner as it is operating on the date hereof.

                  (ix) The statements contained in the Registration Statement and the Information Circular which describe the Special Servicer or matters or activities for which the Special Servicer is responsible in accordance with the Operative Documents or which are attributable to the Special Servicer therein are true and correct in all material respects, and the Registration Statement and the Information Circular do not contain any untrue statements of a material fact with respect to the Special Servicer required to be stated therein or necessary to make the statements contained therein with respect to the Special Servicer, in light of the circumstances under which they were made, not misleading. The Registration Statement and the Information Circular do not contain any untrue statement of a material fact required to be stated therein or omit to state any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

         (d) It is understood and agreed that the representations and warranties set forth in this Section 3.02 shall survive delivery of the Mortgage Loans to the Trustee.

         (e) Upon discovery by any of the Seller, the Servicer, the Special Servicer, the Master Servicer, the Depositor, the Guarantor or the Trustee (each, for purposes of this paragraph, a "party") of a breach of any of the representations and warranties set forth in this Section 3.02 which materially and adversely affects the interests of the Owners, the party discovering such breach shall give prompt written notice to the other parties. With respect to a breach by the Servicer or the Special Servicer, within 60 days of its discovery or its receipt of notice of such breach, (A) the Servicer or the Special Servicer shall cure such breach in all material respects and (B) to the extent that such breach is not cured in accordance with clause (A) above, the Servicer or the Special Servicer may thereafter be removed pursuant to Section 8.20(a)(iv) hereof.

         Section 3.03 Representations and Warranties of the Seller.

         The Seller hereby represents, warrants and covenants to the Trustee, the Depositor, the Servicer , the Special Servicer, the Guarantor, the Master Servicer and the Owners as of the Startup Day as follows:

         (a) The Seller is a corporation duly organized, validly existing and in good standing under the laws governing its creation and existence and is in good standing as a foreign corporation in each jurisdiction in which the nature of its business, or the properties owned or leased by it make such qualification necessary. The Seller has all requisite corporate power and authority to own and operate its properties, to carry out its business as presently conducted and as proposed to be conducted and to enter into and discharge its obligations under the Operative Documents to which it is a party.

         (b) The execution and delivery by the Seller and its performance and compliance with the terms of the Operative Documents to which it is a party have been duly authorized by all necessary corporate action on the part of the Seller and will not violate the Seller's certificate of incorporation or bylaws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in a breach of, any material contract, agreement or other instrument to which the Seller is a party or by which the Seller is bound or violate any statute or any order, rule or regulation of any court, governmental agency or body or other tribunal having jurisdiction over the Seller or any of its properties.

         (c) Each Operative Document to which the Seller is a party, assuming due authorization, execution and delivery by the other parties hereto and thereto, constitutes a valid, legal and binding obligation of the Seller, enforceable against it in accordance with the terms hereof and thereof, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity (whether considered in a proceeding or action in equity or at law).

         (d) The Seller is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default would materially and adversely affect the condition (financial or other) or operations of the Seller or its properties or the consequences of which would materially and adversely affect its performance under the Operative Documents to which the Seller is a party.

         (e) No litigation is pending with respect to which the Seller has received service of process or, to the best of the Seller's knowledge, threatened against the Seller, which litigation might have consequences that would prohibit its entering into this Agreement or any other Operative Documents to which it is a party or that would materially and adversely affect the condition (financial or otherwise) or operations of the Seller or its properties or might have consequences that would materially and adversely affect its performance under the Operative Documents to which the Seller is a party.

         (f) No certificate of an officer, statement furnished in writing or report delivered or to be delivered pursuant to the terms hereof by the Seller contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make the certificate, statement or report not misleading.

         (g) The statements contained in the Registration Statement and the Information Circular which describe the Seller or matters or activities for which the Seller is responsible in accordance with the Operative Documents or which are attributable to the Seller therein are true and correct in all material respects, and the Registration Statement and the Information Circular do not contain any untrue statement of a material fact with respect to the Seller required to be stated therein or necessary to make the statements contained therein with respect to the Seller, in light of the circumstances under which they were made, not misleading. There is no fact known to the Seller that materially adversely affects or in the future may (so far as the Seller can now reasonably foresee) materially adversely affect the Seller or the Mortgage Loans or the ownership interests therein represented by the Certificates that has not been set forth in the Registration Statement and the Information Circular.

         (h) Upon the receipt of each Mortgage Loan (including the related Note) and other items of the Trust Estate by the Trustee under this Agreement, the Trust will have good title to such Mortgage Loan (including the related Note) and such other items of the Trust Estate free and clear of any lien, charge, mortgage, encumbrance or rights of others.

         (i) All actions, approvals, consents, waivers, exemptions, variances, franchises, orders, permits, authorizations, rights and licenses required to be taken, given or obtained, as the case may be, by or from any federal, state or other governmental authority or agency (other than any such actions, approvals, etc. under any state securities laws, real estate syndication or "Blue Sky" statutes, as to which the Seller makes no such representation or warranty), that are necessary or advisable in connection with the purchase and sale of the Certificates and the execution, delivery and performance by the Seller of the Operative Documents to which it is a party, have been duly taken, given or obtained, as the case may be, are in full force and effect on the date hereof, are not subject to any pending proceedings or appeals (administrative, judicial or otherwise) and either the time within which any appeal therefrom may be taken or review thereof may be obtained has expired or no review thereof may be obtained or appeal therefrom taken, and are adequate to authorize the consummation of the transactions contemplated by the other Operative Documents on the part of the Seller and the performance by the Seller of its obligations under this Agreement and such of the other Operative Documents to which it is a party.

         (j) The transactions contemplated by the Operative Documents are in the ordinary course of business of the Seller.

         (k) The Seller is not insolvent, nor will it be made insolvent by the transfer of the Mortgage Loans, nor is it aware of any insolvency pending.

         (l) The transfer, assignment and conveyance of the Notes and the Mortgages by the Seller hereunder are not subject to the bulk transfer laws or any similar statutory provisions in effect in any applicable jurisdiction.

         It is understood and agreed that the representations and warranties set forth in this Section 3.03 shall survive delivery of the respective Mortgage Loans to the Trustee.

         Upon discovery by the Servicer, the Master Servicer, the Special Servicer, the Depositor, the Seller, the Guarantor or the Trustee (each, for purposes of this paragraph, a "party") of a breach of any of the representations and warranties set forth in this Section 3.03 which materially and adversely affects the interests of the Owners, the party discovering such breach shall give prompt written notice to the other parties. The Seller hereby covenants and agrees that within 60 days of its discovery or its receipt of notice of breach, it shall cure such breach in all material respects or, with respect to a breach of clause (h) above, it shall on the Monthly Remittance Date next succeeding such discovery or receipt of notice (i) within two years of the Startup Day, substitute in lieu of any Mortgage Loan not in compliance with clause (h) a Qualified Replacement Mortgage and, if the outstanding principal amount of such Qualified Replacement Mortgage as of the applicable Subsequent Cut-Off Date is less than the Loan Balance of such Mortgage Loan as of such Subsequent Cut-Off Date, deliver an amount equal to such difference together with the aggregate amount of (A) all unreimbursed Delinquency Advances and Servicing Advances theretofore made with respect to such Mortgage Loan and (B) the interest portion of any Delinquency Advances which the related Servicer has theretofore failed to remit with respect to such Mortgage Loan (a "Substitution Amount") to the Servicer for deposit in the related Principal and Interest Account or (ii) purchase such Mortgage Loan from the Trust at the Loan Purchase Price, which purchase price shall be delivered to the Servicer for deposit in the Principal and Interest Account. Notwithstanding any provision of this Agreement to the contrary, with respect to any Mortgage Loan which is not in default or as to which no default is imminent, no repurchase or substitution pursuant hereto shall be made unless the Seller obtains for the Trustee an opinion of counsel experienced in federal income tax matters (which must be outside counsel) to the effect that such a repurchase or substitution would not constitute a Prohibited Transaction for the Trust or any REMIC therein or otherwise subject the Trust or any REMIC therein to tax and would not jeopardize the status of any REMIC in the Trust as a REMIC (a "REMIC Opinion") addressed to the Servicer, the Guarantor, the Master Servicer and the Trustee and acceptable to the Servicer, the Master Servicer, the Guarantor and the Trustee. Any Mortgage Loan as to which repurchase or substitution was delayed pursuant to this Section because of the inability to deliver a REMIC Opinion shall be repurchased or substituted for (subject to compliance with Sections 3.03, 3.04 or 3.06, as the case may be) upon the earlier of (a) the occurrence of a default or imminent default with respect to such Mortgage Loan and (b) receipt by the Trustee of a REMIC Opinion.

           Section 3.04 Representations and Warranties Relating to the
                        Mortgage Loans; Covenants of Seller to Take Certain Actions with Respect to the Mortgage Loans In Certain Situations.

         (a) With respect to each Mortgage Loan, the Seller represents and warrants to, and covenants to the Trustee, the Depositor, the Master Servicer, the Servicer, the Guarantor and the Owners that, as of the Startup Date:

                  (i) Title to the Mortgage Loans. Immediately prior to the transfer and assignment of the Mortgage Loans by the Seller to the Depositor and by the Depositor to the Trust contemplated herein, the Seller held good title to and was the sole owner of record and holder of the Mortgage Loan and the indebtedness evidenced by each Note. There has been no sale or hypothecation by Seller of the Mortgage Loan. The Mortgage Loan has not been assigned or pledged, and the Seller has good, indefeasible and marketable title thereto, and has full right to transfer and sell the Mortgage Loan free and clear of any encumbrance, equity interest, participation interest, lien, pledge, charge, claim or security interest, and has full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign each Mortgage Loan pursuant to this Agreement, and following the sale of each Mortgage Loan, the Trustee will own such Mortgage Loan free and clear of any encumbrance, equity interest, participation interest, lien, pledge, charge, claim or security interest.

                  (ii) Accuracy of the Schedule of Mortgage Loans. Each Mortgage Loan is as described in the Schedule of Mortgage Loans, and the information contained in each Schedule of Mortgage Loans is true and correct as of the Cut-Off Date.

                  (iii) Payments. As of the Cut-Off Date, no Mortgage Loan is thirty (30) or more days Delinquent except that there are 61 and 166 Mortgage Loans in Group I and Group II, respectively, with an outstanding aggregate Loan Balance of $3,787,259.56 and $12,104,897.41 in Group I and Group II, respectively, that are 30 or more days Delinquent but not more than 59 days Delinquent.

                  (iv) No Outstanding Charges. There are no defaults in complying with the terms of the Mortgage, nor, with respect to any Second Mortgage, the terms of any senior mortgage. All taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable. The Seller has not advanced funds, or induced or solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required under the Mortgage Loan, except for interest accruing from the date of the Note or date of disbursement of the Mortgage Loan proceeds, whichever occurred later, to the day which precedes by one month the Due Date of the first Scheduled Payment.

                  (v) Original Terms Unmodified. The terms of the Note and the Mortgage have not been impaired, waived, altered or modified in any respect, except by a written instrument which has been recorded, if necessary to protect the interests of the Trust. The substance of any such waiver, alteration or modification has been approved by the title insurer, to the extent required by the policy, and its terms are reflected on the related Schedule of Mortgage Loans. No Mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the title insurer, to the extent required by the policy, and which assumption agreement is part of the File.

                  (vi) Absence of Defenses. The Mortgage and the Note are not subject to any right of rescission, set-off, counterclaim, or defense (including the defense of usury), based on the invalidity or unenforceability of the Note and/or Mortgage or on any conduct of the Seller, the Depositor or any of their officers, employees, representatives, affiliates or assignors in originating or servicing the Mortgage Loan prior to the Cut-Off Date, nor will the operation of any of the terms of the Mortgage or the Note, or the exercise of any right thereunder, render the Mortgage or the Note unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim, or defense (including the defense of usury) based on any such invalidity, unenforceability or conduct. No right of rescission, set-off, counterclaim, or defense with respect thereto has been asserted to the Seller or, to Seller's knowledge, has been asserted to any other person and no Mortgagor was a debtor in any state or Federal bankruptcy or insolvency proceeding at the time the Mortgage Loan was originated.

                  (vii) Hazard Insurance. Pursuant to the terms of the Mortgage, all improvements upon the Mortgaged Property are insured by an insurer acceptable to Freddie Mac against loss by fire and such other risks as are usually insured against in the broad form of extended coverage hazard insurance available from time to time, including flood hazards if upon origination of the Mortgage Loan, the Property was in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and if flood insurance was required by federal regulation and such flood insurance has been made available). All such insurance policies (collectively, the "hazard insurance policy") meet the requirements of the current guidelines of the Federal Insurance Administration, conform to the requirements of the Freddie Mac Seller's Guide and the Freddie Mac Servicers' Guide and are a standard policy of insurance for the locale where the Property is located. The amount of the insurance is at least in the amount of the full insurable value of the Property on a replacement cost basis or the unpaid balance of the Mortgage Loan, whichever is less. The hazard insurance policy names (and will name) the Mortgagor as the insured and contains a standard mortgagee loss payable clause in favor of the related Originator and its successors and assigns. The Mortgage obligates the Mortgagor thereunder to maintain the hazard insurance policy at the Mortgagor's cost and expense, and on the Mortgagor's failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at such Mortgagor's cost and expense, and to seek reimbursement therefor from the Mortgagor. Where required by state law or regulation, the Mortgagor has been given an opportunity to choose the carrier of the required hazard insurance policy, provided the policy is not a "master" or "blanket" hazard insurance policy covering a condominium, or any hazard insurance policy covering the common facilities of a planned unit development. The hazard insurance policy is the valid and binding obligation of the insurer, is in full force and effect, and will be in full force and effect and inure to the benefit of Trust upon the consummation of the transactions contemplated by this Agreement. The Seller has not engaged in, and has no knowledge of the Mortgagor's or any other party's having engaged in, any act or omission which would impair the coverage of any such policy, the benefits of the endorsement provided for therein, or the validity and binding effect of either.

                  (viii) Compliance with Applicable Laws. Any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to the Mortgage Loan have been complied with. The consummation of the transactions contemplated hereby will not involve the violation of any such laws or regulations.

                  (ix) No Satisfaction of Mortgage or Note. Neither the Mortgage nor the Note has been satisfied, canceled, subordinated or rescinded, in whole or in part, and the Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission.

                  (x) Location and Type of Property. The Property consists of a parcel of real property with a residential dwelling erected thereon. The Property is either a fee simple estate or a long-term residential lease. If the Mortgage Loan is secured by a long-term residential lease, (A) the terms of such lease expressly permit the mortgaging of the leasehold estate, the assignment of the lease without the lessor's consent (or the lessor's consent has been obtained and such consent is in the File) and the acquisition by the holder of the Mortgage of the rights of the lessee upon foreclosure or assignment in lieu of foreclosure to provide the holder of the Mortgage with substantially similar protection; (B) the terms of such lease do not (i) allow the termination thereof upon the lessee's default without the holder of the Mortgage being entitled to receive written notice of, and opportunity to cure, such default, (ii) allow the termination of the lease in the event of damage or destruction as long as the Mortgage is in existence or (iii) prohibit the holder of the Mortgage from being insured under the hazard insurance policy relating to the Property; (C) the original term of such lease is not less than fifteen (15) years; (D) the term of such lease does not terminate earlier than five (5) years after the maturity date of the Note; and (E) the Property is located in a jurisdiction in which the use of leasehold estates for residential properties is a widely accepted practice.

                  (xi) Valid Lien. The Mortgage for any First Mortgage creates a valid, subsisting, enforceable and perfected first lien on the Property, and the Mortgage for any Second Mortgage creates a valid, subsisting, enforceable and perfected second lien on the Property, and in each case includes all buildings on the Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems located in or annexed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing. The lien of the Mortgage is subject only to Permitted Exceptions. Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with a First Mortgage established and created a valid, subsisting, enforceable and perfected first lien and first priority security interest on the property described therein, and with respect to a Second Mortgage, a second lien and second priority security interest, and the Seller has full right to sell and assign the same to the Trust.

                  (xii) Validity of Mortgage Documents. The Note and the Mortgage and every other agreement, if any, executed and delivered by the Mortgagor in connection with the Mortgage Loan are genuine, and each is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms. All parties to the Note, the Mortgage and each other such related agreement had legal capacity to enter into the Mortgage Loan and to execute and deliver the Note, the Mortgage and each other such related agreement, and the Note, the Mortgage and each other such related agreement have been duly and properly executed by the respective Mortgagors. The Seller has reviewed all of the documents constituting the File and has made such inquiries as it deems necessary to make and confirm the accuracy of the representations set forth herein.

                  (xiii) Full Disbursement of Proceeds. The Mortgage Loan has been closed and the proceeds of the Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder, and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Note or Mortgage.

                  (xiv) Doing Business. All parties which have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (1) in compliance with any and all applicable licensing requirements of the laws of the state where the Property is located, and (2)(a) organized under the laws of such state, or (b) qualified to do business in such state, or (c) federal savings and loan associations, savings banks, or national banks having principal offices in such state, or (d) not doing business in such state.

                  (xv) Loan-to-Value Ratio. The Loan-to-Value Ratio for each First Mortgage was no greater than 95%, and the Combined Loan-to-Value Ratio for each Second Mortgage was no greater than 95%.

                  (xvi) Title Insurance. The Mortgage Loan is covered by either
         (a) an attorney's opinion of title and abstract of title the form and substance of which is acceptable to Freddie Mac, or (b) an ALTA lender's title insurance policy or other generally acceptable form of policy of insurance issued by a title insurer qualified to do business in the jurisdiction where the Property is located, insuring the related Originator, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the First Mortgage, and as to the second priority lien of the Mortgage in the original principal amount of the Second Mortgage, subject only to the Permitted Exceptions, and against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment in the Coupon Rate and Scheduled Payment. Additionally, such lender's title insurance policy affirmatively insures ingress and egress, and against encroachments by or upon the Property or any interest therein. Where required by state law or regulation, the Mortgagor has been given the opportunity to choose the carrier of such lender's title insurance policy. The related Originator, its successors and assigns, are the sole insureds (except in the case of a joint protection policy, in which case the related Originator's interest is insured) of such lender's title insurance policy, and such lender's title insurance policy is valid and remains in full force and effect and will be in full force and effect upon the sale of the Mortgage Loan to the Trust. No claims have been made under such lender's title insurance policy, and no prior holder of the Mortgage, including the Seller, has done anything which would impair the coverage of such lender's title insurance policy.

                  (xvii) No Defaults. Except for payment delinquencies noted on the related Mortgage Loan Schedule, there is no default, breach, violation or event of acceleration existing under the Mortgage or the Note or related documents and no event which, with the passage of time or with notice and the expiration of any applicable grace or cure period, would constitute a default, breach, violation or event of acceleration, and neither the Seller nor any of its predecessors have waived any default, breach, violation or event of acceleration.

                  (xviii) No Mechanics' Liens. There are no mechanics' or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under the law could give rise to such liens) affecting the related Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage.

                  (xix) Location of Improvements; No Encroachments. All improvements which were considered in determining the Appraised Value of the Property lay wholly within the boundaries and building restriction lines of the Property and no improvements on adjoining properties encroach upon the Property. No improvement located on or being part of the Property is in violation of any applicable zoning law or regulation; provided, that in no event shall a legal non-conforming use of the Property be considered a violation of any such zoning law or regulation.

                  (xx) Payment Terms. For fixed rate Mortgage Loans, the Note is payable on the same (or corresponding) day of each month in equal monthly installments (other than the last payment) of principal and interest sufficient to amortize the Mortgage Loan fully by the stated maturity date, over an original term of not more than thirty years from inception of the Mortgage Loan. For adjustable rate Mortgage Loans, the Coupon Rate is adjusted in accordance with the terms of the Note and the Note is payable on the same (or corresponding) day of each month and, during an adjustment period or initial period, in equal monthly installments of principal and interest. Installments of interest are subject to change due to the adjustments to the Coupon Rate on each Interest Rate Adjustment Date, with interest calculated and payable in arrears, sufficient to amortize the Mortgage Loan fully by the stated maturity date, over an original term of not more than thirty years from inception of the Mortgage Loan.

                  (xxi) Interest Rate Adjustments. All required notices of interest rate and payment amount adjustments have been sent to the Mortgagor on a timely basis and the computations of such adjustments were properly calculated. All interest rate adjustments applicable to the Mortgage Loans have been made in strict compliance with state and federal law and the terms of the related Note. Any interest required to be paid pursuant to state and local law has been properly paid and credited.

                  (xxii) Customary Provisions. The Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Property of the benefits of the security provided thereby, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise by judicial or nonjudicial foreclosure. Upon default by an Mortgagor on a Mortgage Loan and foreclosure on, or trustee's sale of, the Property pursuant to the proper procedures, the holder of the Mortgage Loan will be able to deliver good and merchantable title to the Property. There is no homestead or other exemption available to the Mortgagor which would interfere with the right to sell the Property at a trustee's sale or the right to foreclose the Mortgage subject to applicable federal and state laws and judicial precedent with respect to bankruptcy and right of redemption.

                  (xxiii) Occupancy of the Property. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Property and with respect to the use and occupancy of the same, including, but not limited to, certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities.

                  (xxiv) No Additional Collateral. The Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage referred to in subsection 3.04(a)(xi) above.

                  (xxv) Deeds of Trust. In the event the Mortgage constitutes a deed of trust, a trustee, authorized and duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by Trust to such trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor.

                  (xxvi) Due on Sale. Each Mortgage, together with any such documents as may be required under applicable law, contains a provision for the acceleration of the payment of the unpaid Loan Balance of the Mortgage Loan in the event that the Property is sold or transferred without the prior written consent of the mortgagee thereunder, at the option of the mortgagee. This provision provides that the mortgagee cannot exercise its option if either (a) the exercise of such option is prohibited by federal law or (b)(i) the Mortgagor causes to be submitted to the mortgagee information required by the mortgagee to evaluate the intended transferee as if a new loan were being made to such transferee and (ii) the mortgagee reasonably determines that the mortgagee's security will not be impaired by the assumption of such Mortgage Loan by the transferee and that the risk of breach of any covenant or agreement in the documents evidencing such Mortgage Loan is acceptable to the mortgagee. To the best of the Seller's knowledge, such provision is enforceable.

                  (xxvii) Transfer of Loans. Each of the Mortgages is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Property is located, and each Mortgage has been delivered to the appropriate recorder's office for recording.

                  (xxviii) No Buydown Provisions; No Graduated Payments or Contingent Interests. The Mortgage Loan does not contain provisions pursuant to which Monthly Payments are paid or partially paid with funds deposited in any separate account established by the Seller, the Mortgagor or anyone on behalf of the Mortgagor, or paid by any source other than the Mortgagor, nor does it contain any other similar provisions currently in effect which may constitute a "buydown" provision. The Mortgage Loan is not a graduated payment mortgage loan and the Mortgage Loan does not have a shared appreciation or other contingent interest feature.

                  (xxix) Consolidation of Future Advances. Any future advances made to the Mortgagor prior to the Startup Day have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest readjustment feature or rate and single repayment term. For First Mortgages, the lien of the Mortgage securing the consolidated principal amount is expressly insured as having first lien priority by a title insurance policy, an endorsement to the policy insuring the mortgagee's consolidated interest or by other title evidence acceptable to the Trustee. For Second Mortgages, the lien of the Mortgage securing the consolidated principal amount is expressly insured as having second lien priority by a title insurance policy, an endorsement to the policy insuring the mortgagee's consolidated interest or by other title evidence acceptable to Trustee. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan. With respect to Second Mortgages, no future advances are permitted under the senior mortgage.

                  (xxx) Property Undamaged; No Condemnation Proceedings. There is no proceeding pending or, threatened for the total or partial condemnation of the Property. The Property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, water, tornado or other casualty so as to adversely affect the value of the Property as security for the Mortgage Loan or the use for which the premises were intended and each Property is in good repair. There have not been any condemnation proceedings with respect to the Property and the Seller and the Depositor have no knowledge of any such proceedings in the future.

                  (xxxi) Appraisals. The related Originator has delivered to the Seller an appraisal of the Property signed by a qualified appraiser, who (i) is licensed in the state where the Property is located, (ii) has no interest, direct or indirect, in the Property or in any Mortgage Loan or the security therefor, and (iii) does not receive compensation that is affected by the approval or disapproval of the Mortgage Loan. The appraisal shall have been made within ninety (90) days of the origination of the Mortgage Loan, be completed in compliance with the Uniform Standards of Professional Appraisal Practice, and all applicable Federal and state laws and regulations.

                  (xxxii) Soldier's and Sailors' Relief Act. The Mortgagor has not notified the Seller and the Seller has no knowledge of any relief requested or allowed to the Mortgagor under the Solider's and Sailors' Civil Relief Act of 1940.

                  (xxxiii) Environmental Matters. There exists no violation of any local, state or federal environmental law, rule or regulation in respect of the Property which violation has or could have a material adverse effect on the market value of such Property. The Seller has no knowledge of any pending action or proceeding directly or indirectly involving the related Property in which compliance with any environmental law, rule or regulation is in issue; and, to the best of the Seller's knowledge, nothing further remains to be done to satisfy in full all requirements of each such law, rule or regulation constituting a prerequisite to the use and enjoyment of such Property.

                  (xxxiv) Mortgagor Acknowledgment. The Mortgagor has executed a statement to the effect that the Mortgagor has received all disclosure materials required by applicable law with respect to the making of adjustable rate mortgage loans. The Seller shall deliver such statement to the Trustee in the related File.

                  (xxxv) No Construction Loans. The Mortgage Loan was not made in connection with (a) the construction or rehabilitation of a Property or (b) facilitating the trade-in or exchange of a Property.

                  (xxxvi) Circumstances Affecting Value, Marketability or Prepayment. Except as otherwise disclosed to Trustee, the Seller has no knowledge of any circumstances or conditions with respect to the Mortgage, the Property, or the Mortgagor, that could reasonably be expected to adversely affect the value or the marketability of any Property or Mortgage Loan, subject to the economic and geological conditions generally and specifically to the area in which the Mortgaged Property is located, or cause the Mortgage Loan to become delinquent.

         (b) In addition to the foregoing representations and warranties set out in subsection (a) above, the Seller represents and warrants to, and covenants to the Guarantor that, as of the Startup Day each of the representations and warranties set out in Exhibit O hereto is true and correct in all material respects and each such representation and warranty is incorporated herein and made a part hereof as if such representations and warranties were set out in full herein.

         (c) Upon the earliest to occur of the Seller's discovery, its receipt of notice of breach of a representation or warranty set out in subsection (a) above or in Exhibit O hereto from any one of the other parties hereto or such time as a breach of any representation and warranty materially and adversely affects the interests of the Owners, the Seller hereby covenants and warrants that it shall promptly cure such breach in all material respects or, if such breach is not cured, the Seller shall, subject to the further requirements of this paragraph (but in any case for a Mortgage Loan that is not a "qualified mortgage", within 90 days of discovery thereof) (i) within two years of the Startup Day, substitute in lieu of each Mortgage Loan which has given rise to the requirement for action a Qualified Replacement Mortgage and deliver the Substitution Amount applicable thereto, to the related Servicer for deposit in the related Principal and Interest Account or (ii) purchase such Mortgage Loan from the Trust at a purchase price equal to the Loan Purchase Price thereof, which purchase price shall be delivered to the related Servicer for deposit in the related Principal and Interest Account by the Seller. In connection with any such proposed purchase or substitution, the Seller shall deliver to the Servicer, the Special Servicer, the Master Servicer, the Guarantor and the Trustee a REMIC Opinion, and the Seller shall only be required to take either such action to the extent such action would not constitute a Prohibited Transaction for the Trust or would not jeopardize the status of any REMIC in the Trust as a REMIC. Any required purchase or substitution, if delayed by the absence of such opinion, shall nonetheless occur upon the earlier of (i) the occurrence of a default or imminent default with respect to the Mortgage Loan or
(ii) the delivery of such opinion by the Seller. Any repurchase or substitution shall occur prior to the related Monthly Remittance Date and the Seller shall provide the Guarantor, the Servicer and the Special Servicer with written notice no less than five Business Days in advance of such repurchase or substitution. It is understood and agreed that the obligation of the Seller to cure the defect, or substitute for or purchase any Mortgage Loan as to which a representation or warranty is untrue in any material respect and has not been remedied shall constitute the sole remedy available to the Owners, the Depositor and the Trustee.

         (d) In the event that any Qualified Replacement Mortgage is delivered by the Seller to the Trust pursuant to this Section 3.04 or Section 3.06 hereof, the Seller shall take the actions described in Section 3.04(b) with respect to such Qualified Replacement Mortgage upon the discovery by any of the Owners, the Seller, the Servicer, the Master Servicer, the Special Servicer, the Guarantor or the Trustee that the representations and warranties set forth in Section 3.04(a) above or in Exhibit O hereto, are untrue in any material respect on the date such Qualified Replacement Mortgage is conveyed to the Trust such that the interests of the Owners in the related Qualified Replacement Mortgage are materially and adversely affected.

         (e) It is understood and agreed that the covenants set forth in this
Section 3.04 shall survive delivery of the respective Mortgage Loans (including Qualified Replacement Mortgages) to the Trustee.

         (f) The Trustee, the Master Servicer and the Servicers shall have no duty to conduct any affirmative investigation other than as specifically set forth in this Agreement as to the occurrence of any condition requiring the repurchase or substitution of any Mortgage Loan pursuant to this Section or the eligibility of any Mortgage Loan for purposes of this Agreement.

         Section 3.05 Conveyance of the Mortgage Loans and Qualified Replacement
                      Mortgages.

         (a) On the Startup Day the Seller, concurrently with the execution and delivery hereof, hereby transfers, assigns, sets over and otherwise conveys without recourse to the Depositor and the Depositor, concurrently with the execution and delivery hereof, transfers, assigns, sets over and otherwise conveys without recourse, to the Trustee for the benefit of the Owners, all their respective right, title and interest in and to the Trust Estate; provided, however, that the Seller reserves and retains all its right, title and interest in and to principal (including Prepayments collected) and interest due on each Mortgage Loan on or prior to the Cut-Off Date. The transfer by the Depositor of the Mortgage Loans set forth on the Schedule of Mortgage Loans to the Trustee is absolute and is intended by the Owners and all parties hereto to be treated as a sale by the Depositor.

         It is intended that the sale, transfer, assignment and conveyance herein contemplated constitute a sale of the Mortgage Loans conveying good title thereto free and clear of any liens and encumbrances from the Seller to the Depositor and from the Depositor to the Trust and that the Mortgage Loans not be part of the Depositor's or the Seller's estate in the event of insolvency. In the event that either such conveyance or a conveyance of a Qualified Replacement Mortgage is deemed to be a loan, the parties intend that the Seller shall be deemed to have granted to the Depositor and the Depositor shall be deemed to have granted to the Trustee a security interest in the Trust Estate, and that this Agreement shall constitute a security agreement under applicable law.

         In connection with such sale, transfer, assignment, and conveyance from the Seller to the Depositor, the Seller has filed, in the appropriate office or offices in the States of Texas and Delaware, a UCC-1 financing statement executed by the Seller as debtor, naming the Depositor as secured party and listing the Mortgage Loans and the other property (including any Qualified Replacement Mortgage) described above as collateral. The characterization of the Seller as a debtor and the Depositor as the secured party on such financing statements is solely for protective purposes and shall in no way be construed as being contrary to the intent of the parties that this transaction be treated as a sale of the Seller's entire right, title and interest in the Trust Estate. In connection with such filing, the Seller agrees that it shall cause to be filed all necessary continuation statements thereof and to take or cause to be taken such actions and execute such documents as are necessary to perfect and protect the Trustee's and the Owners' interest in the Trust Estate.

         In connection with such sale, transfer, assignment, and conveyance, from the Depositor to the Trustee, the Depositor has filed, in the appropriate office or offices in the States of Texas and Delaware, a UCC-1 financing statement executed by the Depositor as debtor, naming the Trustee as secured party and listing the Mortgage Loans and the other property (including any Qualified Replacement Mortgage) described above as collateral. The characterization of the Depositor as a debtor and the Trustee as the secured party in such financing statements is solely for protective purposes and shall in no way be construed as being contrary to the intent of the parties that this transaction be treated as a sale of the Depositor's entire right, title and interest in the Trust Estate. In connection with such filing, the Depositor agrees that it shall cause to be filed all necessary continuation statements thereof and to take or cause to be taken such actions and execute such documents as are necessary to perfect and protect the Trustee's and the Owners' interest in the Trust Estate.

         (b) In connection with the transfer and assignment of the Mortgage Loans and prior to each Subsequent Transfer Date with respect to any Qualified Replacement Mortgage, the Depositor agrees to:

                  (i) deliver without recourse to the Custodian, on behalf of the Trustee, on the Startup Day with respect to each Mortgage Loan or on each Subsequent Transfer Date with respect to any Qualified Replacement Mortgage, (A) the original Notes endorsed to the order of the Trustee, (B) the original title insurance policy or any one of an original title binder, an original preliminary title report or an original title commitment or a copy of any of the foregoing certified by the issuer of the title insurance policy, or the attorney's opinion of title, (C) originals or certified copies of all intervening recorded assignments, showing a complete chain of title from origination to the Trustee, if any, with evidence of recording thereon, (D) originals of all assumption, modification, written assurance or substitution agreements, if any and (E) either: (1) the original Mortgage, with evidence of recording thereon, (2) a certified copy if such original Mortgage has not been returned by the applicable recording office, or
         (3) a copy of the Mortgage certified by the public recording office in those instances where the original recorded Mortgage has been lost;

                  (ii) cause the Custodian, on behalf of the Trustee, within 60 days following the Startup Day with respect to the Mortgage Loans or each Subsequent Transfer Date with respect to the Qualified Replacement Mortgages to complete the assignments of the Mortgages to "Norwest Bank Minnesota, National Association, as Trustee of AMRESCO Residential Securities Corporation Mortgage Loan Trust 1998-3 under the Pooling and Servicing Agreement dated as of September 1, 1998" to be submitted to the Seller for recording in the appropriate jurisdictions; provided, however, that the Depositor shall not be required to cause the Seller to record an assignment for any Mortgage with respect to a Property located in California or with respect to which the original recording information is lacking; and

                  (iii) if not delivered on the Startup Day, deliver the title insurance policy or title searches, the original Mortgages and such recorded assignments, together with originals or duly certified copies of any and all prior assignments, to the Custodian, on behalf of the Trustee within 15 days of receipt thereof by the Depositor (but in any event, with respect to any Mortgage as to which original recording information has been made available to the Depositor, within one year after the Startup Day with respect to the Mortgage Loans or each Subsequent Transfer Date with respect to the Qualified Replacement Mortgages).

         Notwithstanding anything to the contrary contained in this Section 3.05, in those instances where the public recording office retains the original Mortgage, the assignment of a Mortgage or the intervening assignments of the Mortgage after it has been recorded, the Depositor shall be deemed to have satisfied its obligations hereunder upon delivery to the Custodian, on behalf of the Trustee, of a copy of such Mortgage, such assignment or assignments of Mortgage certified by the public recording office to be a true copy of the recorded original thereof.

         Copies of all Mortgage assignments received by the Custodian, on behalf of the Trustee, shall be retained in the related File.

         All recording required pursuant to this Section 3.05 shall be accomplished at the expense of the Seller.

         (c) In the case of Mortgage Loans which have been prepaid in full after the Cut-Off Date and prior to the Startup Day, the Depositor, in lieu of the foregoing, will deliver within six (6) days after the Startup Day to the Trustee a certification of an Authorized Officer in the form set forth in Exhibit D and will deposit the funds received with respect to such Mortgage Loans in the Principal and Interest Account as provided herein.

         (d) The Seller shall transfer, assign, set over and otherwise convey without recourse, to the Trustee all right, title and interest of such party in and to any Qualified Replacement Mortgage delivered to the Trustee on behalf of the Trust by such party pursuant to Section 3.03, 3.04 or 3.06 hereof and all such party's right, title and interest to principal and interest due on such Qualified Replacement Mortgage after the applicable Subsequent Cut-Off Date; provided, however, that such party shall reserve and retain all right, title and interest in and to payments of principal and interest due on such Qualified Replacement Mortgage on or prior to the applicable Subsequent Cut-Off Date.

         (e) As to each Mortgage Loan released from the Trust in connection with the conveyance of a Qualified Replacement Mortgage therefor, the Trustee will transfer, assign, set over and otherwise convey without recourse or representation, to the party providing such Qualified Replacement Mortgage, all of its right, title and interest in and to such released Mortgage Loan and all the Trust's right, title and interest to principal and interest due on such released Mortgage Loan after the applicable Subsequent Cut-Off Date; provided, however, that the Trust shall reserve and retain all right, title and interest in and to payments of principal and interest due on such released Mortgage Loan on or prior to the applicable Subsequent Cut-Off Date.

         (f) In connection with any transfer and assignment of a Qualified Replacement Mortgage to the Depositor and then to the Trustee on behalf of the Trust, the Seller agrees to (i) deliver without recourse to the Custodian, on behalf of the Trustee on the date of delivery of such Qualified Replacement Mortgage the original Note relating thereto, endorsed in blank or to the order of the Trustee, (ii) cause promptly to be recorded an assignment in the appropriate jurisdictions, (iii) deliver the original Qualified Replacement Mortgage and such recorded assignment, together with original or duly certified copies of any and all prior assignments, to the Custodian, on behalf of the Trustee within 15 days of receipt thereof by the Seller (but in any event within 120 days after the date of conveyance of such Qualified Replacement Mortgage),
(iv) deliver the title insurance policy, or where no such policy is required to be provided under Section 3.05(b)(i)(B), the other evidence of title in same required in Section 3.05(b)(i)(B) and (v) deliver originals of all assumption, modification, written assurance or substitution agreements, if any.

         (g) As to each Mortgage Loan released from the Trust in connection with the conveyance of a Qualified Replacement Mortgage the Trustee shall cause the Custodian, on behalf of the Trustee to deliver on the date of conveyance of such Qualified Replacement Mortgage to the party providing such Qualified Replacement Mortgage (i) the original Note relating thereto, endorsed without recourse or representation, to such party, (ii) the original Mortgage so released and all assignments relating thereto and (iii) such other documents as constituted the File with respect thereto.

         (h) If a Mortgage assignment is lost during the process of recording, or is returned from the recorder's office unrecorded due to a defect therein, the Seller shall prepare a substitute assignment or cure such defect, as the case may be, and thereafter cause each such assignment to be duly recorded.

         (i) The Seller shall reflect on its records that the Mortgage Loans have been sold to the Depositor and the Depositor shall reflect on its records that the Mortgage Loans have been sold to the Trust.

         Section 3.06 Acceptance by Trustee; Certain Substitutions of Mortgage
                      Loans; Certification by Trustee.

         (a) The Trustee agrees to cause the Custodian to execute and deliver on the Trustee's behalf on the Startup Day an acknowledgment of receipt of the items delivered by the Seller or the Depositor in the form attached as Exhibit E hereto, and declares that it will hold such documents and any amendments, replacements or supplements thereto, as well as any other assets included in the definition of Trust Estate and delivered to the Custodian, on behalf of the Trustee, as Trustee in trust upon and subject to the conditions set forth herein for the benefit of the Owners. The Trustee agrees to cause the Custodian to review on the Trustee's behalf, for the benefit of the Owners, such items within 45 days after the Startup Day (or, with respect to any document delivered after the Startup Day, within 45 days of receipt and with respect to any Qualified Replacement Mortgage, within 45 days after the Subsequent Transfer Date) and to deliver to the Depositor, the Master Servicer, the Seller, the Guarantor, the Special Servicer and the Servicer a certification in the form attached hereto as Exhibit F (a "Pool Certification") to the effect that, as to each Mortgage Loan listed in the Schedule of Mortgage Loans (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in such Pool Certification as not covered by such Pool Certification), (i) all documents required to be delivered to it pursuant to Section 3.05(b)(i) of this Agreement are in its possession, (ii) such documents have been reviewed by it and have not been mutilated, damaged or torn and relate to such Mortgage Loan and (iii) based on its examination and only as to the foregoing documents, the information set forth on items (1), (3) and (4) of the Schedule of Mortgage Loans accurately reflects the information set forth in the File. Neither the Trustee nor the Custodian shall have any responsibility for reviewing any File except as expressly provided in this subsection 3.06(a). Without limiting the effect of the preceding sentence, in reviewing any File, neither the Trustee nor the Custodian shall have any responsibility for determining whether any document is valid and binding, whether the text of any assignment is in proper form (except to determine if the Trustee is the assignee), whether any document (other than the assignments) has been recorded in accordance with the requirements of any applicable jurisdiction or whether a blanket assignment is permitted in any applicable jurisdiction, but shall only be required to determine whether a document has been executed, that it appears to be what it purports to be, and, where applicable, that it purports to be recorded. Neither the Trustee nor the Custodian shall be under any duty or obligation to inspect, review or examine any such documents, instruments, certificates or other papers to determine that they are genuine, enforceable, or appropriate for the represented purpose or that they are other than what they purport to be on their face, nor shall either the Trustee or the Custodian be under any duty to determine independently whether there are any intervening assignments or assumption or modification agreements with respect to any Mortgage Loan.

         (b) If the Trustee or the Custodian, on behalf of the Trustee during such 45-day period finds any document constituting a part of a File which is not executed, has not been received, or is unrelated to the Mortgage Loans identified in the Schedule of Mortgage Loans, or that any Mortgage Loan does not conform to the description thereof as set forth in the Schedule of Mortgage Loans, the Trustee or the Custodian, on behalf of the Trustee shall promptly so notify the Depositor, the Seller, the Master Servicer, the Guarantor and the Servicer. In performing any such review, the Trustee or the Custodian, on behalf of the Trustee may conclusively rely on the Seller as to the purported genuineness of any such document and any signature thereon. It is understood that the scope of the Trustee's and the Custodian's review of the items delivered by the Depositor pursuant to Section 3.05(b)(i) or the Seller pursuant to Section 3.05(f) is limited solely to confirming that the documents listed in
Section 3.05(b)(i) or Section 3.05(f), respectively, have been executed and received, relate to the Files identified in the Schedule of Mortgage Loans and conform to the description thereof in the Schedule of Mortgage Loans. The Seller agrees to use its best efforts to remedy a material defect in a document constituting part of a File of which it is so notified by the Trustee. If, however, within 60 days after the Trustee's notice to the Seller and the Guarantor respecting such defect the Seller has not remedied the defect and the defect materially and adversely affects the interest in the related Mortgage Loan of the Owners, the Seller will (i) upon delivery of a REMIC Opinion, substitute in lieu of such Mortgage Loan a Qualified Replacement Mortgage and deliver the Substitution Amount to the applicable Servicer for deposit in the Principal and Interest Account or (ii) purchase such Mortgage Loan at a purchase price equal to the Loan Purchase Price thereof, which purchase price shall be delivered to the applicable Servicer for deposit in the related Principal and Interest Account. The Seller shall obtain for the Trustee a REMIC Opinion addressed and acceptable to the Trustee and the Guarantor.

         (c) In addition to the foregoing, the Trustee also agrees to cause the Custodian to provide an updated report during the 12th month after the Startup Day indicating the current status of the exceptions previously indicated on the Pool Certification (the "Final Certification"). After delivery of the Final Certification, the Trustee shall provide to the Servicers and the Master Servicer, no less frequently than monthly, updated certifications indicating the then current status of exceptions, until all such exceptions have been eliminated.


                               END OF ARTICLE III

                                   ARTICLE IV

                        ISSUANCE AND SALE OF CERTIFICATES

         Section 4.01 Issuance of Certificates

         On the Startup Day, upon the Trustee's receipt from the Depositor of an executed Delivery Order in the form set forth as Exhibit G hereto, the Trustee shall authenticate and deliver the Certificates on behalf of the Trust.

         Section 4.02 Sale of Certificates.

         At 9 a.m., Central time on the Startup Day (the "Closing"), at the offices of AMRESCO, INC., 700 North Pearl Street, Suite 2400, Dallas, Texas 75201 (or at such other location acceptable to the Seller), the Seller will sell and convey the Mortgage Loans and the money, instruments and other property related thereto to the Depositor and the Depositor will sell and convey the Mortgage Loans and the money, instruments and other property related thereto to the Trustee, and the Trustee will deliver (i) to the Underwriters, the Depository Certificates with an aggregate Percentage Interest in each Class equal to 100%, registered in the name of Cede & Co., or in such other names as the Underwriters shall direct, against payment of the purchase price thereof by wire transfer of immediately available funds to the Trustee, (ii) to Freddie Mac, the Guaranteed Certificates with an aggregate Percentage Interest in each Class equal to 100%, registered in the name of the Federal Home Loan Mortgage Corporation against payment of the purchase price thereof by wire transfer of immediately available funds to the Trustee, (iii) to the initial purchasers thereof, Class S Certificates with a cumulative Percentage Interest equal to 100%, (iv) to the initial purchasers thereof, Class C-IO Certificates with an aggregate Percentage Interest in each Class of 100%, (v) to the respective registered owners thereof, a Class D Certificate with a Percentage Interest equal to 100% and a Class R Certificate with a Percentage Interest equal to 99.999%, registered in the names designated by the Depositor and (vi) to the Trustee, the Tax Matters Person Residual Interest.



                                END OF ARTICLE IV

                                    ARTICLE V

                     CERTIFICATES AND TRANSFER OF INTERESTS

         Section 5.01 Terms.

         (a) The Certificates are pass-through securities having the rights described therein and herein. Notwithstanding references herein or therein with respect to the Certificates as to "principal" and "interest" no debt of any Person is represented thereby, nor are the Certificates (other than the Guaranteed Certificates) or the underlying Notes guaranteed by any Person (except that the Notes may be recourse to the Mortgagors thereof to the extent permitted by law). The Certificates are payable solely from payments received on or with respect to the Mortgage Loans (other than the Servicing Fee, the Master Servicer Fee, the Trustee Fee and, with respect to Group I, the Guarantee Fee and the Guarantor Reimbursement Amount), money in the Principal and Interest Account, except as otherwise provided herein, earnings and the proceeds of property held as a part of the Trust Estate. Each Certificate entitles the Owner thereof to receive monthly on each Payment Date, in order of priority of distributions with respect to such Class of Certificates as set forth in Section 7.03, a specified portion of such payments with respect to the Mortgage Loans, pro rata in accordance with such Owner's Percentage Interest.

         (b) Each Owner is required, and hereby agrees, to return to the Trustee any Certificate prior to receiving the final distribution due thereon. Any such Certificate as to which the Trustee has made the final distribution thereon shall be deemed cancelled and shall no longer be Outstanding for any purpose of this Agreement, whether or not such Certificate is ever returned to the Trustee.

         Section 5.02 Forms.

         Each Class of the Offered Certificates shall be in substantially the form set forth as Exhibit A hereto and the Class C-IO Certificates, the Class D Certificates, the Class R Certificates and the Class S Certificates shall be in substantially the forms set forth in Exhibits B-1, B-2, B-3 and B-4 hereof, respectively, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Agreement or as may in the Depositor's judgment be necessary, appropriate or convenient to comply, or facilitate compliance, with applicable laws, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any applicable securities laws or as may, consistently herewith, be determined by the Authorized Officer of the Depositor executing such Certificates, as evidenced by his execution thereof.

         Section 5.03 Execution, Authentication and Delivery.

         Each Certificate shall be executed and authenticated on behalf of the Trust, by the manual or facsimile signature of one of the Trustee's Authorized Officers.

         Certificates bearing the manual signature of individuals who were at any time the proper officers of the Depositor shall, upon proper authentication by the Trustee, bind the Trust, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the execution and delivery of such Certificates or did not hold such offices at the date of authentication of such Certificates.

         The initial Certificates shall be dated as of the Startup Day and delivered at the Closing to the parties specified in Section 4.02 hereof. Subsequently issued Certificates will be dated as of the issuance of the Certificate.

         No Certificate shall be valid until executed and authenticated as set forth above.

         Section 5.04 Registration and Transfer of Certificates.

         (a) The Trustee shall cause to be kept a register (the "Register") in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and the registration of transfer of Certificates. The Trustee is hereby initially appointed Registrar for the purpose of registering Certificates and transfers of Certificates as herein provided. The Owners and the Trustee shall have the right to inspect the Register during the Registrar's normal hours and to obtain copies thereof, and the Trustee shall have the right to rely upon a certificate executed on behalf of the Registrar by an Authorized Officer thereof as to the names and addresses of the Owners of the Certificates and the principal amounts and numbers of such Certificates.

                  If a Person other than the Trustee is appointed as Registrar by the Owners of a majority of the aggregate Percentage Interests represented by the Offered Certificates then Outstanding related to each Mortgage Loan Group or, if there are no longer any Offered Certificates then Outstanding, by such majority of the Percentage Interests represented by the Class R Certificates, the Trustee will give the Owners prompt written notice of the appointment of such Registrar and of the location, and any change in the location, of the Register.

         (b) Subject to the provisions of Section 5.08 hereof, upon surrender for registration of transfer of any Certificate at the office designated as the location of the Register, upon the direction of the Registrar the Depositor shall execute and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of a like Class and in the aggregate principal amount or Percentage Interest of the Certificate so surrendered.

         (c) At the option of any Owner, Certificates of any Class owned by such Owner may be exchanged for other Certificates authorized of like Class and tenor and a like aggregate original principal amount or percentage interest and bearing numbers not contemporaneously Outstanding, upon surrender of the Certificates to be exchanged at the office designated as the location of the Register. Whenever any Certificate is so surrendered for exchange, upon the direction of the Registrar, the Depositor and the Trustee shall execute, authenticate and deliver the Certificate or Certificates which the Owner making the exchange is entitled to receive.

         (d) All Certificates issued upon any registration of transfer or exchange of Certificates shall be valid evidence of the same ownership interests in the Trust and entitled to the same benefits under this Agreement as the Certificates surrendered upon such registration of transfer or exchange.

         (e) Every Certificate presented or surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by the Owner thereof or his attorney duly authorized in writing.

         (f) No service charge shall be made to an Owner for any registration of transfer or exchange of Certificates, but the Registrar or Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Certificates; any other expenses in connection with such transfer or exchange shall be an expense of the Trust.

         (g) It is intended that the Depository Certificates be registered so as to participate in a global book-entry system with the Depository, as set forth herein. Each Class of the Depository Certificates shall, except as otherwise provided in Subsection (h), be initially issued in the form of a single fully registered Offered Certificate of such Class. Upon initial issuance, the ownership of each of the Depository Certificate shall be registered in the Register in the name of Cede & Co., or any successor thereto, as nominee for the Depository.

         On the Startup Day, no Depository Certificates shall be issued in denominations of less than $1,000 except that one Certificate in each class may be in an amount less than $1,000. No Class C-IO Certificates shall be issued in denominations of less than $1,000 (based on the original Notional Principal Amount thereof). The Class D Certificates, the Class R Certificates and the Class S Certificates (other than the Tax Matters Person Residual Interest) shall be issued in minimum percentage interests of 10%.

         The Depositor and the Trustee are hereby authorized to execute and deliver the Representation Letter with the Depository.

         With respect to the Depository Certificates registered in the Register in the name of Cede & Co., as nominee of the Depository, the Depositor, the Servicer, the Special Servicer, the Master Servicer, the Seller, the Guarantor and the Trustee shall have no responsibility or obligation to Direct or Indirect Participants or beneficial owners for which the Depository holds the Depository Certificates from time to time as a Depository. Without limiting the immediately preceding sentence, the Depositor, the Servicer, the Special Servicer, the Master Servicer, the Seller, the Guarantor and the Trustee shall have no responsibility or obligation with respect to (i) the accuracy of the records of the Depository, Cede & Co., or any Direct or Indirect Participant with respect to the ownership interest in the Depository Certificates,

(ii) the delivery to any Direct or Indirect Participant or any other Person, other than a registered Owner of a Depository Certificate as shown in the Register, of any notice with respect to the Offered Certificates or (iii) the payment to any Direct or Indirect Participant or any other Person, other than a registered Owner of a Depository Certificate as shown in the Register, of any amount with respect to any distribution of principal or interest on the Depository Certificates. No Person other than a registered Owner of a Depository Certificate as shown in the Register shall receive a certificate evidencing such Depository Certificate.

         Upon delivery by the Depository to the Trustee of written notice to the effect that the Depository has determined to substitute a new nominee in place of Cede & Co., and subject to the provisions hereof with respect to the payment of interest by the mailing of checks or drafts to the registered Owners of Offered Certificates appearing as registered Owners in the registration books maintained by the Trustee at the close of business on a Record Date, the name "Cede & Co." in this Agreement shall refer to such new nominee of the Depository.

         (h) In the event that the Depository or the Depositor advises the Trustee in writing that the Depository is no longer willing or able to discharge properly its responsibilities as nominee and depository with respect to the Depository Certificates and the Depositor or the Trustee is unable to locate a qualified successor, the Offered Certificates shall no longer be restricted to being registered in the Register in the name of Cede & Co. (or a successor nominee) as nominee of the Depository. At that time, the Depositor may determine that the Depository Certificates shall be registered in the name of and deposited with a successor depository operating a global book-entry system, as may be acceptable to the Depositor and at the Depositor's expense, or such depository's agent or designee but, if the Depositor does not select such alternative global book-entry system, then the Depository Certificates may be registered in whatever name or names registered Owners of Depository Certificates transferring Depository Certificates shall designate, in accordance with the provisions hereof.

         (i) Notwithstanding any other provision of this Agreement to the contrary, so long as any Depository Certificate is registered in the name of Cede & Co., as nominee of the Depository, all distributions of principal or interest on such Offered Certificates and all notices with respect to such Offered Certificates shall be made and given, respectively, in the manner provided in the Representation Letter.

         Section 5.05 Mutilated, Destroyed, Lost or Stolen Certificates.

         If (i) any mutilated Certificate is surrendered to the Trustee, or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) in the case of any mutilated Certificate, such mutilated Certificate shall first be surrendered to the Trustee, and in the case of any destroyed, lost or stolen Certificate, there shall be first delivered to the Trustee such security or indemnity as may be reasonably required by it to hold the Trustee harmless, then, in the absence of notice to the Trustee or the Registrar that such Certificate has been acquired by a bona fide purchaser, the Depositor shall execute and the Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like Class, tenor and aggregate principal amount, bearing a number not contemporaneously outstanding.

         Upon the issuance of any new Certificate under this Section, the Registrar or Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto; any other expenses in connection with such issuance shall be an expense of the Trust.

         Every new Certificate issued pursuant to this Section in exchange for or in lieu of any mutilated, destroyed, lost or stolen Certificate shall constitute evidence of a substitute interest in the Trust, and shall be entitled to all the benefits of this Agreement equally and proportionately with any and all other Certificates of the same Class duly issued hereunder and such mutilated, destroyed, lost or stolen Certificate shall not be valid for any purpose.

         The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Certificates.

         Section 5.06 Persons Deemed Owners.

         The Trustee and any agent of the Trustee may treat the Person in whose name any Certificate is registered as the Owner of such Certificate for the purpose of receiving distributions with respect to such Certificate and for all other purposes whatsoever, and neither the Trustee nor any agent of the Trustee shall be affected by notice to the contrary.

         Section 5.07 Cancellation.

         All Certificates surrendered for registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. No Certificate shall be authenticated in lieu of or in exchange for any Certificate cancelled as provided in this Section, except as expressly permitted by this Agreement. All cancelled Certificates may be held by the Trustee in accordance with its standard retention policy.

         Section 5.08 Limitation on Transfer of Ownership Rights.

         (a) No sale or other transfer of record or beneficial ownership or assignment of an interest in a Class R Certificate or assignment of an interest in the Lower-Tier REMIC Residual Class (whether pursuant to a purchase, a transfer resulting from a default under a secured lending agreement or otherwise) shall be made to a Disqualified Organization or an agent of a Disqualified Organization. The transfer, sale or other disposition of a Class R Certificate or assignment of an interest in the Lower-Tier REMIC Residual Class (whether pursuant to a purchase, a transfer resulting from a default under a secured lending agreement or otherwise) to a Disqualified Organization shall be deemed to be of no legal force or effect whatsoever and such transferee shall not be deemed to be an Owner for any purpose hereunder, including, but not limited to, the receipt of distributions on such Class R Certificate or Lower-Tier REMIC Residual Class. Furthermore, in no event shall the Trustee accept surrender for transfer, registration of transfer, or register the transfer, of any Class R Certificate nor authenticate and make available any new Class R Certificate unless the Trustee has received an affidavit from the proposed transferee in the form attached hereto as Exhibit I. Each holder of a Class R Certificate by his acceptance thereof, shall be deemed for all purposes to have consented to the provisions of this Section 5.08(a). The Lower-Tier REMIC Residual Class is not transferable except that the Owner of the Tax Matters Person Residual Interest in the Lower-Tier REMIC may assign its interest to another Person who accepts such assignment and the designation as Tax Matters Person pursuant to Section 11.18 hereof.

         (b) No other sale or other transfer of record or beneficial ownership of a Guaranteed Certificate, a Class C-IO Certificate, a Class D Certificate, a Class R Certificate, or a Class S Certificate (collectively, the "Exempt Certificates") shall be made unless such transfer is exempt from the registration requirements of the Securities Act of

1933, as amended (the "Securities Act"), and any applicable state securities laws or is made in accordance with said Securities Act and laws. In the event such a transfer is to be made within three years from the Startup Day, (i) the Trustee or the Depositor shall require a written Opinion of Counsel acceptable to and in form and substance satisfactory to the Depositor in the event that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from said Securities Act and laws or is being made pursuant to said Securities Act and laws, which Opinion of Counsel shall not be an expense of the Trustee, the Trust Estate, the Master Servicer, the Special Servicer, the Guarantor or the Servicer and (ii) the Trustee shall require the transferee to execute an investment letter in substantially the form of Exhibit J hereto acceptable to and in form and substance satisfactory to the Seller certifying to the Trustee and the Seller the facts surrounding such transfer, which investment letter shall not be an expense of the Trustee, the Trust Estate or the Seller. The Owner of an Exempt Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Servicer, the Master Servicer, the Special Servicer, the Guarantor, the Depositor and the Seller against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

         (c) No transfer of an Exempt Certificate (other than a Guaranteed Certificate) shall be made unless the Trustee shall have received a representation letter in substantially the form of Exhibit J hereto from the transferee of such Exempt Certificate, acceptable to and in form and substance satisfactory to the Trustee, to the effect that such transferee is not an employee benefit plan subject to Title I of the Employee Retirement Income Security Act ("ERISA") nor a plan or other arrangement subject to Section 4975 of the Code (collectively, a "Plan"), nor is acting on behalf of any Plan nor using the assets of any Plan to effect such transfer. Notwithstanding anything else to the contrary herein, any purported transfer of an Exempt Certificate to or on behalf of any Plan shall be null and void and of no effect.

         (d) No transfer of all or any portion of any Class M-1A Certificates, Class M-2A Certificates, Class B-1A Certificates or Class B-1F Certificates shall be made to a transferee that is a Plan unless such Plan qualifies for an exemption from Sections 406 and 407 of ERISA and Section 4975 of the Code, and each beneficial owner of such certificate shall be deemed to have represented, by virtue of its acquisition of such a Certificate, either (i) that it is not a Plan or (ii) that an exemption from Sections 406 and 407 of ERISA and Section 4975 of the Code will apply to the acquisition, holding and resale of such Certificates by the beneficial owner thereof. The Owner of each of the Class M-1A Certificates, Class M-2A Certificates, Class B-1A Certificates and Class B-1F Certificates desiring to effect such transfer shall, and hereby does agree to, indemnify the Trustee, the Servicer, the Master Servicer, the Special Servicer, the Guarantor, the Depositor and the Seller against any liability that may result if such transfer is not made in accordance with ERISA and the Code.

         (e) No sale or other transfer of any Offered Certificate may be made to the Depositor or the Seller or any Originator. No sale or other transfer of any Offered Certificate may be made to a Seller affiliate unless the Trustee shall have been furnished with an Opinion of Counsel acceptable to the Trustee experienced in federal bankruptcy matters to the effect that such sale or transfer would not adversely affect the character of the conveyance of the Mortgage Loans to the Trust as a sale. No sale or other transfer of the Class R Certificate issued to the Tax Matters Person appointed on the Startup Day may be transferred or sold to any Person, except to a person who accepts the appointment of Tax Matters Person pursuant to Section 11.18 hereof.

         Section 5.09 Assignment of Rights.

         An Owner may pledge, encumber, hypothecate or assign all or any part of its right to receive distributions hereunder, but such pledge, encumbrance, hypothecation or assignment shall not constitute a transfer of an ownership interest sufficient to render the transferee an Owner of the Trust without compliance with the provisions of Section 5.04 and Section 5.08 hereof.


                                END OF ARTICLE V

                                   ARTICLE VI
                                    COVENANTS

         Section 6.01 Distributions.

         By 12:00 noon, eastern time, on each Payment Date, the Trustee will withdraw amounts from the related Account(s) and make the distributions with respect to the Certificates in accordance with the terms of the Certificates and this Agreement. Such distributions shall be made (i) by check or draft mailed on each Payment Date or (ii) if to Freddie Mac or if requested by any Owner of (A) an Offered Certificate having an original principal balance of not less than $1,000,000, (B) a Class C-IO Certificate having an original Notional Principal Amount of not less than $1,000,000, or (C) a Class D, a Class R or Class S Certificate having a Percentage Interest of not less than 10% in writing not later than five Business Days prior to the applicable Record Date (which request does not have to be repeated unless it has been withdrawn), to Freddie Mac and to such Owner by wire transfer to an account within the United States designated no later than five Business Days prior to the related Record Date, made on each Payment Date, in each case to each Owner of record on the immediately preceding Record Date.

         Section 6.02 Money for Distributions to be Held in Trust; Withholding.

         (a) All payments of amounts due and payable with respect to any Certificate that are to be made from amounts withdrawn from the Certificate Account shall be made by and on behalf of the Trustee, and no amounts may be so withdrawn from the Certificate Account for payments of Certificates except as provided in this Section.

         (b) Whenever the Depositor has appointed one or more Paying Agents pursuant to Section 11.15 hereof, the Trustee will, on the Business Day immediately preceding each Payment Date, deposit with such Paying Agents in immediately available funds an aggregate sum sufficient to pay the amounts then becoming due (to the extent funds are then available for such purpose in the Certificate Account for the Class to which such amounts are due) such sum to be held in trust for the benefit of the Owners entitled thereto.

         (c) The Depositor may at any time direct any Paying Agent to pay to the Trustee all sums held in trust by such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which the sums were held by such Paying Agent; and upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

         (d) The Depositor shall require each Paying Agent, including the Trustee on behalf of the Trust, to comply with all requirements of the Code and applicable state and local law with respect to the withholding from any distributions made by it to any Owner of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith.

         (e) Any money held by the Trustee or any Paying Agent in trust for the payment of any amount due with respect to any Offered Certificate and Class S Certificate and remaining unclaimed by the Owner of such Certificate for the period then specified in the escheat laws of the State of New York after such amount has become due and payable shall be discharged from such trust and be paid to the Owners of the Class R Certificates; and the Owner of such Offered Certificate and Class S Certificate shall thereafter, as an unsecured general creditor, look only to the Owners of the Class R Certificates for payment thereof (but only to the extent of the amounts so paid to the Owners of the Class R Certificates) and all liability of the Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided, however, that the Trustee or such Paying Agent before being required to make any such payment, may at the expense of the Trust cause to be published once, in the eastern edition of The Wall Street Journal, notice that such money remains unclaimed and that, after a date specified therein, which shall be not fewer than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be paid to the Owners of the Class R Certificates. The Trustee shall, at the direction of the Depositor, also adopt and employ, at the expense of the Trust, any other reasonable means of notification of such payment (including but not limited to mailing notice of such payment to Owners whose right to or interest in moneys due and payable but not claimed is determinable from the records of the Registrar, the Trustee or any Paying Agent, at the last address of record for each such Owner).

         Section 6.03 Protection of Trust Estate.

         (a) The Trustee will hold the Trust Estate in trust for the benefit of the Owners and, at the request of the Depositor, will from time to time execute and deliver all such supplements and amendments hereto pursuant to Section 11.14 hereof and all instruments of further assurance and other instruments, and will take such other action upon such request from the Depositor, to:

                    (i) more effectively hold in trust all or any portion of the Trust Estate;

                   (ii) perfect, publish notice of, or protect the validity of any grant made or to be made by this Agreement;

                  (iii) enforce any of the Mortgage Loans; or

                   (iv) preserve and defend title to the Trust Estate and the rights of the Trustee, and the interests of the Owners represented thereby, in such Trust Estate against the contrary claims of all Persons and parties.

         The Trustee shall send copies of any request received from the Depositor to take any action pursuant to this Section 6.03 to the other parties hereto.

         (b) The Trustee shall have the power to enforce, and shall enforce the obligations and rights of the other parties to this Agreement or the Owners, by action, suit or proceeding at law or equity; provided, however, that nothing in this Section shall require any action by the Trustee unless the Trustee shall first (i) have been furnished indemnity satisfactory to it and (ii) when required by this Agreement, have been requested to take such action by the Owners of at least a majority of the Percentage Interests represented by the Offered Certificates then Outstanding related to either Mortgage Loan Group or, if there are no longer any Offered Certificates then Outstanding, by such majority of the Percentage Interests represented by the Class R Certificates.

         (c) The Trustee shall execute any instrument required pursuant to this Section so long as such instrument does not conflict with this Agreement or with the Trustee's fiduciary duties, or adversely affect its rights and immunities hereunder.

         Section 6.04 Performance of Obligations.

         The Trustee will not take any action that would release any Person from any of such Person's covenants or obligations under any instrument or document relating to the Certificates or which would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any such instrument or document, except as expressly provided in this Agreement or such other instrument or document.

         The Trustee may contract with other Persons to assist it in performing its duties hereunder pursuant to Section 10.03(g).

         Section 6.05 Negative Covenants.

         The Trustee will not permit the Trust to:

                   (i) sell, transfer, exchange or otherwise dispose of any of the Trust Estate except as expressly permitted by this Agreement;

                  (ii) claim any credit on or make any deduction from the distributions payable in respect of, the Certificates (other than amounts properly withheld from such payments under the Code) or assert any claim against any present or former Owner by reason of the payment of any taxes levied or assessed upon any of the Trust Estate;

                 (iii) incur, assume or guaranty any indebtedness of any Person except pursuant to this Agreement;

                  (iv) dissolve or liquidate in whole or in part, except pursuant to Article IX hereof; or

                   (v) (A) permit the validity or effectiveness of this Agreement to be impaired, or permit any Person to be released from any covenants or obligations with respect to the Trust or to the Certificates under this Agreement, except as may be expressly permitted hereby or (B) permit any lien, charge, adverse claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the Trust Estate or any part thereof or any interest therein or the proceeds thereof.

         Section 6.06 No Other Powers.

         The Trustee will not permit the Trust to engage in any business activity or transaction other than those activities permitted by Section 2.03 hereof.

         Section 6.07 Limitation of Suits.

         No Owner shall have any right to institute any proceeding, judicial or otherwise, with respect to this Agreement or for the appointment of a receiver or trustee of the Trust, or for any other remedy with respect to an event of default hereunder, unless:

         (1) such Owner has previously given written notice to the Depositor, the Guarantor and the Trustee of such Owner's intention to institute such proceeding;

         (2) the Owners of not less than a majority of the Percentage Interests represented by the Offered Certificates then Outstanding related to either Mortgage Loan Group or, if there are no Offered Certificates then Outstanding, by such percentage of the Percentage Interests represented by the Class R Certificates, shall have made written request to the Trustee to institute such proceeding in its own name as Trustee establishing the Trust;

         (3) such Owner or Owners have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

         (4) the Trustee for 30 days after its receipt of such notice, request and offer of indemnity has failed to institute such proceeding;

         (5) no direction inconsistent with such written request has been given to the Trustee during such 30-day period by the Owners of a majority of the Percentage Interests represented by the Offered Certificates related to such Mortgage Loan Group or, if there are no Offered Certificates then Outstanding, by such majority of the Percentage Interests represented by the Class D Certificates and the Class R Certificates;

it being understood and intended that no one or more Owners shall have any right in any manner whatever by virtue of, or by availing themselves of, any provision of this Agreement to affect, disturb or prejudice the rights of any other Owner of the same Class or to obtain or to seek to obtain priority or preference over any other Owner of the same Class or to enforce any right under this Agreement, except in the manner herein provided and for the equal and ratable benefit of all the Owners of the same Class.

         Section 6.08 Unconditional Rights of Owners to Receive Distributions.

         Notwithstanding any other provision in this Agreement, the Owner of any Certificate shall have the right, which is absolute and unconditional, to receive distributions to the extent provided herein and therein with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such Owner.

         Section 6.09 Rights and Remedies Cumulative.

         Except as otherwise provided herein, no right or remedy herein conferred upon or reserved to the Trustee or to the Owners is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. Except as otherwise provided herein, the assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

         Section 6.10 Delay or Omission Not Waiver.

         No delay of the Trustee, the Seller or any Owner of any Certificate to exercise any right or remedy under this Agreement with respect to any event described in Section 8.20(a) or (b) shall impair any such right or remedy or constitute a waiver of any such event or an acquiescence therein. Every right and remedy given by this Article VI or by law to the Trustee or to the Owners may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Owners, as the case may be.

         Section 6.11 Control by Owners.

         The Owners of a majority of the Percentage Interests represented by the Offered Certificates then Outstanding related to either Mortgage Loan Group or, if there are no longer any Offered Certificates then Outstanding, by such majority of the Percentage Interests represented by the Class R Certificates then Outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee with respect to the Certificates or exercising any trust or power conferred on the Trustee with respect to the Certificates or the Trust Estate, including, but not limited to, those powers set forth in Section 6.03 and Section 8.20 hereof, provided that:

         (1) such direction shall not be in conflict with any rule of law or with this Agreement;

         (2) the Trustee shall have been provided with indemnity satisfactory to it; and

         (3) the Trustee may take any other action deemed proper by the Trustee, as the case may be, which is not inconsistent with such direction; provided, however, that the Seller or the Trustee, as the case may be, need not take any action which it determines might involve it in liability or may be unjustly prejudicial to the Owners not so directing.

         Section 6.12 Access to Owners of Certificates' Names and Addresses. (a) If any Owner (for purposes of this Section 6.12, an "Applicant") applies in writing to the Trustee, and such application states that the Applicant desires to communicate with other Owners with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such Applicant proposes to transmit, then the Trustee shall, at the expense of such Applicant, within ten (10) Business Days after the receipt of such application, furnish or cause to be furnished to such Applicant a list of the names and addresses of the Owners of record as of the most recent Payment Date.

         (b) Every Owner, by receiving and holding such list, agrees with the Trustee that the Trustee shall not be held accountable in any way by reason of the disclosure of any information as to the names and addresses of the Owners hereunder, regardless of the source from which such information was derived.

         Section 6.13 Year 2000. The Trustee's computer and other systems used in performing its duties and obligations under the Agreement will be modified and maintained to operate in a manner such that at all times, including on and after January 1, 2000, (a) the Trustee can perform such duties and obligations in accordance with the terms of this Agreement and (b) the Trustee can operate its business in the same manner as it is operating on the date hereof.


                                END OF ARTICLE VI

                                   ARTICLE VII
                      ACCOUNTS, DISBURSEMENTS AND RELEASES

         Section 7.01 Collection of Money.

         Except as otherwise expressly provided herein, the Trustee shall demand payment or delivery of all money and other property payable to or receivable by the Trustee pursuant to this Agreement, including all payments due on the Mortgage Loans in accordance with the respective terms and conditions of such Mortgage Loans and required to be paid over to the Trustee by the Servicer, the Special Servicer or by any Subservicer. The Trustee shall hold all such money and property received by it, other than pursuant to or as contemplated by
Section 6.02(e) hereof, as part of the Trust Estate and shall apply it as provided in this Agreement.

         Section 7.02 Establishment of Accounts.

         (a) The Depositor shall cause to be established on the Startup Day, and the Trustee shall maintain at the Corporate Trust Office as a segregated account, the Certificate Account, to be held by the Trustee on behalf of the Owners of the Certificates and the Trustee.

         (b) The Depositor shall cause to be established, and the Trustee shall maintain, at the Corporate Trust Office, as two segregated accounts, the Lower-Tier Group I Distribution Account and the Lower-Tier Group II Distribution Account to be held by the Trustee in the name of the Lower-Tier REMIC for the benefit of the Owners.

         (c) The Depositor shall cause to be established, and the Trustee shall maintain, at the Corporate Trust Office , as two segregated accounts, the Upper-Tier Group I Distribution Account and the Upper-Tier Group II Distribution Account to be held by the Trustee in the name of the Upper-Tier REMIC for the benefit of the Owners.

         Section 7.03 Flow of Funds.

         (a) (i) With respect to Group I, the Servicer and the Special Servicer shall, no later than the related Monthly Remittance Date, remit and the Trustee shall deposit to the Certificate Account, without duplication, (x) any proceeds received upon liquidation of the Trust insofar as such proceeds relate to Group I, (y) all remittances made to the Trustee pursuant to Sections 8.09 and 8.10 insofar as such remittances relate to Group I and (z) the portion of the Monthly Remittance Amount relating to Group I required to be remitted by the Servicer and the Special Servicer.

                  (ii) On each Payment Date, the Trustee shall transfer the Lower-Tier Group I Distribution Amount from the Certificate Account to the Upper-Tier Group I Distribution Account.

                  (iii) On each Payment Date, the Trustee shall distribute from the Certificate Account to the Special Servicing Fee Reserve Fund on behalf of the Owners of the Class S Certificates, the Class S Distribution Amount relating to Group I.

         (b) (i) With respect to Group II, the Servicer and the Special Servicer shall, no later than the related Monthly Remittance Date, remit and the Trustee shall deposit to the Certificate Account without duplication, (x) any proceeds received upon liquidation of the Trust insofar as such proceeds relate to Group II, (y) all remittances made to the Trustee pursuant to Sections 8.09 and 8.10 insofar as such remittances relate to Group II and (z) each portion of the Monthly Remittance Amount relating to Group II remitted by the Servicer and the Special Servicer.

                  (ii) On each Payment Date, the Trustee shall transfer the Lower-Tier Group II Distribution Amount from the Certificate Account to the Upper-Tier Group II Distribution Account.

                  (iii) On each Payment Date, the Trustee shall distribute from the Certificate Account to the Special Servicing Fee Reserve Fund on behalf of the Owners of the Class S Certificates, the Class S Distribution Amount relating to Group II.

         (c) With respect to the Upper-Tier Group I Distribution Account, on each Payment Date, the Trustee shall make the following disbursements from the Group I Interest Remittance Amount transferred thereto pursuant to



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

subsection (a)(ii), in the following order of priority, and each such disbursement shall be treated as having occurred only after all preceding disbursements have occurred:

                (i) First, to the Guarantor, the Guarantee Fee and the Guarantor Reimbursement Amount;

               (ii) Second, to the Trustee, the portion of the Trustee Fee and reasonable expenses, if any, incurred by the Trustee relating to Group I and to the Master Servicer, the portion of the Master Servicer Fee relating to Group I;

              (iii) Third, to the Owners of the Class A Certificates related to Group I, the related Class A Current Interest plus the related Class A Interest Carry Forward Amount with respect to each such Class of Class A Certificates without any priority among such Class A Certificates; provided, that if the Group I Interest Amount Available is not sufficient to make a full distribution of interest with respect to all Classes of the Class A Certificates related to Group I and the Guarantor has defaulted under the Guarantee, the Group I Interest Amount Available will be distributed among the outstanding Classes of Class A Certificates related to Group I pro rata based on the aggregate amount of interest due on each such Class, and the amount of the shortfall will be carried forward with accrued interest at the related Class A Pass-Through Rate;

               (iv) Fourth, to the extent of the Group I Interest Amount Available then remaining, to the Owners of the Class B-1F Certificates, the Class B-1F Current Interest;

                (v) Fifth, to the extent of the Group I Interest Amount Available then remaining, to the Special Servicing Fee Reserve Fund on behalf of the Owners of the Class C-FIO Certificates, the Class C-FIO Current Interest; and

               (vi) Sixth, the Group I Monthly Excess Interest Amount shall be applied or distributed as provided in subsection (h) of this Section 7.03.

         (d) With respect to the Upper-Tier Group II Distribution Account on each Payment Date, the Trustee shall make the following disbursements from the Group II Interest Remittance Amount transferred thereto pursuant to subsection
(b)(ii), in the following order of priority, and each such disbursement shall be treated as having occurred only after all preceding disbursements have occurred:

                (i) First, to the Trustee, the portion of the Trustee Fee and reasonable expenses, if any, incurred by the Trustee relating to Group II and to the Master Servicer, the portion of the Master Servicer Fee relating to Group II;

               (ii) Second, to the Owners of the Class A Certificates related to Group II, the related Class A Current Interest plus the related Class A Interest Carry Forward Amount with respect to each such Class of Class A Certificates without any priority among such Class A Certificates; provided, that if the Group II Interest Amount Available is not sufficient to make a full distribution of interest with respect to all Classes of the Class A Certificates related to Group II, the Group II Interest Amount Available will be distributed among the outstanding Classes of Class A Certificates related to Group II pro rata based on the aggregate amount of interest due on each such Class, and the amount of the shortfall will be carried forward with accrued interest at the related Class A Pass-Through Rate;

              (iii) Third, to the extent of the Group II Interest Amount Available then remaining, to the Owners of the Class M-1A Certificates, the Class M-1A Current Interest;

               (iv) Fourth, to the extent of the Group II Interest Amount Available then remaining, to the Owners of the Class M-2A Certificates, the Class M-2A Current Interest;

                (v) Fifth, to the extent of the Group II Interest Amount Available then remaining, to the Owners of the Class B-1A Certificates, the Class B-1A Current Interest;



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

               (vi) Sixth, to the extent of the Group II Interest Amount Available then remaining, to the Special Servicing Fee Reserve Fund on behalf of Owners of the Class C-AIO Certificates, the Class C-AIO Current Interest; and

              (vii) Seventh, the Group II Monthly Excess Interest Amount shall be applied or distributed as provided in subsection (i) of this Section 7.03.

         (e) On each Payment Date, the Trustee will disburse from the portion of the Upper-Tier Group I Distribution Account that consists of principal to the Guarantor any Guarantee Fee and Guarantor Reimbursement Amount not paid pursuant to Section 7.03(c)(i) hereof.

         (f) With respect to the Upper-Tier Group I Distribution Account on each Payment Date, the Trustee shall make the following disbursements from amounts relating to principal transferred thereto, in the following order of priority and each such disbursement shall be treated as having occurred only after all preceding disbursements have occurred:

                (i) On each Payment Date (a) before the Group I Stepdown Date or (b) on or after the Group I Stepdown Date if a Group I Trigger Event is in effect, the Owners of the Class A Certificates related to Group I will be entitled to receive payment of 100% of the Group I Principal Distribution Amount remaining after any distribution to the Guarantor pursuant to clause (e) above as follows: (I) to the Owners of the Class A-6 Certificates, the Class A-6 Lockout Distribution Amount and (II) to the Owners of the Class A Certificates related to Group I, as follows: first, to the Owners of the Class A-1 Certificates, until the Class A-1 Certificate Principal Balance is reduced to zero; second, to the Owners of the Class A-2 Certificates, until the Class A-2 Certificate Principal Balance is reduced to zero; third, to the Owners of the Class A-3 Certificates, until the Class A-3 Certificate Principal Balance is reduced to zero; fourth, to the Owners of the Class A-4 Certificates, until the Class A-4 Certificate Principal Balance is reduced to zero; fifth, to the Owners of the Class A-5 Certificates, until the Class A-5 Certificate Principal Balance is reduced to zero; and, sixth, to the Owners of the Class A-6 Certificates, until the Class A-6 Certificate Principal Balance is reduced to zero; provided, however, that if the Guarantor has defaulted on the Guarantee then on any Payment Date on which the sum of (x) the Class B-1F Certificate Principal Balance and the (y) Group I Overcollateralization Amount is zero, any amounts of principal payable to the Owners of the Class A Certificates related to Group I on such Payment Date shall be distributed pro rata and not sequentially.

               (ii) Notwithstanding the provisions of Section 7.03(f)(i), if the Certificate Principal Balance of the Class A Certificates related to Group I is reduced to zero and it is prior to the Group I Stepdown Date or during the continuation of a Group I Trigger Event, the Owners of the Class B-1F Certificates relating to Group I will be entitled to receive payment of 100% of the Group I Principal Distribution Amount remaining after any distribution to the Guarantor pursuant to clause (e) above.

              (iii) On each Payment Date on or after the Group I Stepdown Date and as long as a Group I Trigger Event is not in effect, the Owners of the Group I Certificates will be entitled to receive payments of principal, in the order of priority, in the amounts set forth below and to the extent of the Group I Principal Distribution Amount remaining after any distribution to the Guarantor pursuant to clause (e) above as follows:

                           (A) First, the lesser of (x) the Group I Principal Distribution Amount and (y) the Group I Class A Principal Distribution Amount shall be distributed (I) to the Owners of the Class A-6 Certificates, in an amount equal to the Class A-6 Lockout Distribution Amount and (II) the remainder paid to the Owners of the Class A Certificates related to Group I as follows: first, to the Owners of the Class A-1 Certificates, until the Class A-1 Certificate Principal Balance is reduced to zero; second, to the Owners of the Class A-2 Certificates, until the Class A-2 Certificate Principal Balance is reduced to zero; third, to the Owners of the Class A-3


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

                                    Certificates, until the Class A-3
                                    Certificate Principal Balance is reduced to zero; fourth, to the Owners of the Class A-4 Certificates, until the Class A-4 Certificate Principal Balance is reduced to zero; fifth, to the Owners of the Class A-5 Certificates, until the Class A-5 Certificate Principal Balance is reduced to zero; and, sixth, to the Owners of the Class A-6 Certificates, until the Class A-6 Certificate Principal Balance is reduced to zero; provided, however, that if the Guarantor has defaulted on the Guarantee then on any Payment Date on which the sum of
                                    (x) the Class B-1F Certificate Principal
                                    Balance and (y) the Group I
                                    Overcollateralization Amount is zero, any amounts of principal payable to the Owners of the Class A Certificates related to Group I on such Payment Date shall be distributed pro rata and not sequentially;

                           (B) Second, the lesser of (x) the excess of (i) the Group I Principal Distribution Amount over (ii) the sum of the amount distributed to the Owners of the Class A Certificates related to Group I pursuant to clause (A) above and (y) the Class B-1F Principal Distribution Amount shall be distributed to the Owners of the Class B-1F Certificates, until the Class B-1F Certificate Principal Balance has been reduced to zero; and,

                           (C) Third, any portion of the Group I Principal Remittance Amount remaining after making all of the distributions in clauses (A) and (B) above shall be distributed as provided in subsection (h) of this Section 7.03.

         (g) With respect to the Upper-Tier Group II Distribution Account on each Payment Date, the Trustee shall make the following disbursements from amounts relating to principal transferred thereto, in the following order of priority and each such disbursement shall be treated as having occurred only after all preceding disbursements have occurred:

                (i) On each Payment Date (a) before the Group II Stepdown Date or (b) on or after the Group II Stepdown Date if a Group II Trigger Event is in effect, the Owners of the Class A Certificates related to Group II will be entitled to receive payment of 100% of the Group II Principal Distribution Amount as follows: (I) to the Owners of the Class A-8 Certificates, the Class A-8 Lockout Distribution Amount and (II) to the Owners of the Class A-7 Certificates until the Class A-7 Certificate Termination Date and then to the Owners of the Class A-8 Certificates until the Class A-8 Certificate Termination Date.

               (ii) Notwithstanding the provisions of Section 7.03(g)(i) if the Certificate Principal Balance of the Class A-7 Certificates and the Class A-8 Certificates are reduced to zero and it is prior to the Group II Stepdown Date or during the continuation of a Group II Trigger Event, the Owners of the Subordinate Certificates relating to Group II will be entitled to receive payment of 100% of the Group II Principal Distribution Amount as follows:

                                  (a) to the Class M-1A Certificates until the Class M-1A Certificate
                                            Termination Date;

                                  (b) to the Class M-2A Certificates until the Class M-2A Certificate
                                            Termination Date; and

                                  (c) to the Class B-1A Certificate; until the Class B-1A Certificate
                                            Termination Date.

              (iii) On each Payment Date (a) on or after the Group II Stepdown Date and (b) as long as a Group II Trigger Event is not in effect, the Owners of the Group II Certificates will be entitled to receive payments of principal, in the order of priority, in the amounts set forth below and to the extent of the Group II Principal Distribution Amount as follows:


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

                           (A) First, until the Class A-8 Certificate Termination Date, the Group II Post Stepdown Amount shall be distributed as follows: (I) to the Owners of the Class A-8 Certificates, the Class A-8 Lockout Distribution Amount and (II) to the Owners of the Class A-7 Certificates until the Class A-7 Certificate Termination Date and thereafter to the Owners of the Class A-8 Certificates until the Class A-8 Certificate Termination Date;

                           (B) Second, the lesser of (x) the excess of (i) the Group II Principal Distribution Amount over (ii) the amount distributed to the Owners of the Class A-7 Certificates and Class A-8 Certificates in clause (A) above and (y) the Class M-1A Principal Distribution Amount shall be distributed to the Owners of the Class M-1A Certificates, until the Class M-1A Certificate Principal Balance has been reduced to zero;

                           (C) Third, the lesser of (x) the excess of (i) the Group II Principal Distribution Amount over (ii) the sum of the amount distributed to the Owners of the Class A-7 Certificates and Class A-8 Certificates in clause (A) above and the amount distributed to the Owners of the Class M-1A Certificates in clause (B) above and (y) the Class M-2A Principal Distribution Amount shall be distributed to the Owners of the Class M-2A Certificates, until the Class M-2A Certificate Principal Balance has been reduced to zero;

                           (D) Fourth, the lesser of (x) the excess of (i) the Group II Principal Distribution Amount over (ii) the sum of the amount distributed to the Owners of the Class A-7 Certificates and Class A-8 Certificates pursuant to clause (A) above, the amount distributed to the Owners of the Class M-1A Certificates pursuant to clause (B) above and the amount distributed to the Owners of the Class M-2A Certificates pursuant to clause (C) above and (y) the Class B-1A Principal Distribution Amount shall be delivered to the Owners of the Class B-1A Certificates, until the Class B- 1A Certificate Principal Balance has been reduced to zero; and

                           (E) Fifth, any portion of the Group II Principal Remittance Amount remaining after making all of the distributions in clauses (A), (B),
                                    (C) and (D) above shall be distributed as provided in subsection (i) of this Section 7.03.

         (h) On any Payment Date, the Group I Monthly Excess Cashflow Amount is required to be applied in the following order of priority on such Payment Date:

                (1) to fund any remaining Class A Interest Carry Forward Amount with respect to Group I;

                (2) to fund the Group I Extra Principal Distribution Amount for such Payment Date;

                (3) to fund the Class B-1F Interest Carry Forward Amount, if any;

                (4) to fund the Class B-1F Realized Loss Amortization Amount for such Payment Date;

                (5)        to fund the Class C-FIO Interest Carry Forward
                           Amount, if any;

                (6) to the Servicer or the Special Servicer, as applicable, to the extent of any unreimbursed Delinquency Advances or Servicing Advances made by it with respect to Group I, including such Delinquency Advances and Servicing Advances deemed by the Servicer or the Special



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                           Servicer, as applicable, to be nonrecoverable (pro
                           rata based on the amount of such Delinquency Advances and Servicing Advances remaining unreimbursed);

                (7) to the Special Servicer, first, the Incentive Fee, if any, and, second, to the extent not paid pursuant to
                           Section 7.13 hereof from the Special Servicing Fee Reserve Fund Balance, the Special Servicing Fee, in each case, with respect to the Specially Serviced Mortgage Loans in Group I;

                (8) to fund any amounts listed in clauses (1) through (9) of Section 7.03(i) to the extent such amounts have not been funded in full through the application of Group II Monthly Excess Cashflow Amounts; and,

                (9)        as provided in Section 7.03(j) hereof.

         (i) On any Payment Date, the Group II Monthly Excess Cashflow Amount is required to be applied in the following order of priority on such Payment Date:

                (1) to fund any remaining Class A Interest Carry Forward Amount with respect to Group II;

                (2) to fund the Group II Extra Principal Distribution Amount for such Payment Date;

                (3) to fund the Class M-1A Interest Carry Forward Amount, if any;

                (4) to fund the Class M-1A Realized Loss Amortization Amount for such Payment Date;

                (5) to fund the Class M-2A Interest Carry Forward Amount, if any;

                (6) to fund the Class M-2A Realized Loss Amortization Amount for such Payment Date;

                (7) to fund the Class B-1A Interest Carry Forward Amount, if any;

                (8) to fund the Class B-1A Realized Loss Amortization Amount for such Payment Date;

                (9)        to fund the Class C-AIO Interest Carry Forward
                           Amount, if any;

               (10) to the Servicer or the Special Servicer, as applicable, to the extent of any unreimbursed Delinquency Advances or Servicing Advances made by it with respect to Group II, including such Delinquency Advances and Servicing Advances deemed by the Servicer or the Special Servicer, as applicable, to be nonrecoverable (pro rata based on the amount of such Delinquency Advances and Servicing Advances remaining unreimbursed);

               (11) to the Special Servicer, first, the Incentive Fee, if any, and, second, to the extent not paid pursuant to
                           Section 7.13 hereof from the Special Servicing Fee Reserve Fund Balance, the Special Servicing Fee, in each case, with respect to the Specially Serviced Mortgage Loans in Group II ;

               (12)        as provided in Section 7.03(j) hereof.

         (j) On any Payment Date, any Group I Monthly Excess Cashflow Amount remaining after the application of Section 7.03(h)(1)-(8) and any Group II Monthly Excess Cashflow Amount remaining after the application of Section 7.03(i)(1)-(11) shall be distributed as follows:

                (1) the Group II Available Funds Cap Shortfall Amount for such Payment Date distributed to the Owners of the related Class or Classes of the Group II Certificates;

                (2) to fund a distribution to Owners of the Class D Certificates, the lesser of (x) the amount of the sum of the Group I Monthly Excess Cashflow Amount and the Group II Monthly Excess




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                           Cashflow Amount then remaining and (y) the sum of (i)
                           the Class D Distribution Amount and (ii) the
                           Overcollateralization Release Amount; provided, however, that if the Overcollateralization Release Amount is zero solely due to the existence of a Subordinated Trigger Event for the related Group, then the amount which otherwise would constitute the related Overcollateralization Release Amount shall be distributed as a reduction of the Certificate Principal Balance of the Subordinate Certificates as follows: first, to the Owners of the related Class
                           B-1 Certificates until the related Class B-1
                           Certificate Termination Date; second, with respect to Group II, to the Owners of the Class M-2A Certificates, until the Class M-2A Certificate Termination Date; third, with respect to Group II, to the Owners of the related Class M-1A Certificates until the Class M-1A Certificate Termination Date; fourth, to the Special Servicer, any unpaid Special Servicing Fee or Incentive Fee and fifth, to the Owners of the Class D Certificates; and

                (3) to fund a distribution to the Owners of the Class R Certificates, the remainder.

         (k) On each Payment Date, the Trustee shall allocate the Group I Applied Realized Loss Amount to reduce the Class B-1F Certificate Principal Balance to zero.

         (l) On each Payment Date, the Trustee shall allocate the Group II Applied Realized Loss Amount to reduce the Certificate Principal Balances of the Subordinate Certificates related to Group II in the following order of priority:

                         (i) to the Class B-1A Certificates until the Class B-1A Certificate Principal Balance is reduced to zero;

                        (ii) to the Class M-2A Certificates until the Class M-2A Certificate Principal Balance is reduced to zero; and

                       (iii) to the Class M-1A Certificates until the Class M-1A Certificate Principal Balance is reduced to zero.

         (m) Notwithstanding the foregoing provisions of this Section 7.03 with respect to Group I, in the event that the Certificate Principal Balance of the Guaranteed Certificates have been reduced to zero, all amounts of principal that would have been distributed to such Guaranteed Certificates will be distributed to the Class B-1F Certificates. Notwithstanding the foregoing provisions of this
Section 7.03 with respect to Group II, in the event that the Certificate Principal Balances of the Class A-7 Certificates and the Class A-8 Certificates have been reduced to zero, all amounts of principal that would have been distributed to such Class A Certificates will be distributed to the Subordinate Certificates relating to Group II sequentially in the following order: Class M-1A, Class M-2A and Class B-1A Certificates, in that order. Similarly, if the Certificate Principal Balance of the Class M-1A Certificates has been reduced to zero, all amounts of principal that would have been distributed to such Class M-1A Certificates will be distributed to the Class M-2A and Class B-1A Certificates, in that order. Finally, if the Class M-2A Certificate Principal Balance has been reduced to zero, all amounts of principal that would have been distributed on such Class M-2A Certificates will be distributed to the Class B-1A Certificates.

         (n) Notwithstanding anything above, the aggregate amounts distributed on all Payment Dates to the Owners of the Certificates on account of principal pursuant to clauses (f) and (g) shall not exceed the original Certificate Principal Balance of the related Certificates.

         (o) The rights of the Owners to receive distributions from the proceeds of the Trust Estate, and all ownership interests of the Owners in such distributions, shall be as set forth in this Agreement. In this regard, all rights of the Owners of the Class D Certificates and the Class R Certificates to receive distributions in respect of the Class D Certificates and the Class R Certificates, and all ownership interests of the Owners of the Class D Certificates and the Class R Certificates, in and to such distributions, shall be subject and subordinate to the preferential rights of the Owners of the Offered Certificates and Class S Certificates to receive distributions thereon and the ownership interests of such Owners in such distributions, as described herein. In accordance with the foregoing, the ownership interests of the Owners of the Class D Certificates and the Class R Certificates in amounts deposited in the Accounts from time to time shall not vest unless and until such amounts are distributed in respect of the Class D Certificates and the Class R



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Certificates in accordance with the terms of this Agreement. Notwithstanding anything contained in this Agreement to the contrary, the Owners of the Class D Certificates and the Class R Certificates shall not be required to refund any amount properly distributed on the Class D Certificates and the Class R Certificates pursuant to this Section 7.03.

         Section 7.04 The Guarantee.

         On each Payment Date following receipt of a statement (as set forth in Section 7.06) that indicates a Deficiency Amount for such Payment Date, the Guarantor shall distribute a Guarantee Payment in an aggregate amount equal to the Deficiency Amount for such Payment Date directly to the Guaranteed Certificateholders, without first depositing such amount in the Certificate Account, as follows: (i) the portion of any such Deficiency Amount related to clause (a) of the definition of Deficiency Amount shall be distributed to the Owners of the Guaranteed Certificates on a pro rata basis based on the Class A Current Interest payable on such Certificates with respect to such Payment Date; and (ii) the portion of any such Deficiency Amount related to clause (b) of the definition of Deficiency Amount shall be distributed in the order provided in
Section 7.03(f).

         Section 7.05 Investment of Accounts.

         (a) Except as provided below, consistent with any requirements of the Code, all or a portion of any Account held by the Trustee for the benefit of the Owners shall be invested and reinvested by the Trustee in the name of the Trustee for the benefit of the Owners, as directed in writing by the party who benefits from such investment, which shall be the Servicer or the Special Servicer in the case of the related Principal and Interest Account, in one or more Eligible Investments bearing interest or sold at a discount. The earnings on each Principal and Interest Account are payable to the Servicer or the Special Servicer as additional compensation for the performance of their duties as Servicer and Special Servicer, respectively. Earnings on the Certificate Account are payable to the Trustee as additional compensation for the performance of its duties as Trustee. The bank serving as Trustee or any affiliate thereof may be the obligor, manager or advisor on any investment which otherwise qualifies as an Eligible Investment. No investment in any Account shall mature later than the Business Day immediately preceding the next Payment Date unless such investment is an obligation of the Trustee or is a fund for which the Trustee or any affiliate of the Trustee is a manager or advisor, in which case such investment may mature not later than the next Payment Date.

         If the Depositor shall have failed to give investment directions to the Trustee then the Trustee shall invest the funds in such Accounts in money market funds described in Section 7.07(k) to be redeemable without penalty no later than the Business Day immediately preceding the next Payment Date.

         (b) Subject to Section 10.01 hereof, the Trustee shall not in any way be held liable by reason of any insufficiency in any Account held by the Trustee resulting from any loss on any Eligible Investment included therein (except to the extent that the bank serving as Trustee is the obligor in its corporate capacity thereon).

         (c) All income from investments in any Account held by the Trustee shall be deposited in such Account immediately on receipt (other than the Principal and Interest Accounts, which income or other gains shall be retained by the related Servicer and the Certificate Account, which income or other gains shall be retained by the Trustee), and any loss resulting from such investments shall be charged to such Account, provided that the related Servicer and the Trustee shall each contribute funds in an amount equal to such loss in the case of the Principal and Interest Account and the Certificate Account, respectively.

         Section 7.06 The Trustee Remittance Report.

         (a) On each Trustee Reporting Date by 12:00 noon New York City time, the Trustee shall furnish a report (the "Trustee Remittance Report") to the Guarantor by electronic medium and in writing both as agreed to by the Trustee and the Guarantor.

         (b) Subject to paragraph (e) below, if in any month the Trustee fails to deliver the Trustee Remittance Report by the close of business on the related Trustee Reporting Date, the Guarantor shall use its best efforts to determine the amount of any required Guarantor Payment, if any. If on any Payment Date the Guarantor makes any Guarantor Payment as a result of such failure of the Trustee to deliver the Trustee Remittance Report, the Trustee shall pay the Guarantor from its own funds (not from the proceeds of the Trust), not later than the fourth day following such Payment Date, an amount equal to the product of (i) the principal portion of such Guarantor Payment, (ii) a percentage



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equal to (A) the Prime Rate divided by (B) 365 and (iii) the number of days between the Trustee Reporting Date and the date on which Freddie Mac received the Trustee Remittance Report.

         (c) Subject to paragraph (e) below, if in any month the Trustee fails to provide the Guarantor the Trustee Remittance Report on or prior to the Trustee Reporting Date, the Trustee shall pay to the Guarantor the following amounts: (i) upon the first such failure, $2,500; (ii) upon the second such failure, $5,000; and (iii) upon the third such failure, $7,500; provided, however, that the Trustee shall not be required to make any such payment upon the first such failure during each successive one year period following the Closing Date. The fourth consecutive such failure to provide a Trustee Remittance Report to the Guarantor shall constitute an event of default and permit the Guarantor to remove the Trustee for cause.

         (d) Notwithstanding paragraphs (b) and (c) above, if any failure of the Trustee to deliver the Trustee Remittance Report is caused by the failure of the Servicer or the Special Servicer to provide the Servicer's Monthly Servicing Report by the fifth Business Day prior to the related Payment Date, the Servicer or the Special Servicer, as applicable, shall pay the amounts indicated in paragraphs (b) and (c), as applicable, to the Guarantor. Further, the Trustee shall have no responsibility or liability (including removal as Trustee) under paragraphs (b) and (c) of this Section 7.06 if the Trustee's failure to timely deliver the Trustee Remittance Report is due to the failure of the Master Servicer to furnish the Trustee with a complete and accurate Aggregate Monthly Servicing Report in accordance with Section 8.29(g).

         Section 7.07 Eligible Investments.

         The following are Eligible Investments:

         (a) direct general obligations of, or obligations fully and unconditionally guaranteed as to the timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States, Federal Housing Administration debentures, Freddie Mac senior debt obligations, but excluding any of such securities whose terms do not provide for payment of a fixed dollar amount upon maturity or call for redemption;

         (b) Federal Housing Administration debentures; provided, that any such investment shall be rated in one of the two highest ratings categories by each Rating Agency;

         (c) Freddie Mac participation certificates and other Freddie Mac guaranteed mortgage-backed securities and senior debt obligations;

         (d) Consolidated senior debt obligations of any Federal Home Loan
Banks;

         (e) Federal funds, certificates of deposit, time deposits, and bankers' acceptances (having original maturities of not more than 365 days) of any domestic bank, the short-term debt obligations of which have been rated F-1+ or better by Fitch and P-1 by Moody's;

         (f) Deposits of any bank or savings and loan association (the long-term deposit rating of which is Baa3 or better by Moody's and BBB by Fitch) which has combined capital, surplus and undivided profits of at least $50,000,000 which deposits are insured by the FDIC and held up to the limits insured by the FDIC;

         (g) Repurchase agreements collateralized by securities described in (a) or (c) above with any registered broker/dealer subject to the Securities Investors Protection Corporation's jurisdiction and subject to applicable limits therein promulgated by Securities Investors Protection Corporation or any commercial bank, if such broker/dealer or bank has an uninsured, unsecured and unguaranteed short-term or long-term obligation rated P-1 or Aa2, respectively, or better by Moody's, A-1+ or AA, respectively or better by Fitch, provided:

                  a. A master repurchase agreement or specific written repurchase agreement governs the transaction, and

                  b. The securities are held free and clear of any lien by the Trustee or an independent third party acting solely as agent for the Trustee, and such third party is (a) a Federal Reserve Bank or (b) a bank which



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         is a member of the FDIC and which has combined capital, surplus and undivided profits of not less than $125 million, and the Trustee shall have received written confirmation from such third party that it holds such securities, free and clear of any lien, as agent for the Trustee, and

                  c. A perfected first security interest under the Uniform Commercial Code, or book entry procedures prescribed at 31 CFR 306.1 et seq. or 31 CFR 350.0 et seq., in such securities is created for the benefit of the Trustee, and

                  d. The repurchase agreement has a term of thirty days or less and the Trustee will value the collateral securities no less frequently than monthly and will liquidate the collateral securities if any deficiency in the required collateral percentage is not restored within two business days of such valuation, and

                  e. The fair market value of the collateral securities in relation to the amount of the repurchase obligation, including principal and interest, is equal to at least 106%.

         (h) Commercial paper (having original maturities of not more than 270 days) rated in the highest short-term rating categories of each Rating Agency having a remaining maturity of not more than 30 days; and

         (i) Investments in no load money market funds registered under the Investment Company Act of 1940, whose shares are registered under the Securities Act and rated Aaa by Moody's and AAA, if rated by Fitch, including any such funds for which the Trustee or any affiliate of the Trustee acts as manager or advisor;

provided that no instrument described above shall evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provided a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations; and provided, further, that all instruments described hereunder shall mature at par on or prior to the next succeeding Payment Date unless otherwise provided in this Agreement and that no instrument described hereunder may be purchased at a price greater than par if such instrument may be prepaid or called at a price less than its purchase price prior to stated maturity.

         Section 7.08 Accounting and Directions by Trustee.

         (a) On or before the Business Day preceding each Payment Date, the Trustee shall notify (subject to the terms of Section 10.03(j) hereof) the Depositor, the Guarantor and the Seller of the following information with respect to such Payment Date (which notification may be given by facsimile, or by telephone promptly confirmed in writing):

                  (1) The aggregate amount then on deposit in the Certificate Account;

                  (2) The Class A Distribution Amount, with respect to each Class individually, and all Classes of the Class A Certificates in the aggregate, on the next Payment Date, the Class M-1A Distribution Amount, the Class M-2A Distribution Amount, the related Class B-1 Distribution Amount, the related Class C-IO Distribution Amount and the Class S Distribution Amount;

                  (3) The application of the amounts described in clause (1) above to the allocation and distribution of the related Class A Distribution Amount, the Class M-1A Distribution Amount, the Class M-2A Distribution Amount, the related Class B-1 Distribution Amount and the Class C-IO Distribution Amount, on such Payment Date in accordance with
         Section 7.03 hereof;

                  (4) The Certificate Principal Balance of each Class of the Offered Certificates, the Notional Principal Amount for each Class of Class C-IO Certificates the aggregate amount of the principal of each Class of the Offered Certificates to be paid on such Payment Date and the remaining Certificate Principal Balance of each Class of the Offered Certificates (or the Notional Principal Amount for each Class of C-IO Certificates) following any such payment;

                  (5) The amount, if any, of Realized Losses relating to each Group for the related Collection Period and the amount of Cumulative Realized Losses relating to each Group as of the last day of the related Collection Period;



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                  (6) The amount of the Class D Distribution Amount;

                  (7) The amount of 60+ Day Delinquent Loans relating to each Group; and

                  (8) Any Deficiency Amount.

         Section 7.09 Reports by Trustee.

         (a) On each Payment Date the Trustee shall report in writing to the Depositor (which report shall be made available in electronic format), each Owner, the Master Servicer, the Guarantor, the Underwriters and their designees (designated in writing to the Trustee) and the Rating Agencies:

                    (i) the amount of the distribution with respect to the related Class of the Certificates (based on a Certificate in the original principal amount of $1,000);

                   (ii) (a) the amount of such distribution allocable to scheduled principal on the Mortgage Loans in each Mortgage Loan Group and in the aggregate, separately identifying the aggregate amount of any Prepayments, repurchases or Liquidation Proceeds and (b) with respect to each Mortgage Loan Group (based on a Certificate in the original principal amount of $1,000);

                  (iii) the amount of such distribution allocable to interest on the Mortgage Loans in each Mortgage Loan Group (based on a Certificate in the original principal amount of $1,000);

                   (iv) the Interest Carry-Forward Amount for each Class;

                    (v) the principal amount (or notional principal amount) of each Class of Certificates (based on a Certificate in the original principal amount of $1,000) which will be Outstanding and the aggregate Loan Balance of each Mortgage Loan Group and in the aggregate, in each case after giving effect to any payment of principal on such Payment Date;

                   (vi) the aggregate Loan Balance of the Mortgage Loans in each Mortgage Loan Group and in total, in each case, after giving effect to any payment of principal on such Payment Date;

                  (vii) the total of any Substitution Amounts and any Loan Purchase Price amounts included in such distribution with respect to each Mortgage Loan Group and in the aggregate;

                 (viii) the weighted average Coupon Rate and the weighted average remaining term to maturity of the Mortgage Loans with respect to each Mortgage Loan Group and in the aggregate, calculated both as of the first and last day of the related Collection Period;

                   (ix) the Servicing Fees, the Master Servicing Fees and Trustee Fees allocable to each Mortgage Loan Group, and in the aggregate;

                    (x) the amount of any Group I Extra Principal Distribution Amount or any Group II Extra Principal Distribution Amount;

                   (xi) the Group I Senior Enhancement Percentage and the Group II Senior Enhancement Percentage and whether a Group I Trigger Event or Group II Trigger Event has occurred as shown by the percentage of 60+ Day Delinquent Loans;

                  (xii) the Group I Overcollateralization Amount, the Group II Overcollateralization Amount, and the Certificate Principal Balance of each Class of the Offered Certificates then outstanding after giving effect to any payment of principal on such Payment Date;

                 (xiii) the amount of any Group I or Group II Applied Realized Loss Amount and the Unpaid Realized Loss Amount for each Class of Subordinated Certificates as of the close of such Payment Date; and



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                  (xiv) the amount of any Guarantor Payments.

         The Master Servicer shall provide to the Trustee the information required by Section 8.29(g) with respect to the Mortgage Loans to enable the Trustee to perform its reporting obligations under this Section, and the obligations of the Trustee under this Section are conditioned upon such information being received and the information provided in clauses (ii)(a),
(vi), (viii), (x), (xi), (xii) and (xiii) above shall be based solely upon information contained in the Aggregate Monthly Servicing Report provided by the Master Servicer to the Trustee.

         (b) In addition, on each Payment Date the Trustee will distribute to the Depositor, the Guarantor, each Owner, the Master Servicer, the Underwriters and the Rating Agencies, together with the information described in Section 7.09(a), the following information with respect to each Mortgage Loan Group which information shall be in hard copy or tape format prepared by the Master Servicer (other than the information in clause (i)) and furnished to the Trustee to the extent provided for in Section 8.29(g) for such purpose on the Reporting
Date:

                         (i) the number and aggregate principal balances of Mortgage Loans in each Mortgage Loan Group and in the aggregate (a) 30-59 days Delinquent, (b) 60-89 days Delinquent, and (c) 90 or more days Delinquent (inclusive of foreclosures, REO Properties and bankruptcies), as of the close of business on the last Business Day of the related Collection Period;

                        (ii) the number and aggregate Loan Balances of all Mortgage Loans in each Mortgage Loan Group and in the aggregate as of the last day of the related Collection Period;

                       (iii) the number and dollar amounts of all Mortgage Loans in each Mortgage Loan Group and in the aggregate in foreclosure proceedings as of the close of business on the last day of the prior Collection Period;

                        (iv) the number of Mortgagors and the Loan Balances of the related Mortgage Loans in each Mortgage Loan Group and in the aggregate involved in bankruptcy proceedings as of the close of business on the last day of the prior Collection Period;

                         (v) the number and aggregate principal balance of Mortgage Loans in each Mortgage Loan Group and in the aggregate related to REO Properties and, to the extent reported by the Servicer and the Special Servicer, the aggregate book value of the Mortgage Loans related to REO Properties (as of the last day such value was determined);

                        (vi) the total of any Substitution Amounts and any Loan Purchase Price amounts with respect to each Mortgage Loan Group and in the aggregate;

                       (vii) the amount of Cumulative Realized Losses for each Mortgage Loan Group and in the aggregate, the current period Realized Losses and the Cumulative Loss Percentage for such Mortgage Loan Group and in the aggregate, in each case as of the last day of the prior Collection Period;

                      (viii) the aggregate Loan Balance of 60+ Day Delinquent Loans with respect to each Mortgage Loan Group as of the last day of the prior Collection Period; and

                        (ix) the 90+ Delinquency Percentage (Rolling Three Month) for each Mortgage Loan Group.

         Within a reasonable time after the end of each calendar year, the Trustee shall furnish to each person who at any time during the calendar year was an Owner of a Certificate, if requested in writing by such person, a statement containing the information described in clauses (ii) and (iii) above, aggregated for such calendar year or applicable portion thereof during which such person was an Owner. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information has been prepared and furnished by the Trustee to Owners pursuant to any requirements of the Code as in effect from time to time.



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         (c) The Servicer and the Special Servicer shall each furnish to the
Master Servicer, the Guarantor and the Trustee, during the term of this Agreement, such periodic, special, or other reports or information not specifically provided for herein, with respect to Mortgage Loans serviced by it, as may be necessary, reasonable, or appropriate with respect to the purposes of this Agreement, all such reports or information to be provided by and in accordance with such applicable instructions and directions as the Master Servicer and the Trustee may reasonably require; provided, that the Servicer and the Special Servicer shall be entitled to be reimbursed by the requesting party, for the fees and actual expenses associated with providing such reports, if such reports are not generally produced in the ordinary course of business.

         Section 7.10 Additional Reports by Trustee.

         The Trustee shall provide monthly bank statements to the Depositor, the Seller, the Guarantor, the Underwriters and each Owner, with respect to the amount on deposit in the Certificate Account and the identity of the investments included therein, as the Depositor, the Guarantor or the Seller may from time to time request. Without limiting the generality of the foregoing, the Trustee shall, at the request of the Depositor, the Guarantor or the Seller, transmit promptly to the Depositor, the Guarantor and the Seller copies of all accountings of receipts in respect of the Mortgage Loans furnished to it by the Servicer, the Special Servicer or the Master Servicer and shall notify the Seller, the Master Servicer, the Special Servicer, the Guarantor and the Servicer if any Monthly Remittance Amount has not been received by the Trustee when due.

         Section 7.11 Special Servicing Fee Reserve Fund.

         (a) The Owners of the Class S Certificates and the Class C-IO Certificates, by acceptance of their Certificates, hereby pledge their interest in the Special Servicing Fee Reserve Fund to secure the payment of the Special Servicing Fee. This obligation shall be non-recourse to such Owners and shall be limited to the Special Servicing Fee Reserve Fund Balance from time to time. Payment from the Special Servicing Fee Reserve Fund shall be made as provided in
Section 7.13 hereof.

         (b) The Owners of the Class S Certificates and the Class C-IO Certificates, by acceptance of their Certificates hereby (i) instruct the Trustee to establish an Account entitled "AMRESCO 1998-3 Special Servicing Fee Reserve Fund" to be held in trust for the benefit of the Special Servicer and the Owners of Class S Certificates and Class C-IO Certificates, (ii) acknowledge that the Special Servicing Fee Reserve Fund and all amounts on deposit therein are owned by them, and (iii) agree to treat the same as their assets and earnings for federal income tax and all other purposes. The Special Servicing Fee Reserve Fund is not owned by either the Lower-Tier REMIC or the Upper-Tier REMIC and is an "outside reserve fund" within the meaning of Treasury Regulation ss. 1.860G-2(h). For all Federal tax purposes, amounts transferred from the Upper-Tier REMIC to the Special Servicer Reserve Fund are treated as amounts distributed by the Upper-Tier REMIC to the designated Owners or transferees of the designated Owners.

         (c) Following payment of the Special Servicing Fee in full, all amounts on deposit in the Special Servicing Fee Reserve Fund shall be distributed by the Trustee to the Owners of the Class S Certificates and the Class C-IO Certificates as provided in Section 7.13.

         Section 7.12 Pledge of Special Servicing Fee Reserve Fund.

         (a) In order to assure the availability of the amounts maintained in the Special Servicing Fee Reserve Fund, the Owners of the Class S Certificates and Class C-IO Certificates by acceptance of their respective Certificates hereby pledge to the Trustee, and its successors and assigns, all amounts deposited in or credited to the Special Servicing Fee Reserve Fund from time to time pursuant to Section 7.03 as provided in this Agreement (all the foregoing, subject to the limitations set forth below, the "Special Servicing Fee Reserve Fund Property"), to have and to hold all the aforesaid property, rights and privileges unto the Trustee, its successors and assigns, in trust for the uses and purposes, and subject to the terms and provisions, set forth in this Section. The Trustee hereby acknowledges such transfer and accepts the trusts hereunder and shall hold and distribute the Special Servicing Fee Reserve Fund Property in accordance with the term and provisions of this Section and the Agreement.

         (b) Consistent with the limited purposes for which such pledge is granted, the amounts on deposit in the Special Servicing Fee Reserve Fund on each Payment Date shall be available for distribution as provided in Section 7.13.



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         Section 7.13 Payments From Special Servicing Fee Reserve Fund.

         (a) Within five Business Days after each Servicing Report Delivery Date, the Master Servicer shall determine, based on the Servicer's Monthly Servicing Report prepared by the Special Servicer the amount of the Special Servicing Fee for the related Payment Date.

         (b) On each Payment Date, after making all of the allocations and payments required by Section 7.03, the Trustee shall distribute from the portion of the Special Servicing Fee Reserve Fund Balance on such Payment Date that was a distribution on the Class S Certificates pursuant to Section 7.03(a)(iv) and 7.03(b)(iv), first, to the Special Servicer an amount equal to but not to exceed the Special Servicing Fee for such Payment Date allocating such payments to Group I and Group II, pro rata, based on the respective Special Servicing Fee payable for Group I and Group II, and second, to the Owners of the Class S Certificates, the remainder.

         (c) On each Payment Date, after making the payments required by Section 7.13(b) the Trustee shall distribute the portion of the Special Servicing Fee Reserve Fund Balance that was a distribution on the Class C-FIO Certificates pursuant to Section 7.03(c)(v), first, to the Special Servicer an amount equal to the difference, if any, between (x) the portion of the Special Servicing Fee for such Payment Date relating to Specially Serviced Mortgage Loans in Group I and (y) the amount paid to the Special Servicer pursuant to Section 7.13(b) on such Payment Date and second, to the Owners of the Class C-FIO Certificates, the remainder.

         (d) On each Payment Date, after making the payments required by Section 7.13(b) and allocating such payments to Group I and Group II, pro rata, as described therein, the Trustee shall distribute the portion of the Special Servicing Fee Reserve Fund Balance that was a distribution on the Class C-AIO Certificates pursuant to Section 7.03(d)(vi), first, to the Special Servicer an amount equal to the difference, if any, between (x) the portion of the Special Servicing Fee for such Payment Date relating to Specially Serviced Mortgage Loans in Group II and (y) the amount paid to the Special Servicer pursuant to
Section 7.13(b) by such Payment Date and second, to the Owners of the Class C-AIO Certificates, the remainder.



                               END OF ARTICLE VII



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                                  ARTICLE VIII

                          SERVICING AND ADMINISTRATION
                                OF MORTGAGE LOANS

         Section 8.01 Servicer and Subservicers. (a) Acting directly or through one or more subservicers as provided in Section 8.03, the Servicer and the Special Servicer, as applicable, shall service and administer the Mortgage Loans as described below and with reasonable care, and using that degree of skill and attention that the Servicer or the Special Servicer exercises with respect to comparable mortgage loans that it services for itself or others, and shall have full power and authority, acting alone, to do or cause to be done any and all things in connection with such servicing and administration which it may deem necessary or desirable. In performing such servicing functions the Servicer and the Special Servicer shall (i) take into account the mortgagor non-conforming credit quality of the Mortgage Loans, (ii) follow the policies and procedures that it would apply to similar loans held for its own account, unless such policies and procedures are not generally in accordance with standard industry practices, in which case the Servicer and the Special Servicer shall service the loans generally in accordance with standard industry practices applicable to servicing similar loans, (iii) comply with all applicable laws and follow collection practices with respect to the related Mortgage Loans that are in all material respects legal, proper and prudent, and (iv) subject to its obligation to comply with clauses (i), (ii) and (iii) will not materially change its collection and servicing practices that are in existence as of the Startup Day without the consent of the Seller and the Guarantor (such consent not to be unreasonably withheld).

         (b) The duties of the Servicer and the Special Servicer shall include the collecting and posting of all payments, responding to inquiries of Mortgagors or by federal, state or local government authorities with respect to the Mortgage Loans, investigating delinquencies, reporting tax information to Mortgagors in accordance with its customary practices and accounting for collections, furnishing monthly statements to the Trustee, the Master Servicer, the Guarantor and the Seller with respect to remittances on the Mortgage Loans, advising the Trustee, the Master Servicer, the Guarantor and the Seller of the amount of Compensating Interest and Delinquency Advances due as of any Monthly Remittance Date with respect to the Mortgage Loans serviced by it and funding such Compensating Interest and Delinquency Advances, to the extent set forth in this Agreement. The Servicer and the Special Servicer shall reasonably cooperate with the Trustee and the Master Servicer to assist in the performance of their duties hereunder. The Servicer, the Special Servicer, the Guarantor and the Master Servicer shall furnish upon reasonable request to the Trustee with reasonable promptness information in its possession as may be necessary or appropriate to enable the Trustee to perform its tax reporting duties hereunder.

         (c) The Seller and the Depositor intend that the Lower-Tier REMIC and the Upper-Tier REMIC shall constitute and that the affairs of each such REMIC be conducted so as to qualify it as a REMIC. In furtherance of such intention, the Servicer and the Special Servicer each covenants and agrees that it shall not knowingly or intentionally take any action or omit to take any action that would cause the termination of the REMIC status of any REMIC in the Trust or that would subject any REMIC in the Trust to tax.

         (d) The Servicer or the Special Servicer may, and each is hereby authorized to, perform any of its servicing responsibilities with respect to all or certain of the Mortgage Loans through a subservicer as it may from time to time designate in accordance with Section 8.03 but no such designation of a subservicer shall serve to release the Servicer or Special Servicer from any of its obligations under this Agreement. Such subservicer shall have all the rights and powers of the Servicer or Special Servicer, as the case may be, with respect to such Mortgage Loans under this Agreement.

         (e) Without limiting the generality of the foregoing, but subject to Sections 8.13 and 8.14, the Servicer or the Special Servicer in its own name or in the name of a subservicer is hereby authorized and empowered and this subsection shall constitute a power of attorney to carry out its servicing and administrative duties hereunder, on behalf of itself, the Owners and the Trust or any of them; to institute foreclosure proceedings or obtain a deed in lieu of foreclosure so as to effect ownership of any Property on behalf of the Trust and to hold title to any Property upon such foreclosure or deed in lieu of foreclosure on behalf of the Trust; provided, however, that Section 8.14(a) and
(c) shall constitute a power of attorney from the Trustee to the Servicer and the Special Servicer with respect to the matters described therein and in accordance with the terms thereof. Subject to Sections 8.13 and 8.14, the Trustee shall furnish the Servicer, the Special Servicer or any Subservicer with any additional powers of attorney and other documents as the Servicer or Special Servicer shall reasonably request to enable the Servicer or the Special Servicer or any Subservicer thereof to carry out its respective servicing and administrative duties hereunder.



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         (f) The Servicer and the Special Servicer shall give prompt notice to the Trustee, the Guarantor and the Seller of any action of which a responsible officer of such party has actual knowledge, seeking to (i) assert a claim against the Trust or (ii) assert control over the Trust or any portion of the Trust Estate.

         (g) Servicing Advances incurred by the Servicer or the Special Servicer in connection with the servicing of the Mortgage Loans (including any penalties in connection with the payment of any taxes and assessments or other charges) on any Property shall be recoverable by such party to the extent described in
Section 8.09 and in Section 7.03(j) hereof.

         Section 8.02 Collection of Certain Mortgage Loan Payments. (a) The Servicer and the Special Servicer shall, to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any applicable Insurance Policies, follow such collection procedures as it follows from time to time with respect to mortgage loans in its servicing portfolio that are comparable to the Mortgage Loans; provided that the Servicer and the Special Servicer shall always at least follow collection procedures that are consistent with Section 8.01(a) hereof. Consistent with the foregoing, the Servicer and the Special Servicer may, respectively, in its discretion (i) waive any assumption fees, late payment charges, charges for checks returned for insufficient funds or other fees which may be collected in the ordinary course of servicing the Mortgage Loans, (ii) if a Mortgagor is in default or about to be in default because of a Mortgagor's financial condition, arrange with the Mortgagor a schedule for the payment of delinquent payments due on the related Mortgage Loan or (iii) modify payments of monthly principal and interest on any Mortgage Loan becoming subject to the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, in accordance with such party's general policies with respect to comparable mortgage loans subject to such Act. Neither the Servicer nor the Special Servicer shall be required to institute or join in litigation with respect to collection of any payment (whether under a Mortgage, Note or otherwise or against any public or governmental authority with respect to a taking or condemnation) if it reasonably believes that enforcing the provision of the Mortgage or other instrument pursuant to which such payment is required is prohibited by applicable law. Consistent with the terms of this Agreement, the Servicer or the Special Servicer may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor; provided, however, that (unless the Mortgagor is in default with respect to the Mortgage Loan, or such default is, in the judgment of the Servicer or the Special Servicer, imminent and the Servicer or the Special Servicer has the consent of the Seller) the Servicer or the Special Servicer may not permit any modification that would constitute a significant modification under Treasury Regulation ss. 1.1001-3 and with respect to any Mortgage Loan that would change the Coupon Rate (except for any change made pursuant to the adjustment provisions of a Note evidencing an adjustable rate Mortgage Loan), forgive the payment of any principal or interest or prepayment penalties (unless the Servicer or the Special Servicer with the written consent of the Seller believes that forgiving such prepayment penalties will result in a financial benefit to the Trust), change the outstanding principal amount, require any future advances, provide for the substitution or release of any material portion of the collateral or extend the final maturity date on such Mortgage Loan; provided further that no such indulgence shall affect the Servicer's or the Special Servicer's obligation to make Delinquency Advances pursuant to Section 8.09.

         (b) The Servicer and the Special Servicer shall deposit into the related Principal and Interest Account in accordance with Section 8.08(a) all Prepaid Installments received by it, and shall apply such Prepaid Installments as directed by such Mortgagor and as set forth in the related Note.

         Section 8.03 Subservicing Agreements. The Servicer or the Special Servicer may enter into subservicing agreements for any servicing and administration of Mortgage Loans with any institution which is acceptable to the Owners of a majority of the Percentage Interests of the Class R Certificates, as indicated in writing, and which represents and warrants that it is in compliance with the laws of each state necessary to enable it to perform its obligations under such Subservicing Agreement; provided, that the Guarantor shall have consented (such consent not to be unreasonably withheld) to any subservicer appointed hereunder. For this purpose, subservicing shall not be deemed to include the use of a tax service, or services for reconveyance, insurance or brokering REO Property. The Servicer or the Special Servicer shall give prior notice to the Seller, the Master Servicer, the Guarantor and the Trustee of the appointment of any Subservicer and shall furnish to the Seller a copy of such Subservicing Agreement. For purposes of this Agreement, the Servicer or the Special Servicer shall be deemed to have received payments on Mortgage Loans when any Subservicer has received such payments. Any such Subservicing Agreement shall be consistent with and not violate the provisions of this Agreement. Each Subservicing Agreement shall provide that a successor Servicer or successor Special Servicer shall have the option to terminate such agreement without payment of any fees if the predecessor Servicer or predecessor Special Servicer is terminated or resigns. The Guarantor shall have the right to terminate any



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subservicer that, having previously been an approved Freddie Mac
Seller/Servicer, no longer has such approval. It is understood that as of the Startup Day, Wendover Financial Services Corporation ("Wendover") is acting as Subservicer on behalf of the Servicer pursuant to the Subservicing Agreement dated as of October 1, 1997 between the Servicer and Wendover and the Servicer is acting as Subservicer on behalf of the Special Servicer pursuant to the Subservicing Agreement dated September 29, 1998 between the Servicer and the Special Servicer.

         Section 8.04 Successor Subservicer. The Servicer or the Special Servicer may terminate any Subservicing Agreement to which it is a party in accordance with the terms and conditions of such Subservicing Agreement and either itself directly service the related Mortgage Loans or enter into a Subservicing Agreement with a successor Subservicer that qualifies under Section 8.03.

         Section 8.05 Liability of Servicer and Special Servicer. The Servicer and the Special Servicer shall not be relieved of their respective obligations under this Agreement notwithstanding any Subservicing Agreement or any of the provisions of this Agreement relating to agreements or arrangements between the Servicer or Special Servicer and a Subservicer or otherwise, and the Servicer and the Special Servicer shall be obligated to the same extent and under the same terms and conditions as if it alone were servicing and administering the Mortgage Loans as such terms and conditions may be limited pursuant to the terms of this Agreement. The Servicer and the Special Servicer shall be entitled to enter into any agreement with a Subservicer for indemnification of the Servicer and the Special Servicer by such Subservicer and nothing contained in such Subservicing Agreement shall be deemed to limit or modify this Agreement. The Trust shall not indemnify the Servicer or the Special Servicer for any losses due to any Subservicer's negligence.

         Section 8.06 No Contractual Relationship Between Subservicer and the Trustee or the Owners. Any Subservicing Agreement and any other transactions or services relating to the Mortgage Loans involving a Subservicer shall be deemed to be between the Subservicer and the Servicer or the Special Servicer alone and the Trustee and the Owners shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to any Subservicer except as set forth in Section 8.07 hereof or in the related Subservicing Agreement.

         Section 8.07 Assumption or Termination of Subservicing Agreement by Trustee. In connection with the assumption of the responsibilities, duties and liabilities and of the authority, power and rights of the Servicer or the Special Servicer hereunder by the Trustee pursuant to Section 8.20, it is understood and agreed that the Servicer's or the Special Servicer's rights and obligations under any Subservicing Agreement then in force between the Servicer or the Special Servicer and a Subservicer may be assumed or terminated by the Trustee at its option. The Servicer or the Special Servicer shall, upon request of the Trustee, but at the expense of the Servicer or the Special Servicer, deliver to the assuming party documents and records relating to each Subservicing Agreement and an accounting of amounts collected and held by the Servicer or the Special Servicer and otherwise use its best reasonable efforts to effect the orderly and efficient transfer of the Subservicing Agreement to the assuming party.

         Section 8.08 Principal and Interest Accounts; Escrow Accounts. (a) The Servicer and the Special Servicer shall each establish in its name on behalf of the Trustee for the benefit of the Owners of the Certificates and maintain or cause to be maintained at a Designated Depository Institution a Principal and Interest Account to be held as a trust account. The Principal and Interest Accounts shall be identified on the records of the Designated Depository Institution as follows: [Name of Servicer or Special Servicer] on behalf of Norwest Bank Minnesota, National Association, as Trustee under the Pooling and Servicing Agreement relating to the AMRESCO Residential Securities Corporation Mortgage Loan Trust 1998-3 dated as of September 1, 1998. If the institution at any time holding a Principal and Interest Account ceases to be eligible as a Designated Depository Institution hereunder, then the Servicer or the Special Servicer shall, within 15 days, be required to name a successor institution meeting the requirements for a Designated Depository Institution hereunder. If such party fails to name such a successor institution, then the Trustee shall cause such Account to be held as a trust account with a qualifying Designated Depository Institution. The Servicer or the Special Servicer shall notify the Trustee, the Seller and the Depositor if there is a change in the name, account number or institution holding a Principal and Interest Account. Subject to Subsection (c) below, the Servicer and the Special Servicer shall deposit all receipts related to the Mortgage Loans into the related Principal and Interest Accounts on a daily basis (but no later than the second Business Day after receipt).

         (b) All funds in the Principal and Interest Accounts may only be held
(i) uninvested, up to the limits insured by the FDIC or (ii) invested in Eligible Investments as selected by the Servicer and the Special Servicer, as applicable. The Principal and Interest Accounts shall be held in trust in the name of the Trustee for the benefit of the Owners of the



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Certificates (other than the earnings thereon which shall be retained by the
Servicer and the Special Servicer). Any investments of funds in the Principal and Interest Account shall mature or be withdrawable at par on or prior to the immediately succeeding Monthly Remittance Date. Any investment earnings on funds held in a Principal and Interest Account shall be for the account of the Servicer or the Special Servicer, as applicable, and may only be withdrawn from the Principal and Interest Account by such party immediately following the remittance of the Monthly Remittance Amount (and the Monthly Excess Interest Amount included therein) by such party. Any investment losses on funds held in the Principal and Interest Account shall be for the account of the Servicer or the Special Servicer, as applicable, and promptly upon the realization of such loss shall be contributed by the Servicer or the Special Servicer, as applicable, to the related Principal and Interest Account. Any references herein to amounts on deposit in the related Principal and Interest Account shall refer to amounts net of such investment earnings.

         (c) Subject to Sections 8.09 and 8.10, the Servicer and the Special Servicer shall deposit on a daily basis (except as described below), and in any case not later than two Business Days following receipt, to the related Principal and Interest Account all scheduled principal and interest payments on the Mortgage Loans serviced by it due after the Cut-Off Date, and all unscheduled principal and interest collections received after the Cut-Off Date, including any Prepayments and Net Liquidation Proceeds, all Loan Purchase Prices and Substitution Amounts received by the Servicer or the Special Servicer with respect to the Mortgage Loans, other recoveries or amounts related to the Mortgage Loans received by the Servicer or the Special Servicer after the Cut-Off Date, Compensating Interest (which shall be deposited into the Certificate Account on or prior to each Monthly Remittance Date) and Delinquency Advances (which shall be deposited no later than the related Monthly Remittance
Date) but net of (i) the Servicing Fee with respect to each Mortgage Loan and other servicing compensation to the Servicer or the Special Servicer as permitted by Section 8.15 hereof, (ii) principal retained by the Depositor (including Prepayments) and due on the related Mortgage Loans on or prior to the Cut-Off Date, (iii) interest retained by the Depositor and accruing on the related Mortgage Loans on or prior to the Cut-Off Date, and (iv) reimbursements for unreimbursed and nonrecoverable Delinquency Advances and Servicing Advances pursuant to Section 8.09.

         (d) The Servicer and the Special Servicer may each make withdrawals from the related Principal and Interest Account only for the following purposes:

                  (A) to effect the timely remittance to the Trustee of the Monthly Remittance Amount due on each Monthly Remittance Date and to effect the timely remittance to the Trustee on each Monthly Remittance Date of any Compensating Interest;

                  (B) to reimburse itself pursuant to Section 8.09 hereof for unreimbursed Delinquency Advances and Servicing Advances and unrecovered Delinquency Advances and Servicing Advances determined by it to be nonrecoverable;

                  (C) to withdraw investment earnings on amounts on deposit in its Principal and Interest Account;

                  (D) to withdraw amounts that have been deposited to the related Principal and Interest Account in error;

                  (E)      to reimburse itself pursuant to Section 8.25 and
                           Section 8.29(f); and

                  (F) to clear and terminate the related Principal and Interest Accounts following the termination of the Trust Estate pursuant to Article IX hereof.

         (e) On each Monthly Remittance Date, the Servicer and the Special Servicer shall remit to the Trustee by wire transfer in immediately available funds from the related Principal and Interest Account for deposit to the Certificate Account, the portion of the Monthly Remittance Amount calculated by the Master Servicer pursuant to Section 8.29(f) hereof remaining after the withdrawals permitted by clauses (B)-(E) of Section 8.08(d) related to the Mortgage Loans serviced by the Servicer or the Special Servicer for such Monthly Remittance Date.

         (f) The Servicer and the Special Servicer shall establish and maintain one or more custodial accounts (each, an "Escrow Account") and deposit and retain therein all collections from the Mortgagors, if any, received with respect to the Mortgage Loans, or advances by the Servicer or the Special Servicer, for the payment of taxes, assessments, hazard insurance premiums and primary mortgage insurance policy premiums or comparable items for the



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account of the Mortgagors. Nothing herein shall require the Servicer or the
Special Servicer to compel a Mortgagor to establish an Escrow Account in violation of applicable law.

         Withdrawals of amounts so collected from the Escrow Accounts may be made only to effect timely payment of taxes, assessments, hazard insurance premiums or primary mortgage insurance policy premiums, condominium or PUD association dues, or comparable items, to reimburse the Servicer or the Special Servicer, to refund to any Mortgagors any sums as may be determined to be overages, to pay interest, if required, to Mortgagors on balances in the Escrow Account or to clear and terminate the Escrow Account at the termination of this Agreement. As part of its servicing duties, the Servicer and the Special Servicer shall be required to pay to the Mortgagors interest on funds in the Escrow Account, to the extent required by law.

         The Servicer and the Special Servicer shall advance the payments (to be treated as Servicing Advances) referred to in the preceding paragraph that are not timely paid by the Mortgagors, including tax penalties, if any; provided, however, that the Servicer and the Special Servicer shall be required to so advance only to the extent that such advances, in the good faith business judgment of the Servicer or the Special Servicer, will be recoverable by the Servicer or the Special Servicer out of Insurance Proceeds, Liquidation Proceeds or otherwise from the related Mortgage Loan. Notwithstanding the previous sentence, the Servicer and the Special Servicer shall be entitled to be reimbursed as provided in Section 8.09(b) hereof with respect to any Servicing Advances deemed to be nonrecoverable.

         Section 8.09 Delinquency Advances and Servicing Advances.

         (a) Each of the Servicer and the Special Servicer is required, not later than each Monthly Remittance Date, to deposit into the related Principal and Interest Account an amount equal to the sum of the interest (net of the Servicing Fee) and scheduled principal due (except any Balloon Payment), but not collected during the related Remittance Period, with respect to those Delinquent Mortgage Loans that it serviced during such Remittance Period but only if, in its good faith business judgment, the Servicer or the Special Servicer reasonably believes that such amount will ultimately be recovered from the related Mortgage Loan. With respect to each Balloon Loan, the Servicer and the Special Servicer shall be required to advance an amount of principal and interest on an assumed schedule based on the original principal amortization for the related Balloon Loan (but only if, in its good faith business judgment, the Servicer or the Special Servicer reasonably believes that such amount will ultimately be recovered from the related Mortgage Loan). Any determination of nonrecoverability shall be explained in a notice provided by the Servicer or the Special Servicer to the Trustee, the Master Servicer, the Guarantor and the Seller. Such amounts are "Delinquency Advances". The Servicer and the Special Servicer shall be permitted to fund its payment of Delinquency Advances from its own funds or from funds on deposit in the related Principal and Interest Account that are not required to be distributed on the related Payment Date. To the extent the Servicer or the Special Servicer uses funds not required for distribution on a Payment Date to make Delinquency Advances with respect to such Payment Date, it shall deposit into the related Principal and Interest Account such amount prior to the next succeeding Monthly Remittance Date. The Servicer and the Special Servicer shall be entitled to reimbursement for Delinquency Advances from late collections, Liquidation Proceeds or otherwise with respect to collections on the Mortgage Loan (including Balloon Loans) with respect to which such Delinquency Advance was made.

         Notwithstanding the foregoing, in the event that the Servicer or the Special Servicer determines that the aggregate unreimbursed Delinquency Advances exceed the expected Liquidation Proceeds on a Mortgage Loan, neither the Servicer nor the Special Servicer shall be required to make any future Delinquency Advances with respect to that Mortgage Loan, and shall be entitled to reimbursement for such aggregate unreimbursed Delinquency Advances from amounts in the related Principal and Interest Account. The Servicer or the Special Servicer, as applicable, shall give written notice of such determination of nonrecoverability to the Trustee, the Master Servicer, the Guarantor and the Seller, and the Trustee shall promptly furnish a copy of such notice to the Owner of a majority of the Percentage Interests of the Class R Certificates; provided, that the Servicer or the Special Servicer, as applicable, shall be entitled to recover any unreimbursed Delinquency Advances from the aforesaid Liquidation Proceeds prior to the payment of the Liquidation Proceeds to any other party to this Agreement.

         (b) The Servicer and the Special Servicer will each pay all customary, reasonable and necessary "out-of-pocket" costs and expenses incurred in the performance of its servicing obligations, including, but not limited to, the cost of (i) Preservation Expenses, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of REO Property,
(iv) the escrow expenditures required pursuant to Section 8.08(f) hereof (but the Servicer and the Special Servicer are only required to pay such costs and expenses to the extent the Servicer



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or the Special Servicer reasonably believes that such amounts will ultimately be recovered from the related Mortgage Loan) and (v) fees and expenses for opinions of counsel pursuant to Section 8.13. Each such amount so paid will constitute a "Servicing Advance". The Servicer and the Special Servicer may recover Servicing Advances (x) from the Mortgagors to the extent permitted by the Mortgage Loans,
(y) from Liquidation Proceeds realized upon the liquidation of the related Mortgage Loan, and (z) as provided in Section 7.03(j) hereof. Except as provided in the previous sentence, and in Sections 7.03(j) and 8.13, in no case may the Servicer or the Special Servicer recover Servicing Advances from principal and interest payments on any Mortgage Loan or from any amounts relating to any other Mortgage Loan.

         Section 8.10 Compensating Interest; Purchase of Mortgage Loans. (a) On or prior to each Monthly Remittance Date and with respect to Mortgage Loans serviced by it, the Servicer and the Special Servicer shall deposit into the related Principal and Interest Account with respect to any full Prepayment made by the Mortgagor during the preceding Remittance Period, an amount equal to the excess, if any, of (x) 30 days' interest at the Mortgage Loan's Coupon Rate (less the Servicing Fee) on the Loan Balance of such Mortgage Loan as of the first day of the related Remittance Period over (y) to the extent not previously advanced, the interest paid by the Mortgagor with respect to the Mortgage Loan for the related Remittance Period (any such amount, "Compensating Interest"), which amount shall be included in the Monthly Remittance Amount to be made available to the Trustee on each Monthly Remittance Date.

         (b) The Special Servicer with respect to Specially Serviced Mortgage Loans may, but is not obligated to, purchase for its own account (or, during the two year period beginning on the Startup Day, substitute a Qualified Replacement Mortgage for) any 90+ Day Delinquent Loan or any Mortgage Loan as to which enforcement proceedings have been brought by the Special Servicer pursuant to
Section 8.13. Any such Mortgage Loan so purchased shall be purchased by the Special Servicer on a Monthly Remittance Date at a purchase price equal to the Loan Purchase Price thereof, which purchase price shall be deposited in the related Principal and Interest Account.

         Section 8.11 Maintenance of Insurance. (a) The Servicer and the Special Servicer shall cause to be maintained with respect to each Mortgage Loan serviced by it a hazard insurance policy with a generally acceptable carrier that provides for fire and extended coverage, and which provides for a recovery by the Servicer or the Special Servicer on behalf of the Trust of insurance proceeds relating to such Mortgage Loan in an amount not less than the least of
(i) the outstanding principal balance of the Mortgage Loan, (ii) the minimum amount required to compensate for damage or loss on a replacement cost basis and
(iii) the full insurable value of the premises.

         (b) If the Mortgage Loan relates to a Property which is located in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, as identified to the Servicer and the Special Servicer by the Originator in the related Mortgage Loan Schedule, and flood insurance has been made available, the Servicer or the Special Servicer will cause to be maintained with respect thereto a flood insurance policy in a form meeting the requirements of the current guidelines of the Federal Insurance Administration with a generally acceptable carrier in an amount representing coverage, and which provides for a recovery by the Servicer or the Special Servicer on behalf of the Trust of insurance proceeds relating to such Mortgage Loan of not less than the least of (i) the outstanding principal balance of the Mortgage Loan, (ii) the minimum amount required to compensate for damage or loss on a replacement cost basis and (iii) the maximum amount of insurance that is available under the Flood Disaster Protection Act of 1973.

         (c) In the event that the Servicer of the Special Servicer shall obtain and maintain a blanket policy insuring against fire, flood and hazards of extended coverage on all the Mortgage Loans, then, to the extent such policy names the Servicer or the Special Servicer as loss payee and provides coverage in an amount equal to the aggregate unpaid principal balance on the Mortgage Loans without co-insurance and otherwise complies with the requirements of this
Section 8.11, the Servicer or the Special Servicer shall be deemed conclusively to have satisfied its obligations with respect to fire and hazard insurance coverage under this Section 8.11, it being understood and agreed that such blanket policy may contain a deductible clause, in which case the Servicer or the Special Servicer shall, in the event that there shall not have been maintained on the related Property a policy complying with the preceding paragraphs of this Section 8.11, and there shall have been a loss which would have been covered by such policy, deposit in the related Principal and Interest Account from the Servicer's or the Special Servicer's own funds the difference, if any, between the amount that would have been payable under a policy complying with the preceding paragraphs of this Section 8.11 and the amount paid under such blanket policy. Upon the request of the Trustee, the Guarantor or the Master Servicer, the Servicer or the Special Servicer shall cause to be delivered an Officer's Certificate to the Trustee and the Master Servicer to the effect that the Servicer or the Special Servicer maintains such policy.



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         (d) The Servicer or the Special Servicer also shall maintain on related
REO Property, fire and hazard insurance with extended coverage in an amount which is at least equal to the lesser of (i) the maximum insurable value of the improvements which are a part of such property and (ii) the outstanding principal balance of the related Mortgage Loan at the time it became an REO Property, liability insurance and, to the extent required and available under the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973, as amended, flood insurance in an amount as provided above.

         (e) If the Servicer or the Special Servicer shall fail to maintain or cause to be maintained any insurance required by this Section 8.11, and there shall have been a loss which would have been covered by such policy, the Servicer or the Special Servicer shall deposit in the related Principal and Interest Account from the Servicer's or the Special Servicer's own funds the amount, if any, that would have been payable under a policy complying with the preceding paragraphs of this Section 8.11.

         Section 8.12 Due-on-Sale Clauses; Assumption and Substitution Agreements. When a Property has been or is about to be conveyed by the Mortgagor, the Servicer or the Special Servicer shall, to the extent a responsible officer thereof has actual knowledge of such conveyance or prospective conveyance, exercise the rights of the Trust to accelerate the maturity of the related Mortgage Loan under any "due-on-sale" clause contained in the related Mortgage or Note; provided, however, that neither the Servicer nor the Special Servicer shall exercise any such right if the "due-on-sale" clause, in the reasonable belief of the Servicer or the Special Servicer, is not enforceable under applicable law or if the Servicer or the Special Servicer reasonably believes in good faith it is not in the best interests of the Trust. In such event, the Servicer or the Special Servicer is authorized to enter into an assumption and modification agreement with the Person to whom such Property has been or is about to be conveyed, pursuant to which such Person becomes liable under the Note and, unless prohibited by applicable law or the Mortgage Documents, the Mortgagor remains liable thereon. If the foregoing is not permitted under applicable law, the Servicer or the Special Servicer is authorized to enter into a substitution of liability agreement with such person, pursuant to which the original Mortgagor is released from liability and such Person is substituted as Mortgagor and becomes liable under the Note; provided, however, that to the extent that any such substitution of liability agreement would not otherwise have been delivered by the Servicer or the Special Servicer in its usual procedures for mortgage loans held in its own portfolio, the Servicer or the Special Servicer shall prior to executing and delivering such agreement, obtain the prior written consent of the Seller. The Trustee shall execute any agreements required to effectuate the foregoing. The Mortgage Loan, as assumed, shall conform in all respects to the requirements, representations and warranties of this Agreement. The Servicer or the Special Servicer of such Mortgage Loan shall notify the Trustee and the Master Servicer that any such assumption or substitution agreement has been completed by forwarding to the Trustee and the Master Servicer the original copy of such assumption or substitution agreement, which copy shall be added by the Trustee to the related File and which shall, for all purposes, be considered a part of such File to the same extent as all other documents and instruments constituting a part thereof. The Servicer and the Special Servicer shall be responsible for recording any such assumption or substitution agreements relating to Mortgage Loans serviced by it at the expense of the Servicer or the Special Servicer. In connection with any such assumption or substitution agreement, no material term of the Mortgage Loan, including the required monthly payment on the related Mortgage Loan shall be changed but all terms thereof shall remain as in effect as immediately prior to the assumption or substitution, the stated maturity or outstanding principal amount of such Mortgage Loan shall not be changed nor shall any required monthly payments of principal or interest be deferred or forgiven. Any fee collected by the Servicer or the Special Servicer for consenting to any such conveyance or entering into an assumption or substitution agreement shall be retained by or paid to the Servicer or the Special Servicer as additional servicing compensation.

         Notwithstanding the foregoing paragraph or any other provision of this Agreement, neither the Servicer nor the Special Servicer shall be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or any assumption which such Servicer may be restricted by law from preventing, for any reason whatsoever.

         Section 8.13 Realization Upon Defaulted Mortgage Loans. (a) The Servicer or the Special Servicer shall foreclose upon or otherwise comparably convert the ownership on behalf of the Trust of Properties relating to defaulted Mortgage Loans as to which no satisfactory arrangements can be made for collection of Delinquent payments and which the Servicer and the Special Servicer has not purchased pursuant to Section 8.10(b). In connection with such foreclosure or other conversion, the Servicer or the Special Servicer shall exercise such of the rights and powers vested in it hereunder, and use the same degree of care and skill in its exercise or use as prudent mortgage lenders would exercise or use under the circumstances in the conduct of their own affairs, including, but not limited to, advancing funds deemed



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by the Servicer and the Special Servicer in its good faith business judgment to be recoverable from the related Mortgage Loan for the payment of taxes, amounts due with respect to senior liens and insurance premiums. Any amounts so advanced shall constitute "Servicing Advances" within the meaning of Section 8.09(b) hereof. The Servicer and the Special Servicer shall sell any REO Property managed by it within 35 months of its acquisition by the Trust, unless the Servicer and the Special Servicer obtains for the Trustee an Opinion of Counsel (the cost of which shall be advanced by the Servicer and the Special Servicer as a Servicing Advance) experienced in federal income tax matters and reasonably acceptable to the Depositor, the Master Servicer, the Guarantor and the Trustee, addressed to the Trustee and Servicer or the Special Servicer, to the effect that the holding by the Trust of such REO Property for any greater period will not result in the imposition of taxes on "Prohibited Transactions" of the Trust as defined in Section 860F of the Code or cause the Trust or any REMIC therein to fail to qualify as a REMIC under the REMIC Provisions at any time that any Certificates are outstanding, or the Servicer or the Special Servicer produces evidence that it has properly requested from, and has received the approval of, the applicable tax authorities at least 60 days before the day on which the three year grace period would otherwise expire, an extension of the three year grace period, in which case the Servicer or the Special Servicer shall sell any REO Property by the end of any extended period specified in any such opinion or extension.

         Notwithstanding the generality of the foregoing provisions, the Servicer or Special Servicer shall manage, conserve, protect and operate each REO Property managed by it solely for the purpose of its prompt disposition and sale in a manner which does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or result in the receipt by the Trust of any "income from non-permitted assets" within the meaning of Section 860F(a)(2)(B) of the Code or any "net income from foreclosure property" which is subject to taxation under the REMIC Provisions. Pursuant to its efforts to sell such REO Property, the Servicer or the Special Servicer shall either itself or through an agent selected by the Servicer or the Special Servicer protect and conserve such REO Property in the same manner and to such extent as is customary in the locality where such REO Property is located and may, incident to its conservation and protection of the interests of the Owners and after consultation with the holder of a majority in interest of the Class R Certificates, rent the same, or any part thereof, as the Special Servicer deems to be in the best interest of the Owners for the period prior to the sale of such REO Property.

         Notwithstanding anything to the contrary contained herein, in connection with a foreclosure or acceptance of a deed in lieu of foreclosure, or exercising control over the Mortgaged Property so that the Trust would be considered a mortgagee-in-possession, owner or operator of the Mortgaged Property under the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended (42 U.S.C. ss.9601 et seq.) or a comparable law, in the event any responsible officer of the Servicer or the Special Servicer has actual knowledge that a Property is in any way affected by hazardous or toxic substances or wastes and determines that it may be reasonable to convert such Property ownership to the Trust, or the holder of a majority in interest of the Class R Certificates otherwise requests in writing an environmental inspection to be conducted and the Guarantor consents, the Servicer or the Special Servicer shall cause an environmental inspection or review of such Property to be conducted by a qualified inspector and shall be reimbursed for the amount of such environmental inspection in the manner described herein for reimbursement of Servicing Advances in the same manner as set forth in the immediately following paragraph. Upon completion of the inspection, the Servicer or the Special Servicer shall promptly provide the Owner of the majority of the Class R Certificates, the Master Servicer, the Guarantor and the Trustee with a written report of the environmental inspection. In the absence of such determination or a written request from the Owner of the majority of the Class R Certificates, and if such Property is a Group I Mortgage Loan, the Guarantor, for an environmental inspection, neither the related Servicer nor the Trustee shall be liable for any liability, cost or expense incurred by the Trust due to the decision of the Servicer or the Special Servicer not to cause an environmental inspection of a Property.

         After reviewing the environmental inspection report, the Owner of the majority of the Class R Certificates, and if such Property is a Group I Mortgage Loan, the Guarantor, shall determine how the Servicer or the Special Servicer shall proceed with respect to the Property and shall notify the Servicer or the Special Servicer within 15 Business Days of receipt of the inspection report. In the event the environmental inspection report indicates that the Property is in any way affected by hazardous or toxic substances or wastes the Servicer or the Special Servicer shall only foreclose or comparably convert such Property if the Owner of the majority of the Class R Certificates, and if such Property is a Group I Mortgage Loan, the Guarantor, directs the Servicer or the Special Servicer to proceed with foreclosure or acceptance of a deed-in-lieu of foreclosure. In the event the Owner of the majority of the Class R Certificates and the Guarantor require the Servicer or the Special Servicer to foreclose or accept a deed-in-lieu of foreclosure pursuant to this Section 8.13(a), (i) the Servicer or the Special Servicer (or the Trustee and any other successor Servicer or successor Special Servicer) shall be reimbursed for any related environmental clean up costs, as applicable, from the related



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Liquidation Proceeds, or if the Liquidation Proceeds are insufficient to fully reimburse the Special Servicer (or the Trustee and any other successor Servicer or successor Special Servicer), the Servicer or Special Servicer (or the Trustee and any other successor Servicer or successor Special Servicer) shall be entitled to be reimbursed from amounts in the related Principal and Interest Account, and (ii) such Class R Owner hereby indemnifies the Trust, the Trustee, the Master Servicer and the Servicer or the Special Servicer with respect to any costs, liabilities and expenses incurred by any such party in connection with any such hazardous or toxic substances or wastes with respect to such foreclosure or comparable conversion. In the event the Owner of the majority of the Class R Certificates and the Guarantor direct the Servicer or the Special Servicer not to proceed with foreclosure or acceptance of a deed-in-lieu of foreclosure, the Servicer or the Special Servicer (or the Trustee and any other successor Special Servicer) shall be reimbursed for all Servicing Advances made with respect to the related Property from such Principal and Interest Account pursuant to Section 8.08(d)(B) hereof.

         (b) The Servicer and the Special Servicer shall determine, with respect to each defaulted Mortgage Loan serviced by it, when it has recovered, whether through trustee's sale, foreclosure sale or otherwise, all amounts it expects to recover from or on account of such defaulted Mortgage Loan (exclusive of any possibility of a deficiency judgment), whereupon such Mortgage Loan shall become a "Liquidated Loan".

         Upon such a determination, the Servicer or the Special Servicer shall prepare and submit to the Seller, the Master Servicer and the Trustee a Liquidation Report in substantially the form of Exhibit K hereto.

         (c) The Trustee shall be deemed to have repurchased, on behalf of the Owners of the Class B-1F Certificates, the Class C-FIO Certificates, the Class D Certificates and the Class R Certificates that are or may be affected by a Realized Loss on a Liquidated Loan, the ownership interest in such Liquidated Loan held by the Owners of the Guaranteed Certificates; provided, that nothing in the preceding clause shall be deemed to affect the rights and obligations of any party hereto. For purposes of the preceding sentence, a Class of Certificates shall be deemed to be affected to the extent that they have outstanding Certificate Principal Balances or Notional Principal Amounts.

         Section 8.14 Trustee and Custodian to Cooperate; Release of Files.
(a)(i) Upon the payment in full of any Mortgage Loan (including the repurchase of any Mortgage Loan or any liquidation of such Mortgage Loan through foreclosure or otherwise) or the receipt by the Servicer or the Special Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Servicer or the Special Servicer shall deliver to the Custodian, on behalf of the Trustee, a Servicer's Trust Receipt in the form of Exhibit H hereto. Upon receipt of such Servicer's Trust Receipt, the Custodian, on behalf of the Trustee shall promptly release the related File, in trust to
(i) the Servicer or the Special Servicer, (ii) an escrow agent or (iii) any employee, agent or attorney of the Trustee, in each case pending its release by the Servicer or the Special Servicer, such escrow agent or such employee, agent or attorney of the Trustee, as the case may be. Upon any such payment in full or the receipt of such notification that such funds have been placed in escrow, the Servicer or the Special Servicer is authorized to give, as attorney-in-fact for the Trustee and the mortgagee under the Mortgage which secured the Note, an instrument of satisfaction (or assignment of Mortgage without recourse) regarding the Property relating to such Mortgage, which instrument of satisfaction or assignment, as the case may be, shall be delivered to the Person or Persons entitled thereto against receipt therefor of payment in full, it being understood and agreed that no expense incurred in connection with such instrument of satisfaction or assignment, as the case may be, shall be chargeable to the related Principal and Interest Account. In lieu of executing any such satisfaction or assignment, as the case may be, the Servicer or the Special Servicer may prepare and submit to the Trustee a satisfaction (or assignment without recourse, if requested by the Person or Persons entitled thereto) in form for execution by the Trustee with all requisite information completed by the Servicer or the Special Servicer; in such event, the Trustee shall execute and acknowledge such satisfaction or assignment, as the case may be, and deliver the same with the related File, as aforesaid.

                  (ii) Each Servicer's Trust Receipt may be delivered to the Custodian, on behalf of the Trustee, (A) via mail or courier, (B) via facsimile or (C) by such other means, including, without limitation, electronic or computer readable medium, as the Servicer or the Special Servicer and the Custodian, on behalf of the Trustee, shall mutually agree. The Custodian, on behalf of the Trustee, shall promptly release the related File(s) within five
(5) Business Days of receipt of a properly completed Servicer's Trust Receipt pursuant to clause (A), (B) or (C) above, which shall be authorization to the Custodian, on behalf of the Trustee, to release such Files, provided the Custodian, on behalf of the Trustee, has determined that such Servicer's Trust Receipt has been executed, with respect to clause (A) or (B) above, or approved, with respect to clause (C) above, by an authorized Servicing Officer of the Servicer or the Special Servicer, and so long as the Trustee complies with its duties and obligations under this Agreement. If the




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Custodian, on behalf of the Trustee, is unable to release the Files within the time frames previously specified, the Custodian, on behalf of the Trustee, shall immediately notify the Servicer or the Special Servicer indicating the reason for such delay, but in no event shall such notification be later than five Business Days after receipt of a Servicer's Trust Receipt.

         On each day that the Servicer or the Special Servicer remits to the Custodian, on behalf of the Trustee, Servicer's Trust Receipts pursuant to clauses (B) or (C) above, the Servicer or the Special Servicer shall also submit to the Custodian, on behalf of the Trustee, a summary of the total amount of such Servicer's Trust Receipts requested on such day by the same method as described in such clauses (B) and (C) above.

         (b) From time to time and as appropriate in the servicing of any Mortgage Loan, including, without limitation, foreclosure or other comparable conversion of a Mortgage Loan or collection under any applicable Insurance Policy, the Custodian, on behalf of the Trustee shall (except in the case of the payment or liquidation pursuant to which the related File is released to an escrow agent or an employee, agent or attorney of the Trustee), upon request of the Servicer or the Special Servicer and delivery to the Custodian, on behalf of the Trustee, of a Servicer's Trust Receipt substantially in the form of Exhibit H hereto, release the related File to the Servicer or the Special Servicer and shall execute such documents as shall be necessary to the prosecution of any such proceedings, including, without limitation, an assignment without recourse of the related Mortgage to the Servicer or the Special Servicer. The Custodian, on behalf of the Trustee, shall complete in the name of the Trustee any endorsement in blank on any Note prior to releasing such Note to the Servicer or the Special Servicer. Such receipt shall obligate the Servicer or the Special Servicer to return the File to the Custodian, on behalf of the Trustee, when the need therefor by the Servicer or the Special Servicer no longer exists unless the Mortgage Loan shall be liquidated in which case, upon receipt of the liquidation information, in physical or electronic form, such Servicer's Trust Receipt shall be released by the Custodian, on behalf of the Trustee, to the Servicer or the Special Servicer.

         (c) Each of the Servicer and the Special Servicer shall have the right to approve applications of Mortgagors for consent to (i) partial releases of Mortgages, (ii) alterations and (iii) removal, demolition or division of properties subject to Mortgages. No application for approval shall be considered by either the Servicer or the Special Servicer unless: (x) the provisions of the related Note and Mortgage have been complied with; (y) the Originator certifies to the Servicer or the Special Servicer that the Loan-to-Value Ratio and the Mortgagor's debt-to-income ratio after any release does not exceed the maximum Loan-to-Value Ratio and debt-to-income ratio specified as the then-current maximum levels under the related Originator's underwriting guidelines for a similar credit grade borrower; and (z) the lien priority of the related Mortgage is not adversely affected. Upon receipt by the Trustee and the Master Servicer of an Officer's Certificate executed on behalf of the Servicer or the Special Servicer setting forth the action proposed to be taken in respect of a particular Mortgage Loan and certifying that the criteria set forth in the immediately preceding sentence have been satisfied, the Trustee shall execute and deliver to the Servicer or the Special Servicer the consent or partial release so requested by the Servicer or the Special Servicer. A proposed form of consent or partial release, as the case may be, shall accompany any Officer's Certificate delivered by the Servicer and the Special Servicer pursuant to this paragraph. No action shall be taken by the Servicer or the Special Servicer if such action would constitute a significant modification under Treasury Regulation ss. 1.1001-3.

         (d) Costs associated with preparing assignments, satisfactions and releases described in this Section 8.14 shall not be an expense of the Trust or the Trustee, but rather shall be borne directly by the Servicer or the Special Servicer; provided, however, that the Custodian shall be liable for the cost associated with the shipping of documents from the Custodian to the Servicer or the Special Servicer pursuant to this Section 8.14 and for any penalty solely associated with late reconveyance that results from the Custodian's failure to perform its duties hereunder.

         Section 8.15 Servicing Compensation. As compensation for their activities hereunder, the Servicer shall be entitled to the Servicing Fee for each Mortgage Loan other than the Specially Serviced Mortgage Loans and the Special Servicer shall be entitled to the Servicing Fee for each Specially Serviced Mortgage Loan. Such Servicing Fee shall be payable on a monthly basis out of interest payments on the related Mortgage Loans and shall equal one-twelfth of the related Servicing Fee Rate multiplied by the outstanding principal amount of such Mortgage Loan as of the prior Monthly Remittance Date. Additional servicing compensation in the form of release or satisfaction fees, bad check charges, assumption fees, late payment charges, any other servicing-related fees, and similar items may, to the extent collected from Mortgagors, be retained by the Servicer and the Special Servicer. In addition, the Special Servicer shall be entitled to the Special Servicing Fee and the Incentive Fee pursuant to the provisions of Section 7.03 hereof.




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         Section 8.16 Annual Statement as to Compliance. (a) Each of the
Servicer and the Special Servicer, at its own expense, will deliver to the Trustee, the Master Servicer, the Seller, the Depositor, the Guarantor and the Rating Agencies on or before April 15 of each year, commencing in 1999, an Officer's Certificate stating, as to each signer thereof, that (i) a review of the activities of the Servicer or the Special Servicer, as applicable, during such preceding calendar year and of performance under this Agreement has been made under such officer's supervision and (ii) to the best of such officer's knowledge, based on such review, the Servicer or the Special Servicer, as applicable, has fulfilled all its obligations under this Agreement for such year, or, if there has been a default in the fulfillment of all such obligations, specifying each such default known to such officer and the nature and status thereof including the steps being taken by the Servicer or the Special Servicer to remedy such defaults.

         (b) The Servicer and the Special Servicer shall deliver to the Trustee, the Master Servicer, the Seller, the Depositor, the Guarantor and the Rating Agencies promptly after a responsible officer of the Servicer or the Special Servicer obtains actual knowledge thereof but in no event later than five Business Days thereafter, written notice by means of an Officer's Certificate of any event which with the giving of notice or lapse of time, or both, such officer knows would become an Event of Servicing Termination.

         Section 8.17 Annual Independent Certified Public Accountants' Reports.
(a) On or before April 15 of each year, commencing in 1999, the Servicer and the Special Servicer shall cause to be delivered to the Trustee, the Master Servicer, the Guarantor and the Rating Agencies a letter or letters of a firm of independent, nationally- recognized certified public accountants stating that such firm has, with respect to the Servicer's and the Special Servicer's overall servicing operations examined such operations in accordance with the requirements of the Uniform Single Attestation Program for Mortgage Bankers, and stating such firm's conclusions relating thereto.

         (b) The Servicer and the Special Servicer will deliver to the Seller as soon as available and in any event within 45 days after the end of each of the first three fiscal quarterly periods of each fiscal year of the Servicer and the Special Servicer, an unaudited consolidated statement of operations and retained earnings and consolidated statements of changes in financial position of the Servicer and the Special Servicer for such period and the Servicer and the Special Servicer will deliver to the Seller as soon as available and in any event within 90 days after the end of each fiscal year of the Servicer and the Special Servicer, audited consolidated statements of income, retained earnings and changes in financial position of the Servicer and the Special Servicer for the preceding fiscal year.

         Section 8.18 Access to Certain Documentation and Information Regarding
                      the Mortgage Loans.

         (a) The Servicer and the Special Servicer shall provide to the Trustee, the Master Servicer, the Guarantor, the Seller, the FDIC and the supervisory agents and examiners of each of the foregoing access to the documentation and electronic data regarding the Mortgage Loans not in the possession of the Trustee, such access being afforded without charge but only upon prior written reasonable request and during normal business hours at the offices of the Servicer and the Special Servicer designated by them.

         (b) Upon any change in the format of the computer tape by the Servicer or the Special Servicer in respect of the Mortgage Loans, the Servicer or the Special Servicer, as applicable, shall deliver a copy of such computer tape to the Trustee and Master Servicer. In addition, the Servicer and the Special Servicer shall provide a copy of such computer tape to the Trustee or the Master Servicer at such other times as the Trustee or the Master Servicer may reasonably request upon reasonable notice to the Servicer and the Special Servicer and upon payment of all reasonable expenses associated with such request by the Trustee or the Master Servicer. Nothing contained herein shall limit the obligation of the Servicer and the Special Servicer to observe any applicable law prohibiting disclosure of information relating to the Mortgage Loans or Mortgagors.

         (c) The Servicer shall provide a copy of this Agreement, promptly following receipt of a written request therefor, to any investor in the certificates issued by the Guarantor which have been offered pursuant to the Information Circular and which are backed by the Guaranteed Certificates.

         (d) Within 90 days after the Startup Day or such later time as the Servicer and the Guarantor may agree, the Guarantor will be permitted, upon reasonable notice and during normal business hours, at the office of the Servicer, to review copies of the contents of the Files and the underwriting documentation with respect to up to 800 of the Mortgage Loans in Group I (a "Mortgage Loan Sample"), in order to ascertain whether each such Mortgage Loan was originated generally in accordance with the Seller's underwriting programs. If, as a result of such investigation, the



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Guarantor determines that more than 20% (by number) of the Mortgage Loans in
Group I in such Mortgage Loan Sample were not so underwritten, the Servicer will permit the Guarantor to review an additional 10% (by number) of such Files and underwriting documents in accordance with the procedures set forth above, including the provision that, if 20% (by number) of such Mortgage Loan Sample were not originated generally in accordance with the same procedures, the Guarantor may review an additional Mortgage Loan Sample in accordance with the same procedures until the Guarantor has reviewed a Mortgage Loan Sample that contains fewer than 20% (by number) of Mortgage Loans in Group I that were not originated generally in accordance with the Program.

         (e) The Guarantor will have the right to collect data on an additional 1200 Mortgage Loans over and above the Mortgage Loan Sample.

         (f) If any Mortgage Loan in Group I is in foreclosure the Special Servicer or the Servicer will forward to the Guarantor, upon written request, copies of the contents of the related File and all underwriting documentation with respect to such Mortgage Loan.

         (g) The Seller shall permit the Guarantor to review its files for the purpose of collecting data required to be collected pursuant to the Home Mortgage Disclosure Act.

         Section 8.19 Assignment of Agreement. The Servicer may not assign its obligations under this Agreement (except pursuant to Section 8.27 hereof), in whole or in part, unless it shall have first obtained the prior written consent of the Seller, the Guarantor, the Master Servicer and the Trustee, which such consent shall not be unreasonably withheld; provided, however, that any assignee must meet the eligibility requirements set forth in Section 8.21(f) hereof for a successor Servicer. Notice of any such assignment shall be given by such Servicer to the Trustee and the Rating Agencies. The Special Servicer may not assign its obligations under this Agreement, in whole or in part, unless it shall have first obtained the prior written consent of the Seller, the Master Servicer, the Guarantor and the Trustee, which such consent shall not be unreasonably withheld. Notice of any such assignment shall be given by the Special Servicer to the Trustee, the Guarantor and the Rating Agencies.

         Section 8.20 Events of Servicing Termination. (a) The Trustee (acting upon the request of the Owners of at least 50% of the Percentage Interests of the Offered Certificates then Outstanding with respect to either of the Mortgage Loan Groups) may immediately remove the Servicer or the Special Servicer (or both the Servicer and the Special Servicer in the case of clause (v)) as Servicer or Special Servicer of such Mortgage Loan Group upon the occurrence of any of the following events and the expiration of the related cure period:

                         (i) The Servicer or the Special Servicer, as applicable, shall fail to deliver to the Trustee any proceeds or required payment (including any Delinquency Advance or Compensating Interest payment), which failure continues unremedied for two Business Days following written notice to an Authorized Officer of the Servicer or the Special Servicer, as applicable, from the Trustee or from any Owner;

                        (ii) The Servicer or the Special Servicer, as applicable, shall (I) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian or similar entity with respect to itself or its property, (II) admit in writing its inability to pay its debts generally as they become due, (III) make a general assignment for the benefit of creditors, (IV) be adjudicated a bankrupt or insolvent, (V) commence a voluntary case under the federal bankruptcy laws of the United States of America or file a voluntary petition or answer seeking reorganization, an arrangement with creditors or an order for relief or seeking to take advantage of any insolvency law or file an answer admitting the material allegations of a petition filed against it in any bankruptcy, reorganization or insolvency proceeding or (VI) take corporate action for the purpose of effecting any of the foregoing;

                       (iii) If without the application, approval or consent of the Servicer or the Special Servicer, as applicable, a proceeding shall be instituted in any court of competent jurisdiction, under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking in respect of the Servicer or the Special Servicer, as applicable, an order for relief or an adjudication in bankruptcy, reorganization, dissolution, winding up, liquidation, a composition or arrangement with creditors, a readjustment of debts, the appointment of a trustee, receiver, liquidator, custodian or similar entity with respect to the Servicer or the Special Servicer, as applicable, or of all or any substantial part of its assets, or other like relief in respect thereof under any bankruptcy or insolvency law, and, if such proceeding is being contested by the Servicer or the Special




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         Servicer, as applicable, in good faith, the same shall (A) result in the entry of an order for relief or any such adjudication or appointment or (B) continue undismissed or pending and unstayed for any period of sixty (60) consecutive days;

                        (iv) The Servicer or the Special Servicer, as applicable, shall fail to perform any one or more of its obligations hereunder (other than those specified in item (i) above) and shall continue in default thereof for a period of thirty (30) days after the earlier of (x) notice by the Trustee of said failure or (y) actual knowledge of a responsible officer of the Servicer and the Special Servicer, as applicable; or

                         (v) The failure of the Servicer and the Special Servicer to satisfy the Servicer Termination Test; or

                         (vi) The Servicer shall fail to maintain a net worth of $20 million.

         The Trustee shall determine on each Payment Date whether the Servicer Termination Test is satisfied for the Collection Period. Upon the Trustee's determination that the Servicer Termination Test is not satisfied, or that a payment of Compensating Interest, a Monthly Remittance Amount for the related Group, or a required Delinquency Advance has not been made by the Servicer or the Special Servicer, the Trustee shall so notify in writing an Authorized Officer of the Servicer or the Special Servicer and the Master Servicer, the Guarantor and the Seller as soon as is reasonably practical.

         (b) Any party exercising any termination rights under subsection (a) above shall give notice in writing to the Servicer or the Special Servicer (and a copy to the Trustee, the Guarantor and the Master Servicer) of the termination of all the rights and obligations of the Servicer or the Special Servicer under this Agreement. The Trustee shall mail a copy of any notice given by it hereunder to the Depositor, the Seller, the Owners, the Guarantor and Rating Agencies. On or after the receipt by the Servicer or the Special Servicer of such written notice, all authority and power of the Servicer or the Special Servicer under this Agreement, whether with respect to the Certificates or the Mortgage Loans or otherwise, shall without further action pass to and be vested in the Trustee or such successor Servicer or successor Special Servicer as may be appointed hereunder, and, without limitation, the Trustee is hereby authorized and empowered (which authority and power are coupled with an interest and are irrevocable) to execute and deliver, on behalf of the predecessor Servicer or predecessor Special Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice or termination, whether to complete the transfer and endorsement of the Mortgage Loans and related documents or otherwise. The predecessor Servicer or predecessor Special Servicer shall cooperate with the successor Servicer or successor Special Servicer or the Trustee in effecting the termination of the responsibilities and rights of the predecessor Servicer or predecessor Special Servicer under this Agreement including the transfer to the successor Servicer or successor Special Servicer or to the Trustee for administration by it of all cash accounts that shall at the time be held by the predecessor Servicer or predecessor Special Servicer for deposit or shall thereafter be received with respect to a Mortgage Loan. All reasonable costs and expenses incurred in connection with delivering the Files to the successor Servicer or the Trustee shall be paid by the predecessor Servicer.

         (c) The Seller, the Master Servicer, the Guarantor and the Trustee agree to use their best efforts to inform each other of any materially adverse information regarding the Servicer's or the Special Servicer's servicing activities that comes to the attention of such party from time to time.

         Section 8.21 Resignation of the Servicer or the Special Servicer and Appointment of Successor. (a) Upon the Servicer's or the Special Servicer's receipt of notice of termination pursuant to Section 8.20 or the Special Servicer's receipt of notice pursuant to Section 8.37 or the Servicer's or the Special Servicer's resignation in accordance with the terms of this Section 8.21, the predecessor Servicer or predecessor Special Servicer shall continue to perform its functions as Servicer or Special Servicer under this Agreement, in the case of termination, only until the date specified in such termination notice or, if no such date is specified in a notice of termination, until receipt of such notice and, in the case of resignation, until the earlier of (x) the date 45 days from the delivery to the Seller, the Guarantor, the Master Servicer and the Trustee of written notice of such resignation (or written confirmation of such notice) in accordance with the terms of this Agreement and
(y) the date upon which the predecessor Servicer or predecessor Special Servicer shall become unable to act as Servicer or Special Servicer, as specified in the notice of resignation and accompanying opinion of counsel. All collections then being held by the predecessor Servicer or predecessor Special Servicer prior to its removal and any collections received by the Servicer or Special Servicer after removal or resignation shall be endorsed by it to the Trustee or the successor Servicer or the successor Special Servicer and remitted directly and immediately to the Trustee or the successor Servicer or the successor Special Servicer. In the event of the Servicer's or the Special



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Servicer's resignation or termination hereunder and under Section 8.37, upon the appointment of a successor Servicer or the successor Special Servicer pursuant to Section 8.21(f), the successor Servicer or the successor Special Servicer shall accept its appointment by execution of a written assumption in form acceptable to the Trustee, the Master Servicer, the Guarantor and the Seller, with copies of such assumption to the Trustee and the Rating Agencies, provided that as a condition precedent to the appointment of a successor Servicer or successor Special Servicer and the execution of the related written assumption, such successor Servicer or successor Special Servicer shall, if applicable, also execute either (i) a written assumption or termination of any of the Subservicing Agreements or (ii) appropriate amendments to each of any Subservicing Agreements.

         (b) Neither the Servicer nor the Special Servicer shall resign from the obligations and duties hereby imposed on it, except (i) upon determination that its duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it, the other activities of the Servicer or the Special Servicer so causing such a conflict being of a type and nature carried on by the Servicer or the Special Servicer at the date of this Agreement or (ii) upon prior written consent of the Seller, the Master Servicer, the Guarantor and the Trustee and confirmation from the Rating Agencies that the ratings on any Class of the Offered Certificates will not be reduced as a result of such resignation. Any such determination referred to in clause (i) permitting the resignation of the Servicer or the Special Servicer shall be evidenced by an Opinion of Counsel to such effect which shall be delivered to the Trustee, the Master Servicer and the Seller.

         (c) No removal or resignation of the Servicer or the Special Servicer shall become effective until the Trustee or a successor Servicer or the successor Special Servicer shall have assumed the Servicer's or the Special Servicer's responsibilities and obligations in accordance with this Section.

         (d) Upon removal or resignation of the Servicer or the Special Servicer, the Servicer or the Special Servicer also shall, at such party's cost, promptly deliver or cause to be delivered to the successor Servicer or the Trustee all the books and records (including, without limitation, records kept in electronic form) that the Servicer or the Special Servicer has maintained for the Mortgage Loans, including all tax bills, assessment notices, insurance premium notices and all other documents as well as all original documents then in the Servicer's or the Special Servicer's possession.

         (e) Any collections received by the Servicer or the Special Servicer after removal or resignation thereof shall be endorsed by it to the Trustee and remitted directly and immediately to the Trustee or the successor Servicer or successor Special Servicer.

         (f) Upon removal pursuant to Section 8.20 or resignation pursuant to
Section 8.21 of the Servicer or the Special Servicer, the Trustee, with the cooperation of the Seller, (x) shall solicit bids for a successor Servicer or successor Special Servicer as described below and (y) pending the appointment of a successor Servicer as a result of soliciting such bids, shall serve as Servicer of the Mortgage Loans serviced by the predecessor Servicer or the predecessor Special Servicer. The Trustee shall, if it is unable to obtain a qualifying bid and is prevented by law from acting as Servicer or Special Servicer, (I) appoint, or petition a court of competent jurisdiction to appoint, any housing and home finance institution, bank or mortgage servicing institution which has been designated as an approved servicer by Freddie Mac for first and second mortgage loans and having equity of not less than $25,000,000 (or such lower level as may be acceptable to the Owners of a majority of the Class R Certificates and the Guarantor) and is reasonably acceptable to the Seller, the Guarantor and the Owners of the Class R Certificates, as indicated in writing as the successor to the Servicer or the Special Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer or the Special Servicer hereunder and (II) give notice thereof to the Seller, the Master Servicer, the Owners and the Rating Agencies. The compensation of any successor Servicer (including, without limitation, the Trustee) so appointed shall be the amount agreed by such successor Servicer, the Guarantor and theTrustee, such compensation not to exceed the Aggregate Servicing Fee Rate. The compensation of any successor Special Servicer (including without limitation, the Trustee) so appointed shall be the amount agreed to by such successor Special Servicer, the Guarantor and the Trustee, such amount not to exceed the Aggregate Servicing Fee Rate plus the Incentive Fee and the Special Servicing Fee. Any reasonable out of pocket set-up costs or expenses incurred by the Trustee as interim successor Servicer or Special Servicer as specified in subclause (y) of this Section 8.21(f) shall be at the expense of the Trust and shall be payable pursuant to Section 7.03(j).

         (g) In the event that the Trustee is able to solicit bids as provided above, the Trustee shall solicit, by public announcement, bids from housing and home finance institutions, banks and mortgage servicing institutions meeting the qualifications set forth above (including the Trustee or any affiliate thereof). Such public announcement shall specify



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that the successor Servicer or the successor Special Servicer shall be entitled to the servicing compensation agreed upon between the Trustee, the successor Servicer or the successor Special Servicer and the Seller; provided, however, that no such fee shall exceed the Aggregate Servicing Fee Rate, the Special Servicing Fee and the Incentive Fee. Within thirty days after any such public announcement, the Trustee, with the cooperation of the Seller, shall negotiate in good faith and effect the sale, transfer and assignment of the servicing rights and responsibilities hereunder to the qualified party submitting the highest satisfactory bid as to the price they will pay to obtain such servicing so long as the Guarantor consents to such successive Servicer. The Trustee upon receipt of the purchase price shall pay such purchase price to the Servicer or Special Servicer being so removed (except in the case of subsection (h) below, in which case the Trustee shall pay such purchase price to the Seller), after deducting from any sum received by the Trustee from the successor to the Servicer or the Special Servicer in respect of such sale, transfer and assignment all costs and expenses of any public announcement and of any sale, transfer and assignment of the servicing rights and responsibilities reasonably incurred hereunder. After such deductions, the remainder of such sum shall be paid by the Trustee to the Servicer or Special Servicer at the time of such sale.

         (h) The Trustee and the successor Servicer or the successor Special Servicer shall take such action consistent with this Agreement as shall be necessary to effectuate any such succession, including the notification to all Mortgagors of the transfer of servicing if such notification is not done by the predecessor Servicer or the predecessor Special Servicer as required by subsection (j) below. The predecessor Servicer or predecessor Special Servicer agrees to cooperate with the Trustee and the successor Servicer or the successor Special Servicer in effecting the termination of the Servicer's or the Special Servicer's servicing responsibilities and rights hereunder and shall promptly provide the Trustee or such successor Servicer or the successor Special Servicer, as applicable, all documents and records reasonably requested by it to enable it to assume the Servicer's or Special Servicer's functions hereunder and shall promptly also transfer to the Trustee or the successor Servicer or the successor Special Servicer, as applicable, all amounts which then have been or should have been deposited in the related Principal and Interest Account by such Servicer, or which are thereafter received with respect to the Mortgage Loans. Neither the Trustee nor any other successor Servicer or successor Special Servicer shall be held liable by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by (i) the failure of the predecessor Servicer or the predecessor Special Servicer to deliver, or any delay in delivery, cash, documents or records to it or (ii) restrictions imposed by any regulatory authority having jurisdiction over the Servicer or the Special Servicer.

         (i) The Trustee, or any other successor Servicer or any other successor Special Servicer, upon assuming the duties of Servicer or the Special Servicer hereunder, shall as soon as reasonably practicable pay all Compensating Interest and, if applicable, Delinquency Advances which have theretofore not been remitted to the extent required by this Agreement with respect to the Mortgage Loans; provided, however, that if the Trustee is acting as successor Servicer or the successor Special Servicer, the Trustee shall only be required to make such Delinquency Advances if, in the Trustee's reasonable good faith judgment, such Delinquency Advances will ultimately be recoverable from the related Mortgage Loans. Any Delinquency Advances and Servicing Advances previously made by the predecessor Servicer or the predecessor Special Servicer and accrued and unpaid Servicing Fees shall be recoverable by it and paid to it by the successor Servicer or the successor Special Servicer to the extent such Delinquency Advances, Servicing Advances and accrued and unpaid Servicing Fees would otherwise have been recoverable had the predecessor Servicer or the predecessor Special Servicer not been terminated.

         (j) The Servicer or the Special Servicer which is being removed or is resigning shall (x) give notice to the Rating Agencies of the transfer of the servicing to the successor Servicer or the successor Special Servicer and (y) provide a "goodbye" notice to each of the Mortgagors of Mortgage Loans that it is servicing.

         (k) Upon appointment, the successor Servicer or the successor Special Servicer shall be the successor in all respects to the predecessor Servicer or the predecessor Special Servicer and shall be subject to all the responsibilities, duties and liabilities of the predecessor Servicer or the predecessor Special Servicer including, but not limited to, the maintenance of the hazard insurance policy(ies), the fidelity bond and an errors and omissions policy pursuant to Section 8.26 and shall be entitled to such fees as may be agreed upon between the Seller and such successor Servicer or the successor Special Servicer (such amount not to exceed the Aggregate Servicing Fee Rate), and all of the rights granted to the predecessor Servicer or the predecessor Special Servicer by the terms and provisions of this Agreement; provided, that, unless otherwise agreed upon by the Trustee and the Seller, if the Trustee shall be the successor Servicer or the successor Special Servicer, the Trustee shall be entitled to fees calculated on the basis of the Aggregate Servicing Fee Rate. The appointment of a successor Servicer or the successor Special Servicer (including the Trustee) shall not affect any liability of the predecessor Servicer which may have arisen under this Agreement prior to its termination as Servicer


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or Special Servicer (including, without limitation, any deductible under an insurance policy) nor shall any successor Servicer or successor Special Servicer (including the Trustee) be liable for any acts or omissions of the predecessor Servicer or for any breach by the Servicer or Special Servicer of any of its representations or warranties contained herein or in any related document or agreement.

         (l) The Trustee shall give notice to the Rating Agencies, the Guarantor and the Owners or the Seller of the occurrence of any event specified in Section
8.20 of which a Responsible Officer of the Trustee has actual knowledge.

         Section 8.22 Waiver of Past Events of Servicing Termination. Subject to the rights of the Trustee (acting upon the request of the Owners of the majority of the Percentage Interests of the Offered Certificates then Outstanding as a whole and not on a Class by Class basis) and the Seller pursuant to Section 8.20 to terminate all of the rights and obligations of the Servicer or the Special Servicer under this Agreement, the Owners of a majority of the Percentage Interests of the Offered Certificates may, and so long as the Guaranteed Certificates are Outstanding, with the consent of the Guarantor waive any default by the Servicer or the Special Servicer in the performance of its obligations hereunder and its consequences; provided, that no such waiver will be effective unless it is agreed to by the Guarantor. Upon any such waiver of a past default, such default shall cease to exist, and any Event of Servicing Termination arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

         Section 8.23 Assumption or Termination of Subservicing Agreement By the Trustee. In connection with the assumption of the responsibilities, duties and liabilities and of the authority, power and rights of the Servicer or the Special Servicer hereunder by the Trustee pursuant to Section 8.21, it is understood and agreed that the Servicer's and the Special Servicer's rights and obligations under any Subservicing Agreement then in force between the Servicer and the Special Servicer and a Subservicer shall be assumed simultaneously by the Trustee without act or deed on part of the Trustee; provided, however, the Trustee in its sole discretion may terminate any Subservicer notwithstanding the provisions of the related Subservicing Agreement.

         The Servicer and the Special Servicer shall, upon the reasonable request of the Trustee, but at the expense of the Servicer or the Special Servicer, deliver to the assuming party documents and records relating to each Subservicing Agreement and an accounting of amounts collected and held by it and otherwise use its best reasonable efforts (through the execution of any documents or otherwise) to effect the orderly and efficient transfer of the Subservicing Agreements to the assuming party and shall cooperate with the Trustee in any other manner reasonably requested by the Trustee.

         Section 8.24 Powers and Duties of the Trustee as Successor Servicer or Successor Special Servicer. Following the termination of the Servicer or the Special Servicer hereunder and pending the appointment of any other Person as successor Servicer or successor Special Servicer, the Trustee is hereby empowered to perform the duties of the Servicer or the Special Servicer hereunder; it being expressly understood, however, by all parties hereto, and the Owners, that prior to any termination of the Servicer or the Special Servicer pursuant to Section 8.21, the Servicer or the Special Servicer shall perform such duties. Specifically, and not in limitation of the foregoing, the Trustee shall upon termination or resignation of the Servicer or the Special Servicer, and pending the appointment of any other Person as successor Servicer or successor Special Servicer, have the power:

                         (i) to collect Mortgage payments;

                        (ii) to foreclose on Delinquent Mortgage Loans;

                       (iii) to enforce due-on-sale clauses and to enter into assumption and substitution agreements as permitted by Section 8.12 hereof;

                        (iv) to deliver instruments of satisfaction pursuant to
         Section 8.14 hereof;

                         (v) to enforce the Mortgage Loans; and

                        (vi) to make Servicing Advances and Delinquency Advances and to pay Compensating Interest (and to be reimbursed therefor as provided herein).



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         Section 8.25 Liability of the Servicer or the Special Servicer. Neither
the Servicer or the Special Servicer nor any of their directors, officers, employees or agents shall be under any liability on any Certificate or otherwise to the Seller, the Master Servicer, the Trustee or any Owner for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement or for errors in judgment except as required hereunder; provided, however, that this provision shall not protect the Servicer or the Special Servicer, its directors, officers, employees or agents or any such Person against any liability which would otherwise be imposed by reason of negligent action, negligent failure to act, willful misconduct in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. Each of the Servicer and the Special Servicer and any director, officer, employee or agent of the Servicer or the Special Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. Neither the Servicer nor the Special Servicer shall be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties hereunder and which in its opinion may involve it in any expense or liability; provided, however, that the Guarantor, the Servicer or the Special Servicer may in its discretion undertake any such action that it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto and interests of the Trustee and the Owners hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust, and the Servicer or the Special Servicer shall be entitled to be reimbursed therefor out of the Principal and Interest Account.
The Servicer or the Special Servicer and any director, officer, employee or agent of the Servicer or the Special Servicer shall be indemnified by the Trust and held harmless against any loss, liability or expense incurred in connection with any audit, controversy or judicial proceeding relating to a governmental taxing authority or any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) and any loss, liability or expense incurred by reason of negligent action, negligent failure to act, willful misconduct in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder.

         Section 8.26 Inspections by Trustee and Seller; Errors and Omissions Insurance. (a) At any reasonable time and from time to time upon prior written and reasonable notice, the Trustee, the Master Servicer, the Guarantor, the Seller or any agents or thereof may inspect the Servicer's or the Special Servicer's servicing operations and discuss the servicing operations of the Servicer or the Special Servicer with a responsible officer designated by the Servicer or the Special Servicer. The reasonable costs and expenses incurred by the Servicer or the Special Servicer or its agents or representatives in connection with any such examinations or discussions shall be paid by the Servicer or the Special Servicer.

         (b) The Servicer and the Special Servicer shall maintain, each at its own expense, a blanket fidelity bond and an errors and omissions insurance policy, with broad coverage with responsible companies that meet the requirements of Freddie Mac on all officers, employees or other persons acting in any capacity with regard to the Mortgage Loan to handle funds, money, documents and papers relating to the Mortgage Loans it services. The fidelity bond and errors and omissions insurance shall be in the form of Mortgage Banker's Blanket bond and shall protect and insure the Servicer or the Special Servicer against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such persons. Such fidelity bond shall also protect and insure the Servicer and the Special Servicer against losses in connection with the failure to maintain any insurance policies required pursuant to this Agreement and the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this Section 8.26 requiring the fidelity bond and errors and omissions insurance shall diminish or relieve the Servicer or the Special Servicer from its duties and obligations as set forth in this Agreement. The minimum coverage under any such bond and insurance policy shall be at least equal to the corresponding amounts required by Freddie Mac in the Freddie Mac Sellers' and Servicers' Guide. Upon the written request of the Owners of a majority of the Percentage Interests of the Class R Certificates to the Trustee and request by the Trustee to the Servicer or the Special Servicer, the Servicer or the Special Servicer shall cause to be delivered to the Trustee, who shall deliver to the Owners of the Class R Certificates an Officer's Certificate as to the maintenance of the fidelity bond and insurance policy that such fidelity bond and insurance policy are in full force and effect.

         Section 8.27 Merger, Conversion, Consolidation or Succession to Business of Servicer or the Special Servicer. Any corporation into which the Servicer or the Special Servicer may be merged or converted or with which it may be consolidated, or corporation resulting from any merger, conversion or consolidation to which the Servicer or the Special Servicer shall be a party or any corporation succeeding to all or substantially all of the business of the Servicer or the Special Servicer shall be the successor of the Servicer or the Special Servicer hereunder, without the



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execution or filing of any paper or any further act on the part of any of the parties hereto provided that such corporation meets the qualifications set forth in Section 8.21(f).

         Section 8.28 Notices of Material Events. Upon any responsible officer of the Servicer's or the Special Servicer's actual knowledge thereof, the Servicer or the Special Servicer shall give prompt notice to the Trustee, the Master Servicer, the Guarantor, the Seller, and the Rating Agencies of the occurrence of any of the following events:

         (a) Any default or any fact or event which such officer knows results, or which with notice or the passage of time, or both, would result in the occurrence of a default by the Servicer or the Special Servicer under any Operative Document or would constitute a material breach of a representation, warranty or covenant under any Operative Document;

         (b) The submission of any claim or the initiation of any legal process, litigation or administrative or judicial investigation against the Servicer or the Special Servicer of which it has knowledge, in any federal, state or local court or before any governmental body or agency or before any arbitration board or any such proceedings threatened by any governmental agency, which, if adversely determined, would have a material adverse effect upon the Servicer's or the Special Servicer's ability to perform its obligations under any Operative Document;

         (c) The commencement of any proceedings of which it has knowledge or has received service of process by or against the Servicer or the Special Servicer under any applicable bankruptcy, reorganization, liquidation, insolvency or other similar law now or hereafter in effect or of any proceeding in which a receiver, liquidator, trustee or other similar official shall have been, or may be, appointed or requested for the Servicer or the Special Servicer; and

         (d) The receipt of notice from any agency or governmental body having authority over the conduct of the Servicer's or the Special Servicer's business that the Servicer or the Special Servicer is to cease and desist, or to undertake any practice, program, procedure or policy employed by the Servicer or the Special Servicer in the conduct of the business of any of them, and such cessation or undertaking will materially and adversely affect the conduct of the Servicer or the Special Servicer's business or its ability to perform under the Operative Documents or materially and adversely affect the financial affairs of the Servicer or the Special Servicer.

         Section 8.29 Servicer's Monthly Servicing Report; Aggregate Monthly Servicing Report; Reconciliation; Cooperation Procedures. (a) The Servicer and the Special Servicer with respect to the Mortgage Loans serviced by it shall deliver to the Master Servicer, and, upon request, to the Seller not later than the Servicing Report Delivery Date, a Servicer's Monthly Servicing Report (in an electronic format and hard copy format reasonably agreeable to both such Servicer and the Master Servicer) containing all information necessary for the Master Servicer to make such calculations and provide such reports as may be required under this Agreement, including all loan level information necessary to determine the following:

                (i) (A) scheduled interest due (net of the Servicing Fee); (B) Compensating Interest paid; (C) scheduled principal due; (D) Prepayments; (E) Loan Balance of Mortgage Loans repurchased; (F) Substitution Amounts; and (G) Net Liquidation Proceeds (related to principal);

               (ii) The Servicing Fee withheld by the Servicer or the Special Servicer;

              (iii) The principal and interest payments remitted by the Servicer or the Special Servicer to its Principal and Interest Account(s);

               (iv) The scheduled principal and interest payments on the Mortgage Loans that were not made by the related Mortgagors as of the last day of the related Remittance Period;

                (v) The number and aggregate Loan Balances (computed in accordance with the terms of the Mortgage Loans) and the percentage of the total number of Mortgage Loans and of the Loan Balance which they represent of Delinquent Mortgage Loans, if any, (1) 30 to 59 days, (2) 60 to 89 days and (3) 90 days or more, respectively, as of the last day of the prior Collection Period;

               (vi) The number and aggregate Loan Balances of Mortgage Loans, if any, in foreclosure and the number and unpaid principal balance of any REO Properties as of the last day of the related Collection Period;



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              (vii) The loan numbers and Loan Balances (immediately prior to being classified as Liquidated Mortgage Loans) of Liquidated Mortgage Loans as of the last day of the related Collection Period;

             (viii) Liquidation Proceeds received during the related Remittance Period;

               (ix) The amount of any Liquidation Expenses being deducted from Liquidation Proceeds or otherwise being charged to the Principal and Interest Account(s) with respect to such Monthly Remittance Date;

                (x) Liquidation Expenses incurred during the related Remittance Period which are not being deducted from Liquidation Proceeds or otherwise being charged to the Principal and Interest Account with respect to such Monthly Remittance Date;

               (xi) Net Liquidation Proceeds as of the last day of the related Remittance Period;

              (xii) The scheduled principal balance of each Mortgage Loan as of the first day of the related Remittance Period and the date through which interest has been paid as of the last day of the related Remittance Period;

             (xiii) The number and aggregate Loan Balances and Loan Purchase Prices of Mortgage Loans required to be repurchased by each Originator as of the related Subsequent Cut-Off Date;

              (xiv) The amount of any Delinquency Advances made by the Servicer or the Special Servicer during the related Remittance Period and any unreimbursed Delinquency Advances as of such Monthly Remittance Date;

               (xv) The weighted average Coupon Rates of the Mortgage Loans;

              (xvi) Any additional information reasonably requested by the Trustee;

             (xvii) The number and aggregate Loan Balances of Mortgage Loans, if any, currently in bankruptcy proceedings as of the last day of the related Remittance Period and any Preference Amounts to the extent the Servicer or the Special Servicer has knowledge thereof; and

            (xviii) The amount of unreimbursed Servicing Advances.

In addition to the report described in this Section 8.29(a) to be provided by the Servicer or the Special Servicer, information as the Master Servicer and the Servicer or the Special Servicer may agree upon shall be provided by such Servicer to the Master Servicer or such other party as may be requested by the Master Servicer or the Trustee by electronic transmission or hard copy.

         (b) Reserved.

         (c) The Servicer and the Special Servicer with respect to the Mortgage Loans in Group II each agrees that, in addition to the report described in
Section 8.29(a) hereof, it shall upon the reasonable request of the Master Servicer, prepare reports detailing the Mortgage Loans serviced by it by index and in the aggregate.

         (d) The Depositor shall deliver or cause to be delivered to the Master Servicer, the Guarantor and the Trustee on the Startup Day in hard copy and on electronic tape in a form acceptable to the Master Servicer and the Trustee (the "Tape") detailing the information required to be set forth on the Schedules of Mortgage Loans as of the close of business on the Cut-Off Date.

         (e) The Master Servicer shall review the Servicer's Monthly Servicing Reports against the information, as updated by the Master Servicer on the basis of the current and all previous Servicer's Monthly Servicing Reports received by the Master Servicer, and shall notify the Servicer or the Special Servicer, as the case may be, and the Seller of any material inconsistencies between the Servicer's Monthly Servicing Report and such information. The Servicer or the Special Servicer, as the case may be, shall cooperate with the Master Servicer to rectify such inconsistencies.



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         (f) In addition to notifying the Servicer or the Special Servicer of inconsistencies between the Servicer's Monthly Servicing Report and the Tape, at least three Business Days prior to each Monthly Remittance Date, the Master Servicer shall notify the Servicer or the Special Servicer of such party's portion of the Monthly Remittance Amount to be remitted on each Monthly Remittance Date broken out by interest and principal. To the extent the Master Servicer and the Servicer or the Special Servicer have not rectified inconsistencies prior to a Monthly Remittance Date and disagree as to the amount to be remitted by the Servicer or the Special Servicer, the Servicer or the Special Servicer shall defer to the Master Servicer's judgment; provided, however, if the Master Servicer's calculations prove to be incorrect and the Servicer or the Special Servicer has overadvanced, the Servicer or the Special Servicer may withdraw any such overadvanced amount from the Principal and Interest Account pursuant to Section 8.08(d)(c).

         (g) Not later than the Reporting Date, the Master Servicer, based on the reconciled Servicer's Monthly Servicing Reports, shall provide to the Trustee the Aggregate Monthly Servicing Report (which report shall be in a format reasonably agreeable to the Master Servicer and the Trustee). The Aggregate Monthly Servicing Report shall contain the information set out in
Section 8.29(a)(i)-(xviii), both individually for the Servicer and the Special Servicer and on an aggregate basis.

         (h) Within 45 days after each Remittance Period, the Servicer and the Special Servicer agree to provide the Master Servicer with a reconciliation of such Servicer's or Special Servicer's Principal and Interest Account for such Remittance Period including a test of the expected principal and interest balance.

         (i) Subject to Section 7.09(c), the Master Servicer, the Seller, the Servicer, the Special Servicer and the Trustee covenant to provide each other with all data and information required to be provided by them hereunder at the times required hereunder, and additionally covenant reasonably to cooperate with each other in providing any additional information required to be obtained by any of them in connection with their respective duties hereunder.

         Section 8.30 Indemnification by the Servicer and the Special Servicer. The Servicer and the Special Servicer agrees to indemnify and hold the Trustee, the Master Servicer, the Guarantor, the Seller and the Depositor and their employees, officers, directors and agents harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that the Seller, the Master Servicer, the Guarantor, the Depositor and the Trustee and their employees, officers, directors and agents may sustain in any way caused by or arising directly out of the negligent failure of the Servicer or the Special Servicer, or any Subservicer appointed by it, to perform its duties and service the Mortgage Loans in compliance with the terms of this Agreement and which, in the case of the Seller, the Master Servicer or the Depositor, materially and adversely affects such party. The Servicer or the Special Servicer shall immediately notify the Trustee, the Master Servicer, the Seller, the Guarantor, the Depositor and the Rating Agencies if a claim is made by a third party with respect to this Agreement, and the Servicer or the Special Servicer may assume (with the consent of the Trustee) the defense of any such claim and pay all expenses in connection therewith, including reasonable counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against the Seller, the Master Servicer, the Guarantor, the Trustee and the Depositor and their employees, officers, directors and agents. The Trustee shall reimburse the Servicer or the Special Servicer from amounts in the related Principal and Interest Account for all amounts advanced by it pursuant to the preceding sentence except when the claim relates directly to the failure of the Servicer or the Special Servicer to service and administer the Mortgage Loans in compliance with the terms of this Agreement.

         Section 8.31 Servicing Standard. The Servicer, the Special Servicer and the Master Servicer shall perform its servicing functions with respect to the Mortgage Loans in the best interests of and for the benefit of the Owners subject to the terms hereof.

         Section 8.32 No Solicitation. The Servicer and the Special Servicer agree that it will not take any action or permit or cause any action to be taken by any of its agents and Affiliates, or by any independent contractors or independent mortgage brokerage companies on the Servicer's or the Special Servicer's behalf, to personally, by telephone or mail, solicit the borrower or Mortgagor under any Mortgage Loan for any purpose whatsoever, including to refinance a Mortgage Loan. Notwithstanding the foregoing, it is understood and agreed that promotions undertaken by the Servicer or the Special Servicer or any Affiliate thereof which are directed to the general public at large, including, without limitation, mass mailing based on commercially acquired mailing lists, newspaper, radio and television advertisements shall not constitute solicitation under this paragraph, nor is the Servicer or the Special Servicer prohibited from responding to unsolicited requests or inquiries made by a Mortgagor or an agent of a Mortgagor; provided further, that the Servicer or the Special Servicer may solicit any Mortgagor (i) for whom the Servicer or the



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Special Servicer has received a request for verification of mortgage from an originator of mortgage loan products similar to the Mortgage Loans that indicates that such Mortgagor intends to refinance his or her Mortgage Loan and
(ii) otherwise in accordance with the Seller's policy, if such policy is delivered to the Servicer or the Special Servicer in writing. It is understood and agreed that all rights and benefits relating to the solicitation of any Mortgagors and the attendant rights, title and interest in and to the list of Mortgagors and data relating to their Mortgages shall be retained by Seller.


         Section 8.33 Powers and Duties of the Master Servicer. (a) The Master Servicer undertakes to perform such duties and only such duties as are specifically set forth in this agreement.

         (b) The Master Servicer shall have no duty to conduct any affirmative investigation other than as specifically set forth in this Agreement as to the occurrence of any condition requiring the repurchase or substitution of any Mortgage Loan pursuant to this Agreement or the eligibility of any Mortgage Loan for purposes of this Agreement.

         (c) No provision of this Agreement shall be construed to relieve the Master Servicer from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

                  (i) The duties and obligations of the Master Servicer shall be determined solely by the express provisions of this Agreement, the Master Servicer shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Master Servicer and, in absence of bad faith on the part of the Master Servicer, the Master Servicer may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Master Servicer and conforming to the requirements of this Agreement;

                  (ii) The Master Servicer shall not be liable for an error of judgment made in good faith by an Authorized Officer or other officers of the Master Servicer, unless it shall be proved that the Master Servicer was negligent in ascertaining the pertinent facts; and

                  (iii) Subject to the other provisions of this Agreement and without limiting the generality of this Section 8.33, the Master Servicer shall have no duty (A) to see to any recording, filing or depositing of this Agreement or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest or to see to the maintenance of any such recording or filing or depositing or to any rerecording, refiling or redepositing of any thereof, (B) to see to any insurance or (C) to see to the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Trust Estate.

         (d) The right of the Master Servicer to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Master Servicer shall not be answerable for other than its negligence or willful misconduct in the performance of such act, and the delivery hereunder to the Master Servicer of any notice, document or report shall not give rise to an affirmative obligation on the part of the Master Servicer to take any action with respect thereto, except as otherwise expressly provided herein.

         (e) The Master Servicer makes no representations as to the validity or sufficiency of this Agreement or of the Certificates or of any Mortgage Loan or related document. The Master Servicer shall not be accountable for the use or application by the Seller or the Depositor of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Servicers in respect of the Mortgage Loans or deposited in or withdrawn from the Principal and Interest Account by the Servicer.

         Section 8.34 Liability of the Master Servicer. The Master Servicer shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Master Servicer herein. Neither the Master Servicer nor any of the directors, officers, employees or agents of the Master Servicer shall be under any liability to the Seller, the Depositor, the Servicer, the Special Servicer or any Owner for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement or for errors in judgment except as required hereunder; provided, however, that this provision shall not protect the Master Servicer, its directors, officers,




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employees or agents or any such Person against any liability which would otherwise be imposed by reason of negligent action, negligent failure to act, willful misconduct in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. Except as expressly provided herein, the Master Servicer shall not be liable for the performance of the Servicer or the Special Servicers. The Master Servicer and any director, officer, employee or agent of the Master Servicer may rely and shall be protected in acting or refraining from acting in good faith on any certificate, notice or other document of any kind prima facie properly executed and submitted by the Authorized Officer of any Person respecting any matters arising hereunder.

         Section 8.35 Master Servicer Not to Resign. (a) The Master Servicer shall not resign from the obligations and duties hereby imposed on it under this Agreement except upon a determination that the performance of its duties under this Agreement shall no longer be permissible under applicable law.

         (b) Notice of any such determination permitting the resignation of the Master Servicer shall be communicated to the Trustee, the Guarantor, the Servicer and the Special Servicer promptly (and, if such communication is not in writing, shall be promptly confirmed in writing), and any such determination shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee.

         (c) In the event that the Master Servicer is permitted to resign pursuant to Section 8.35(b) hereof (or if the Master Servicer is otherwise unable to continue as Master Servicer), the Trustee shall automatically become Master Servicer hereunder.

         Section 8.36 Indemnification by Master Servicer. The Master Servicer hereby agrees to, and does hereby indemnify and hold harmless the Servicer, the Special Servicer, the Guarantor and the Trustee and each of its respective directors, officers, employees and agents, and their respective successors and assigns, as applicable, from and against any and all losses, liabilities, claims, charges, damages, fines, penalties, judgments, actions, suits, costs and expenses of any kind or nature (including reasonable attorneys' fees and expenses and reasonable fees and expenses of experts) imposed on, incurred by, or asserted against the Servicer and the Special Servicer, the Guarantor or the Trustee or any of its directors, officers, employees, agents, or any of their respective successors or assigns, in any way related to or arising out of the performance of the Master Servicer of its obligations under this Agreement.


         Section 8.37 Appointment of Special Servicer. Notwithstanding the provisions of Section 8.20 regarding the removal of the Special Servicer as a result of an event of servicer termination or Section 8.21 regarding the resignation of the Special Servicer, Owners representing greater than 50% of the Percentage Interests of the Class R Certificates, with the consent of the Guarantor, at any time shall be entitled to remove the Special Servicer with or without cause and to appoint a successor Special Servicer, provided that each Rating Agency confirms to the Trustee in writing that such appointment, in and of itself, would not have caused a downgrade, qualification or withdrawal of the then current ratings assigned to any Class of Offered Certificates. In such event the successor Special Servicer and the Owners of the Class R Certificates shall mutually agree on the compensation of the successor Special Servicer.


         Section 8.38 Transfer of Servicing Between Servicer and Special Servicer. Upon determining that any Mortgage Loan has become a Specially Serviced Mortgage Loan, the Servicer shall immediately give notice thereof, together with a copy of the related File, to the Special Servicer and shall use its best efforts to provide the Special Servicer with all information, documents (but excluding the original documents constituting the File) and records (including records stored electronically on computer tapes, magnetic disks and the like) relating to the Mortgage Loan and reasonably requested by the Special Servicer to enable it to assume its duties hereunder with respect thereto. The Servicer shall use its best efforts to comply with the preceding sentence within five Business Days of the date such Mortgage Loan became a Specially Serviced Mortgage Loan and in any event shall continue to act as Servicer and administrator of such Mortgage Loan until the Special Servicer has commenced the servicing of such Mortgage Loan, which shall occur upon the receipt by the Special Servicer of the information, documents and records referred to in the preceding sentence. With respect to each Mortgage Loan that becomes a Specially Serviced Mortgage Loan, the Servicer shall instruct the related Mortgagor to continue to remit all payments in respect of such Mortgage Loan to the Servicer.

                               END OF ARTICLE VIII



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                                   ARTICLE IX

                              TERMINATION OF TRUST

         Section 9.01 Termination of Trust.

         The Trust created hereunder and all obligations created by this Agreement will terminate upon the payment to the Owners of all Certificates of all amounts held by the Trustee and required to be paid to such Owners pursuant to this Agreement upon the later to occur of (a) the final payment or other liquidation (or any advance made with respect thereto) of the last Mortgage Loan in the Trust Estate, (b) the disposition of all property acquired in respect of any Mortgage Loan remaining in the Trust Estate and (c) at any time when a Qualified Liquidation of both Mortgage Loan Groups included within the REMIC Estate is effected as described below. To effect a termination of this Agreement pursuant to clause (c), the Owners of all Certificates then Outstanding shall
(i) unanimously direct the Trustee on behalf of the Upper-Tier REMIC and the Lower-Tier REMIC to adopt a plan of complete liquidation for each of the Mortgage Loan Groups, as contemplated by Section 860F(a)(4) of the Code and (ii) provide to the Trustee an opinion of counsel experienced in federal income tax matters acceptable to the Trustee to the effect that each such liquidation constitutes a Qualified Liquidation, and the Trustee either shall sell the Mortgage Loans and distribute the proceeds of the liquidation of the Trust Estate, or shall distribute equitably in kind all of the assets of the Trust Estate to the remaining Owners of the Certificates each in accordance with such plan, so that the liquidation or distribution of the Trust Estate, the distribution of any proceeds of the liquidation and the termination of this Agreement occur no later than the close of the 90th day after the date of adoption of the plan of liquidation and such liquidation qualifies as a Qualified Liquidation. In no event, however, will the Trust created by this Agreement continue beyond the expiration of twenty-one (21) years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of Saint James's, living on the date hereof. The Trustee shall give written notice of termination of the Agreement to each Owner in the manner set forth in Section 11.05.

         Section 9.02 Auction Termination; Servicer Termination.

         (a) Within 90 days after the Auction Sale Bid Date, the Trustee will notify the investment banking or whole-loan trading firm selected by the Owners of the majority of the Class R Certificates (such investment bank or trading firm, the "Advisor") who will solicit on behalf of the Trustee competitive bids for the purchase of all of the Mortgage Loans then remaining in the Trust Estate for fair market value (such bidders may include the Owners of the Class R Certificates). Such solicitation shall be conducted substantially in the manner described in Exhibit M hereto. In the event that satisfactory bids are received as described below, the proceeds of the sale of such assets shall be deposited into the Certificate Account. The Trustee will ask the Advisor to solicit, on behalf of the Trustee, good-faith bids from no fewer than two prospective purchasers that are considered at the time to be competitive participants in the home equity market. The Advisor will consult with any securities brokerage houses as then making a market in the Offered Certificates to obtain a determination as to whether the fair market value of such assets has been offered.

                  If the highest good-faith bid received by the Advisor from a qualified bidder is, in the judgment of the Advisor, not less than the fair market value of the Mortgage Loans and if such bid would equal or exceed the amount set forth in the following sentence, the Trustee, following consultation with and written direction from the Advisor, will sell and assign the Mortgage Loans without representation, warranty or recourse to such highest bidder and will redeem the Certificates. For the Trustee to consummate the sale, the bid must be at least equal to the Termination Price set forth in Section 9.02(b) hereof as to both Mortgage Loan Groups. In addition, the bid must be in an amount sufficient to pay the fees and expenses of the Trustee owing hereunder. If such conditions are not met, the Trustee will, following consultation with the Advisor, decline to consummate such sale. In addition, the Trustee will decline to consummate such sale unless it receives from the Advisor a REMIC Opinion. In the event such sale is not consummated in accordance with the foregoing, the Trustee will not be under any obligation to solicit any further bids or otherwise to negotiate any further sale of the Mortgage Loans. In such event, however, if requested by the Owners of the Class R Certificates (and at the expense of the Owners of the Class R Certificates) the Trustee may solicit bids from time to time in the future for the purchase of the Mortgage Loans upon the same terms described above. The Trustee may consult with the Advisor and the advice of the Advisor shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder.



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         (b) On any Monthly Remittance Date on or after the Servicer Clean-Up
Call Date, the Servicer and the Special Servicer, collectively or individually, may determine to purchase and may cause the purchase from the Trust of all (but not fewer than all) Mortgage Loans in the Trust and all property theretofore acquired in respect of any Mortgage Loan by foreclosure, deed in lieu of foreclosure, or otherwise then remaining, at a price (such price the "Termination Price") equal to 100% of the aggregate Loan Balances of the Mortgage Loans (including any REO Property) as to both Mortgage Loan Groups as of the day of purchase minus amounts remitted from the Principal and Interest Account to the Certificate Account representing collections of principal on the related Mortgage Loans during the current Remittance Period, plus one month's interest on such amount computed at the weighted average Coupon Rate on all Mortgage Loans in the Trust, plus in all cases all accrued and unpaid Servicing Fees plus the aggregate amount of any unreimbursed Delinquency Advances and Servicing Advances and Delinquency Advances which the Servicer or the Special Servicer has theretofore failed to remit and any unreimbursed Guarantor Reimbursement Amounts. In connection with such purchase, the Servicer and the Special Servicer shall remit to the Trustee all amounts then on deposit in the Principal and Interest Account for deposit to the Certificate Account, which deposit shall be deemed to have occurred immediately preceding such purchase.

         (c) In the event that a purchase of the Mortgage Loans as provided in section (a) or (b) above has not occurred with respect to both Mortgage Loan Groups and the Servicer and the Special Servicer fail to exercise their option to purchase all of the Mortgage Loans in both Mortgage Loan Groups, the Owners of the Class R Certificates are required to purchase all of the Mortgage Loans in both Mortgage Loan Groups on the Monthly Remittance Date in September 2028 at the Termination Price.

         (d) In the event that an auction sale occurs pursuant to Section 9.02(a) or the Servicer and the Special Servicer purchase all Mortgage Loans and each REO Property remaining in the Trust pursuant to Section 9.02, the Owners of the Class R Certificates or the Servicer and the Special Servicer shall direct the Trustee to adopt and the Trustee shall adopt, as to the Lower-Tier REMIC and the Upper-Tier REMIC, a plan of complete liquidation as contemplated by Section 860F(a)(4) of the Code. Furthermore, the Trust Estate shall be terminated in accordance with the following additional requirements:

                  (i) The Trustee shall specify the first day in the 90-day liquidation period in a statement attached to the final Tax Return of the Lower-Tier REMIC and the Upper-Tier REMIC created hereunder pursuant to Treasury Regulation Section 1.860F-1 and shall satisfy all requirements of a qualified liquidation under Section 860F of the Code and any regulations thereunder,

                  (ii) During such 90-day liquidation period, and at or prior to the time of making the final payment on the Certificates, the Trustee shall sell all of the assets of the Trust Estate to the purchaser thereof for cash; and

                  (iii) At the time of the making of the final payment on the Certificates, the Trustee shall distribute or credit, or cause to be distributed or credited, to the Owners of the Class R Certificates or the Servicer and the Special Servicer all cash on hand in the Trust Estate (other than cash retained to meet claims), and the Trust Estate shall terminate at that time.

         (e) By their acceptance of the Certificates, the Owners thereof hereby authorize the Trustee to specify the first day in the 90-day liquidation period in a statement attached to the Trust Estate's final Tax Return, which shall be binding upon all successor Owners.

         (f) In connection with any such purchase, such Owners of the Class R Certificates or the Servicer and the Special Servicer shall provide to the Trustee and the Guarantor an opinion of counsel experienced in federal income tax matters at the expense of such party and acceptable to the Trustee to the effect that such purchase and liquidation constitutes a Qualified Liquidation of the Lower-Tier REMIC and the Upper-Tier REMIC.

         (g) Promptly following any purchase or sale described in this Section 9.02, the Trustee will release the Files to the Owners of the Class R Certificates or otherwise upon their order or to the Servicer and the Special Servicer, if applicable, in accordance with Section 8.14 hereof. Upon such release, the servicing of the Mortgage Loans shall remain with the Servicer and the Special Servicer, subject to the servicing provisions provided for herein.



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         Section 9.03 Termination Upon Loss of REMIC Status.

         (a) Following a final determination by the Internal Revenue Service or by a court of competent jurisdiction, in either case from which no appeal is taken within the permitted time for such appeal, or if any appeal is taken, following a final determination of such appeal from which no further appeal can be taken, to the effect that either the Lower-Tier REMIC or the Upper-Tier REMIC Estate does not and will no longer qualify as a REMIC pursuant to Section 860D of the Code (the "Final Determination"), at any time on or after the date which is 30 calendar days following such Final Determination the Owners of a majority in Percentage Interests represented by the Offered Certificates related to either Mortgage Loan Group then Outstanding may direct the Trustee on behalf of the Trust to adopt a plan of complete liquidation, as contemplated by Section 860F(a)(4) of the Code.

         The Trustee shall notify the Servicer, the Special Servicer and the Owners of the Class R Certificates of such election to liquidate or such determination to purchase, as the case may be (the "Termination Notice"). The Owners of a majority of the Class R Certificates may, within 60 days from the date of receipt of the Termination Notice (the "Purchase Option Period"), at their option, purchase from the Trust all (but not fewer than all) Mortgage Loans and all property theretofore acquired by foreclosure, deed in lieu of foreclosure, or otherwise in respect of any Mortgage Loan then remaining in the Trust Estate at a purchase price equal to the Termination Price. If the Owners of a majority of the Class R Certificates have not exercised the option described in the immediately preceding paragraph, then upon the expiration of the Purchase Option Period the Trustee shall sell the Mortgage Loans and reimburse the Servicer and the Special Servicer for unreimbursed (including nonrecoverable) Delinquency Advances, Servicing Advances and Servicing Fees and distribute the remaining proceeds of the liquidation of the Trust Estate, each in accordance with the plan of complete liquidation, such that, if so directed, the liquidation of the Trust Estate, the distribution of the proceeds of the liquidation and the termination of this Agreement occur no later than the close of the 60th day, or such later day as the Owners of the Offered Certificates shall permit or direct in writing, after the expiration of the Purchase Option Period. In connection with such purchase, the Servicer and the Special Servicer shall remit to the Trustee all amounts then on deposit in the Principal and Interest Account for deposit to the Certificate Account, which deposit shall be deemed to have occurred immediately preceding such purchase.

         (b) Following a Final Determination, the Owners of a majority of the Class R Certificates then Outstanding may, at their option and upon delivery to the Trustee of an Opinion of Counsel experienced in federal income tax matters acceptable to the Trustee selected by such Owners of the Class R Certificates which opinion shall be reasonably satisfactory in form and substance to the Trustee, the Guarantor and the Seller to the effect that the effect of the Final Determination is to increase substantially the probability that the gross income of the Trust will be subject to federal taxation, purchase from the Trust all (but not fewer than all) Mortgage Loans and REO Properties at a purchase price equal to the Termination Price.

         (c) In connection with any purchase pursuant to this Section 9.03, the Trustee shall adopt a plan of complete liquidation as contemplated by Section 860F(a)(4) of the Code and shall provide to the Trustee an Opinion of Counsel experienced in federal income tax matters to the effect that such purchase constitutes a Qualified Liquidation.

         Section 9.04 Disposition of Proceeds.

         The Trustee shall, upon receipt thereof, deposit the proceeds of any liquidation of the Trust Estate pursuant to this Article IX to the Certificate Account for application as provided in Section 7.03 hereof; provided, however, that any amounts representing unreimbursed Guarantor Reimbursement Amounts and unrecovered Delinquency Advances and Servicing Advances which a Servicer determined to be nonrecoverable and unreimbursed Delinquency Advances and Servicing Advances and Servicing Fees theretofore funded by the Servicer or the Special Servicer from the Servicer's or the Special Servicer's own funds shall be paid by the Trustee to theGuarantor or the Servicer or the Special Servicer, as applicable, from the proceeds of the Trust Estate.


                                END OF ARTICLE IX



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                                    ARTICLE X

                                   THE TRUSTEE

         Section 10.01 Certain Duties and Responsibilities.

         (a) The Trustee (i) (A) undertakes to perform such duties and only such duties as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Trustee and (B) shall serve as the Trustee at all times under this Agreement, and (ii) in the absence of bad faith on its part, may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished pursuant to and conforming to the requirements of this Agreement; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Agreement.

         (b) Notwithstanding the appointment of the Servicer and the Special Servicer hereunder, the Trustee is hereby empowered to perform the duties of the Servicer and the Special Servicer it being expressly understood, however, that the foregoing describes a power and not an obligation of the Trustee, and that all parties hereto agree that, prior to any termination of the Servicer and the Special Servicer, the Servicer and the Special Servicer and, thereafter, the Trustee or any other successor servicer shall perform such duties. Specifically, and not in limitation of the foregoing, the Trustee shall upon termination or resignation of the Servicer and the Special Servicer, and pending the appointment of any other Person as successor Servicer or successor Special Servicer have the power and duty during its performance as successor Servicer or successor Special Servicer:

          (i)     to collect Mortgagor payments;

         (ii)     to foreclose on defaulted Mortgage Loans;

        (iii) to enforce due-on-sale clauses and to enter into assumption and substitution agreements as permitted by Section 8.12 hereof;

         (iv)     to deliver instruments of satisfaction pursuant to Section
                  8.14;

          (v)     to enforce the Mortgage Loans; and

         (vi) to make Delinquency Advances and Servicing Advances and to pay Compensating Interest (and to be reimbursed therefor as provided herein).

         (c) No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

          (i) this subsection shall not be construed to limit the effect of subsection (a) of this Section;

         (ii) the Trustee shall not be personally liable for any error of judgment made in good faith by an Authorized Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

        (iii) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Owners of a majority in Percentage Interest of the Certificates of the affected Class or Classes relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement relating to such Certificates.

         (d) Whether or not therein expressly so provided, every provision of this Agreement relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.



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

         (e) No provision of this Agreement shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. None of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Servicers under this Agreement, except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Servicer and the Special Servicer in accordance with the terms of this Agreement.

         (f) The permissive right of the Trustee to take actions enumerated in this Agreement shall not be construed as a duty and the Trustee shall not be answerable for other than its own negligence or willful misconduct.

         (g) The Trustee shall be under no obligation to institute any suit, or to take any remedial proceeding under this Agreement, or to take any steps in the execution of the trusts hereby created or in the enforcement of any rights and powers hereunder until it shall be indemnified to its satisfaction against any and all costs and expenses, outlays and counsel fees and other reasonable disbursements and against all liability, except liability which is adjudicated to have resulted from its negligence or willful misconduct, in connection with any action so taken.

         (h) None of the Servicer, the Special Servicer, the Master Servicer, the Seller and the Trustee knowingly shall take any action (other than any action expressly required by this Agreement) that would cause the Class A-7 Certificates, the Class A-8 Certificates or the Class M-1A Certificates to fail to qualify as "mortgage related securities" within the meaning of the Securities Exchange Act of 1934, as amended.

         Section 10.02 Removal of Trustee for Cause.

         (a) The Trustee may be removed pursuant to paragraph (b) hereof upon the occurrence of any of the following events (whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                   (1) the Trustee shall fail to distribute to the Owners entitled hereto on any Payment Date amounts available for distribution in accordance with the terms hereof (provided, however, that any such failure which is due to circumstances beyond the control of the Trustee shall not be a cause for removal hereunder); or

                   (2) the Trustee shall fail in the performance of, or breach, any material covenant or agreement of the Trustee in this Agreement, or if any representation or warranty of the Trustee made in this Agreement or in any certificate or other writing delivered pursuant hereto or in connection herewith shall prove to be incorrect in any material respect as of the time when the same shall have been made, and such failure or breach shall continue or not be cured for a period of 30 days after there shall have been given, by registered or certified mail, to the Trustee by the Seller or by the Owners of at least 25% of the aggregate Percentage Interests in the Trust Estate represented by the Offered Certificates then Outstanding, or, if there are no Offered Certificates then Outstanding, by such Percentage Interests represented by the Class R Certificates, a written notice specifying such failure or breach and requiring it to be remedied; or

                   (3) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Trustee, and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

                   (4) a conservator or receiver or liquidator or sequestrator or custodian of the property of the Trustee is appointed in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Trustee or relating to all or substantially all of its property; or

                   (5) the Trustee shall become insolvent (however insolvency is evidenced), generally fail to pay its debts as they come due, file or consent to the filing of a petition to take advantage of any applicable insolvency




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

         or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take corporate action for the purpose of any of the foregoing; or

                   (6) the Trustee shall fail to meet the eligibility requirements set forth in Section 10.08 herein.

         The Depositor shall give to the Guarantor and the Rating Agencies notice of the occurrence of any such event of which the Depositor is aware.

         (b) If any event described in Paragraph (a) occurs and is continuing, then and in every such case the Depositor or the Owners of a majority of the Percentage Interests represented by the Offered Certificates then Outstanding related to either Mortgage Loan Group or if there are no Offered Certificates then Outstanding by a majority of the Class R Certificates, may, whether or not the Trustee resigns pursuant to Section 10.09(b), immediately, concurrently with the giving of notice to the Trustee, and without delaying the 30 days required for notice therein, appoint a successor Trustee pursuant to the terms of Section 10.09.

         (c) Neither the Servicer nor the Special Servicer shall be liable for any costs relating to the removal of the Trustee or the appointment of a new Trustee.

         Section 10.03 Certain Rights of the Trustee.

         Except as otherwise provided in Section 10.01 hereof:

         (a) the Trustee may request and rely upon and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, note or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

         (b) any request or direction of the Depositor, the Seller, the Servicer, the Special Servicer, the Master Servicer or the Owners of any Class of Certificates mentioned herein shall, at the request of the Trustee, be in writing;

         (c) whenever in the administration of this Agreement the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting to take any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, request and rely upon an Officer's Certificate;

         (d) the Trustee may consult with counsel, and the written advice of such counsel (selected in good faith by the Trustee) shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reasonable reliance thereon;

         (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement at the request or direction of any of the Owners pursuant to this Agreement, unless such Owners shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

         (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, note or other paper or document, but the Trustee in its discretion may make such further inquiry or investigation into such facts or matters as it may see fit;

         (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys or custodian;

         (h) the Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within the discretion or the rights or powers conferred upon it under this Agreement other than as to validity and sufficiency of its authentication of the Certificates;




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         (i) the right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of such act;

         (j) pursuant to the terms of this Agreement, the Servicer, the Special Servicer and the Master Servicer are required to furnish to the Trustee from time to time certain information and make various calculations which are relevant to the performance of the Trustee's duties under the Agreement. The Trustee shall be entitled to rely in good faith on any such information and calculations in the performance of its duties hereunder, (i) unless and until an Authorized Officer of the Trustee has actual knowledge, or is advised by any Owner of a Certificate or any other party hereto (either in writing or orally with prompt written or telecopies confirmation), that such information or calculations is or are incorrect, or (ii) unless there is a manifest error in any such information; and

         (k) the Trustee shall not be required to give any bond or surety in respect of the execution of the Trust Estate created hereby or the powers granted hereunder.

         (l) the Trustee shall not be charged with knowledge of any failure by the Depositor, the Seller, the Master Servicer, the Special Servicer or the Servicer to comply with any of its obligations hereunder or any breach of any representation or warranty hereunder unless an Authorized Officer of the Trustee obtains actual knowledge of such failure or breach or the Trustee receives written notice of such failure or breach.

         Section 10.04 Not Responsible for Recitals or Issuance of Certificates.

         The recitals and representations contained herein and in the Certificates, except any such recitals and representations relating to the Trustee, shall be taken as the statements of the Depositor and the Trustee assumes no responsibility for their correctness. The Trustee makes no representation as to the validity or sufficiency of this Agreement, of the Certificates, or any Mortgage Loan or document related thereto other than as to validity and sufficiency of its authentication of the Certificates. The Trustee shall not be accountable for the use or application by the Depositor of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor, the Seller, the Master Servicer, the Special Servicer or the Servicer in respect of the Mortgage Loans or deposited into or withdrawn from the Principal and Interest Account or the Certificate Account by the Depositor, the Servicer, the Special Servicer, the Master Servicer or the Seller, and shall have no responsibility for filing any financing or continuation statement in any public office at any time or otherwise to perfect or maintain the perfection of any security interest or lien or to prepare or file any tax returns (except as provided in Section 11.16) or Securities and Exchange Commission filings for the Trust or to record this Agreement. The Trustee shall not be required to take notice or be deemed to have notice or knowledge of any default unless an Authorized Officer of the Trustee shall have received written notice thereof or an Authorized Officer has actual knowledge thereof. In the absence of receipt of such notice, the Trustee may conclusively assume that no default has occurred.

         Section 10.05 May Hold Certificates.

         The Trustee, any Paying Agent, Registrar or any other agent of the Trust, in its individual or any other capacity, may become an Owner or pledgee of Certificates and may otherwise deal with the Trust with the same rights it would have if it were not Trustee, any Paying Agent, Registrar or such other agent.

         Section 10.06 Money Held in Trust.

         Money held by the Trustee in trust hereunder need not be segregated from other trust funds except to the extent required herein or required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Seller and except to the extent of income or other gain on investments which are deposits in or certificates of deposit of the Trustee in its commercial capacity.

         Section 10.07 Compensation and Reimbursement; No Lien for Fees.

         The Trustee shall receive compensation for fees and reimbursement for expenses pursuant to Section 2.05, Section 7.03(c)(i) and (d)(i) and Section
7.05 hereof. The Trustee shall have no lien on the Trust Estate for the payment of such fees and expenses.




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         Section 10.08 Corporate Trustee Required; Eligibility.

         There shall at all times be a Trustee hereunder which shall be a corporation or association organized and doing business under the laws of the United States of America or of any State authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 subject to supervision or examination by the United States of America and having a deposit rating of at least A2 by Moody's and, if rated by Fitch, having a rating of at least A- from Fitch (or such lower rating as may be acceptable to Fitch). If such Trustee publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall, upon the request of the Seller resign immediately in the manner and with the effect hereinafter specified in this Article X.

         Section 10.09 Resignation and Removal; Appointment of Successor.

         (a) No resignation or removal of the Trustee and no appointment of a successor trustee pursuant to this Article X shall become effective until the acceptance of appointment by the successor trustee under Section 10.10 hereof.

         (b) The Trustee, or any trustee or trustees hereafter appointed, may resign at any time by giving written notice of resignation to the Depositor and by mailing notice of resignation by first-class mail, postage prepaid, to the Owners at their addresses appearing on the Register; provided, that the Trustee may not resign solely for the failure to receive the Trustee Fee. A copy of such notice shall be sent by the resigning Trustee to the Guarantor and the Rating Agencies. Upon receiving notice of resignation, the Depositor shall promptly appoint a successor trustee or trustees by written instrument, in duplicate, executed on behalf of the Trust by an Authorized Officer of the Depositor, one copy of which instrument shall be delivered to the Trustee so resigning and one copy to the successor trustee or trustees. If no successor trustee shall have been appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee, or any Owner may, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and appropriate, appoint a successor trustee.

         (c) If at any time the Trustee shall cease to be eligible under Section
10.08 hereof and shall fail to resign after written request therefor by the Depositor, the Depositor may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed on behalf of the Trust by an Authorized Officer of the Depositor, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee.

         (d) The Owners of a majority of the Percentage Interests represented by the Offered Certificates related to either Mortgage Loan Group or, if there are no Offered Certificates then Outstanding, by a majority of the Class R Certificates, may at any time remove the Trustee and appoint a successor trustee by delivering to the Trustee to be removed, to the successor trustee so appointed, to the Depositor and to the Servicer, copies of the record of the act taken by the Owners, as provided for in Section 11.03.

         (e) If the Trustee fails to perform its duties in accordance with the terms of this Agreement, or becomes ineligible pursuant to Section 10.08 to serve as Trustee, the Seller may remove the Trustee and appoint a successor trustee by written instrument, in triplicate, signed by the Seller duly authorized, one complete set of which instruments shall be delivered to the Depositor, one complete set to the Trustee so removed and one complete set to the successor Trustee so appointed.

         (f) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of the Trustee for any cause, the Seller, with the consent of the Guarantor, shall promptly appoint a successor trustee. If within one year after such resignation, removal or incapability or the occurrence of such vacancy, a successor trustee shall be appointed by act of the Seller or the Owners of a majority of the Percentage Interests represented by the Offered Certificates then Outstanding, the successor trustee so appointed shall forthwith upon its acceptance of such appointment become the successor trustee and supersede the successor trustee appointed by the Depositor. If no successor trustee shall have been so appointed by the Depositor or the Owners and shall have accepted appointment in the manner hereinafter provided, any Owner may, on behalf of himself and all others similarly situated, petition any




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court of competent jurisdiction for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

         (g) The Depositor shall give notice of any removal of the Trustee by mailing notice of such event by first-class mail, postage prepaid, to the Rating Agencies, the Master Servicer, the Special Servicer, the Guarantor and the Servicer and to the Owners as their names and addresses appear in the Register. Each notice shall include the name of the successor Trustee and the address of its corporate trust office.

         Section 10.10 Acceptance of Appointment by Successor Trustee.

         Every successor trustee appointed hereunder shall execute, acknowledge and deliver to the Depositor on behalf of the Trust and to its predecessor Trustee an instrument accepting such appointment hereunder and stating its eligibility to serve as Trustee hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts, duties and obligations of its predecessor hereunder; but, on request of the Depositor or the successor Trustee, such predecessor Trustee shall, upon payment of its charges then unpaid, execute and deliver an instrument transferring to such successor trustee all of the rights, powers and trusts of the Trustee so ceasing to act, and shall duly assign, transfer and deliver to such successor trustee all property and money held by such Trustee so ceasing to act hereunder. Upon request of any such successor trustee, the Depositor on behalf of the Trust shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor trustee all such rights, powers and trusts.

         Upon acceptance of appointment by a successor Trustee as provided in this Section, the Depositor shall mail notice thereof by first-class mail, postage prepaid, to the Owners at their last addresses appearing upon the Register. The Depositor shall send a copy of such notice to the Rating Agencies. If the Depositor fails to mail such notice within ten days after acceptance of appointment by the successor Trustee, the successor trustee shall cause such notice to be mailed at the expense of the Trust.

         No successor trustee shall accept its appointment unless at the time of such acceptance such successor shall be qualified and eligible under this
Article X.

         Section 10.11 Merger, Conversion, Consolidation or Succession to
                       Business of the Trustee.

         Any corporation or association into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation or association resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or association succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, however, that such corporation or association shall be otherwise qualified and eligible under this Article X. In case any Certificates have been executed, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such Trustee may adopt such execution and deliver the Certificates so executed with the same effect as if such successor Trustee had itself executed such Certificates.

         Section 10.12 Reporting; Withholding.

         (a) The Trustee shall timely provide to the Owners the Internal Revenue Service's Form 1099 and any other statement required by applicable Treasury Regulations, and shall withhold, as required by applicable law, federal, state or local taxes, if any, applicable to distributions to the Owners, including but not limited to backup withholding under Section 3406 of the Code and the withholding tax on distributions to foreign investors under Sections 1441 and 1442 of the Code. The Trustee shall provide such other information as the Guarantor may reasonably request in such format as reasonably requested by the Guarantor and any other information as is required by the Code and regulations thereunder to be made available to Owners of the Guaranteed Certificates.

         (b) As required by law or upon request of the Tax Matters Person and except as otherwise specifically set forth in subsection (a) above, the Trustee shall timely file all reports required to be filed by the Trust with any federal, state or local governmental authority having jurisdiction over the Trust, including other reports that must be filed



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with the Owners. The Trustee shall, upon request of the Tax Matters Person, collect any forms or reports from the Owners determined by the Tax Matters Person to be required under applicable federal, state and local tax laws.

         (c) The Depositor covenants and agrees that it shall provide to the Trustee any information necessary to enable the Trustee to meet its obligations under subsections (a) and (b) above.

         (d) Except as otherwise provided, the Tax Matters Person shall have the responsibility for preparation of all returns, forms, reports and other documents referred to in this Section and the Tax Matters Person's responsibility shall be to execute such documents.

         Section 10.13 Liability of the Trustee.

         The Trustee shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Trustee herein. Neither the Trustee nor any of the directors, officers, employees or agents of the Trustee shall be under any liability on any Certificate or otherwise to the Certificate Account, the Depositor, the Seller, the Master Servicer, the Servicer, the Special Servicer, the Guarantor or any Owner for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement or for errors in judgment; provided, however, that this provision shall not protect the Trustee, its directors, officers, employees or agents or any such Person against any liability which would otherwise be imposed by reason of negligent action, negligent failure to act or willful misconduct in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. In addition, the Depositor, the Master Servicer and the Seller covenant and agree to indemnify the Trustee and its employees, officers, directors and agents in its capacity as Trustee and not as successor Servicer or successor Special Servicer (unless resulting from failure of the related predecessor Servicer or predecessor Special Servicer to perform in accordance with this Agreement), from, and hold it harmless against, any and all losses, liabilities, damages, claims or expenses (including legal fees and expenses) of whatsoever kind arising out of or in connection with the performance of the Trustee's duties hereunder other than those resulting from the negligence or bad faith of the Trustee, and the Depositor shall pay all amounts not otherwise paid pursuant to Sections 2.05 and 7.05 hereof. The Trustee and any director, officer, employee or agent of the Trustee may rely and shall be protected in acting or refraining from acting in good faith on any certificate, notice or other document of any kind prima facie properly executed and submitted by the Authorized Officer of any Person respecting any matters arising hereunder. The provisions of this Section 10.13 shall survive the termination of this Agreement, the resignation or removal of the Trustee hereunder and the payment of the outstanding Certificates.

         Section 10.14 Appointment of Co-Trustee or Separate Trustee .

         Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Estate or Property may at the time be located, the Depositor and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-Trustee or co-Trustees, jointly with the Trustee, of all or any part of the Trust Estate or separate Trustee or separate Trustees of any part of the Trust Estate, and to vest in such Person or Persons, in such capacity and for the benefit of the Owners, such title to the Trust Estate, or any part thereof, and, subject to the other provisions of this Section 10.14, such powers, duties, obligations, rights and trusts as the Depositor and the Trustee may consider necessary or desirable. If the Depositor shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, the Trustee alone shall have the power to make such appointment. No co-Trustee or separate Trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 10.08 and no notice to Owner of the appointment of any co-Trustee or separate Trustee shall be required under
Section 10.09.

         Every separate Trustee and co-Trustee shall, to the extent permitted, be appointed and act subject to the following provisions and conditions:

                   (i) All rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate Trustee or co-Trustee jointly (it being understood that such separate Trustee or co-Trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Servicer or the Special Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in



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         which event such rights, powers, duties and obligations (including the holding of title to the Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate Trustee or co-Trustee, but solely at the direction of the Trustee;

                   (ii) No co-Trustee hereunder shall be held personally liable by reason of any act or omission of any other co-Trustee hereunder; and

                   (iii) The Seller and the Trustee acting jointly may at any time accept the resignation of or remove any separate Trustee or co-Trustee.

         Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate Trustees and co-Trustees, as effectively as if given to each of them. Every instrument appointing any separate Trustee or co-Trustee shall refer to this Agreement and the conditions of this Section 10.14. Each separate Trustee and co-Trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Servicers.

         Any separate Trustee or co-Trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate Trustee or co-Trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor Trustee.

         Section 10.15 Appointment of Custodians.

         The Trustee may appoint one or more Custodians to hold all or a portion of the Trustee's Files as agent for the Trustee, by entering into a Custodial Agreement in the form of Exhibit L. Subject to this Article X, the Trustee agrees to comply with the terms of each Custodial Agreement and to enforce the terms and provisions thereof against the Custodian for the benefit of the Owners of the Certificates.

         Section 10.16 No Solicitation. The Trustee agrees that it will not take any action or permit or cause any action to be taken by any of its agents and Affiliates, or by any independent contractors or independent mortgage brokerage companies on the Trustee's behalf, to personally, by telephone or mail, solicit the borrower or Mortgagor under any Mortgage Loan for any purpose whatsoever, including to refinance a Mortgage Loan. Notwithstanding the foregoing, it is understood and agreed that promotions undertaken by the Trustee or any Affiliate thereof which are directed to the general public at large, including, without limitation, mass mailing based on commercially acquired mailing lists, newspaper, radio and television advertisements shall not constitute solicitation under this paragraph, nor is the Trustee prohibited from responding to unsolicited requests or inquiries made by a Mortgagor or an agent of a Mortgagor.

                                END OF ARTICLE X



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                                   ARTICLE XI

                                  MISCELLANEOUS

         Section 11.01 Compliance Certificates and Opinions.

         Upon any application or request by the Depositor, the Seller or the Owners to the Trustee to take any action under any provision of this Agreement, the Depositor, the Seller or the Owners, as the case may be, shall furnish to the Trustee a certificate stating that all conditions precedent, if any, provided for in this Agreement relating to the proposed action have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Agreement relating to such particular application or request, no additional certificate need be furnished.

         Except as otherwise specifically provided herein, each certificate or opinion with respect to compliance with a condition or covenant provided for in this Agreement (including one furnished pursuant to specific requirements of this Agreement relating to a particular application or request) shall include:

                   (a) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

                   (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; and

                   (c) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

         Section 11.02 Form of Documents Delivered to the Trustee.

         In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

         Any certificate or opinion of an Authorized Officer of the Trustee may be based, insofar as it relates to legal matters, upon an Opinion of Counsel, unless such Authorized Officer knows, or in the exercise of reasonable care should know, that the opinion with respect to the matters upon which his certificate or opinion is based is erroneous. Any such certificate or opinion of an Authorized Officer of the Trustee or any Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, one or more Authorized Officers of the Depositor, the Seller, the Special Servicer or the Servicer, stating that the information with respect to such factual matters is in the possession of the Depositor, the Seller or such Servicer, unless such Authorized Officer or counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous. Any Opinion of Counsel may also be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Authorized Officer of the Trustee, stating that the information with respect to such matters is in the possession of the Trustee, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous. Any Opinion of Counsel may be based on the written opinion of other counsel, in which event such Opinion of Counsel shall be accompanied by a copy of such other counsel's opinion and shall include a statement to the effect that such counsel believes that such counsel and the Trustee may reasonably rely upon the opinion of such other counsel.

         Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Agreement, they may, but need not, be consolidated and form one instrument.



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         Section 11.03 Acts of Owners.

         (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by the Owners may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Owners in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee, and, where it is hereby expressly required, to the Seller. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "act" of the Owners signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee and the Trust, if made in the manner provided in this Section.

         (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Whenever such execution is by an officer of a corporation or a member of a partnership on behalf of such corporation or partnership, such certificate or affidavit shall also constitute sufficient proof of his authority.

         (c) The ownership of Certificates shall be proved by the Register.

         (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Owner of any Certificate shall bind the Owner of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Trustee or the Trust in reliance thereon, whether or not notation of such action is made upon such Certificates.

         Section 11.04 Notices, etc. to Trustee.

         Any request, demand, authorization, direction, notice, consent, waiver or act of the Owners or other documents provided or permitted by this Agreement to be made upon, given or furnished to, or filed with the Trustee by any Owner, the Depositor, the Seller, the Master Servicer, the Special Servicer, the Guarantor and the Servicer shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with and received by the Trustee at the Corporate Trust Office.

         Section 11.05 Notices and Reports to Owners; Waiver of Notices.

         Where this Agreement provides for notice to Owners of any event or the mailing of any report to Owners, such notice or report shall be sufficiently given (unless otherwise herein expressly provided) if mailed, first-Class postage prepaid, to each Owner affected by such event or to whom such report is required to be mailed, at the address of such Owner as it appears on the Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice or the mailing of such report. In any case where a notice or report to Owners is mailed in the manner provided above, neither the failure to mail such notice or report nor any defect in any notice or report so mailed to any particular Owner shall affect the sufficiency of such notice or report with respect to other Owners, and any notice or report which is mailed in the manner herein provided shall be conclusively presumed to have been duly given or provided. Notwithstanding the foregoing, if the Servicer or the Special Servicer has been removed or resigned or the Trust is terminated, notice of any such events shall be made by overnight courier, registered mail or telecopy followed by a telephone call.

         Where this Agreement provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Owners shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

         In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to Owners when such notice is required to be given pursuant to any provision of this Agreement, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.



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         Where this Agreement provides for notice to any rating agency that rated any Certificates, failure to give such notice shall not affect any other rights or obligations created hereunder.

         Section 11.06 Rules by Trustee.

         The Trustee may make reasonable rules for any meeting of Owners.

         Section 11.07 Successors and Assigns.

         All covenants and agreements in this Agreement by any party hereto shall bind its successors and assigns, whether so expressed or not.

         Section 11.08 Severability.

         In case any provision in this Agreement or in the Certificates shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         Section 11.09 Benefits of Agreement.

         Nothing in this Agreement or in the Certificates, expressed or implied, shall give to any Person, other than the Owners and the parties hereto and their successors hereunder, any benefit or any legal or equitable right, remedy or claim under this Agreement.

         Section 11.10 Legal Holidays.

         In any case where the date of any Monthly Remittance Date, any Payment Date, any other date on which any distribution to any Owner is proposed to be paid, or any date on which a notice is required to be sent to any Person pursuant to the terms of this Agreement shall not be a Business Day, then (notwithstanding any other provision of the Certificates or this Agreement) payment or mailing need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made or mailed on the nominal date of any such Monthly Remittance Date, such Payment Date, or such other date for the payment of any distribution to any Owner or the mailing of such notice, as the case may be, and no interest shall accrue for the period from and after any such nominal date, provided such payment is made in full on such next succeeding Business Day.

         Section 11.11 Governing Law; Submission to Jurisdiction.

         (a) In view of the fact that Owners are expected to reside in many states and outside the United States and the desire to establish with certainty that this Agreement will be governed by and construed and interpreted in accordance with the law of a state having a well-developed body of commercial and financial law relevant to transactions of the type contemplated herein, this Agreement and each Certificate shall be construed in accordance with and governed by the laws of the State of New York applicable to agreements made and to be performed therein, without giving effect to the conflicts of law principles thereof.

         (b) The parties hereto hereby irrevocably submit to the jurisdiction of the United States District Court for the Southern District of New York and any court in the State of New York located in the City and County of New York, and any appellate court from any thereof, in any action, suit or proceeding brought against it or in connection with this Agreement or any of the related documents or the transactions contemplated hereunder or for recognition or enforcement of any judgment, and the parties hereto hereby irrevocably and unconditionally agree that all claims in respect of any such action or proceeding may be heard or determined in such New York State court or, to the extent permitted by law, in such federal court. The parties hereto agree that a final judgment in any such action, suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. To the extent permitted by applicable law, the parties hereto hereby waive and agree not to assert by way of motion, as a defense or otherwise in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such courts, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that the related documents or the subject matter thereof may not be litigated in or by such courts.




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         (c) Nothing contained in this Agreement shall limit or affect the right of the Depositor, the Seller, the Master Servicer, the Special Servicer or the Servicer or other third-party beneficiary hereunder, as the case may be, to serve process in any other manner permitted by law or to start legal proceedings relating to any of the Mortgage Loans against any Mortgagor in the courts of any jurisdiction.

         Section 11.12 Counterparts.

         This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

         Section 11.13 Usury.

         The amount of interest payable or paid on any Certificate under the terms of this Agreement shall be limited to an amount which shall not exceed the maximum nonusurious rate of interest allowed by the applicable laws of the State of New York or any applicable law of the United States permitting a higher maximum nonusurious rate that preempts such applicable New York laws, which could lawfully be contracted for, charged or received (the "Highest Lawful Rate"). In the event any payment of interest on any Certificate exceeds the Highest Lawful Rate, the Trust stipulates that such excess amount will be deemed to have been paid to the Owner of such Certificate as a result of an error on the part of the Trustee acting on behalf of the Trust and the Owner receiving such excess payment shall promptly, upon discovery of such error or upon notice thereof from the Trustee on behalf of the Trust, refund the amount of such excess or, at the option of such Owner, apply the excess to the payment of principal of such Certificate, if any, remaining unpaid. In addition, all sums paid or agreed to be paid to the Trustee for the benefit of Owners of Certificates for the use, forbearance or detention of money shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such Certificates.

         Section 11.14 Amendment.

         (a) The Trustee, the Depositor, the Seller, the Master Servicer, the Special Servicer, the Guarantor and the Servicer may at any time and from time to time, and without notice to or the consent of the Owners, amend this Agreement, subject to the provisions of Section 11.16 and 11.17 and the consent of the Trustee to such amendment shall not be unreasonably withheld, for the purpose of (i) curing any ambiguity, typographical error, or mistake, correcting or supplementing any provision hereof which may be inconsistent with any other provision hereof, or to add provisions hereto which are not inconsistent with the provisions hereof; or (ii) upon receipt of an Opinion of Counsel satisfactory to the Guarantor experienced in federal income tax matters to the effect that no entity-level tax will be imposed on the Trust, any REMIC therein or upon the transferor of a Class R Certificate as a result of the ownership of any Class R Certificate by a Disqualified Organization, removing the restriction on transfer set forth in Section 5.08(b) hereof; or (iii) complying with the requirements of the Code and the regulations proposed or promulgated thereunder including any amendments necessary to maintain REMIC status for the Upper-Tier REMIC or the Lower-Tier REMIC or (iv) for any other purpose, provided that in the case of this clause (iv) such amendment will not adversely affect in any material respect any Owners. Any such amendment shall be deemed not to adversely affect in any material respect any Owner if there is delivered to the Trustee written notification from each Rating Agency that such amendment will not cause such Rating Agency to reduce its then current rating assigned to any Class of the Certificates. This Agreement may also be amended by the Trustee, the Depositor, the Seller, the Special Servicer, the Guarantor, the Master Servicer and the Servicer at any time and from time to time, with the prior written approval of a majority of the Percentage Interest represented by each affected Class of Certificates then Outstanding, for the purpose of adding any provisions or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Owners hereunder. Notwithstanding anything to the contrary herein, no such amendment shall (a) change in any manner the amount of, or change the timing of, payments which are required to be distributed to any Owner without the consent of the Owner of such Certificate, (b) reduce the aforesaid percentages of Percentage Interests which are required to consent to any such amendments, without the consent of the Owners of all Certificates of the Class or Classes affected then Outstanding,
(c) adversely affect the qualification of either the Upper-Tier REMIC or the Lower-Tier REMIC subject either the Upper-Tier REMIC or the Lower-Tier REMIC to tax, as evidenced by an Opinion of Counsel satisfactory to the Trustee at the expense of the party requesting such amendment.

         (b) Promptly after the execution of any such amendment, the Trustee shall furnish written notification of the substance of such amendment to each Owner in the manner set forth in Section 11.05, and to the Rating Agencies.


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         (c) The Rating Agencies shall be provided with copies of any amendments to this Agreement, together with copies of any opinions or other documents or instruments executed in connection therewith.

         Section 11.15 Paying Agent; Appointment and Acceptance of Duties.

         The Trustee is hereby appointed Paying Agent. The Depositor may, subject to the eligibility requirements for the Trustee set forth in Section
10.08 hereof, appoint one or more other Paying Agents or successor Paying
Agents.

         Each Paying Agent, immediately upon such appointment, shall signify its acceptance of the duties and obligations imposed upon it by this Agreement by written instrument of acceptance deposited with the Trustee.

         Each such Paying Agent other than the Trustee shall execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of Section 6.02, that such Paying Agent will:

                   (a) allocate all sums received for distribution to the Owners of Certificates of each Class for which it is acting as Paying Agent on each Payment Date among such Owners in the proportion specified by the Trustee; and

                   (b) hold all sums held by it for the distribution of amounts due with respect to the Certificates in trust for the benefit of the Owners entitled thereto until such sums shall be paid to such Owners or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided.

         Any Paying Agent other than the Trustee may at any time resign and be discharged of the duties and obligations created by this Agreement by giving at least sixty (60) days written notice to the Trustee. Any such Paying Agent may be removed at any time by an instrument filed with such Paying Agent and signed by the Trustee.

         In the event of the resignation or removal of any Paying Agent other than the Trustee such Paying Agent shall pay over, assign and deliver any moneys held by it as Paying Agent to its successor, or if there be no successor, to the Trustee.

         Upon the appointment, removal or notice of resignation of any Paying Agent, the Trustee shall notify the Servicers and the Owners by mailing notice thereof at their addresses appearing on the Register.

         Section 11.16 REMIC Status.

         (a) The parties hereto intend that the Lower-Tier REMIC and the Upper-Tier REMIC shall constitute, and that the affairs of the Lower-Tier REMIC and the Upper-Tier REMIC shall be conducted so as to qualify each as a REMIC in accordance with the REMIC Provisions. In furtherance of such intention, Norwest Bank Minnesota, National Association or such other person designated pursuant to
Section 11.18 hereof shall act as agent for the Trust and as Tax Matters Person for the Trust and that in such capacity it shall: (i) prepare or cause to be prepared and filed, in a timely manner, annual tax returns and any other tax return required to be filed by the Lower-Tier REMIC and the Upper-Tier REMIC established hereunder using a calendar year as the taxable year for the Lower-Tier REMIC and the Upper-Tier REMIC established hereunder; (ii) in the related first such tax return, make (or cause to be made) an election satisfying the requirements of the REMIC Provisions, on behalf of the Lower-Tier REMIC and the Upper-Tier REMIC for it to be treated as a REMIC; (iii) prepare and forward, or cause to be prepared and forwarded, to the Owners all information, reports or tax returns required with respect to the Lower-Tier REMIC and the Upper-Tier REMIC as, when and in the form required to be provided to the Owners, and to the Internal Revenue Service and any other relevant governmental taxing authority in accordance with the REMIC Provisions and any other applicable federal, state or local laws, including without limitation information reports relating to "original issue discount" as defined in the Code based upon the prepayment assumption and calculated by using the "Issue Price" (within the meaning of Section 1273 of the Code) of the Certificates of the related Class; (iv) not take any action or omit to take any action that would cause the termination of the REMIC status of the Lower-Tier REMIC and the Upper-Tier REMIC, except as provided under this Agreement; (v) represent the Trust, the Lower-Tier REMIC or the Upper-Tier REMIC in any administrative or judicial proceedings relating to an examination or audit by any governmental taxing authority, request an administrative adjustment as to a taxable year of the Trust, the Lower-Tier REMIC or the Upper-Tier REMIC, enter into settlement agreements with any governmental taxing agency, extend any statute of limitations relating to any tax item of the Trust, the Lower-Tier REMIC or the Upper-Tier REMIC, and otherwise act on behalf of the Trust, the Lower-Tier REMIC



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or the Upper-Tier REMIC therein in relation to any tax matter involving the
Trust or any REMIC therein provided to the extent that such representation affects the Guarantor's obligations hereunder, the Trustee agrees to consult with the Guarantor and accommodate the Guarantor's reasonable requests; (vi) comply with all statutory or regulatory requirements with regard to its conduct of activities pursuant to the foregoing clauses of this Section 11.16, including, without limitation, providing all notices and other information to the Internal Revenue Service and Owners of Class R Certificates required of a "tax matters person" pursuant to subtitle F of the Code and the Treasury Regulations thereunder; (vii) upon receipt of reasonable compensation, make available information to the Internal Revenue Service and those Persons specified by the REMIC Provisions necessary for the computation of any tax imposed (A) on transferor of residual interests to certain Disqualified Organizations or (B) on pass-through entities, any interest in which is held by a Disqualified Organization; and (viii) acquire and hold the Tax Matters Person Residual Interest. The obligations of Norwest Bank Minnesota, National Association or such other designated Tax Matters Person pursuant to this Section
11.16 shall survive the termination or discharge of this Agreement.

         (b) The Seller, the Depositor, the Trustee, the Master Servicer, the Special Servicer and the Servicer covenant and agree for the benefit of the Owners (i) to take no action which would result in the termination of "REMIC" status for the Lower-Tier REMIC or the Upper-Tier REMIC, (ii) not to engage in any "prohibited transaction", as such term is defined in Section 860F(a)(2) of the Code, and (iii) not to engage in any other action which may result in the imposition on the Trust of any other taxes under the Code and the Seller in addition covenants to cause each Servicer not to take or engage in any such action, to the extent the Seller is aware of any such proposed action by the Servicer.


         (c) Each of the Lower-Tier REMIC and the Upper-Tier REMIC shall, for federal income tax purposes, maintain books on a calendar year basis and report income on an accrual basis.

         (d) Except as otherwise permitted by Section 7.05(b), no Eligible Investment shall be sold prior to its stated maturity (unless sold pursuant to a plan of liquidation in accordance with Article IX hereof).

         (e) Neither the Depositor, the Seller nor the Trustee shall enter into any arrangement by which the Trustee will receive a fee or other compensation for services rendered pursuant to this Agreement, other than as expressly contemplated by this Agreement.

         (f) Notwithstanding the foregoing clauses (d) and (e), the Trustee or the Seller may engage in any of the transactions prohibited by such clauses, provided that the Trustee shall have received an Opinion of Counsel experienced in federal income tax matters acceptable to Trustee, the Seller and the Guarantor to the effect that such transaction does not result in a tax imposed on the Trust or cause a termination of REMIC status for the Lower-Tier REMIC or the Upper-Tier REMIC; provided, however, that such transaction is otherwise permitted under this Agreement.

         (g) The Trustee, the Depositor, the Servicer, the Special Servicer and Tax Matters Person each agree to indemnify the Trust for any tax imposed on the Trust, the Lower-Tier or the Upper-Tier REMIC as a result of their own negligence.

         Section 11.17 Additional Limitation on Action and Imposition of Tax.

          Any provision of this Agreement to the contrary notwithstanding, the Trustee shall not, without having obtained for itself an Opinion of Counsel experienced in federal income tax matters acceptable to the Trustee and the Guarantor to the effect that such transaction does not result in a tax imposed on the Trust, the Lower-Tier REMIC or the Upper-Tier REMIC or cause a termination of REMIC status for the Lower-Tier REMIC or the Upper-Tier REMIC,
(i) sell any assets in the Trust Estate (except as specifically provided in this Agreement), (ii) accept any contribution of assets after the Startup Day in violation of the REMIC Provisions or (iii) agree to any modification of this Agreement. To the extent that sufficient amounts cannot be so retained to pay or provide for the payment of such tax, the Trustee is hereby authorized to and shall segregate, into a separate non-interest bearing account, the net income from any such Prohibited Transactions of the Lower-Tier REMIC and the Upper-Tier REMIC and use such income, to the extent necessary, to pay such tax; provided that, to the extent that any such income is paid to the Internal Revenue Service, the Trustee shall retain an equal amount from future amounts otherwise distributable to the Owners of Class R Certificates and shall distribute such retained amounts to the Owners of Offered Certificates to the extent they are fully reimbursed and then to the Owners of the Class R Certificates. If any tax, including interest penalties or assessments, additional amounts or additions to tax, is imposed on the Trust, such tax shall be charged against amounts otherwise



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distributable to the owners of the Class R Certificates on a pro rata basis. The
Trustee is hereby authorized to and shall retain from amounts otherwise distributable to the Owners of the Class R Certificates sufficient funds to pay or provide for the payment of, and to actually pay, such tax as is legally owed by the Trust (but such authorization shall not prevent the Trustee from contesting any such tax in appropriate proceedings, and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings).

         Section 11.18 Appointment of Tax Matters Person.

         A Tax Matters Person will be appointed for the Lower-Tier REMIC and the Upper-Tier REMIC for all purposes of the Code and such Tax Matters Person will perform, or cause to be performed, such duties and take, or cause to be taken, such actions as are required to be performed or taken by the Tax Matters Person under the Code. The Tax Matters Person for the Lower-Tier REMIC and the Upper-Tier REMIC shall be Norwest Bank Minnesota, National Association as long as it owns a Class R Certificate. If Norwest Bank Minnesota, National Association does not own a Class R Certificate, the Tax Matters Person may be any other entity that owns a Class R Certificate and accepts a designation hereunder as Tax Matters person by delivering an affidavit in the form of
Exhibit I. The Seller shall notify the Trustee in writing of the name and address of another person who accepts a designation as Tax Matters Person hereunder.

         Section 11.19 Attorneys' Fees.

         Any party successfully asserting a claim for a breach of this Agreement against another party is entitled to receive all reasonable attorneys' fees incurred by such party in asserting such claim.

         Section 11.20 Notices.

         All notices hereunder shall be given as follows, until any superseding instructions are given to all other Persons listed below:

         The Trustee:             Norwest Bank Minnesota, National Association
         ------------             Sixth Street and Marquette Avenue
                                  Minneapolis, Minnesota  55479-1026
                                  Attn:  AMRESCO 1998-3

                                  with a copy to:
                                  ---------------

                                  Norwest Bank Minnesota, National Association
                                  11000 Broken Land Parkway
                                  Columbia, Maryland 21044-3562
                                  Attn: AMRESCO 1998-3
                                  Tel:  (410) 884-2000
                                  Fax:  (410) 884-2360

         The Depositor:           AMRESCO Residential Securities Corporation
         --------------           700 North Pearl Street
                                  Suite 2400, LB #342
                                  Dallas, Texas  75201-7424
                                  Attn:  General Counsel
                                  Tel:  (214) 953-7700
                                  Fax:  (214) 953-7757

         The Seller and           AMRESCO Residential Capital Markets, Inc.
         Special Servicer:        c/o AMRESCO Residential Credit Corporation
         -----------------        16800 Aston Street
                                  Irvine, California  92606
                                  Attn:  Capital Markets
                                  Tel:  (949) 440-1000
                                  Fax:  (949) 798-4610

         The Master
         Servicer:                AMRESCO Residential Capital Markets, Inc.
         ----------               c/o AMRESCO Residential Credit Corporation
                                  One Lakeshore Centre
                                  3281 Guasti Road, Suite 800
                                  Ontario, California  91761
                                  Attn: Investor Reporting
                                  Tel:  (909) 605-7600
                                  Fax:  (909) 605-2402

                                  with a copy to:
                                  ---------------

                                  Norwest Bank Minnesota, National Association
                                  11000 Broken Land Parkway
                                  Columbia, Maryland 21044-3562
                                  Attn:  AMRESCO 1998-3
                                  Tel:  (410) 884-2000
                                  Fax:  (410) 884-2360


         The Servicer:            AMRESCO Residential Mortgage Corporation
         -------------            16800 Aston Street
                                  Irvine, California  92606
                                  Attn:  President
                                  Tel:  (714) 440-1000
                                  Fax:  (714) 440-1535

         The Guarantor:           Freddie Mac
         --------------           8200 Jones Branch Drive
                                  McLean, Virginia  22102
                                  Attn: Vice President of Structured Finance
                                  Tel:  (703) 903-2000
                                  Fax:  (703) 903-3929

         Moody's:                 Moody's Investors Service
         --------                 99 Church Street
                                  New York, New York  10007
                                  Attn:  The Mortgage Monitoring Department
                                  Tel:  (212) 553-0300
                                  Fax:  (212) 553-4773

         Fitch:                   Fitch IBCA, Inc.
         ------                   One State Street Plaza
                                  New York, New York  10004
                                  Attn:  Hedi Katz
                                  Tel:  (212) 908-0500
                                  Fax:  (212) 376-6857

         Custodian:               Bankers Trust Company of California N.A.
         ----------               3 Park Plaza, 16th Floor
                                  Irvine, CA  92614
                                  Attn:  AMRESCO 1998-3
                                  Tel:  (714) 253-7575
                                  Fax:  (714) 253-7577

         Underwriters:            Morgan Stanley & Co. Incorporated
         -------------            1585 Broadway
                                  New York, New York  10036
                                  Attn: Valerie Kay
                                  Tel:  (212) 761-4000
                                  Fax:  (212) 761-0782

                                  AMRESCO Securities, Inc.
                                  700 North Pearl Street
                                  Suite 2400, LB #342
                                  Dallas, Texas  75201-7424
                                  Attn:  Derek Driver
                                  Tel:  (214) 999-7187
                                  Fax:  (214) 999-7455

                                  Bear, Stearns & Co. Incorporated
                                  245 Park Avenue
                                  4th Floor
                                  New York, New York  10167
                                  Attn: Tom Dunstan
                                  Tel:  (212) 272-2000
                                  Fax:  (212) 272-7294

                                  Credit Suisse First Boston Corporation
                                  55 E. 52nd St.
                                  New York, New York  10055-0186
                                  Attn:  Nita Cherry
                                  Tel:  (212) 909-2333
                                  Fax:  (212) 479-5502

                                  Deutsche Bank Securities Inc.
                                  31 West 52nd Street - 23rd Floor
                                  New York, New York  10019
                                  Attn: Vijay Radhakishum
                                  Tel:  (212) 469-8925
                                  Fax:  (212) 469-7571

                                  Prudential Securities Incorporated
                                  One New York Plaza
                                  15th Floor
                                  New York, New York  10292
                                  Attn: Brendan Keane
                                  Tel:  (212) 778-1000
                                  Fax:  (212) 778-7401


         Owners:           As set forth in the Register.
         -------
                                END OF ARTICLE XI

         IN WITNESS WHEREOF, the Depositor, the Seller, the Master Servicer, the Servicer, the Special Servicer, the Guarantor and the Trustee have caused this Agreement to be duly executed by their respective officers thereunto duly authorized, all as of the day and year first above written.

                                 AMRESCO RESIDENTIAL SECURITIES CORPORATION, as Depositor


                                 By:      /s/ Janice M. Cott
                                          -----------------------------------
                                 Title:   Vice President


                                 AMRESCO RESIDENTIAL CAPITAL MARKETS, INC., as Seller, Master Servicer and Special Servicer


                                 By:      /s/ Janice M. Cott
                                          -----------------------------------
                                 Title:   Vice President


                                 AMRESCO RESIDENTIAL MORTGAGE CORPORATION as Servicer

                                 By:      /s/ Patricia L. Wayman
                                          -----------------------------------
                                 Title:   Senior Vice President


                                 FEDERAL HOME LOAN MORTGAGE CORPORATION
                                 as Guarantor

                                 By:      /s/ Robert J. Patelunas
                                          -----------------------------------
                                 Title:   Vice President - Structured Finance


                                 NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION as Trustee

                                 By:      /s/ Peter J. Masterman
                                          -----------------------------------
                                 Title:   Vice President

STATE OF TEXAS    )
                  )  ss:
COUNTY OF DALLAS  )


         On the 29th day of September, 1998, before me personally came Janice M. Cott, to me known, who, being by me duly sworn, did depose and say that she resides at Costa Mesa, California, that she is a Vice President of AMRESCO Residential Securities Corporation, a Delaware corporation; and that she signed her name thereto by order of the Board of Directors of said corporation.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



NOTARIAL SEAL

                                               /s/ Patti E. Womack
                                      -------------------------------------
                                               Notary Public


Patti Womack
Notary Public, Texas
My Commission Expires January 9, 2001

STATE OF TEXAS    )
                  )  ss:
COUNTY OF DALLAS  )


         On the 29th day of September, 1998, before me personally came Janice M. Cott, to me known, who, being by me duly sworn, did depose and say that she resides at Costa Mesa, California, that she is a Vice President of AMRESCO Residential Capital Markets, Inc., a Delaware corporation; and that she signed her name thereto by order of the Board of Directors of said corporation.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



NOTARIAL SEAL

                                               /s/ Patti E. Womack
                                      -------------------------------------
                                               Notary Public


Patti Womack
Notary Public, Texas
My Commission Expires January 9, 2001

STATE OF CALIFORNIA  )
                     )  ss:
COUNTY OF ORANGE     )


         On the 29th day of September, 1998, before me personally came Patricia
L. Wayman, to me known, who, being by me duly sworn, did depose and say that she resides at Orange County, California, that she is a Senior Vice President of AMRESCO Residential Mortgage Corporation, a Delaware corporation; and that she signed her name thereto by order of the Board of Directors of said corporation.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



NOTARIAL SEAL

                                               /s/ Catherine L. Campbell
                                        -------------------------------------
                                               Notary Public


Catherine L. Campbell
Notary Public, California
Orange County
My Commission Expires August 1, 2000

STATE OF TEXAS    )
                  )  ss:
COUNTY OF DALLAS  )


         On the 28th day of September, 1998, before me personally came Robert J. Patelunas, to me known, who, being by me duly sworn, did depose and say that he resides at 8200 Jones Branch Drive, that he is a Vice President Structured Finance of Federal Home Loan Mortgage Corporation, a federally chartered corporation; and that he signed his name thereto by order of the Board of Directors of said corporation.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



NOTARIAL SEAL
 11-30-2000

                                               /s/ Teresa Anne Dunn
                                      -------------------------------------
                                               Notary Public

STATE OF TEXAS                    ss.
                                  ss.  ss:
COUNTY OF DALLAS                  ss.


         On the 29th of September, 1998, before me personally came Peter Masterman, to me known, who, being by me duly sworn, did depose and say that he resides at Baltimore, Maryland that he is Vice President of Norwest Bank Minnesota, National Association, a national banking association; and that he signed his name thereto by order of the Board of Directors of said national banking association.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



NOTARIAL SEAL

                                               /s/ Patti E. Womack
                                      -------------------------------------
                                               Notary Public


Patti Womack
Notary Public, Texas
My Commission Expires January 9, 2001